EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on February 22, 2022, and has been amended once since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2022.

Different Series of the Company have already been offered by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Margarita Friday 19	Straight No Chaser	April 29, 2022
Series War Safe	–	April 29, 2022
Series Tufnel	–	April 29, 2022
Series Who Runs the World	–	April 29, 2022
Series Balletic	–	April 29, 2022
Series Song of Bernadette 20	Cable Boss	April 29, 2022
Series You Make Luvin Fun 19	Magical Ways	April 29, 2022
Series Daring Dancer 20	Boppy	April 29, 2022
Series Chad Brown Bundle	Night Combat Three Jewels Ein Gedi (f.k.a. Splashdown 20)	April 29, 2022
POS-AM #1
Series Fenwick Hall 20	Inspector	May 18, 2022
Series Le Relais 20	Show Your Cards	May 18, 2022
Series Spirit 20	Phantom Ride	May 18, 2022
POS-AM #4
Mo Temptation	–	August 3, 2022
Moonbow 20	Cumberland Falls	August 3, 2022
My Fast One 20	One Fast Dream	August 3, 2022
Helicopter Money	–	August 3, 2022
I’m a Looker 20	Pioneer Prince	August 3, 2022
Stay Fabulous	–	August 3, 2022
POS-AM #5
Series Smart Shopping 21	Seize the Grey	September 6, 2022
Series Patsy’s Kim 21	Lady Blitz	September 6, 2022
POS-AM #8
One Last Night 21	–	November 29, 2022
Sarrocchi 21	–	November 29, 2022
Elarose 21	Secret Crush	November 29, 2022
Song of the Lark 21	–	November 29, 2022
Enchante 21		November 29, 2022
POS-AM #9
Royal Duet	–	February 23, 2023
Kindle 21	–	February 23, 2023
POS-AM #13
Adaay in Asia	–	September 27, 2023
Knarsdale 21	–	September 27, 2023
Alliford Bay 21	–	September 27, 2023
Lovesick 21	–	September 27, 2023
Tamboz 21	–	September 27, 2023

i

Post-Qualification Offering Circular Amendment No. 14

File No. 024-11808

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED OCTOBER 13, 2023

MY RACEHORSE CA LLC

2456 Fortune Dr., Suite 110

Lexington, Kentucky 40509

(888) 697-2234

www.myracehorse.com

Series Membership Interests Overview
New Offerings (to be Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Savvy Sassy 22	Per Unit	1	$148.00	$1.48	$146.52
	Total Maximum	3,750	$555,000.00	$5,550.00	$549,450.00

Ishvana 21	Per Unit	1	$68.00	$0.68	$67.32
	Total Maximum	5,100	$346,800.00	$3,468.00	$343,332

Blue Curl 22	Per Unit	1	$81.00	$0.81	$80.19
	Total Maximum	5,100	$413,100.00	$4,131.00	$408,969.00

ii

Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Adaay In Asia	Per Unit	1	$82.00	$0.82	$81.18
	Total Maximum	5,100	$418,200.00	$4,182.00	$414,018.00

Knarsdale 21	Per Unit	1	$112.00	$1.12	$110.88
	Total Maximum	5,100	$571,200.00	$5,712.00	$565,488.00

Alliford Bay 21	Per Unit	1	$93.00	$0.93	$92.07
	Total Maximum	3,750	$348,750.00	$3,487.50	$345,262.50

Lovesick 21	Per Unit	1	$39.00	$0.39	$38.61
	Total Maximum	13,333	$519,987.00	$5,199.87	$514,787.13

Tamboz 21	Per Unit	1	$103.00	$1.03	$101.97
	Total Maximum	6,500	$669,500.00	$6,695.00	$662,805.00

Series Membership Interests Overview
Closed/Terminated Offerings (4)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Series Carrothers	Per Unit	1	$101.00	$1.01	$99.99
	Total Maximum	5,100	$515,100.00	$5,151.00	$509,949.00

Series Echo Warrior 19	Per Unit	1	$58.00	$0.58	$57.42
	Total Maximum	6,000	$348,000.00	$3,480.00	$344,520.00

Series Vow	Per Unit	1	$179.00	$1.79	$177.21
	Total Maximum	2,000	$358,000.00	$3,580.00	$354,420.00

iii

Series Miss Sakamoto	Per Unit	1	$54.00	$0.54	$53.46
	Total Maximum	6,000	$324,000.00	$3,240.00	$320,760.00

Series Our Miss Jones 19	Per Unit	1	$156.00	$1.56	$154.44
	Total Maximum	1,200	$187,200.00	$1,872.00	$185,328.00

Series Desire Street 19	Per Unit	1	$201.00	$2.01	$198.99
	Total Maximum	1,020	$205,020.00	$2,050.20	$202,969.80

Series Duke of Love	Per Unit	1	$142.00	$1.42	$140.58
	Total Maximum	2,000	$284,000.00	$2,840.00	$281,160.00

Series Essential Rose 20	Per Unit	1	$105.00	$1.05	$103.95
	Total Maximum	10,000	$1,050,000.00	$10,500.00	$1,039,500.00

Series Grand Traverse Bay 20	Per Unit	1	$121.00	$1.21	$119.79
	Total Maximum	750	$90,750.00	$907.50	$89,842.50

Series Daring Dancer 20	Per Unit	1	$135.00	$1.35	$133.65
	Total Maximum	750	$101,250.00	$1,012.50	$100,237.50

Series Chad Brown Bundle	Per Unit	1	$234.00	$2.34	$231.66
	Total Maximum	5,000	$1,170,000.00	$11,700.00	$1,158,300.00

Series Song of Bernadette 20	Per Unit	1	$97.00	$0.97	$96.03
	Total Maximum	5,100	$494,700.00	$4,947.00	$489,753.00

Fenwick Hall 20	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	1,200	$242,400.00	$2,424.00	$239,976.00

Series War Safe	Per Unit	1	$146.00	$1.46	$144.54
	Total Maximum	2,000	$292,000.00	$2,920.00	$289,080.00

Spirit 20	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	3000	$252,000.00	$2,520.00	$249,480.00

iv

Series Margarita Friday 19	Per Unit	1	$166.00	$1.66	$164.34
	Total Maximum	2000	$332,000.00	$3,320.00	$328,680.00

Series Tufnel	Per Unit	1	$62.00	$0.62	$61.38
	Total Maximum	5,200	$322,400.00	$3,224.00	$319,176.00

Series Who Runs the World	Per Unit	1	$104.00	$1.04	$102.96
	Total Maximum	5100	$530,400.00	$5,304.00	$525,096.00

Series Balletic	Per Unit	1	$80.00	$0.80	$79.20
	Total Maximum	10000	$800,000.00	$8,000.00	$792,000.00

Le Relais 20	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	3,000	$495,000.00	$4,950.00	$490,050.00

Stay Fabulous	Per Unit	1	$124.00	$1.24	$122.76
	Total Maximum	2,500	$310,000.00	$3,100.00	$306,900.00

My Fast One 20	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	2,000	$330,000.00	$3,300.00	$326,700.00

Moonbow 20	Per Unit	1	$86.00	$0.86	$85.14
	Total Maximum	2,500	$215,000.00	$2,150.00	$212,850.00

Helicopter Money	Per Unit	1	$67.00	$0.67	$66.33
	Total Maximum	3,000	$201,000.00	$2,010.00	$198,990.00

Series You Make Luvin Fun 19	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	6,000	$450,000.00	$4,500.00	$445,500.00

Mo Temptation	Per Unit	1	$87.00	$0.87	$86.13
	Total Maximum	3,500	$304,500.00	$3,045.00	$301,455.00

I'm a Looker 20	Per Unit	1	$145.00	$1.45	$143.55
	Total Maximum	4,000	$580,000.00	$5,800.00	$574,200.00

Smart Shopping 21	Per Unit	1	$127.00	$1.27	$125.73
	Total Maximum	5,000	$635,000.00	$6,350.00	$628,650.00

Sarrocchi 21	Per Unit	1	$128.00	$1.28	$126.72
	Total Maximum	5,000	$640,000.00	$6,400.00	$633,600.00

Elarose 21	Per Unit	1	$64.00	$0.64	$63.36
	Total Maximum	10,000	$640,000.00	$6,400.00	$633,600.00

Song of the Lark 21	Per Unit	1	$137.00	$1.37	$135.63
	Total Maximum	2,550	$349,350.00	$3,493.50	$345,856.50

v

Patsy's Kim 21	Per Unit	1	$133.00	$1.33	$131.67
	Total Maximum	5,000	$665,000.00	$6,650.00	$658,350.00

One Last Night 21	Per Unit	1	$113.00	$1.13	$111.87
	Total Maximum	3,000	$339,000.00	$3,390.00	$335,610.00

Enchante 21	Per Unit	1	$99.00	$0.99	$98.01
	Total Maximum	6,000	$594,000.00	$5,940.00	$588,060.00

Kindle 21	Per Unit	1	$71.00	$0.71	$70.29
	Total Maximum	5,500	$390,500.00	$3,905.00	$386,595.00

Royal Duet	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	5,100	$1,030,200.00	$10,302.00	$1,019,898.00

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered through Dalmore Group LLC, which acts as the broker/dealer of record and is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)	The following offerings were terminated/closed:

•       On April 20, 2022, the Series Essential Rose 20 was sold out and closed.

•       On April 20, 2022, the Series Carrothers was sold out and closed.

•       On April 20, 2022, the Series Our Miss Jones 19 was sold out and closed.

•       On April 20, 2022, the Series Desire Street 19 was sold out and closed.

•       On April 20, 2022, the Series Duke of Love was closed.

•       On April 20, 2022, the Series Echo Warrior 19 was sold out and closed.

•       On April 20, 2022, the Series Grand Traverse Bay 20 was sold out and closed.

•       On April 20, 2022, the Series Vow was sold out and closed.

•       On April 20, 2022, the Series Miss Sakamoto was sold out and closed.

•       On May 6, 2022, the Series Daring Dancer 20 was sold out and closed.

•       On May 6, 2022, the Series Chad Brown Bundle was sold out and closed.

•       On May 6, 2022, the Series Song of Bernadette 20 was sold out and closed.

•       On May 11, 2022, the Series War Safe was sold out and closed.

•       On May 31, 2022, the Series Fenwick Hall 20 was sold out and closed.

•       On June 9, 2022, the Series Spirit 20 was sold out and closed.

•       On August 3, 2022, the Series Le Relais 20 was sold out and closed.

•       On August 10, 2022, the Series Margarita Friday 19 was sold out and closed.

•       On August 10, 2022, the Series Balletic was sold out and closed.

•       On August 10, 2022, the Series Tufnel was sold out and closed.

•       On August 10, 2022, the Series Who Runs the World was sold out and closed.

vi

•       On August 23, 2022, the Series My Fast One 20 was sold out and closed.

•       On August 23, 2022, the Series Helicopter Money was sold out and closed.

•       On August 24, 2022, the Series Stay Fabulous was sold out and closed.

•       On August 25, 2022, the Series Moonbow 20 was sold out and closed.

•       On October 20, 2022, the Series You Make Lovin Fun was sold out and closed.

•       On October 20, 2022, the Series Mo Temptation was sold out and closed.

•       On October 20, 2022, the Series I’m a Looker 20 was sold out and closed.

•       On November 1, 2022, the Series Smart Shopping 21 was sold out and closed.

•       On January 11, 2023 the Series Sarrocchi 21 was sold out and closed.

•       On January 13, 2023 the Series Song of the Lark 21 was sold out and closed.

•       On January 19, 2023 the Series Elarose 21 was sold out and closed.

•       On January 28, 2023 the Series Patsy’s Kim 21 was sold out and closed.

•       On February 23, 2023 the Series One Last Night 21 was sold out and closed.

•       On March 18, 2023 the Series Kindle 21 was sold out and closed.

•       On August 15, 2023 the Series Royal Duet was sold out and closed.

(5)	On August 4, 2022, Show Your Cards, the underlying asset of Series Le Relais 20, was humanely euthanized. The Company held mortality insurance on Show Your Cards. After making the applicable, pro rata distribution payment to members of Series Le Relais 20, net of any and all expenses, the Manager intends to terminate and wind up Series Le Relais 20 because Series Le Relais 20 will no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on August 8, 2022.

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) and was qualified by the Commission on May 2, 2022 (the “Original Offering Circular”). This Post-Qualification Amendment No. 14 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. Vertalo, Inc. has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become members of the specific series of the Company it purchases Interests in, upon the execution of such series agreement (the “Series Agreement”) will be bound by the terms of such Series Agreement and the Company’s Second Amended and Restated Operating Agreement, dated April 27, 2022 (each a “Member”) There will be separate closings with respect to each Offering. The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

vii

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

viii

MY RACEHORSE CA LLC

ix

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the MyRacehorse™ Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Adaay In Asia will only have an interest in the assets, liabilities, profits and losses pertaining to Series Adaay In Asia and its related operations and not as it relates to Series Knarsdale 21 or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain limited matters set forth in the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Company Agreement” or “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors/Members:	A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become a Member of such series it invests in. The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole. Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

2

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager” or “Experiential”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential offers leading horse racing management services. Experiential employs a team of experts in horse racing management including a resident veterinarian, a global Head of Bloodstock and Stable management and multiple racing mangers, based in the three major US horse racing markets; Kentucky, California and New York. These experts have over 100 years combined experiences, buying, selling and managing racehorses. Experiential also owns and operates a web platform and a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, shall be referred to as the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as Exhibit 6.2.

Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

3

Purchase Price Consideration; Gift Cards:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

In addition, the Company sells gift cards for cash that are redeemable only for merchandise, racetrack experiences and as consideration for the purchase of Interests on the MyRacehorse™ Platform.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash (except as required by applicable law), have no expiration date and may be used solely on the MyRacehorse™ Platform. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to Investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

Gift cards can also be purchased by 3rd party businesses looking to provide gifts, perks, promotions or incentives to their customers, clients or employees.

The recipient or user of a gift card, regardless of how it was obtained will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as Investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company undertakes closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

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Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance or loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (b) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services;

(ii) Due Diligence Fee: A fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants, and bloodstock agents.

(iii) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Series and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and will include sales tax and/or an up to 5.0% Bloodstock Fee (defined below), if applicable in selecting the Underlying Asset.

(iv) Offering Expenses: In general, these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be. In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

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The Manager bears all expenses related to item (iii) above on behalf of a Series and is reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in item (ii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iii), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code).

Commencing with new Offerings (including herein), the Company has re-organized, further defined, and added clarity to its fee structure by restructuring the Fees and Expenses which may be charged to a Series as part of the Offering amount as further described in the Use of Proceeds section for such Series as follows:

(A) Management/Due Diligence Fee: The Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee of approximately 15% of the offering proceeds, which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants, and bloodstock agents. In addition, ongoing work for management and decision-making related to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The existing “Management Fee” as discussed below will be transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

(B) Organizational and Experiential Fee: This fee covers several organizational and experiential aspects of the business and is fixed at 7.50% of the gross cash proceeds. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). To the extent that there are any discounts or a deviation from the disclosed Fees and Expenses, then such disclosures will be memorialized in the description of the corresponding Series in which the respective discount or deviation applies. Lastly, any ongoing organizational costs to cover legal and compliance expenses incurred to set up the legal and financial framework and compliance infrastructure for the marketing and sale of the Series Interests and ongoing costs for compliance, reporting and legal.

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(C) Asset Cost of the Underlying Asset: No changes – see (iii) above for description.

(D) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services.

(E) Bloodstock Fee: A fee equal to up to 5% payable to the Manager  (“Bloodstock Fee”). The Bloodstock Fee may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset and is payable to the Manager related to work done assessing a potential transaction. Please review the Use of Proceeds for each.

(F) Use Tax: a form of sales tax that is paid by the Company and is (1) imposed on the use, storage, or consumption of an item, and (2) is complementary to a general sales tax that would be deductible with respect to similar items, as such term is defined by 26 U.S. Code Section 164 (“Use Tax”). The Use Tax may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset. Please review the Use of Proceeds for each.

As discussed above, these fees were typically either offset by the Due Diligence Fee or billed to the Series as Operating Expenses previously but will now be specifically allocated to the Use of Proceeds for each new Offering. None of these changes apply to previously qualified Offerings.

To date, the Company has not directly charged Offering Expenses as part of the Offering despite reserving the right to do so. As part of the re-structuring of its fee structure, the Company plans to do so moving forward as part of (D).

(G) Operating Expense Reserve. As the Company has done previously, a portion of the offering amount goes to prepaid expense reserves to cover “Operating Expenses” of a Series as described below.

See “Use of Proceeds” for each Series and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details on the specific fees charged as to each individual Series.

Operating Expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

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•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for Adaay in Asia, Seismic Beauty (f.k.a. Knarsdale 21), Alliford Bay 21, Lovesick 21, Tamboz 21, Savvy Sassy 22, Ishvana 21, and Blue Curl 22.

Mortality insurance is a very dynamic process in horse racing. The estimated value of a horse can fluctuate after each race. The Series, through its relationship with the Manager reviews policies and increases, decrease, and maintain the insurance values predicated on their estimates of value. The Company, through its Manager may choose not to insure a horse from the outset. See the “Description” of such Series herein to confirm the status of insurance as to each such Series.

See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset, such functions which are managed and executed by the Manager on behalf of each Series. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations if the Manager pays such Operating Expenses incurred and such Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

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From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in racehorses. These Underlying Assets will be owned either with (1) a majority controlling interest, or (2) 100% ownership. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis as described in such Series’ “Description” in this Offering Circular. For Underlying Assets not owned 100%, the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, race Bonuses (as described below), sale of the racehorse via claiming, auction or private sale, marketing or sponsorship activities (this does not include merchandise as that is the property of the Manager) and the sale of future breeding rights less expenses and liabilities (including “Kickers” if any as described below). If the Series decides to breed the horse (rather than sell) and the breeding equity is included in the Co-Ownership Agreement (breeding equity is included in all Series that are not “Racing Leases”), then Investors will receive their pro rata share of net proceeds. Similarly, the individual Series will be responsible for the expenses of the racehorse/breeding horse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of promotional bonuses, (“Promotional Bonuses”), future stallion bonuses (“Future Stallion Bonuses”) or future broodmare bonuses (“Future Broodmare Bonuses,”) (collectively referred to as “Bonuses”). The Future Stallion Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the racehorse in the discretion of the Manager or the Co-Ownership (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original horse seller for a payment to the seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a Co-Ownership Agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings and often offset and reduce the short-term Distributable Cash of a Series. However, the upside associated with breeding equity of a horse that has hit a Kicker can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by breeding.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

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Racing Leases:

As an alternative to the Co-Ownership racehorse ownership structures discussed above, which include the purchase and sale with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues (excluding merchandise that is either the asset of the lessor or the manager). Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In certain leases, in the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including contractual obligations for Kickers or Bonuses to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Fee/Management Performance Bonus; Final Gross Proceeds Fee:

For previously qualified Offerings, in addition to the “Due Diligence Fee” described above, the Manager shall also receive 10% of the Gross Proceeds for that Series (including all race winnings and Final Sale Gross Proceeds) to the Manager as a Management Fee.

For newly added Offerings, the “Management Fee” has been combined with the “Due Diligence Fee” resulting in the “Management/Due Diligence Fee”.

In its place, a “Management Performance Bonus” will be in place for newly added Offerings and is limited in scope when compared with the past “Management Fee”. For the “Management Performance Bonus”, the Manager shall receive 10 % of all Gross Proceeds from stakes races only.

Separately, for newly added Offerings, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee.”)

“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	Payment of the Management Performance Bonus or Final Gross Proceeds Fee (as described above);

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are not payable prior to a distribution of Distributable Cash to Interest Holders of a Series. Instead, Operating Expenses Reimbursement Obligations are payable only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash.

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Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that most Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

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Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be affected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent:	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform. These Series Interests will be issued in book-entry electronic form only. Vertalo, Inc. is the SEC-registered transfer agent and registrar for the Series Interests. See that certain Vertalo Subscription Agreement attached hereto and incorporated by reference as Exhibit 6.3.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments on their Interests or that they will not lose their entire investment in their Interests. For this reason, each prospective subscriber for the Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

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Limited operating history.

The Company was formed in 2016 and has a relatively limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, group discounts on insurance, reduction in offering costs, etc.).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset, which excludes Upkeep Fees.

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Inability to obtain additional short-term capital may restrict future operations of the Company.

The Company has funded and continues to intend to fund its operations, including those of its Series with funding from this Regulation A offering campaign, under an intrastate permit, Regulation D offering, and loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot continue to secure additional short-term capital, it may cease operations.

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Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. Experiential Squared, Inc. has been in existence since June 2016 and could be considered an early-stage company with a limited operating history within the horse racing sector.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. While the Manager has a team of employees and independent contractors with extensive experience in the equine racing world, there can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of Investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of Investors holding one series of interests is segregated from the liability of Investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential Investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about Investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose Investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. COVID-19, subsequent mutations of the virus and any similar or dissimilar virus or disease outbreak may have a large range of negative effects on us. For example, the implementation of business continuity plans in a fast-moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the current coronavirus or any other disease outbreak. The implications for our business and operations, our results of operations, financial condition, cash flow and liquidity, will depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected. While we expect we will suffer adverse effects with any health pandemic, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

The Manager will have sole discretion to determine whether and when an Investor will receive distributions of Distributable Cash, and the amounts distributed.

The Manager will have sole discretion in determining what distributions of Distributable Cash, if any, are available to the Interest Holders of a Series once Distributable Cash is generated by a Series from the utilization of the Underlying Asset, but only after the Manager has reserved amounts reasonably believed to adequately meet any future contemplated obligations or contingencies, in the manner and priority as further described in this Offering Circular. As revenue generated by a Series from the utilization of the Underlying Asset is intermittent and highly unpredictable, and therefore, planning for a Series’ future cash needs will require the Manager to exercise substantial judgment as to the amounts of Distributable Cash reasonably available at any time for distribution to the Interest Holders. Investors should not expect to receive distributions regularly, if at all, and should understand that any investment in the Interest for each respective Series involves a high degree of risk, including the possibility that each Investor may not realize a return on the Investor’s investment, or that the Investor’s investment could lose some or all its value. For these reasons, distribution rights and distributions of Distributable Cash may be significantly limited.

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Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

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We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some Investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to a Series. As a result, it is possible that Investors will lose all or a substantial part of their investment in a Series. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Series’ racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of Investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign Investors to acquire horses is subject to change due to economic, political or regulatory conditions, if and when applicable. Possible regulatory government regulations could include the regulation of the horse racing industry (including the Horseracing Integrity and Safety Act (HISA)) and pari-mutuel wagering, as first described in “Government Regulation” set forth below. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Series’ racehorse(s). Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

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The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals are all subject to inflationary pressures and may increase over time to an extent which may not be matched by increases in revenue. To date, in the current high inflation market, the Company has seen some slight increases in training and care costs, which may result in the Company requiring an increase in the amount of cash its reserves for future Operating Expenses. Such inflationary pressures have not currently resulted in a material impact to the Company’s operations or the reserves the Company holds for existing Series. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather, disease, war and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact on the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. Horses often must be transported to various tracks and training centers throughout the United States and are exposed to dangers inherent in travel and training including illness, injury or death. A horse in which a Series has an interest attempts to earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, its value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may require us to seek regulatory approval to race in certain jurisdictions.

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The Series may not purchase insurance on its horse which could require Series resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse owned by a Series will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is generally intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of racing due to an injury, illness or disease. Liability insurance covers the risk that the horse in which the Series has an interest causes death, injury or damage to persons or property. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse. The death of a horse could mean the individual Series will be left with no asset. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time. The descriptions of insurance above are for general explanation only and the nature and extent of coverage is always dependent on the language of the relevant insurance policy.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Manager for the Company could be competing with individuals who have greater influence and/or financial resources than the Manager or the Company to purchase interests in the best racehorses, there can be no assurance that the Manager or the Company will be successful in the endeavors of pursuing certain racehorses for any Series.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of a Series’ dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Series.

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Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have greater financial resources than the Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company or Company’s Manager may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign Investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Series. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Series. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager from an individual Series for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

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Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company or one of the Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws. Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under the "Compensation" section was determined by arms' length negotiations. It is anticipated that the income received by the Manager may be higher or lower depending upon market conditions. This conflict of interest related to Manager fees and compensation will exist between Manager and Investors and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

Notwithstanding the foregoing, the Manager derives its fee structure using a cost based pricing model, testing it against traditional horseracing syndicates, other alternative asset classes and different means of operations, including the use of outsourced tax and accounting service providers. However, we can appreciate that there are very few thoroughbred managers that specialize in hyper fractional ownership and it is difficult to ascertain if our pricing models are truly competitive (including, the cost in hiring a suite of specialized experts across bloodstock acquisition, racehorse management, financial services, marketing, event management, and content creation, the inherent risks as the Manager in acquiring an asset that cannot be syndicated until it achieves qualification by the SEC and the risk of carrying livestock as an asset class that carries risks of injury and/or mortality). As a result, this is why we caution investors that such compensation is not determined in arms’ length negotiations and is an inherent risk of investment.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017, to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $2,243,920 (excluding accrued interest) from the Manager in order to acquire the Underlying Assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2022. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

The Manager does not have a fiduciary duty or obligation to present any business opportunities to the Company or Investors. Instead, the Manager is permitted to conduct or be involved in business opportunities with or without notice to the Company or its Investors.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager could have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other Investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Animal Welfare Obligations

The Manager is responsible and equipped to manage the series and execute on its decisions in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner, however the Manager is committed to maximizing the welfare of the thoroughbred and will make decisions that are always in the best interest of the welfare of the horse. This could include but is not limited to surgery and rehabilitation costs, veterinary inspections and diagnostics, spelling (breaks from racing and training that limit the ability to earn revenue), and early retirement of a horse if it is deemed in the best interest of the horse.

Maximization of Entertainment Value

The Manager is responsible and equipped to manage the series and executed on its decisions in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner. However, as has been shown by our Investors’ interests over the past few years, the Manager is committed to maximizing the entertainment and experiential value of the Investors as well. Many Investors cite their primary reason for investing as the ability to own a racehorse and experience the journey of racehorse ownership. The Manager needs to make decisions that balance the welfare, the profit of the underlying asset and the entertainment expectations of the Series Investors.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. In or about February 2023, Spendthrift sold its ownership interest in the Manager to the existing stockholders of the Manager. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

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Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the Operating Agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

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USE OF PROCEEDS – SERIES SAVVY SASSY 22

We estimate that the gross proceeds of the Series Savvy Sassy 22 Offering will be $555,000.00 and assumes the full amount of the Series Savvy Sassy 22 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$283,500.00	51.08%
Brokerage Fee (2)	$5,550.00	1.00%
Management & Due Diligence Fee	$83,250.00	15.00%
Organizational and Experiential Fee	$41,625.00	7.50%
Operating Expense Reserve (3) (4)	$141,075.00	25.42%
Total Fees and Expenses	$271,500.00	48.92%
Total Proceeds	$555,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Savvy Sassy 22 will last through September 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 75% interest in Savvy Sassy 22 for a total cost of $270,000.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $13,500.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Savvy Sassy 22 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Savvy Sassy 22 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Savvy Sassy 22, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Savvy Sassy 22 includes reserves for Operating Expenses through April 2025. The Company anticipates that Savvy Sassy will begin generating revenue in June 2024, which should allow Series Savvy Sassy 22 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Savvy Sassy 22 has reserves in place to cover such contingencies through September 2025.

Should Savvy Sassy 22 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES ISHVANA 21

We estimate that the gross proceeds of the Series Ishvana 21 Offering will be $377,400.00 and assumes the full amount of the Series Ishvana 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$182,284.20	48.30%
Brokerage Fee (2)	$3,774.00	1.00%
Management & Due Diligence Fee	$56,610.00	15.00%
Organizational and Experiential Fee	$28,305.00	7.50%
Operating Expense Reserve (3) (4)	$106,426.80	28.20%
Total Fees and Expenses	$195,115.80	51.70%
Total Proceeds	$377,400.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Ishvana 21 will last through September 2024.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Ishvana 21 from the Horse Seller for a total cost of $142,387.41. In addition to the acquisition of the asset the company also incurred a seller’s commission of approximately $7,264.96 (our pro rata share of 6% of the purchase price), a Bloodstock Fee of $ 7,119.37, and Use Tax of $ 8,543.24, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”). The purchase was made in Euros (€), but all numbers are presented in US Dollars ($) based on the exchange rate from Euros to US Dollars at the time of sale of approximately €1.053 for each $1.00, as agreed upon by the Parties to the Co-Ownership Agreement.

The allocation of the net proceeds of the Series Ishvana 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Ishvana 21Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Ishvana 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Ishvana 21includes reserves for Operating Expenses through September 2024. The Company anticipates that Ishvana 21 will began generating revenue in December 2023, which should allow Series Ishvana 21to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Ishvana 21 has reserves in place to cover such contingencies through September 2024.

Should Ishvana 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES BLUE CURL 22

We estimate that the gross proceeds of the Series Blue Curl 22 Offering will be $413,100.00 and assumes the full amount of the Series Blue Curl 22 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$210,853.13	51.04%
Brokerage Fee (2)	$4,131.00	1.00%
Management & Due Diligence Fee	$61,965.00	15.00%
Organizational and Experiential Fee	$30,982.50	7.50%
Operating Expense Reserve (3) (4)	$105,168.37	25.46%
Total Fees and Expenses	$202,246.88	48.96%
Total Proceeds	$413,100.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Blue Curl 22 will last through September 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Blue Curl 22 for a total cost of $200,812.50. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $10,040.63, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Blue Curl 22 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Blue Curl 22 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Blue Curl 22, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Blue Curl 22 includes reserves for Operating Expenses through September 2025. The Company anticipates that Blue Curl 22 began generating revenue in June 2024, which should allow Series Blue Curl 22 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Blue Curl 22 has reserves in place to cover such contingencies through September 2025.

Should Blue Curl 22 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES ADAAY IN ASIA

We estimate that the gross proceeds of the Series Adaay in Asia Offering will be $418,200.00 and assumes the full amount of the Series Adaay in Asia Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$214,200.00	51.22%
Brokerage Fee (2)	$4,182.00	1.00%
Management & Due Diligence Fee	$62,730.00	15.00%
Organizational and Experiential Fee	$31,365.00	7.50%
Operating Expense Reserve (3) (4)	$105,723.00	25.28%
Total Fees and Expenses	$204,000.00	48.78%
Total Proceeds	$418,200.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Adaay in Asia will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Adaay In Asia for a total cost of $204,000.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $10,200.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Adaay in Asia Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Adaay in Asia Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Adaay in Asia, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Adaay in Asia includes reserves for Operating Expenses through April 2025. The Company anticipates that Adaay in Asia began generating revenue in June 2023, which should allow Series Adaay in Asia to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Adaay in Asia has reserves in place to cover such contingencies through April 2025.

Should Adaay in Asia need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES KNARSDALE 21

We estimate that the gross proceeds of the Series Knarsdale 21 Offering will be $571,200.00 and assumes the full amount of the Series Knarsdale 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$323,276.25	56.60%
Brokerage Fee (2)	$5,712.00	1.00%
Management & Due Diligence Fee	$85,680.00	15.00%
Organizational and Experiential Fee	$42,840.00	7.50%
Operating Expense Reserve (3) (4)	$113,691.75	19.90%
Total Fees and Expenses	$247,923.75	43.40%
Total Proceeds	$571,200.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Knarsdale 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Seismic Beauty for a total cost of $309,251.25. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $14,025.00 and a Use Tax of $28,751.25, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Knarsdale 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Knarsdale 21 Interests are sold in connection with the Series Knarsdale 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Knarsdale 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Knarsdale 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Seismic Beauty may begin racing and, thus, generating revenue in or about July 2023, which should allow Series Knarsdale 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Seismic Beauty need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Knarsdale 21 has reserves in place to cover such contingencies through April 2025.

Should Seismic Beauty need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES ALLIFORD BAY 21

We estimate that the gross proceeds of the Series Alliford Bay 21 Offering will be $348,750.00 and assumes the full amount of the Series Alliford Bay 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$138,300.00	39.66%
Brokerage Fee (2)	$3,487.50	1.00%
Management & Due Diligence Fee	$52,312.50	15.00%
Organizational and Experiential Fee	$26,156.25	7.50%
Operating Expense Reserve (3) (4)	$128,493.75	36.84%
Total Fees and Expenses	$210,450.00	60.34%
Total Proceeds	$348,750.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Alliford Bay 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 75% interest in Alliford Bay 21 for a total cost of $120,000.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $6,000, and Use Tax of $12,300.00 exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Alliford Bay 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Alliford Bay 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Alliford Bay 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Alliford Bay 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Alliford Bay 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Alliford Bay 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Alliford Bay 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Alliford Bay 21 has reserves in place to cover such contingencies through April 2025.

Should Alliford Bay 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES LOVESICK 21

We estimate that the gross proceeds of the Series Lovesick 21 Offering will be $520,000.00 and assumes the full amount of the Series Lovesick 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$262,500.00	50.48%
Brokerage Fee (2)	$5,200.00	1.00%
Management & Due Diligence Fee	$78,000.00	15.00%
Organizational and Experiential Fee	$39,000.00	7.50%
Operating Expense Reserve (3) (4)	$135,300.00	26.02%
Total Fees and Expenses	$257,500.00	49.50%
Total Proceeds	$520,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Lovesick 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 66.67% interest in Lovesick 21 for a total cost of $250,000.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $14,062.50, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Lovesick 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Lovesick 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Lovesick 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Lovesick 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Lovesick 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Lovesick 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Lovesick 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Lovesick 21 has reserves in place to cover such contingencies through April 2025.

Should Lovesick 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES TAMBOZ 21

We estimate that the gross proceeds of the Series Tamboz 21 Offering will be $669,500.00 and assumes the full amount of the Series Tamboz 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$378,787.50	56.58%
Brokerage Fee (2)	$6,695.00	1.00%
Management & Due Diligence Fee	$100,425.00	15.00%
Organizational and Experiential Fee	$50,212.50	7.50%
Operating Expense Reserve (3) (4)	$133,380.00	19.92%
Total Fees and Expenses	$290,712.00	43.42%
Total Proceeds	$669,500.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Tamboz 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 65% interest in Tamboz 21 for a total cost of $341,250.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $17,062.50 and Use Tax of $20,475.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Tamboz 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Tamboz 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Tamboz 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Tamboz 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Tamboz 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Tamboz 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Tamboz 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Tamboz 21 has reserves in place to cover such contingencies through April 2025.

Should Tamboz 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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DESCRIPTION OF SAVVY SASSY 22

Summary Overview

•	Savvy Sassy 22 is a 2022 Colt by Authentic (Sire) and Savvy Sassy (Dam).
•	Savvy Sassy 22 was foaled on March 21, 2022.
•	Savvy Sassy 22 has a limited track record under which to assess its performance.
•	Current horse value set at $361,080 with the Company acquiring a 75% stake in Savvy Sassy 22 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Savvy Sassy 22, the Company will hold a 75% stake in Savvy Sassy 22. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Savvy Sassy 22 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Savvy Sassy 22 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Savvy Sassy 22 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Savvy Sassy 22 the Manager shall receive 5% of the Final Sale Gross Proceeds if Savvy Sassy 22 has depreciated, and 20% of the Final Sale Gross Proceeds if Savvy Sassy 22 has appreciated.

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DESCRIPTION  OF ISHVANA 21

Summary Overview

•	Ishvana 21 is a 2021 Filly of Churchill (Sire) and Ishvana (Dam).
•	Ishvana 21 was foaled on March 13, 2021.
•	Ishvana 21 has a limited track record under which to assess its performance.
•	Current horse value set at $322,000 with the Company acquiring a 51% stake in Ishvana 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Ishvana 21, the Company will hold a 51% stake in Ishvana 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Ishvana 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Ishvana 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Ishvana 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Ishvana 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Ishvana 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Ishvana 21 has appreciated.

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DESCRIPTION OF BLUE CURL 22

Summary Overview

•	Blue Curl 22 is a 2022 Colt of Speightstown (Sire) and Blue Curl (Dam).
•	Blue Curl 22 was foaled on February 12, 2022.
•	Blue Curl 22 has a limited track record under which to assess its performance.
•	Current horse value set at $393,750 with the Company acquiring a 51% stake in Blue Curl 22 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Blue Curl 22, the Company will hold a 51% stake in Blue Curl 22. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Blue Curl 22 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Blue Curl 22 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Blue Curl 22 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Blue Curl 22 the Manager shall receive 5% of the Final Sale Gross Proceeds if Blue Curl 22 has depreciated, and 20% of the Final Sale Gross Proceeds if Blue Curl 22 has appreciated.

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DESCRIPTION OF ADAAY IN ASIA

Summary Overview

•	Adaay in Asia is a 2019 Filly of Adaay (Sire) and Asia Minor (Dam).
•	Adaay in Asia was foaled on March 15, 2019.
•	Adaay in Asia has a limited track record under which to assess its performance.
•	Current horse value set at $400,000 with the Company acquiring a 51% stake in Adaay in Asia acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Adaay in Asia, the Company will hold a 51% stake in Adaay in Asia. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Adaay in Asia related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Adaay in Asia the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Adaay in Asia and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Adaay in Asia the Manager shall receive 5% of the Final Sale Gross Proceeds if Adaay in Asia has depreciated, and 20% of the Final Sale Gross Proceeds if Adaay in Asia has appreciated.

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DESCRIPTION OF SEISMIC BEAUTY (F.K.A KNARSDALE 21)

Summary Overview

•	Seismic Beauty is a 2021 Filly of Uncle Mo (Sire) and Knarsdale (Dam).
•	Seismic Beauty was foaled on February 12, 2021.
•	Seismic Beauty has a limited track record under which to assess its performance.
•	Current horse value set at $550,000 with the Company acquiring a 51% stake in Seismic Beauty acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Seismic Beauty, the Company will hold a 51% stake in Seismic Beauty. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Seismic Beauty related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Seismic Beauty the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Seismic Beauty and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Seismic Beauty the Manager shall receive 5% of the Final Sale Gross Proceeds if Seismic Beauty has depreciated, and 20% of the Final Sale Gross Proceeds if Seismic Beauty has appreciated.

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DESCRIPTION OF ALLIFORD BAY 21

Summary Overview

•	Alliford Bay 21 is a 2021 Filly of Candy Ride (Sire) and Alliford Bay (Dam).
•	Alliford Bay 21 was foaled on February 21, 2021.
•	Alliford Bay 21 has a limited track record under which to assess its performance.
•	Current horse value set at $160,000 with the Company acquiring a 75% stake in Alliford Bay 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Alliford Bay 21, the Company will hold an 75% stake in Alliford Bay 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Alliford Bay 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Alliford Bay 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Alliford Bay 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Alliford Bay 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Alliford Bay 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Alliford Bay 21 has appreciated.

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DESCRIPTION OF LOVESICK 21

Summary Overview

•	Lovesick 21 is a 2021 Filly of Liam’s Map (Sire) and Lovesick (Dam).
•	Lovesick 21 was foaled on March 7, 2021.
•	Lovesick 21 has a limited track record under which to assess its performance.
•	Current horse value set at $375,000 with the Company acquiring a 66.67% stake in Lovesick 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Lovesick 21, the Company will hold a 66.67% stake in Lovesick 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Lovesick 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Lovesick 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Lovesick 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Lovesick 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Lovesick 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Lovesick 21 has appreciated.

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DESCRIPTION OF TAMBOZ 21

Summary Overview

•	Tamboz 21 is a 2021 Filly of Gun Runner (Sire) and Tamboz (Dam).
•	Tamboz 21 was foaled on April 27, 2021.
•	Tamboz 21 has a limited track record under which to assess its performance.
•	Current horse value set at $525,000 with the Company acquiring a 65% stake in Tamboz 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Tamboz 21, the Company will hold a 65% stake in Tamboz 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Tamboz 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Tamboz 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Tamboz 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Tamboz 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Tamboz 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Tamboz 21 has appreciated.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of horses for use in racing (each, an “Underlying Asset”). The Company, through individual Series, takes ownership in a particular racehorse or group of racehorses (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”). By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse potentially creates if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential provides expert horse racing management services and owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of Series interests, is referred to as the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to manage and retain decision-making authority over the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

Experiential employs a team of horse racing experts that has allowed the Company to become one of the most successful horse racing stables in the United States over the past few years. The team has collectively over 100 years of experience buying, managing, and analyzing racehorses. This depth of expertise has led to over 118 wins since launching the stable in June of 2018 through June 2023. The wins have been achieved at the highest level in US horse racing including winning the Breeders’ Cup Classic and the Kentucky Derby. Experiential is considered a highly active racing manager through its strategically located staff in California, New York, and Kentucky (the three major markets for horse racing) and other racing markets as well. Experiential is in daily contact with the trainers and partners regarding all aspects of the racehorses under their management. Experiential also has retained a world-renowned resident veterinarian to actively review the horses in their stable for health and performance. In addition, they have access to several premium data sources that allows their horse racing experts to review speed figures, race results, pedigrees, and conditions to maximize performance of their bloodstock.

We have completed many offerings of Interests as set forth in the table below under “Operating Results” and continue to launch subsequent offerings for other series on an ongoing basis. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which is made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of June 30, 2023, officers of the Manager have loaned the Company a total of $2,166,190 (excluding accrued interest) in connection with the acquisition of these Underlying Assets. See Note 4 to Unaudited Financial Statements as of June 30, 2023 – Advances from Manager and Note 7 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from officers of the Manager or the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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As of June 30, 2023, the following Series and related race horses have been created and either have or are currently being offered pursuant to either (i) Rule 506(c) of Regulation D, (ii) a California intrastate permit or (iii) the Offering Statement:

Series Name	Underlying Asset	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Series Forever Rose	Forever Rose	1,250	–	1,250	99.24	50.36	37.40	62,950.00	124,050.00	–	187.00	–	233,750.00	233,750.00
Series Kindle 21	Kindle 21	5,500	–	5,500	34.57	20.45	15.98	112,475.00	190,135.00	–	71.00	–	390,500.00	390,500.00
Series The Royal Duet	The Royal Duet	5,100	–	5,100	113.78	42.77	45.45	218,127.00	580,278.00	–	202.00	–	1,030,200.00	1,030,200.00
Series Action Bundle	Action Bundle	10,000	10,000	–	4.50	21.85	4.65	–	–	46,500.00	31.00	310,000.00	310,000.00	–
Series Adjust 20	Jai Ho	10	10	–	9,646.90	1,923.70	1,929.40	–	–	19,294.00	13,500.00	135,000.00	135,000.00	–
Series Amandrea	Amandrea	550	550	–	210.00	40.00	45.00	–	–	24,750.00	295.00	162,250.00	162,250.00	–
Series Ambleside Park 19	Lookwhogotlucky	410	410	–	115.00	59.25	30.75	–	–	12,607.50	205.00	84,050.00	84,050.00	–
Series Amers	Amers	75	75	–	82.00	37.00	21.00	–	–	1,575.00	140.00	10,500.00	10,500.00	–
Series Apple Down Under 19	Howboutdemapples	600	600	–	100.00	47.05	25.95	–	–	15,570.00	173.00	103,800.00	103,800.00	–
Series Ari the Adventurer 19	Kanthari	5,100	5,100	–	57.50	14.75	12.75	–	–	65,025.00	85.00	433,500.00	433,500.00	–
Series Ashlees Empire 20	Helicopter Money	3,000	3,000	–	13.13	40.47	13.40	–	–	40,200.00	67.00	201,000.00	201,000.00	–
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	–	25.00	14.95	7.05	–	–	12,690.00	47.00	84,600.00	84,600.00	–
Series Authentic	Authentic	12,500	12,500	–	151.54	23.56	30.90	–	–	386,250.00	206.00	2,575,000.00	2,575,000.00	–
Series Awe Hush 19	Can't Hush This	1,800	1,800	–	110.00	29.40	24.60	–	–	44,280.00	164.00	295,200.00	295,200.00	–
Series Bajan Bashert	Bajan Bashert	16	13	3	7,000.00	1,600.00	1,400.00			18,200.00	10,000.00	130,000.00	160,000.00	30,000.00
Series Balletic	Balletic	10,000	10,000	–	45.00	23.00	12.00	–	–	120,000.00	80.00	800,000.00	800,000.00	–
Series Bella Chica	Bella Chica	100	100	–	250.00	73.00	57.00	–	–	5,700.00	380.00	38,000.00	38,000.00	–
Series Big Mel	Big Mel	6,000	6,000	–	89.00	14.00	18.00	–	–	108,000.00	121.00	726,000.00	726,000.00	–
Series Black Escort 19	Halofied	20	20	–	2,750.00	1,660.00	590.00	–	–	11,800.00	5,000.00	100,000.00	100,000.00	–
Series Bullion	Bullion	25	25	–	240.00	–	230.00	–	–	5,750.00	470.00	11,750.00	11,750.00	–
Series Cable Boss	Cable Boss	5,100	5,100	–	55.00	27.45	14.55	–	–	74,205.00	97.00	494,700.00	494,700.00	–
Series Cairo Kiss	Cairo Kiss	80	80	–	347.50	124.25	83.25	–	–	6,660.00	555.00	44,400.00	44,400.00	–
Series Carrothers	Carrothers	5,100	5,100	–	60.20	25.65	15.15	–	–	77,265.00	101.00	515,100.00	515,100.00	–
Series Cayala 19	Provocateur	4,100	4,100	–	60.00	17.35	13.65	–	–	55,965.00	91.00	373,100.00	373,100.00	–
Series Arch Support 20	Captain Sparrow	10	10	–	7,717.50	1,939.00	1,543.50	–	–	15,435.00	11,200.00	112,000.00	112,000.00	–
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	–	120.69	78.21	35.10	–	–	175,500.00	234.00	1,170,000.00	1,170,000.00	–
Series Chasing the Moon 20	Cuvier	1,250	–	1,250	58.80	69.20	32.00	86,500.00	73,500.00	–	160.00	–	200,000.00	200,000.00
Series Classic Cut	Classic Cut	10,000	10,000	–	24.00	19.35	7.65	–	–	76,500.00	51.00	510,000.00	510,000.00	–
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	–	125.00	39.05	28.95	–	–	28,950.00	193.00	193,000.00	193,000.00	–
Series Co Cola 19	Search Engine	5,100	5,100	–	62.50	27.60	15.90	–	–	81,090.00	106.00	540,600.00	540,600.00	–

63

Series Collusion Illusion	Collusion Illusion	25,000	25,000	–	22.00	3.50	4.50	–	–	112,500.00	30.00	750,000.00	750,000.00	–
Series Consecrate 19	Sacred Beauty	410	410	–	80.00	53.45	23.55	–	–	9,655.50	157.00	64,370.00	64,370.00	–
Series Courtisane 19	Tap the Gavel	10,000	10,000	–	23.00	18.65	7.35	–	–	73,500.00	49.00	490,000.00	490,000.00	–
Series Daddy's Joy	Daddy's Joy	600	600	–	80.00	73.00	27.00	–	–	16,200.00	180.00	108,000.00	108,000.00	–
Series Dancing Crane	Dancing Crane	20	20	–	4,250.00	926.00	924.00	–	–	18,480.00	6,100.00	122,000.00	122,000.00	–
Series Daring Dancer 20	Boppy	750	750	–	60.00	54.75	20.25	–	–	15,187.50	135.00	101,250.00	101,250.00	–
Series De Mystique 17	Dancing Destroyer	250	250	–	71.50	47.50	21.00	–	–	5,250.00	140.00	35,000.00	35,000.00	–
Series Deep Cover	Deep Cover	800	800	–	100.00	87.00	33.00	–	–	26,400.00	220.00	176,000.00	176,000.00	–
Series Demogorgon	Demogorgon	20	20	–	4,500.00	917.00	983.00	–	–	19,660.00	6,400.00	128,000.00	128,000.00	–
Series Desire Street 19	Always Hopeful	1,020	1,020	–	80.00	90.85	30.15	–	–	30,753.00	201.00	205,020.00	205,020.00	–
Series Echo Warrior 19	Hero Status	6,000	6,000	–	27.00	22.30	8.70	–	–	52,200.00	58.00	348,000.00	348,000.00	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	50	50	–	3,400.00	1,100.00	500.00	–	–	25,000.00	5,000.00	250,000.00	250,000.00	–
Series Enchante 21	Simply Enchanting	6,000	2,461	3,539	54.74	21.98	22.28	77,787.22		54,831.08	99.00	243,639.00	594,000.00
Series Elarose 21	Secret Crush	10,000	7,741	2,259	31.50	18.10	14.40	40,887.90		111,470.40	64.00	495,424.00	640,000.00
Series Escape Route	Escape Route	10	10	–	4,240.00	1,016.00	1,039.20	–	–	10,392.00	6,295.20	62,952.00	62,952.00	–
Series Exonerated 19	Above Suspicion	820	820	–	105.00	38.65	25.35	–	–	20,787.00	169.00	138,580.00	138,580.00	–
Series Fenwick Hall 20	Inspector	1,200	1,200	–	78.75	82.85	40.40	–	–	48,480.00	202.00	242,400.00	242,400.00	–
Series Flora Dora 20	Spun Intended	10	10	–	6,890.60	1,731.30	1,378.10	–	–	13,781.00	10,000.00	100,000.00	100,000.00	–
Series Frosted Oats	Frosted Oats	4,100	4,100	–	25.00	10.70	6.30	–	–	25,830.00	42.00	172,200.00	172,200.00	–
Series Future Stars Stable	Future Stars Stable	10,000	10,000	–	33.55	8.95	7.50	–	–	75,000.00	50.00	500,000.00	500,000.00	–
Series Gentleman Gerry	Gentleman Gerry	20	20	–	5,000.00	1,750.00	1,000.00	–	–	20,000.00	7,750.00	155,000.00	155,000.00	–
Series Going to Vegas	Going to Vegas	5,100	5,100	–	50.00	23.10	12.90	–	–	65,790.00	86.00	438,600.00	438,600.00	–
Series Got Stormy	Got Stormy	5,100	5,100	–	24.51	13.74	6.75	–	–	34,425.00	45.00	229,500.00	229,500.00	–
Series Grand Traverse Bay 19	Cornice Traverse	750	750	–	200.00	179.95	67.05	–	–	50,287.50	447.00	335,250.00	335,250.00	–
Series Grand Traverse Bay 20	Sun Valley Road	750	751	(1)	50.00	52.85	18.15	(52.85)	(50.00	13,630.65	121.00	90,871.00	90,750.00	(121.00)
Series Heaven Street	Heaven Street	20	20	–	5,300.00	1,200.00	1,000.00	–	–	20,000.00	7,500.00	150,000.00	150,000.00	–
Series I'm a Looker 20	Pioneer Prince	4,000	4,000	–	72.03	43.97	29.00	–	–	116,000.00	145.00	580,000.00	580,000.00	–
Series Into Summer 19	Malibu Mayhem	650	650	–	140.00	188.10	57.90	–	–	37,635.00	386.00	250,900.00	250,900.00	–
Series Jeanne's Speight 20	Stay Fabulous	2,500	2,492	8	49.95	49.25	24.80	394.00	399.60	61,801.60	124.00	309,008.00	310,000.00	992.00
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	–	150.00	44.65	34.35	–	–	35,037.00	229.00	233,580.00	233,580.00	–
Series Keertana 18	American Heiress	5,100	5,100	–	72.00	13.00	15.00	–	–	76,500.00	100.00	510,000.00	510,000.00	–
Series Kiana's Love	Kiana's Love	200	200	–	55.00	47.00	18.00	–	–	3,600.00	120.00	24,000.00	24,000.00	–
Series Kichiro	Kichiro	200	200	–	77.50	33.00	19.50	–	–	3,900.00	130.00	26,000.00	26,000.00	–
Series Lane Way	Lane Way	6,000	6,000	–	61.00	15.50	13.50	–	–	81,000.00	90.00	540,000.00	540,000.00	–
Series Latte Da 19	Inalattetrouble	4,100	4,100	–	19.50	10.25	5.25	–	–	21,525.00	35.00	143,500.00	143,500.00	–
Series Lazy Daisy	Lazy Daisy	1,250	1,250	–	90.00	7.00	18.00	–	–	22,500.00	115.00	143,750.00	143,750.00	–
Series Le Relais 20	Show Your Cards	3,000	3,000	–	92.20	39.80	33.00	–	–	99,000.00	165.00	495,000.00	495,000.00	–
Series Lost Empire 19	Laforgia	10,200	10,200	–	22.50	7.25	5.25	–	–	53,550.00	35.00	357,000.00	357,000.00	–
Series Madarnas	Madarnas	50	50	–	204.00	93.00	53.00	–	–	2,650.00	350.00	17,500.00	17,500.00	–
Series Madiera Wine	Madiera Wine	20	20	–	1,872.50	253.00	374.50	–	–	7,490.00	2,500.00	50,000.00	50,000.00	–
Series Major Implications	Major Implications	20	20	–	128.00	67.00	35.00	–	–	700.00	230.00	4,600.00	4,600.00	–
Series Man Among Men	Man Among Men	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–

64

Series Margaret Reay 19	A Mo Reay	820	820	–	200.00	55.85	45.15	–	–	37,023.00	301.00	246,820.00	246,820.00	–
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	–	55.00	86.10	24.90	–	–	49,800.00	166.00	332,000.00	332,000.00	–
Series Martita Sangrita 17	Carpe Vinum	600	600	–	200.00	72.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Mayan Milagra 19	Tepeu	20	20	–	5,500.00	1,846.00	1,154.00	–	–	23,080.00	8,500.00	170,000.00	170,000.00	–
Series Midnight Sweetie 19	Dolce Notte	820	820	–	90.00	35.80	22.20	–	–	18,204.00	148.00	121,360.00	121,360.00	–
Series Miss Puzzle	Miss Puzzle	125	125	–	109.84	102.66	37.50	–	–	4,687.50	250.00	31,250.00	31,250.00	–
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	(1)	25.00	20.90	8.10	(20.90)	(25.00)	48,608.10	54.00	324,054.00	324,000.00	(54.00)
Series Mo Mischief	Mo Mischief	5,100	5,100	–	50.00	14.00	11.00	–	–	56,100.00	75.00	382,500.00	382,500.00	–
Series Mo Temptation	Mo Temptation	3,500	3,500	–	34.58	35.02	17.40	–	–	60,900.00	87.00	304,500.00	304,500.00	–
Series Monomoy Girl	Monomoy Girl	10,200	10,200	–	29.41	9.69	6.90	–	–	70,380.00	46.00	469,200.00	469,200.00	–
Series Moonbow 20	Cumberland Falls	2,500	2,500	–	21.69	47.11	17.20	–	–	43,000.00	86.00	215,000.00	215,000.00	–
Series Moonless Sky	Moonless Sky	200	200	–	60.00	33.50	16.50	–	–	3,300.00	110.00	22,000.00	22,000.00	–
Series Motion Emotion	Motion Emotion	1,020	1,020	–	24.51	46.89	12.60	–	–	12,852.00	84.00	85,680.00	85,680.00	–
Series Mrs Whistler	Mrs Whistler	2,000	2,003	(3)	40.00	76.45	20.55	(229.35)	(120.00)	41,161.65	137.00	274,411.00	274,000.00	(411.00)
Series My Fast One 20	One Fast Dream	2,000	2,000	–	55.50	76.50	33.00	–	–	66,000.00	165.00	330,000.00	330,000.00	–
Series Naismith	Naismith	2,000	2,000	–	75.00	54.20	22.80	–	–	45,600.00	152.00	304,000.00	304,000.00	–
Series National Road	National Road	20	20	–	5,000.00	1,000.00	1,000.00	–	–	20,000.00	7,000.00	140,000.00	140,000.00	–
Series New York Claiming Package	New York Claiming Package	510	510	–	72.00	54.00	14.00	–	–	7,140.00	140.00	71,400.00	71,400.00	–
Series Night of Idiots	Night of Idiots	80	80	–	112.00	100.00	38.00	–	–	3,040.00	250.00	20,000.00	20,000.00	–
Series Nileist	Nileist	45	45	–	260.00	190.00	80.00	–	–	3,600.00	530.00	23,850.00	23,850.00	–
Series Noble Goddess	Noble Goddess	300	300	–	62.00	31.00	17.00	–	–	5,100.00	110.00	33,000.00	33,000.00	–
Series Northern Smile 20	Pep Rally	20	20	–	4,500.00	1,600.00	900.00	–	–	18,000.00	7,000.00	140,000.00	140,000.00	–
Series NY Exacta	NY Exacta	2,000	2,000	–	107.50	86.30	34.20	–	–	68,400.00	228.00	456,000.00	456,000.00	–
Series One Last Night 21	One Last Night 21	3,000	1,348	1,652	47.82	39.75	25.43	65,667.00	78,998.64	34,279.64	113.00	152,324.00	339,000.00	186,676.00
Series Our Miss Jones 19	Celebrity News	1,200	1,200	–	50.00	82.60	23.40	–	–	28,080.00	156.00	187,200.00	187,200.00	–
Series Our Jenny B	Our Jenny B	20	9	11	2,782.00	2,662.00	556.00	29,282.00	30,602.00	5,004.00	6,000.00	54,000.00	120,000.00	66,000.00
Series Palace Foal	Palace Foal	510	–	510	31.00	71.00	18.00	36,210.00	15,810.00	–	120.00	–	61,200.00	61,200.00
Series Patsys Kim 21	Lady Blitz	5,000	3,973	1,027	67.20	35.87	29.93	36,838.49	69,014.40	118,911.89	133.00	528,409.00	665,000.00	136,591.00
Series Popular Demand	Popular Demand	1,020	1,020	–	145.00	63.00	36.00	–	–	36,720.00	244.00	248,880.00	248,880.00	–
Series Power Up Paynter	Power Up Paynter	600	600	–	100.00	61.00	29.00	–	–	17,400.00	190.00	114,000.00	114,000.00	–
Series Queen Amira 19	Regal Rebel	2,000	2,000	–	60.00	80.25	24.75	–	–	49,500.00	165.00	330,000.00	330,000.00	–
Series Race Hunter 19	Chasing Time	10,000	10,000	–	25.00	19.20	7.80	–	–	78,000.00	52.00	520,000.00	520,000.00	–
Series Rosie's Alibi	Rosie's Alibi	10,000	10,000	–	62.50	26.75	15.75	–	–	157,500.00	105.00	1,050,000.00	1,050,000.00	–
Series Salute to America	Salute to America	1,000	1,000	–	80.00	152.05	40.95	–	–	40,950.00	273.00	273,000.00	273,000.00	–
Series Sarrocchi 21	Sarrocchi 21	5,000	4,399	601	67.20	32.00	28.80	19,232.00	40,387.20	126,691.20	128.00	563,072.00	640,000.00	76,928.00
Series Sauce On Side	Sauce On Side	125	125	–	130.00	74.00	36.00	–	–	4,500.00	240.00	30,000.00	30,000.00	–
Series Shake It Up Baby	Shake It Up Baby	250	250	–	44.00	66.50	19.50	–	–	4,875.00	130.00	32,500.00	32,500.00	–
Series Sigesmund	Sigesmund	200	200	–	50.00	35.00	15.00	–	–	3,000.00	100.00	20,000.00	20,000.00	–
Series Silverpocketsfull 19	Iron Works	5,100	5,100	–	55.00	20.65	13.35	–	–	68,085.00	89.00	453,900.00	453,900.00	–
Series Smart Shopping 21	Seize the Grey	5,000	5,000	–	63.00	35.42	28.58	–	–	142,900.00	127.00	635,000.00	635,000.00	–
Series Social Dilemma	Social Dilemma	510	510	–	49.02	92.93	25.05	–	–	12,775.50	167.00	85,170.00	85,170.00	–

65

Series Song of Lark 21	Song of the Lark 21	2,550	2,113	437	66.60	39.58	30.82			65,122.66	137.00	289,481.00	349,350.00	59,869.00
Series Soul Beam	Soul Beam	65	65	–	355.00	163.50	91.50	–	–	5,947.50	610.00	39,650.00	39,650.00	–
Series Speightstown Belle 19	Ancient Royalty	900	900	–	85.00	33.15	20.85	–	–	18,765.00	139.00	125,100.00	125,100.00	–
Series Spirit 20	Phantom Ride	3,000	3,000	–	33.60	33.60	16.80	–	–	50,400.00	84.00	252,000.00	252,000.00	–
Series Squared Straight	Squared Straight	150	150	–	150.00	79.50	40.50	–	–	6,075.00	270.00	40,500.00	40,500.00	–
Series Storm Shooter	Storm Shooter	2,000	2,000	–	90.00	48.00	24.00	–	–	48,000.00	162.00	324,000.00	324,000.00	–
Series Street Band	Street Band	50	50	–	918.00	127.00	185.00	–	–	9,250.00	1,230.00	61,500.00	61,500.00	–
Series Sunny 18	Solar Strike	6,000	6,000	–	40.30	14.69	10.01	–	–	60,060.00	65.00	390,000.00	390,000.00	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	–	3,500.00	781.10	718.90	–	–	14,378.00	5,000.00	100,000.00	100,000.00	–
Series Sweet Sweet Annie 19	In Due Time	20	20	–	4,750.00	1,739.00	1,011.00	–	–	20,220.00	7,500.00	150,000.00	150,000.00	–
Series Swiss Minister	Swiss Minister	50	50	–	150.00	88.00	42.00	–	–	2,100.00	280.00	14,000.00	14,000.00	–
Series Takeo Squared	Takeo Squared	100	100	–	153.00	76.00	41.00	–	–	4,100.00	270.00	27,000.00	27,000.00	–
Series Tapitry 19	Infinite Empire	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–
Series Tavasco Road	Tavasco Road	80	80	–	128.00	67.00	35.00	–	–	2,800.00	230.00	18,400.00	18,400.00	–
Series Tell All 19	Walk the Talk	12	12	–	7,000.00	1,987.00	1,513.00	–	–	18,156.00	10,500.00	126,000.00	126,000.00	–
Series Tell the Duchess 19	Duke of Love	2,000	2,000	–	42.50	78.20	21.30	–	–	42,600.00	142.00	284,000.00	284,000.00	–
Series The Filly Four	The Filly Four	8,000	8,000	–	105.00	48.00	27.00	–	–	216,000.00	180.00	1,440,000.00	1,440,000.00	–
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	–	100.00	94.65	34.35	–	–	34,350.00	229.00	229,000.00	229,000.00	–
Series Timeless Trick 20	Interstellar	12	12	–	5,000.00	1,750.00	1,000.00	–	–	12,000.00	7,750.00	93,000.00	93,000.00	–
Series Tizamagician	Tizamagician	600	600	–	185.00	87.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Tufnel	Tufnel	5,200	5,200	–	30.00	22.70	9.30	–	–	48,360.00	62.00	322,400.00	322,400.00	–
Series Twirl Girl 21	Twirl Girl 21	20	7	13	3,975.00	2,730.00	795.00	35,490.00		5,565.00	7,500.00	52,500.00	150,000.00	97,500.00
Series Two Trail Sioux 17	Annahilate	450	450	–	165.00	90.00	45.00	–	–	20,250.00	300.00	135,000.00	135,000.00	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	–	24,750.00	4,970.00	–	–	–	–	29,720.00	29,720.00	29,720.00	–
Series Utalknboutpractice	Utalknboutpractice	100	100	–	165.00	90.00	45.00	–	–	4,500.00	300.00	30,000.00	30,000.00	–
Series Vertical Threat	Vertical Threat	600	600	–	100.00	78.50	31.50	–	–	18,900.00	210.00	126,000.00	126,000.00	–
Series Vow	Vow	2,000	2,000	–	70.00	82.15	26.85	–	–	53,700.00	179.00	358,000.00	358,000.00	–
Series War Safe	War Safe	2,000	2,000	–	45.00	79.10	21.90	–	–	43,800.00	146.00	292,000.00	292,000.00	–
Series Wayne O	Wayne O	6,000	6,000	–	75.00	6.00	14.00	–	–	84,000.00	95.00	570,000.00	570,000.00	–
Series Who Runs the World	Who Runs the World	5,100	5,100	–	60.00	28.40	15.60	–	–	79,560.00	104.00	530,400.00	530,400.00	–
Series Who'sbeeninmybed 19	Micro Share	5,100	5,100	–	45.00	17.90	11.10	–	–	56,610.00	74.00	377,400.00	377,400.00	–
Series Without Delay	Golden Quality	20	20	–	4,500.00	1,550.00	950.00	–	–	19,000.00	7,000.00	140,000.00	140,000.00	–
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	–	14.00	17.45	5.55	–	–	55,500.00	37.00	370,000.00	370,000.00	–
Series Yes This Time	Yes This Time	10	10	–	10,000.00	793.00	2,159.00	–	–	21,590.00	12,952.00	129,520.00	129,520.00	–
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	–	40.00	23.75	11.25	–	–	67,500.00	75.00	450,000.00	450,000.00	–
Series Zestful	Zestful	100	100	–	194.00	78.00	48.00	–	–	4,800.00	320.00	32,000.00	32,000.00	–

(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed the Manager for any loans extended on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

66

Revenues

Revenues are generated at the Series level. During the six-month periods ended June 30, 2023, and June 30, 2022, the Company generated $ $1,138,215 and $1,421,369 in revenues, respectively. The decrease in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement under the “Use of Proceeds” section for each Underlying Asset) have not yet begun racing, and thus, may begin to generate revenue when their racing careers commence.

During the six-month periods ended June 30, 2023, and June 30, 2022, the Company incurred costs of revenue – horse expenses of $2,077,330 and $2,224,144, respectively. The decrease in costs of revenue of $146,814 – horse expenses is attributed to the Company’s slight decrease in stable size and therefore the costs related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of June 30, 2023, and June 30, 2022 are as follows:

		Revenues		Cost of Revenues
Series Name	Underlying Asset	30-Jun-23	30-Jun-22	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –	$ –	$ –
Series Adaay in Asia	Adaay in Asia	1,785	–	(15,051)	–
Series Adjust 20	Jai Ho	–	–	(15,120)	(4,897)
Series Alliford Bay 21	Alliford Bay 21	–	–	(6,466)	–
Series Amandrea	Amandrea	–	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	3,762	–	(11,227)
Series Apple Down Under 19	Howboutdemapples	–	–	–	–
Series Arch Support 20	Captain Sparrow	–	–	(10,072)	(4,320)
Series Ari the Adventurer 19	Kanthari	29,532	–	(36,670)	(19,269)
Series Athenian Beauty 19	Quantum Theory	–	7,740	–	(10,683)
Series Authentic	Authentic	–	–	(76,302)	(103,302)
Series Awe Hush 19	Can't Hush This	–	10,151	–	(29,982)
Series Bajan Bashert	Bajan Bashert	23,584	–	(22,195)	–
Series Balletic	Balletic	56,000	–	(51,370)	(33,416)
Series Bella Chica	Bella Chica	–	–	–	–
Series Big Mel	Big Mel	–	–	–	–
Series Black Escort 19	Halofied	–	192	–	(21,994)
Series Blues Corner 21	Blues Corner 21	–	–	(9,300)	–
Series Bullish Sentiment 21	Bullish Sentiment 21	–	–	(8,409)	–
Series Carrothers	Carrothers	–	2,628	–	(19,822)
Series Cayala 19	Provocateur	–	57,146	–	(35,431)
Series Chad Brown Bundle	Chad Brown Bundle	–	–	(21,599)	(70,119)
Series Chasing the Moon 20	Cuvier	–	–	–	(2,345)
Series Classic Cut	Classic Cut	21,039	–	(38,131)	(24,263)

67

Series Classofsixtythree 19	Sixtythreecaliber	39,850	21,000	(35,758)	(20,991)
Series Co Cola 19	Search Engine	7,089	28,050	(19,859)	(25,771)
Series Collusion Illusion	Collusion Illusion	–	275	–	4,403)
Series Consecrate 19	Sacred Beauty	–	3,690	–	(5,292)
Series Courtisane 19	Tap the Gavel	–	43,850	(19,723)	(43,150)
Series Crown It 21	Crown It 21	–	–	(7,839)	–
Series Daddys Joy	Daddy's Joy	–	11,100	–	(19,106)
Series Dancing Crane	Dancing Crane	–	49,400	–	(38,624)
Series Daring Dancer 20	Daring Dancer 20	3,900	–	(6,074)	(4,433)
Series Deep Cover	Deep Cover	5,400	57,090	(32,676)	(40,569)
Series Demogorgon	Demogorgon	5,000	20,450	(4,975)	(27,418)
Series Desire Street 19	Always Hopeful	–	10,404	(9,441)	(17,883)
Series Echo Warrior 19	Hero Status	44,823	20,904	(38,247)	(24,719)
Series Edge Classic Colts Package	Classic Colts Package	–	–	(14,772)	–
Series Edge Racing Summer Fun-d	Summer Fun	19,890	–	(31,125)	(2,617)
Series Elarose 21	Secret Crush	–	–	(26,893)	–
Series Enchante 21	Simply Enchanting	–	–	(20,969)	–
Series Escape Route	Escape Route	22,060	65,696	(34,363)	(48,423)
Series Essential Rose 20	Rosie's Alibi	–	–	(30,225)	(37,359)
Series Exonerated 19	Above Suspicion	702	–	(2,781)	(15,340)
Series Fenwick Hall 20	Inspector	23,622	–	(30,691)	(7,886)
Series Flora Dora 20	Spun Intended	250	–	(19,457)	(6,312)
Series Forever Rose	Forever Rose	–	–	(7,392)	(5,125)
Series Frosted Oats	Frosted Oats	17,995	27,675	(20,704)	(18,825)
Series Future Stars Stable	Future Stars Stable	12,889	31,573	(16,229)	(44,648)
Series Gentleman Gerry	Gentleman Gerry	23,530	–	(19,424)	(6,546)
Series Giant Mover 21	Giant Mover 21	–	–	(3,324)	–
Series Going to Vegas	Going to Vegas	–	73,950	–	(47,045)
Series Got Stormy	Got Stormy	–	–	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	3,720	–	(28,981)
Series Grand Traverse Bay 20	Grand Traverse Bay 20	–	–	(3,549)	(4,764)
Series Heaven Street	Heaven Street	19,865	–	(24,487)	–
Series Helicopter Money	Helicopter Money	5,085	–	(16,141)	(2,811)
Series High Speed Goldie 21	High Speed Goldie 21	–	–	(10,820)	–

68

Series Im A Looker 20	I'm a Looker 20	500	–	(33,277)	(5,426)
Series Into Summer 19	Malibu Mayhem	–	325	–	(17,904)
Series Ishvana 21	Ishvana 21	–	–	(11,322)	–
Series Just Louise 19	Forbidden Kingdom	26,520	183,855	(35,322)	(100,326)
Series Keertana 18	American Heiress	–	–	–	(516)
Series Kichiro	Kichiro	–	–	–	–
Series Kindle 21	A Day to Remember	–	–	(20,571)	–
Series Knarsdale 21	Seismic Beauty	–	–	(23,559)	–
Series Lane Way	Lane Way	60,000	–	(44,368)	(26,200)
Series Latte Da 19	Inalattetrouble	–	–	–	(7,927)
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–	(14,685)
Series Lost Empire 19	Laforgia	–	255	–	(22,400)
Series Lovesick 21	Lovesick 21	–	–	(8,531)	–
Series Madiera Wine	Madiera Wine	–	6,510	–	(5,585)
Series Man Among Men	Man Among Men	–	–	(8,853)	(15,372)
Series Margaret Reay 19	A Mo Reay	–	11,808	–	(24,043)
Series Margarita Friday 19	Straight No Chaser	159,400	–	(104,170)	(29,208)
Series Martita Sangrita 17	Carpe Vinum	–	44,544	–	(31,565)
Series Mayan Milagra 19	Tepeu	61,375	43,150	(45,852)	(35,648)
Series Midnight Sweetie 19	Dolce Notte	–	–	–	(6,166)
Series Miss Puzzle	Miss Tapit	–	–	–	7
Series Miss Sakamoto	Miss Sakamoto	5,112	25,338	(23,269)	(28,063)
Series Mo Mischief	Mo Mischief	–	–	–	–
Series Mo Temptation	Mo Temptation	–	–	(16,956)	(6,981)
Series Monomoy Girl	Monomoy Girl	–	–	–	–
Series Moonbow 20	Cumberland Falls	27,986	–	(29,301)	(2,468)
Series More Than Magic 21	More Than Magic 21	–	–	(5,734)	–
Series Motion Emotion	Motion Emotion	–	–	–	–
Series Mrs Whistler	Mrs Whistler	11,800	860	(32,686)	(26,091)
Series My Fast One 20	One Fast Dream	14,130	–	(34,219)	(3,586)
Series Naismith	Naismith	6,840	1,840	(10,669)	(32,104)
Series National Road	National Road	–	28,900	(24,711)	(35,342)
Series Northern Smile 20	Pep Rally	–	–	(17,188)	(13,756)
Series NY Exacta	NY Exacta	15,330	18,944	(24,917)	(70,306)
Series One Last Night 21	One Last Night 21	–	–	(15,033)	–

69

Series Our Jenny B 21	Jenny B 21	–	–	(19,227)	–
Series Our Miss Jones 19	Celebrity News	–	13,200	(19,560)	(31,229)
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	600	–	(38,460)	–
Series Popular Demand	Popular Demand	–	–	–	–
Series Power Up Paynter	Power Up Paynter	–	–	–	10
Series Queen Amira 19	Regal Rebel	–	375	–	(21,551)
Series Race Hunter 19	Chasing Time	188,343	128,250	(78,358)	(106,213)
Series Salute to America	Salute to America	540	47,500	(6,378)	(41,282)
Series Sarrocchi 21	Sarrocchi 21	–	–	(33,982)	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–	–	–
Series Sigesmund	Sigesmund	–	–	–	–
Series Silverpocketsfull 19	Iron Works	5,642	50,711	(27,516)	(41,151)
Series Smart Shopping 21	Seize the Grey	–	–	(29,020)	–
Series Social Dilemma	Social Dilemma	–	–	–	–
Series Song of Bernadette 20	Cable Boss	–	–	(19,607)	(20,360)
Series Song of the Lark 21	Song of the Lark 21	–	–	(14,176)	–
Series Speightstown Belle 19	Ancient Royalty	–	–	–	–
Series Spirit 20	Phantom Ride	19,436	–	(22,947)	(7,532)
Series Squared Straight	Squared Straight	–	–	–	–
Series Stay Fabulous	Stay Fabulous	1,838	–	(7,125)	(2,152)
Series Storm Shooter	Storm Shooter	–	15,760	–	(21,521)
Series Sunny 18	Solar Strike	–	–	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	1,040	–	(24,576)
Series Sweet Sweet Annie 19	In Due Time	360	129,920	(21,707)	(58,862)
Series Tamboz 21	Tamboz 21	–	–	(6,902)	–
Series Tapitry 19	Infinite Empire	1,853	–	(6,508)	(12,196)
Series Tell All 19	Walk the Talk	–	–	–	(12,822)
Series Tell the Duchess 19	Duke of Love	14,001	42,552	(44,245)	(44,299)
Series The Filly Four	The Filly Four	–	21,504	–	(26,327)
Series The Royal Duet	The Royal Duet	–	–	(56,757)	–
Series Thirteen Stripes	Thirteen Stripes	–	5,445	(1,923)	(26,834)
Series Timeless Trick 20	Interstellar	1,944	–	(18,246)	(7,285)
Series Tizamagician	Tizamagician	–	–	–	(18,642)

70

Series Twirl Girl 21	Twirl Girl 21	–	–	(16,297)	–
Series Tufnel	Tufnel	–	–	(21,723)	(13,131)
Series Two Trail Sioux 17	Annahilate	–	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–	–
Series Vertical Threat	Vertical Threat	–	–	–	(3,555)
Series Vow	Vow	38,800	–	(41,516)	(17,709)
Series War Safe	War Safe	1,700	636	(18,693)	(40,085)
Series Wayne O	Wayne O	–	–	–	–
Series Who Runs the World	Who Runs the World	5,161	–	(19,052)	(18,707)
Series Whosbeeninmybed 19	Micro Share	19,324	31,416	(25,552)	(32,450)
Series Without Delay 19	Golden Quality	–	3,786	–	(20,939)
Series Wonder Upon a Star 19	Star Six Nine	–	–	–	(6,910)
Series Yes This Time	Yes This Time	42,300	12,500	(53,377)	(32,582)
Series You Make Luvin Fun 19	Magical Ways	23,490	–	(19,346)	(20,285)
Totals		1,138,215	1,421,369	(2,077,330)	(2,224,144)

Operating Expenses

From its formation in December 2016 until the Company commenced its planned principal operations in 2018, the Company’s efforts were focused on the development of its business model, the offering structure and marketing for fundraising. Since commencing principal operations, the Company has been focused on the business of owning, training and racing horses. During the six-month periods ended June 30, 2023, and June 30, 2022, the Company incurred $4,192,688 and $3,817,060 in operating expenses, respectively, an increase of $375,629, related to general and administrative fees, management fees, depreciation, and loss on horse retirement. The increase was primarily driven by an increase in the loss on the retirement of certain horses.

Operating Expenses for the Company including all of the Series for the six-month periods ended June 30, 2023, and June 30, 2022, are as follows:

Total Operating Expense
	30-Jun-23	30-Jun-22	Difference	Change
General and Administrative (1)	$249,034	$271,556	$(22,522)	-8%
Management Fees	$721,992	$1,056,651	$(334,659)	-32%
Depreciation	$2,744,838	$2,614,422	$130,416	5%
Loss on Horse Retirement	$476,824	$-125,570	$602,394	-480%
Total:	$4,192,688	$3,817,060	$375,629	10%

71

Operating Expenses - Overview

During the six-month periods ended June 30, 2023 and June 30, 2022, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

		Operating Expenses
Series Name	Underlying Asset	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –
Series Adaay in Asia	Adaay in Asia	16,533	–
Series Adjust 20	Jai Ho	14,583	22,430
Series Alliford Bay 21	Alliford Bay 21	9,133	–
Series Amandrea	Amandrea	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	10,635
Series Apple Down Under 19	Howboutdemapples	–	–
Series Arch Support 20	Captain Sparrow	13,267	17,944
Series Ari the Adventurer 19	Kanthari	57,872	54,919
Series Athenian Beauty 19	Quantum Theory	–	(3,734)
Series Authentic	Authentic	722,090	540,520
Series Awe Hush 19	Can't Hush This	–	36,415
Series Bajan Bashert	Bajan Bashert	22,867	–
Series Balletic	Balletic	87,950	168,618
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	–	14,217
Series Blues Corner 21	Blues Corner 21	16,467	–
Series Bullish Sentiment 21	Bullish Sentiment 21	11,905	–
Series Carrothers	Carrothers	–	74,011
Series Cayala 19	Provocateur	–	50,315
Series Chad Brown Bundle	Chad Brown Bundle	190,392	284,704
Series Chasing the Moon 20	Cuvier	–	1,965
Series Classic Cut	Classic Cut	47,704	45,600
Series Classofsixtythree 19	Sixtythreecaliber	27,893	25,333
Series Co Cola 19	Search Engine	60,265	62,186
Series Collusion Illusion	Collusion Illusion	–	273,628
Series Consecrate 19	Sacred Beauty	–	(7,752)

72

Series Courtisane 19	Tap the Gavel	43,850	48,235
Series Crown It 21	Crown It 21	34,379	–
Series Daddys Joy	Daddy's Joy	–	7,948
Series Dancing Crane	Dancing Crane	–	16,407
Series Daring Dancer 20	Daring Dancer 20	10,665	25,463
Series Deep Cover	Deep Cover	9,571	21,911
Series Demogorgon	Demogorgon	36,616	17,100
Series Desire Street 19	Always Hopeful	17,272	17,992
Series Echo Warrior 19	Hero Status	37,232	53,398
Series Edge Classic Colts Package	Classic Colts Package	79,758	–
Series Edge Racing Summer Fun-d	Summer Fun	43,958	8,062
Series Elarose 21	Secret Crush	88,630	–
Series Enchante 21	Simply Enchanting	130,581	–
Series Escape Route	Escape Route	8,042	13,667
Series Essential Rose 20	Rosie's Alibi	113,010	164,383
Series Exonerated 19	Above Suspicion	8,042	17,550
Series Fenwick Hall 20	Inspector	18,150	55,893
Series Flora Dora 20	Spun Intended	10,417	19,606
Series Forever Rose	Forever Rose	22,090	2,353
Series Frosted Oats	Frosted Oats	22,514	23,486
Series Future Stars Stable	Future Stars Stable	23,041	65,023
Series Gentleman Gerry	Gentleman Gerry	43,154	24,481
Series Giant Mover 21	Giant Mover 21	5,803	–
Series Going to Vegas	Going to Vegas	–	68,462
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	29,022
Series Grand Traverse Bay 20	Grand Traverse Bay 20	8,963	22,593
Series Heaven Street	Heaven Street	17,642	–
Series Helicopter Money	Helicopter Money	37,502	1,110
Series High Speed Goldie 21	High Speed Goldie 21	13,010	–
Series Im A Looker 20	I'm a Looker 20	47,400	5,947
Series Into Summer 19	Malibu Mayhem	–	19,679
Series Ishvana 21	Ishvana 21	23,833	–
Series Just Louise 19	Forbidden Kingdom	31,852	47,086

73

Series Keertana 18	American Heiress	–	12,011
Series Kichiro	Kichiro	–	–
Series Kindle 21	A Day to Remember	116,540	–
Series Knarsdale 21	Seismic Beauty	49,282	–
Series Lane Way	Lane Way	21,105	69,244
Series Latte Da 19	Inalattetrouble	–	41,068
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	–	94,456
Series Lost Empire 19	Laforgia	–	42,676
Series Lovesick 21	Lovesick 21	16,616	–
Series Madiera Wine	Madiera Wine	–	8,000
Series Man Among Men	Man Among Men	27,000	27,800
Series Margaret Reay 19	A Mo Reay	–	30,949
Series Margarita Friday 19	Straight No Chaser	38,390	71,951
Series Martita Sangrita 17	Carpe Vinum	–	23,421
Series Mayan Milagra 19	Tepeu	19,488	20,433
Series Midnight Sweetie 19	Dolce Notte	–	14,700
Series Miss Puzzle	Miss Tapit	–	–
Series Miss Sakamoto	Miss Sakamoto	30,361	41,148
Series Mo Mischief	Mo Mischief	–	–
Series Mo Temptation	Mo Temptation	21,975	5,152
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	10,931	2,589
Series More Than Magic 21	More Than Magic 21	26,367	–
Series Motion Emotion	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	17,580	26,165
Series My Fast One 20	One Fast Dream	20,320	2,733
Series Naismith	Naismith	9,066	28,359
Series National Road	National Road	17,967	36,667
Series Northern Smile 20	Pep Rally	15,000	24,990
Series NY Exacta	NY Exacta	29,374	37,763
Series One Last Night 21	One Last Night 21	68,224	–

74

Series Our Jenny B 21	Jenny B 21	14,787	–
Series Our Miss Jones 19	Celebrity News	12,935	42,300
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	90,388	–
Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	–
Series Queen Amira 19	Regal Rebel	–	23,438
Series Race Hunter 19	Chasing Time	66,219	60,183
Series Salute to America	Salute to America	16,524	21,150
Series Sarrocchi 21	Sarrocchi 21	69,034	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	53,382	57,759
Series Smart Shopping 21	Seize the Grey	56,100	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Bernadette 20	Cable Boss	52,688	93,297
Series Song of the Lark 21	Song of the Lark 21	43,843	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	19,200	58,040
Series Squared Straight	Squared Straight	–	–
Series Stay Fabulous	Stay Fabulous	77,131	2,806
Series Storm Shooter	Storm Shooter	–	60,954
Series Sunny 18	Solar Strike	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	23,684
Series Sweet Sweet Annie 19	In Due Time	13,579	(200,402)
Series Tamboz 21	Tamboz 21	21,706	–
Series Tapitry 19	Infinite Empire	7,581	27,800
Series Tell All 19	Walk the Talk	–	16,100
Series Tell the Duchess 19	Duke of Love	46,362	36,163
Series The Filly Four	The Filly Four	–	(160,422)
Series The Royal Duet	The Royal Duet	320,352	–
Series Thirteen Stripes	Thirteen Stripes	12,657	22,211
Series Timeless Trick 20	Interstellar	10,000	11,500
Series Tizamagician	Tizamagician	397	18,405
Series Twirl Girl 21	Twirl Girl 21	12,500	–
Series Tufnel	Tufnel	37,860	31,049

75

Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–
Series Vertical Threat	Vertical Threat	–	800
Series Vow	Vow	30,955	26,927
Series War Safe	War Safe	48,463	46,706
Series Wayne O	Wayne O	–	–
Series Who Runs the World	Who Runs the World	57,666	112,187
Series Whosbeeninmybed 19	Micro Share	46,495	47,704
Series Without Delay 19	Golden Quality	–	20,900
Series Wonder Upon a Star 19	Star Six Nine	–	119,450
Series Yes This Time	Yes This Time	18,344	19,692
Series You Make Luvin Fun 19	Magical Ways	94,056	45,600
Totals		$4,192,648	$3,817,059

Operating Expenses – General and Administrative

For the six-months period ended June 30, 2023, and June 30, 2022, the Company incurred general and administrative fees of $249,034 and $271,556, respectively, a decrease of $22,522.

This is due to a decrease in the total amount of series relative to the prior period.

The general and administrative fees incurred on a series-by-series basis as of June 30, 2023, and June 30, 2022 are as follows:

Series Name	Underlying Asset	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –
Series Adaay in Asia	Adaay in Asia	1,800	–
Series Adjust 20	Jai Ho	–	–
Series Alliford Bay 21	Alliford Bay 21	1,800	–
Series Amandrea	Amandrea	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	2,400
Series Apple Down Under 19	Howboutdemapples	–	–
Series Arch Support 20	Captain Sparrow	1,600	–
Series Ari the Adventurer 19	Kanthari	3,600	3,600
Series Athenian Beauty 19	Quantum Theory	–	1,200
Series Authentic	Authentic	22,167	17,639
Series Awe Hush 19	Can't Hush This	–	2,400
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	3,600	3,600

76

Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	–	2,100
Series Blues Corner 21	Blues Corner 21	1,800	–
Series Bullish Sentiment 21	Bullish Sentiment 21	2,400	–
Series Carrothers	Carrothers	–	3,600
Series Cayala 19	Provocateur	–	3,600
Series Chad Brown Bundle	Chad Brown Bundle	3,886	3,600
Series Chasing the Moon 20	Cuvier	–	400
Series Classic Cut	Classic Cut	3,600	3,600
Series Classofsixtythree 19	Sixtythreecaliber	3,075	2,400
Series Co Cola 19	Search Engine	3,775	3,600
Series Collusion Illusion	Collusion Illusion	–	2,600
Series Consecrate 19	Sacred Beauty	–	1,200
Series Courtisane 19	Tap the Gavel	3,600	3,600
Series Crown It 21	Crown It 21	–	–
Series Daddys Joy	Daddy's Joy	–	1,500
Series Dancing Crane	Dancing Crane	–	2,100
Series Daring Dancer 20	Daring Dancer 20	2,400	2,400
Series Deep Cover	Deep Cover	2,535	2,535
Series Demogorgon	Demogorgon	2,100	2,100
Series Desire Street 19	Always Hopeful	2,992	2,400
Series Echo Warrior 19	Hero Status	4,400	4,400
Series Edge Classic Colts Package	Classic Colts Package	–	–
Series Edge Racing Summer Fun-d	Summer Fun	25	–
Series Elarose 21	Secret Crush	3,600	–
Series Enchante 21	Simply Enchanting	3,600	–
Series Escape Route	Escape Route	975	2,100
Series Essential Rose 20	Rosie's Alibi	3,635	3,600
Series Exonerated 19	Above Suspicion	400	3,200
Series Fenwick Hall 20	Inspector	2,400	1,200
Series Flora Dora 20	Spun Intended	–	–
Series Forever Rose	Forever Rose	2,400	400
Series Frosted Oats	Frosted Oats	3,632	3,635

77

Series Future Stars Stable	Future Stars Stable	3,965	3,615
Series Gentleman Gerry	Gentleman Gerry	1,302	–
Series Giant Mover 21	Giant Mover 21	1,600	–
Series Going to Vegas	Going to Vegas	–	4,400
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	2,400
Series Grand Traverse Bay 20	Grand Traverse Bay 20	2,400	2,400
Series Heaven Street	Heaven Street	975	–
Series Helicopter Money	Helicopter Money	5,200	600
Series High Speed Goldie 21	High Speed Goldie 21	–	–
Series Im A Looker 20	I'm a Looker 20	3,600	600
Series Into Summer 19	Malibu Mayhem	–	3,200
Series Ishvana 21	Ishvana 21	3,000	–
Series Just Louise 19	Forbidden Kingdom	3,700	3,200
Series Keertana 18	American Heiress	–	800
Series Kichiro	Kichiro	–	–
Series Kindle 21	A Day to Remember	2,400	–
Series Knarsdale 21	Seismic Beauty	3,000	–
Series Lane Way	Lane Way	3,800	3,800
Series Latte Da 19	Inalattetrouble	–	4,662
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	–	1,200
Series Lost Empire 19	Laforgia	–	4,400
Series Lovesick 21	Lovesick 21	1,800	–
Series Madiera Wine	Madiera Wine	–	1,000
Series Man Among Men	Man Among Men	2,400	3,200
Series Margaret Reay 19	A Mo Reay	–	2,435
Series Margarita Friday 19	Straight No Chaser	3,200	3,200
Series Martita Sangrita 17	Carpe Vinum	–	1,500
Series Mayan Milagra 19	Tepeu	1,155	2,100
Series Midnight Sweetie 19	Dolce Notte	–	2,400
Series Miss Puzzle	Miss Tapit	–	–
Series Miss Sakamoto	Miss Sakamoto	3,600	3,600
Series Mo Mischief	Mo Mischief	–	–

78

Series Mo Temptation	Mo Temptation	3,600	1,200
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	2,400	800
Series More Than Magic 21	More Than Magic 21	–	–
Series Motion Emotion	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	2,400	2,400
Series My Fast One 20	One Fast Dream	2,400	400
Series Naismith	Naismith	800	800
Series National Road	National Road	800	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	175	35
Series One Last Night 21	One Last Night 21	3,600	–
Series Our Jenny B 21	Jenny B 21	–	–
Series Our Miss Jones 19	Celebrity News	2,435	2,400
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	3,600	–
Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	–
Series Queen Amira 19	Regal Rebel	–	2,400
Series Race Hunter 19	Chasing Time	3,635	3,600
Series Salute to America	Salute to America	400	2,400
Series Sarrocchi 21	Sarrocchi 21	3,600	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	3,775	3,600
Series Smart Shopping 21	Seize the Grey	3,600	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Bernadette 20	Cable Boss	3,600	3,600
Series Song of the Lark 21	Song of the Lark 21	3,600	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	2,400	1,200
Series Squared Straight	Squared Straight	–	–
Series Stay Fabulous	Stay Fabulous	2,277	400
Series Storm Shooter	Storm Shooter	–	45

79

Series Sunny 18	Solar Strike	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	–
Series Sweet Sweet Annie 19	In Due Time	799	3,600
Series Tamboz 21	Tamboz 21	1,800	–
Series Tapitry 19	Infinite Empire	2,525	3,200
Series Tell All 19	Walk the Talk	–	2,100
Series Tell the Duchess 19	Duke of Love	30,087	2,400
Series The Filly Four	The Filly Four	–	40,755
Series The Royal Duet	The Royal Duet	3,600	–
Series Thirteen Stripes	Thirteen Stripes	–	5,000
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	397	4,900
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Tufnel	Tufnel	3,600	3,600
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–
Series Vertical Threat	Vertical Threat	–	800
Series Vow	Vow	2,575	2,400
Series War Safe	War Safe	2,400	2,400
Series Wayne O	Wayne O	–	–
Series Who Runs the World	Who Runs the World	3,600	3,600
Series Whosbeeninmybed 19	Micro Share	4,400	4,400
Series Without Delay 19	Golden Quality	–	2,100
Series Wonder Upon a Star 19	Star Six Nine	–	10,975
Series Yes This Time	Yes This Time	1,677	3,025
Series You Make Luvin Fun 19	Magical Ways	3,585	3,600
Totals		$249,034	$271,556

Operating Expenses – Management Fee

For the six-months period ended June 30, 2023, and June 30, 2022, the Company incurred Management Fee expenses of $721,992 and $1,056,651, respectively, an increase of $334,659. The decrease is due primarily to the reduction of offerings in this period relative to the prior period.

80

The Management Fee expenses on a series-by-series basis as of June 30, 2023, and June 30, 2022 are as follows:

		Management Fee
Series Name	Underlying Asset	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –
Series Adaay in Asia	Adaay in Asia	–	–
Series Adjust 20	Jai Ho	–	19,294
Series Alliford Bay 21	Alliford Bay 21	–	–
Series Amandrea	Amandrea	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	376
Series Apple Down Under 19	Howboutdemapples	–	–
Series Arch Support 20	Captain Sparrow	–	15,435
Series Ari the Adventurer 19	Kanthari	2,953	–
Series Athenian Beauty 19	Quantum Theory	–	774
Series Authentic	Authentic	–	–
Series Awe Hush 19	Can't Hush This	–	1,015
Series Bajan Bashert	Bajan Bashert	4,200	–
Series Balletic	Balletic	5,600	86,268
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	–	2,950
Series Blues Corner 21	Blues Corner 21	–	–
Series Bullish Sentiment 21	Bullish Sentiment 21	–	–
Series Carrothers	Carrothers	–	16,685
Series Cayala 19	Provocateur	–	5,715
Series Chad Brown Bundle	Chad Brown Bundle	–	175,500
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	2,104	–
Series Classofsixtythree 19	Sixtythreecaliber	3,985	2,100
Series Co Cola 19	Search Engine	709	2,805
Series Collusion Illusion	Collusion Illusion	–	27
Series Consecrate 19	Sacred Beauty	–	369
Series Courtisane 19	Tap the Gavel	–	4,385
Series Crown It 21	Crown It 21	25,900	–

81

Series Daddys Joy	Daddy's Joy	–	1,110
Series Dancing Crane	Dancing Crane	–	140
Series Daring Dancer 20	Daring Dancer 20	390	15,188
Series Deep Cover	Deep Cover	540	5,709
Series Demogorgon	Demogorgon	–	–
Series Desire Street 19	Always Hopeful	–	1,312
Series Echo Warrior 19	Hero Status	4,482	20,648
Series Edge Classic Colts Package	Classic Colts Package	48,360	–
Series Edge Racing Summer Fun-d	Summer Fun	1,046	7,000
Series Elarose 21	Secret Crush	32,530	–
Series Enchante 21	Simply Enchanting	77,111	–
Series Escape Route	Escape Route	–	4,500
Series Essential Rose 20	Rosie's Alibi	–	51,408
Series Exonerated 19	Above Suspicion	70	–
Series Fenwick Hall 20	Inspector	–	48,480
Series Flora Dora 20	Spun Intended	–	13,782
Series Forever Rose	Forever Rose	–	–
Series Frosted Oats	Frosted Oats	1,799	2,768
Series Future Stars Stable	Future Stars Stable	1,289	3,157
Series Gentleman Gerry	Gentleman Gerry	–	18,000
Series Giant Mover 21	Giant Mover 21	–	–
Series Going to Vegas	Going to Vegas	–	7,395
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	372
Series Grand Traverse Bay 20	Grand Traverse Bay 20	–	13,631
Series Heaven Street	Heaven Street	–	–
Series Helicopter Money	Helicopter Money	–	–
Series High Speed Goldie 21	High Speed Goldie 21	3,816	–
Series Im A Looker 20	I'm a Looker 20	50	–
Series Into Summer 19	Malibu Mayhem	–	554
Series Ishvana 21	Ishvana 21	–	–
Series Just Louise 19	Forbidden Kingdom	2,652	18,386
Series Keertana 18	American Heiress	–	–
Series Kichiro	Kichiro	–	–

82

Series Kindle 21	A Day to Remember	87,890	–
Series Knarsdale 21	Seismic Beauty	–	–
Series Lane Way	Lane Way	6,000	–
Series Latte Da 19	Inalattetrouble	–	–
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	–	76,923
Series Lost Empire 19	Laforgia	–	26
Series Lovesick 21	Lovesick 21	–	–
Series Madiera Wine	Madiera Wine	–	7,000
Series Man Among Men	Man Among Men	–	–
Series Margaret Reay 19	A Mo Reay	–	1,181
Series Margarita Friday 19	Straight No Chaser	15,940	49,501
Series Martita Sangrita 17	Carpe Vinum	–	4,454
Series Mayan Milagra 19	Tepeu	–	–
Series Midnight Sweetie 19	Dolce Notte	–	–
Series Miss Puzzle	Miss Tapit	–	–
Series Miss Sakamoto	Miss Sakamoto	511	11,298
Series Mo Mischief	Mo Mischief	–	–
Series Mo Temptation	Mo Temptation	–	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	–	–
Series More Than Magic 21	More Than Magic 21	18,900	–
Series Motion Emotion	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	1,180	9,765
Series My Fast One 20	One Fast Dream	420	–
Series Naismith	Naismith	684	184
Series National Road	National Road	–	20,000
Series Northern Smile 20	Pep Rally	–	16,200
Series NY Exacta	NY Exacta	1,533	1,894
Series One Last Night 21	One Last Night 21	42,010	–
Series Our Jenny B 21	Jenny B 21	6,120	–
Series Our Miss Jones 19	Celebrity News	–	29,400
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	30,788	–

83

Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	–
Series Queen Amira 19	Regal Rebel	–	38
Series Race Hunter 19	Chasing Time	18,834	12,833
Series Salute to America	Salute to America	54	4,750
Series Sarrocchi 21	Sarrocchi 21	17,309	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	519	5,071
Series Smart Shopping 21	Seize the Grey	–	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Bernadette 20	Cable Boss	–	40,609
Series Song of the Lark 21	Song of the Lark 21	13,468	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	–	50,400
Series Squared Straight	Squared Straight	–	–
Series Stay Fabulous	Stay Fabulous	198	–
Series Storm Shooter	Storm Shooter	–	1,576
Series Sunny 18	Solar Strike	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	14,378
Series Sweet Sweet Annie 19	In Due Time	–	11,642
Series Tamboz 21	Tamboz 21	–	–
Series Tapitry 19	Infinite Empire	185	–
Series Tell All 19	Walk the Talk	–	–
Series Tell the Duchess 19	Duke of Love	1,400	18,888
Series The Filly Four	The Filly Four	–	2,150
Series The Royal Duet	The Royal Duet	229,613	–
Series Thirteen Stripes	Thirteen Stripes	–	545
Series Timeless Trick 20	Interstellar	–	8,000
Series Tizamagician	Tizamagician	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Tufnel	Tufnel	–	149
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–

84

Series Vertical Threat	Vertical Threat	–	–
Series Vow	Vow	3,880	27
Series War Safe	War Safe	170	28,556
Series Wayne O	Wayne O	–	–
Series Who Runs the World	Who Runs the World	516	55,037
Series Whosbeeninmybed 19	Micro Share	1,932	3,142
Series Without Delay 19	Golden Quality	–	3,800
Series Wonder Upon a Star 19	Star Six Nine	–	–
Series Yes This Time	Yes This Time	–	–
Series You Make Luvin Fun 19	Magical Ways	2,349	–
Totals		$721,992	$1,056,651

Operating Expenses – Depreciation

For the six-months period ended June 30, 2023, and June 30, 2022, the depreciation was $2,744,838 and $2,614,422, respectively, an increase of $130,416. The increase is based on the value of the assets under management relative to the prior period. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of June 30, 2023 and June 30, 2022 are as follows:

		Depreciation
Series Name	Underlying Asset	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –
Series Adaay in Asia	Adaay in Asia	14,733	–
Series Adjust 20	Jai Ho	14,583	3,136
Series Alliford Bay 21	Alliford Bay 21	7,333	–
Series Amandrea	Amandrea	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	7,858
Series Apple Down Under 19	Howboutdemapples	–	–
Series Arch Support 20	Captain Sparrow	11,667	2,509
Series Ari the Adventurer 19	Kanthari	51,319	51,319
Series Athenian Beauty 19	Quantum Theory	–	2,098
Series Authentic	Authentic	699,923	522,880
Series Awe Hush 19	Can't Hush This	–	33,000
Series Bajan Bashert	Bajan Bashert	18,667	–
Series Balletic	Balletic	78,750	78,750
Series Bella Chica	Bella Chica	–	–

85

Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	–	9,167
Series Blues Corner 21	Blues Corner 21	14,667	–
Series Bullish Sentiment 21	Bullish Sentiment 21	9,505	–
Series Carrothers	Carrothers	–	53,726
Series Cayala 19	Provocateur	–	41,000
Series Chad Brown Bundle	Chad Brown Bundle	49,559	105,604
Series Chasing the Moon 20	Cuvier	–	1,565
Series Classic Cut	Classic Cut	42,000	42,000
Series Classofsixtythree 19	Sixtythreecaliber	20,833	20,833
Series Co Cola 19	Search Engine	55,781	55,781
Series Collusion Illusion	Collusion Illusion	–	51,944
Series Consecrate 19	Sacred Beauty	–	1,269
Series Courtisane 19	Tap the Gavel	40,250	40,250
Series Crown It 21	Crown It 21	8,479	–
Series Daddys Joy	Daddy's Joy	–	5,338
Series Dancing Crane	Dancing Crane	–	14,167
Series Daring Dancer 20	Daring Dancer 20	7,875	7,875
Series Deep Cover	Deep Cover	6,496	13,667
Series Demogorgon	Demogorgon	1,613	15,000
Series Desire Street 19	Always Hopeful	14,280	14,280
Series Echo Warrior 19	Hero Status	28,350	28,350
Series Edge Classic Colts Package	Classic Colts Package	31,398	–
Series Edge Racing Summer Fun-d	Summer Fun	9,414	1,062
Series Elarose 21	Secret Crush	52,500	–
Series Enchante 21	Simply Enchanting	49,870	–
Series Escape Route	Escape Route	7,067	7,067
Series Essential Rose 20	Rosie's Alibi	109,375	109,375
Series Exonerated 19	Above Suspicion	2,315	14,350
Series Fenwick Hall 20	Inspector	15,750	6,213
Series Flora Dora 20	Spun Intended	10,417	5,824
Series Forever Rose	Forever Rose	19,690	1,953
Series Frosted Oats	Frosted Oats	17,083	17,083
Series Future Stars Stable	Future Stars Stable	16,112	52,090

86

Series Gentleman Gerry	Gentleman Gerry	8,889	6,481
Series Giant Mover 21	Giant Mover 21	4,203	–
Series Going to Vegas	Going to Vegas	–	56,667
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	26,250
Series Grand Traverse Bay 20	Grand Traverse Bay 20	6,563	6,563
Series Heaven Street	Heaven Street	16,667	–
Series Helicopter Money	Helicopter Money	5,010	510
Series High Speed Goldie 21	High Speed Goldie 21	9,194	–
Series Im A Looker 20	I'm a Looker 20	43,750	5,347
Series Into Summer 19	Malibu Mayhem	–	15,925
Series Ishvana 21	Ishvana 21	20,833	–
Series Just Louise 19	Forbidden Kingdom	25,500	25,500
Series Keertana 18	American Heiress	–	5,552
Series Kichiro	Kichiro	–	–
Series Kindle 21	A Day to Remember	26,250	–
Series Knarsdale 21	Seismic Beauty	46,282	–
Series Lane Way	Lane Way	11,305	65,444
Series Latte Da 19	Inalattetrouble	–	10,101
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	–	16,333
Series Lost Empire 19	Laforgia	–	38,250
Series Lovesick 21	Lovesick 21	14,816	–
Series Madiera Wine	Madiera Wine	–	1,063
Series Man Among Men	Man Among Men	24,600	24,600
Series Margaret Reay 19	A Mo Reay	–	27,333
Series Margarita Friday 19	Straight No Chaser	19,250	19,250
Series Martita Sangrita 17	Carpe Vinum	–	17,467
Series Mayan Milagra 19	Tepeu	18,333	18,333
Series Midnight Sweetie 19	Dolce Notte	–	12,300
Series Miss Puzzle	Miss Tapit	–	–
Series Miss Sakamoto	Miss Sakamoto	26,250	26,250
Series Mo Mischief	Mo Mischief	–	–
Series Mo Temptation	Mo Temptation	18,375	3,952

87

Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	8,531	1,789
Series More Than Magic 21	More Than Magic 21	7,467	–
Series Motion Emotion	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	14,000	14,000
Series My Fast One 20	One Fast Dream	17,500	2,333
Series Naismith	Naismith	7,821	27,375
Series National Road	National Road	17,167	16,667
Series Northern Smile 20	Pep Rally	15,000	8,790
Series NY Exacta	NY Exacta	14,077	35,833
Series One Last Night 21	One Last Night 21	22,614	–
Series Our Jenny B 21	Jenny B 21	8,667	–
Series Our Miss Jones 19	Celebrity News	10,500	10,500
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	56,000	–
Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	–
Series Queen Amira 19	Regal Rebel	–	21,000
Series Race Hunter 19	Chasing Time	43,750	43,750
Series Salute to America	Salute to America	2,032	14,000
Series Sarrocchi 21	Sarrocchi 21	48,125	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	49,088	49,088
Series Smart Shopping 21	Seize the Grey	52,500	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Bernadette 20	Cable Boss	49,088	49,088
Series Song of the Lark 21	Song of the Lark 21	26,775	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	16,800	6,440
Series Squared Straight	Squared Straight	–	–
Series Stay Fabulous	Stay Fabulous	4,688	2,406

88

Series Storm Shooter	Storm Shooter	–	23,387
Series Sunny 18	Solar Strike	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	9,306
Series Sweet Sweet Annie 19	In Due Time	12,780	13,544
Series Tamboz 21	Tamboz 21	19,906	–
Series Tapitry 19	Infinite Empire	4,979	24,600
Series Tell All 19	Walk the Talk	–	14,000
Series Tell the Duchess 19	Duke of Love	14,875	14,875
Series The Filly Four	The Filly Four	–	59,136
Series The Royal Duet	The Royal Duet	87,138	–
Series Thirteen Stripes	Thirteen Stripes	2,957	16,667
Series Timeless Trick 20	Interstellar	10,000	3,500
Series Tizamagician	Tizamagician	–	13,505
Series Twirl Girl 21	Twirl Girl 21	12,500	–
Series Tufnel	Tufnel	34,260	27,300
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–
Series Vertical Threat	Vertical Threat	–	–
Series Vow	Vow	24,500	24,500
Series War Safe	War Safe	8,750	15,750
Series Wayne O	Wayne O	–	–
Series Who Runs the World	Who Runs the World	53,550	53,550
Series Whosbeeninmybed 19	Micro Share	40,163	40,163
Series Without Delay 19	Golden Quality	–	15,000
Series Wonder Upon a Star 19	Star Six Nine	–	16,061
Series Yes This Time	Yes This Time	16,667	16,667
Series You Make Luvin Fun 19	Magical Ways	25,900	42,000
Totals		$2,744,838	$2,614,422

Operating Expenses – Loss on Horse Retirement

For the six-months period ended June 30, 2023, and June 30, 2022, the loss on horse retirement was $476,824 and $-125,570, respectively, an increase of $602,394. The increase is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period. In addition, certain horses were sold for more than their acquisition cost resulting in a gain for the respective Series in 2022 resulting in a net gain compared to a loss in the current period.

89

The loss on horse retirement on a series-by-series basis as of June 30, 2023, and June 30, 2022 are as follows:

Loss on Horse
Series Name	Underlying Asset	30-Jun-23	30-Jun-22
Series Action Bundle	Action Bundle	$ –	$ –
Series Adaay in Asia	Adaay in Asia	–	–
Series Adjust 20	Jai Ho	–	–
Series Alliford Bay 21	Alliford Bay 21	–	–
Series Amandrea	Amandrea	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	–
Series Apple Down Under 19	Howboutdemapples	–	–
Series Arch Support 20	Captain Sparrow	–	–
Series Ari the Adventurer 19	Kanthari	–	–
Series Athenian Beauty 19	Quantum Theory	–	(7,807)
Series Authentic	Authentic	–	–
Series Awe Hush 19	Can't Hush This	–	–
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	–	–
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	–	–
Series Blues Corner 21	Blues Corner 21	–	–
Series Bullish Sentiment 21	Bullish Sentiment 21	–	–
Series Carrothers	Carrothers	–	–
Series Cayala 19	Provocateur	–	–
Series Chad Brown Bundle	Chad Brown Bundle	136,947	–
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	–	–
Series Classofsixtythree 19	Sixtythreecaliber	–	–
Series Co Cola 19	Search Engine	–	–
Series Collusion Illusion	Collusion Illusion	–	219,056
Series Consecrate 19	Sacred Beauty	–	(10,590)
Series Courtisane 19	Tap the Gavel	–	–
Series Crown It 21	Crown It 21	–	–

90

Series Daddys Joy	Daddy's Joy	–	–
Series Dancing Crane	Dancing Crane	–	–
Series Daring Dancer 20	Daring Dancer 20	–	–
Series Deep Cover	Deep Cover	–	–
Series Demogorgon	Demogorgon	32,903	–
Series Desire Street 19	Always Hopeful	–	–
Series Echo Warrior 19	Hero Status	–	–
Series Edge Classic Colts Package	Classic Colts Package	–	–
Series Edge Racing Summer Fun-d	Summer Fun	33,474	–
Series Elarose 21	Secret Crush	–	–
Series Enchante 21	Simply Enchanting	–	–
Series Escape Route	Escape Route	–	–
Series Essential Rose 20	Rosie's Alibi	–	–
Series Exonerated 19	Above Suspicion	5,257	–
Series Fenwick Hall 20	Inspector	–	–
Series Flora Dora 20	Spun Intended	–	–
Series Forever Rose	Forever Rose	–	–
Series Frosted Oats	Frosted Oats	–	–
Series Future Stars Stable	Future Stars Stable	1,675	6,161
Series Gentleman Gerry	Gentleman Gerry	32,963	–
Series Giant Mover 21	Giant Mover 21	–	–
Series Going to Vegas	Going to Vegas	–	–
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	–
Series Grand Traverse Bay 20	Grand Traverse Bay 20	–	–
Series Heaven Street	Heaven Street	–	–
Series Helicopter Money	Helicopter Money	27,292	–
Series High Speed Goldie 21	High Speed Goldie 21	–	–
Series Im A Looker 20	I'm a Looker 20	–	–
Series Into Summer 19	Malibu Mayhem	–	–
Series Ishvana 21	Ishvana 21	–	–
Series Just Louise 19	Forbidden Kingdom	–	–
Series Keertana 18	American Heiress	–	5,659
Series Kichiro	Kichiro	–	–

91

Series Kindle 21	A Day to Remember	–	–
Series Knarsdale 21	Seismic Beauty	–	–
Series Lane Way	Lane Way	–	–
Series Latte Da 19	Inalattetrouble	–	26,305
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	–	–
Series Lost Empire 19	Laforgia	–	–
Series Lovesick 21	Lovesick 21	–	–
Series Madiera Wine	Madiera Wine	–	(1,063)
Series Man Among Men	Man Among Men	–	–
Series Margaret Reay 19	A Mo Reay	–	–
Series Margarita Friday 19	Straight No Chaser	–	–
Series Martita Sangrita 17	Carpe Vinum	–	–
Series Mayan Milagra 19	Tepeu	–	–
Series Midnight Sweetie 19	Dolce Notte	–	–
Series Miss Puzzle	Miss Tapit	–	–
Series Miss Sakamoto	Miss Sakamoto	–	–
Series Mo Mischief	Mo Mischief	–	–
Series Mo Temptation	Mo Temptation	–	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	–	–
Series More Than Magic 21	More Than Magic 21	–	–
Series Motion Emotion	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	–	–
Series My Fast One 20	One Fast Dream	–	–
Series Naismith	Naismith	(240)	–
Series National Road	National Road	–	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	13,589	–
Series One Last Night 21	One Last Night 21	–	–
Series Our Jenny B 21	Jenny B 21	–	–
Series Our Miss Jones 19	Celebrity News	–	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	–	–

92

Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	–
Series Queen Amira 19	Regal Rebel	–	–
Series Race Hunter 19	Chasing Time	–	–
Series Salute to America	Salute to America	14,038	–
Series Sarrocchi 21	Sarrocchi 21	–	–
Series Savvy Sassy 22	Savvy Sassy 22	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	–	–
Series Smart Shopping 21	Seize the Grey	–	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Bernadette 20	Cable Boss	–	–
Series Song of the Lark 21	Song of the Lark 21	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	–	–
Series Squared Straight	Squared Straight	–	–
Series Stay Fabulous	Stay Fabulous	69,969	–
Series Storm Shooter	Storm Shooter	–	35,946
Series Sunny 18	Solar Strike	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	–
Series Sweet Sweet Annie 19	In Due Time	–	(229,188)
Series Tamboz 21	Tamboz 21	–	–
Series Tapitry 19	Infinite Empire	(108)	–
Series Tell All 19	Walk the Talk	–	–
Series Tell the Duchess 19	Duke of Love	–	–
Series The Filly Four	The Filly Four	–	(262,463)
Series The Royal Duet	The Royal Duet	–	–
Series Thirteen Stripes	Thirteen Stripes	9,700	–
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Tufnel	Tufnel	–	–
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–

93

Series Vertical Threat	Vertical Threat	–	–
Series Vow	Vow	–	–
Series War Safe	War Safe	37,143	–
Series Wayne O	Wayne O	–	–
Series Who Runs the World	Who Runs the World	–	–
Series Whosbeeninmybed 19	Micro Share	–	–
Series Without Delay 19	Golden Quality	–	–
Series Wonder Upon a Star 19	Star Six Nine	–	92,414
Series Yes This Time	Yes This Time	–	–
Series You Make Luvin Fun 19	Magical Ways	62,222	–
Totals		$476,824	$(125,570)

As a result, the Company’s aggregate net loss across all series for the six-month periods ended June 30, 2022, and June 30, 2021 was $5,007,032 and $4,326,015, respectively.

94

Operating Results – For the Years Ended December 31, 2022 and 2021

Series Name	Underlying Asset	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Series Forever Rose	Forever Rose	1,250	–	1,250	$99.24	$50.36	$37.40	$62,950.00	$124,050.00	$–	$187.00	$–	$233,750.00	$233,750.00
Series Kindle 21	Kindle 21	5,500	–	5,500	34.57	20.45	15.98	112,475.00	190,135.00	–	71.00	–	390,500.00	390,500.00
Series The Royal Duet	The Royal Duet	5,100	–	5,100	113.78	42.77	45.45	218,127.00	580,278.00	–	202.00	–	1,030,200.00	1,030,200.00
Series Action Bundle (8)	Action Bundle	10,000	10,000	–	4.50	21.85	4.65	–	–	46,500.00	31.00	310,000.00	310,000.00	–
Series Adjust 20	Jai Ho	10	10	–	9,646.90	1,923.70	1,929.40	–	–	19,294.00	13,500.00	135,000.00	135,000.00	–
Series Amandrea	Amandrea	550	550	–	210.00	40.00	45.00	–	–	24,750.00	295.00	162,250.00	162,250.00	–
Series Ambleside Park 19	Lookwhogotlucky	410	410	–	115.00	59.25	30.75	–	–	12,607.50	205.00	84,050.00	84,050.00	–
Series Amers	Amers	75	75	–	82.00	37.00	21.00	–	–	1,575.00	140.00	10,500.00	10,500.00	–
Series Apple Down Under 19	Howboutdemapples	600	600	–	100.00	47.05	25.95	–	–	15,570.00	173.00	103,800.00	103,800.00	–
Series Ari the Adventurer 19	Kanthari	5,100	5,100	–	57.50	14.75	12.75	–	–	65,025.00	85.00	433,500.00	433,500.00	–
Series Ashlees Empire 20	Helicopter Money	3,000	3,000	–	13.13	40.47	13.40	–	–	40,200.00	67.00	201,000.00	201,000.00	–
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	–	25.00	14.95	7.05	–	–	12,690.00	47.00	84,600.00	84,600.00	–
Series Authentic	Authentic	12,500	12,500	–	151.54	23.56	30.90	–	–	386,250.00	206.00	2,575,000.00	2,575,000.00	–
Series Awe Hush 19	Can't Hush This	1,800	1,800	–	110.00	29.40	24.60	–	–	44,280.00	164.00	295,200.00	295,200.00	–
Series Bajan Bashert	Bajan Bashert	16	13	3	7,000.00	1,600.00	1,400.00			18,200.00	10,000.00	130,000.00	160,000.00	30,000.00
Series Balletic	Balletic	10,000	10,000	–	45.00	23.00	12.00	–	–	120,000.00	80.00	800,000.00	800,000.00	–
Series Bella Chica	Bella Chica	100	100	–	250.00	73.00	57.00	–	–	5,700.00	380.00	38,000.00	38,000.00	–
Series Big Mel	Big Mel	6,000	6,000	–	89.00	14.00	18.00	–	–	108,000.00	121.00	726,000.00	726,000.00	–
Series Black Escort 19	Halofied	20	20	–	2,750.00	1,660.00	590.00	–	–	11,800.00	5,000.00	100,000.00	100,000.00	–
Series Bullion	Bullion	25	25	–	240.00	–	230.00	–	–	5,750.00	470.00	11,750.00	11,750.00	–
Series Cable Boss	Cable Boss	5,100	5,100	–	55.00	27.45	14.55	–	–	74,205.00	97.00	494,700.00	494,700.00	–
Series Cairo Kiss	Cairo Kiss	80	80	–	347.50	124.25	83.25	–	–	6,660.00	555.00	44,400.00	44,400.00	–
Series Carrothers	Carrothers	5,100	5,100	–	60.20	25.65	15.15	–	–	77,265.00	101.00	515,100.00	515,100.00	–
Series Cayala 19	Provocateur	4,100	4,100	–	60.00	17.35	13.65	–	–	55,965.00	91.00	373,100.00	373,100.00	–
Series Arch Support 20	Captain Sparrow	10	10	–	7,717.50	1,939.00	1,543.50	–	–	15,435.00	11,200.00	112,000.00	112,000.00	–
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	–	120.69	78.21	35.10	–	–	175,500.00	234.00	1,170,000.00	1,170,000.00	–
Series Chasing the Moon 20	Cuvier	1,250	–	1,250	58.80	69.20	32.00	86,500.00	73,500.00	–	160.00	–	200,000.00	200,000.00
Series Classic Cut	Classic Cut	10,000	10,000	–	24.00	19.35	7.65	–	–	76,500.00	51.00	510,000.00	510,000.00	–
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	–	125.00	39.05	28.95	–	–	28,950.00	193.00	193,000.00	193,000.00	–
Series Co Cola 19	Search Engine	5,100	5,100	–	62.50	27.60	15.90	–	–	81,090.00	106.00	540,600.00	540,600.00	–
Series Collusion Illusion	Collusion Illusion	25,000	25,000	–	22.00	3.50	4.50	–	–	112,500.00	30.00	750,000.00	750,000.00	–
Series Consecrate 19	Sacred Beauty	410	410	–	80.00	53.45	23.55	–	–	9,655.50	157.00	64,370.00	64,370.00	–
Series Courtisane 19	Tap the Gavel	10,000	10,000	–	23.00	18.65	7.35	–	–	73,500.00	49.00	490,000.00	490,000.00	–
Series Daddy's Joy	Daddy's Joy	600	600	–	80.00	73.00	27.00	–	–	16,200.00	180.00	108,000.00	108,000.00	–
Series Dancing Crane	Dancing Crane	20	20	–	4,250.00	926.00	924.00	–	–	18,480.00	6,100.00	122,000.00	122,000.00	–
Series Daring Dancer 20	Boppy	750	750	–	60.00	54.75	20.25	–	–	15,187.50	135.00	101,250.00	101,250.00	–
Series De Mystique 17	Dancing Destroyer	250	250	–	71.50	47.50	21.00	–	–	5,250.00	140.00	35,000.00	35,000.00	–

95

Series Deep Cover	Deep Cover	800	800	–	100.00	87.00	33.00	–	–	26,400.00	220.00	176,000.00	176,000.00	–
Series Demogorgon	Demogorgon	20	20	–	4,500.00	917.00	983.00	–	–	19,660.00	6,400.00	128,000.00	128,000.00	–
Series Desire Street 19	Always Hopeful	1,020	1,020	–	80.00	90.85	30.15	–	–	30,753.00	201.00	205,020.00	205,020.00	–
Series Echo Warrior 19	Hero Status	6,000	6,000	–	27.00	22.30	8.70	–	–	52,200.00	58.00	348,000.00	348,000.00	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	50	50	–	3,400.00	1,100.00	500.00	–	–	25,000.00	5,000.00	250,000.00	250,000.00	–
Series Enchante 21	Simply Enchanting	6,000	2,461	3,539	54.74	21.98	22.28	77,787.22		54,831.08	99.00	243,639.00	594,000.00
Series Elarose 21	Secret Crush	10,000	7,741	2,259	31.50	18.10	14.40	40,887.90		111,470.40	64.00	495,424.00	640,000.00
Series Escape Route	Escape Route	10	10	–	4,240.00	1,016.00	1,039.20	–	–	10,392.00	6,295.20	62,952.00	62,952.00	–
Series Exonerated 19	Above Suspicion	820	820	–	105.00	38.65	25.35	–	–	20,787.00	169.00	138,580.00	138,580.00	–
Series Fenwick Hall 20	Inspector	1,200	1,200	–	78.75	82.85	40.40	–	–	48,480.00	202.00	242,400.00	242,400.00	–
Series Flora Dora 20	Spun Intended	10	10	–	6,890.60	1,731.30	1,378.10	–	–	13,781.00	10,000.00	100,000.00	100,000.00	–
Series Frosted Oats	Frosted Oats	4,100	4,100	–	25.00	10.70	6.30	–	–	25,830.00	42.00	172,200.00	172,200.00	–
Series Future Stars Stable	Future Stars Stable	10,000	10,000	–	33.55	8.95	7.50	–	–	75,000.00	50.00	500,000.00	500,000.00	–
Series Gentleman Gerry	Gentleman Gerry	20	20	–	5,000.00	1,750.00	1,000.00	–	–	20,000.00	7,750.00	155,000.00	155,000.00	–
Series Going to Vegas	Going to Vegas	5,100	5,100	–	50.00	23.10	12.90	–	–	65,790.00	86.00	438,600.00	438,600.00	–
Series Got Stormy	Got Stormy	5,100	5,100	–	24.51	13.74	6.75	–	–	34,425.00	45.00	229,500.00	229,500.00	–
Series Grand Traverse Bay 19	Cornice Traverse	750	750	–	200.00	179.95	67.05	–	–	50,287.50	447.00	335,250.00	335,250.00	–
Series Grand Traverse Bay 20	Sun Valley Road	750	751	(1)	50.00	52.85	18.15	(52.85)	(50.00)	13,630.65	121.00	90,871.00	90,750.00	(121.00)
Series Heaven Street	Heaven Street	20	20	–	5,300.00	1,200.00	1,000.00	–	–	20,000.00	7,500.00	150,000.00	150,000.00	–
Series I'm a Looker 20	Pioneer Prince	4,000	4,000	–	72.03	43.97	29.00	–	–	116,000.00	145.00	580,000.00	580,000.00	–
Series Into Summer 19	Malibu Mayhem	650	650	–	140.00	188.10	57.90	–	–	37,635.00	386.00	250,900.00	250,900.00	–
Series Jeanne's Speight 20	Stay Fabulous	2,500	2,492	8	49.95	49.25	24.80	394.00	399.60	61,801.60	124.00	309,008.00	310,000.00	992.00
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	–	150.00	44.65	34.35	–	–	35,037.00	229.00	233,580.00	233,580.00	–
Series Keertana 18	American Heiress	5,100	5,100	–	72.00	13.00	15.00	–	–	76,500.00	100.00	510,000.00	510,000.00	–
Series Kiana's Love	Kiana's Love	200	200	–	55.00	47.00	18.00	–	–	3,600.00	120.00	24,000.00	24,000.00	–
Series Kichiro	Kichiro	200	200	–	77.50	33.00	19.50	–	–	3,900.00	130.00	26,000.00	26,000.00	–
Series Lane Way	Lane Way	6,000	6,000	–	61.00	15.50	13.50	–	–	81,000.00	90.00	540,000.00	540,000.00	–
Series Latte Da 19	Inalattetrouble	4,100	4,100	–	19.50	10.25	5.25	–	–	21,525.00	35.00	143,500.00	143,500.00	–
Series Lazy Daisy	Lazy Daisy	1,250	1,250	–	90.00	7.00	18.00	–	–	22,500.00	115.00	143,750.00	143,750.00	–
Series Le Relais 20	Show Your Cards	3,000	3,000	–	92.20	39.80	33.00	–	–	99,000.00	165.00	495,000.00	495,000.00	–
Series Lost Empire 19	Laforgia	10,200	10,200	–	22.50	7.25	5.25	–	–	53,550.00	35.00	357,000.00	357,000.00	–
Series Madarnas	Madarnas	50	50	–	204.00	93.00	53.00	–	–	2,650.00	350.00	17,500.00	17,500.00	–
Series Madiera Wine	Madiera Wine	20	20	–	1,872.50	253.00	374.50	–	–	7,490.00	2,500.00	50,000.00	50,000.00	–
Series Major Implications	Major Implications	20	20	–	128.00	67.00	35.00	–	–	700.00	230.00	4,600.00	4,600.00	–
Series Man Among Men	Man Among Men	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–
Series Margaret Reay 19	A Mo Reay	820	820	–	200.00	55.85	45.15	–	–	37,023.00	301.00	246,820.00	246,820.00	–
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	–	55.00	86.10	24.90	–	–	49,800.00	166.00	332,000.00	332,000.00	–

96

Series Martita Sangrita 17	Carpe Vinum	600	600	–	200.00	72.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Mayan Milagra 19	Tepeu	20	20	–	5,500.00	1,846.00	1,154.00	–	–	23,080.00	8,500.00	170,000.00	170,000.00	–
Series Midnight Sweetie 19	Dolce Notte	820	820	–	90.00	35.80	22.20	–	–	18,204.00	148.00	121,360.00	121,360.00	–
Series Miss Puzzle	Miss Puzzle	125	125	–	109.84	102.66	37.50	–	–	4,687.50	250.00	31,250.00	31,250.00	–
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	(1)	25.00	20.90	8.10	(20.90)	(25.00)	48,608.10	54.00	324,054.00	324,000.00	(54.00)
Series Mo Mischief	Mo Mischief	5,100	5,100	–	50.00	14.00	11.00	–	–	56,100.00	75.00	382,500.00	382,500.00	–
Series Mo Temptation	Mo Temptation	3,500	3,500	–	34.58	35.02	17.40	–	–	60,900.00	87.00	304,500.00	304,500.00	–
Series Monomoy Girl	Monomoy Girl	10,200	10,200	–	29.41	9.69	6.90	–	–	70,380.00	46.00	469,200.00	469,200.00	–
Series Moonbow 20	Cumberland Falls	2,500	2,500	–	21.69	47.11	17.20	–	–	43,000.00	86.00	215,000.00	215,000.00	–
Series Moonless Sky	Moonless Sky	200	200	–	60.00	33.50	16.50	–	–	3,300.00	110.00	22,000.00	22,000.00	–
Series Motion Emotion (9)	Motion Emotion	1,020	1,020	–	24.51	46.89	12.60	–	–	12,852.00	84.00	85,680.00	85,680.00	–
Series Mrs Whistler	Mrs Whistler	2,000	2,003	(3)	40.00	76.45	20.55	(229.35)	(120.00)	41,161.65	137.00	274,411.00	274,000.00	(411.00)
Series My Fast One 20	One Fast Dream	2,000	2,000	–	55.50	76.50	33.00	–	–	66,000.00	165.00	330,000.00	330,000.00	–
Series Naismith	Naismith	2,000	2,000	–	75.00	54.20	22.80	–	–	45,600.00	152.00	304,000.00	304,000.00	–
Series National Road	National Road	20	20	–	5,000.00	1,000.00	1,000.00	–	–	20,000.00	7,000.00	140,000.00	140,000.00	–
Series New York Claiming Package	New York Claiming Package	510	510	–	72.00	54.00	14.00	–	–	7,140.00	140.00	71,400.00	71,400.00	–
Series Night of Idiots	Night of Idiots	80	80	–	112.00	100.00	38.00	–	–	3,040.00	250.00	20,000.00	20,000.00	–
Series Nileist	Nileist	45	45	–	260.00	190.00	80.00	–	–	3,600.00	530.00	23,850.00	23,850.00	–
Series Noble Goddess	Noble Goddess	300	300	–	62.00	31.00	17.00	–	–	5,100.00	110.00	33,000.00	33,000.00	–
Series Northern Smile 20	Pep Rally	20	20	–	4,500.00	1,600.00	900.00	–	–	18,000.00	7,000.00	140,000.00	140,000.00	–
Series NY Exacta	NY Exacta	2,000	2,000	–	107.50	86.30	34.20	–	–	68,400.00	228.00	456,000.00	456,000.00	–
Series One Last Night 21	One Last Night 21	3,000	1,348	1,652	47.82	39.75	25.43	65,667.00	78,998.64	34,279.64	113.00	152,324.00	339,000.00	186,676.00
Series Our Miss Jones 19	Celebrity News	1,200	1,200	–	50.00	82.60	23.40	–	–	28,080.00	156.00	187,200.00	187,200.00	–
Series Our Jenny B	Our Jenny B	20	9	11	2,782.00	2,662.00	556.00	29,282.00	30,602.00	5,004.00	6,000.00	54,000.00	120,000.00	66,000.00
Series Palace Foal	Palace Foal	510	–	510	31.00	71.00	18.00	36,210.00	15,810.00	–	120.00	–	61,200.00	61,200.00
Series Patsys Kim 21	Lady Blitz	5,000	3,973	1,027	67.20	35.87	29.93	36,838.49	69,014.40	118,911.89	133.00	528,409.00	665,000.00	136,591.00
Series Popular Demand	Popular Demand	1,020	1,020	–	145.00	63.00	36.00	–	–	36,720.00	244.00	248,880.00	248,880.00	–
Series Power Up Paynter	Power Up Paynter	600	600	–	100.00	61.00	29.00	–	–	17,400.00	190.00	114,000.00	114,000.00	–
Series Queen Amira 19	Regal Rebel	2,000	2,000	–	60.00	80.25	24.75	–	–	49,500.00	165.00	330,000.00	330,000.00	–
Series Race Hunter 19	Chasing Time	10,000	10,000	–	25.00	19.20	7.80	–	–	78,000.00	52.00	520,000.00	520,000.00	–
Series Rosie's Alibi	Rosie's Alibi	10,000	10,000	–	62.50	26.75	15.75	–	–	157,500.00	105.00	1,050,000.00	1,050,000.00	–
Series Salute to America	Salute to America	1,000	1,000	–	80.00	152.05	40.95	–	–	40,950.00	273.00	273,000.00	273,000.00	–
Series Sarrocchi 21	Sarrocchi 21	5,000	4,399	601	67.20	32.00	28.80	19,232.00	40,387.20	126,691.20	128.00	563,072.00	640,000.00	76,928.00
Series Sauce On Side	Sauce On Side	125	125	–	130.00	74.00	36.00	–	–	4,500.00	240.00	30,000.00	30,000.00	–

97

Series Shake It Up Baby	Shake It Up Baby	250	250	–	44.00	66.50	19.50	–	–	4,875.00	130.00	32,500.00	32,500.00	–
Series Sigesmund	Sigesmund	200	200	–	50.00	35.00	15.00	–	–	3,000.00	100.00	20,000.00	20,000.00	–
Series Silverpocketsfull 19	Iron Works	5,100	5,100	–	55.00	20.65	13.35	–	–	68,085.00	89.00	453,900.00	453,900.00	–
Series Smart Shopping 21	Seize the Grey	5,000	5,000	–	63.00	35.42	28.58	–	–	142,900.00	127.00	635,000.00	635,000.00	–
Series Social Dilemma	Social Dilemma	510	510	–	49.02	92.93	25.05	–	–	12,775.50	167.00	85,170.00	85,170.00	–
Series Song of Lark 21	Song of the Lark 21	2,550	2,113	437	66.60	39.58	30.82			65,122.66	137.00	289,481.00	349,350.00	59,869.00
Series Soul Beam	Soul Beam	65	65	–	355.00	163.50	91.50	–	–	5,947.50	610.00	39,650.00	39,650.00	–
Series Speightstown Belle 19	Ancient Royalty	900	900	–	85.00	33.15	20.85	–	–	18,765.00	139.00	125,100.00	125,100.00	–
Series Spirit 20	Phantom Ride	3,000	3,000	–	33.60	33.60	16.80	–	–	50,400.00	84.00	252,000.00	252,000.00	–
Series Squared Straight	Squared Straight	150	150	–	150.00	79.50	40.50	–	–	6,075.00	270.00	40,500.00	40,500.00	–
Series Storm Shooter	Storm Shooter	2,000	2,000	–	90.00	48.00	24.00	–	–	48,000.00	162.00	324,000.00	324,000.00	–
Series Street Band	Street Band	50	50	–	918.00	127.00	185.00	–	–	9,250.00	1,230.00	61,500.00	61,500.00	–
Series Sunny 18	Solar Strike	6,000	6,000	–	40.30	14.69	10.01	–	–	60,060.00	65.00	390,000.00	390,000.00	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	–	3,500.00	781.10	718.90	–	–	14,378.00	5,000.00	100,000.00	100,000.00	–
Series Sweet Annie 19	In Due Time	20	20	–	4,750.00	1,739.00	1,011.00	–	–	20,220.00	7,500.00	150,000.00	150,000.00	–
Series Swiss Minister	Swiss Minister	50	50	–	150.00	88.00	42.00	–	–	2,100.00	280.00	14,000.00	14,000.00	–
Series Takeo Squared	Takeo Squared	100	100	–	153.00	76.00	41.00	–	–	4,100.00	270.00	27,000.00	27,000.00	–
Series Tapitry 19	Infinite Empire	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–
Series Tavasco Road	Tavasco Road	80	80	–	128.00	67.00	35.00	–	–	2,800.00	230.00	18,400.00	18,400.00	–
Series Tell All 19	Walk the Talk	12	12	–	7,000.00	1,987.00	1,513.00	–	–	18,156.00	10,500.00	126,000.00	126,000.00	–
Series Tell the Duchess 19	Duke of Love	2,000	2,000	–	42.50	78.20	21.30	–	–	42,600.00	142.00	284,000.00	284,000.00	–
Series The Filly Four	The Filly Four	8,000	8,000	–	105.00	48.00	27.00	–	–	216,000.00	180.00	1,440,000.00	1,440,000.00	–
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	–	100.00	94.65	34.35	–	–	34,350.00	229.00	229,000.00	229,000.00	–
Series Timeless Trick 20	Interstellar	12	12	–	5,000.00	1,750.00	1,000.00	–	–	12,000.00	7,750.00	93,000.00	93,000.00	–
Series Tizamagician	Tizamagician	600	600	–	185.00	87.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Tufnel	Tufnel	5,200	5,200	–	30.00	22.70	9.30	–	–	48,360.00	62.00	322,400.00	322,400.00	–
Series Twirl Girl 21	Twirl Girl 21	20	7	13	3,975.00	2,730.00	795.00	35,490.00		5,565.00	7,500.00	52,500.00	150,000.00	97,500.00
Series Two Trail Sioux 17	Annahilate	450	450	–	165.00	90.00	45.00	–	–	20,250.00	300.00	135,000.00	135,000.00	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	–	24,750.00	4,970.00	–	–	–	–	29,720.00	29,720.00	29,720.00	–
Series Utalknboutpractice	Utalknboutpractice	100	100	–	165.00	90.00	45.00	–	–	4,500.00	300.00	30,000.00	30,000.00	–
Series Vertical Threat	Vertical Threat	600	600	–	100.00	78.50	31.50	–	–	18,900.00	210.00	126,000.00	126,000.00	–
Series Vow	Vow	2,000	2,000	–	70.00	82.15	26.85	–	–	53,700.00	179.00	358,000.00	358,000.00	–
Series War Safe	War Safe	2,000	2,000	–	45.00	79.10	21.90	–	–	43,800.00	146.00	292,000.00	292,000.00	–
Series Wayne O	Wayne O	6,000	6,000	–	75.00	6.00	14.00	–	–	84,000.00	95.00	570,000.00	570,000.00	–
Series Who Runs the World	Who Runs the World	5,100	5,100	–	60.00	28.40	15.60	–	–	79,560.00	104.00	530,400.00	530,400.00	–
Series Who'sbeeninmybed 19	Micro Share	5,100	5,100	–	45.00	17.90	11.10	–	–	56,610.00	74.00	377,400.00	377,400.00	–

98

Series Without Delay	Golden Quality	20	20	–	4,500.00	1,550.00	950.00	–	–	19,000.00	7,000.00	140,000.00	140,000.00	–
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	–	14.00	17.45	5.55	–	–	55,500.00	37.00	370,000.00	370,000.00	–
Series Yes This Time	Yes This Time	10	10	–	10,000.00	793.00	2,159.00	–	–	21,590.00	12,952.00	129,520.00	129,520.00	–
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	–	40.00	23.75	11.25	–	–	67,500.00	75.00	450,000.00	450,000.00	–
Series Zestful	Zestful	100	100	–	194.00	78.00	48.00	–	–	4,800.00	320.00	32,000.00	32,000.00	–

______________________

(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.
(8)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(9)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Revenues

Revenues are generated at the Series level. During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company generated $4,331,342 and $2,608,565 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings, in addition the payment of the 1st year of fees paid to breed horses (“Stallion Fees”) paid to Series Authentic. Some of the Company’s horses (as more particularly described in the Offering Statements under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred costs of revenue – horse expenses of $4,771,984 and $4,362,914, respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Revenues		Cost of Revenues
Series Name	Underlying Asset	31-Dec-22	31-Dec-21	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$108,820	$–	$(155,367)
Series Adjust 20	Jai Ho	–	–	(15,768)	–
Series Amandrea	Amandrea	–	4,750	–	(15,648)
Series Ambleside Park 19	Lookwhogotlucky	3,762	900	(12,142)	(23,064)
Series Amers	Amers	–	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	15,049	–	(28,518)
Series Ari the Adventurer 19	Kanthari	18,360	–	(44,892)	(36,952)
Series Ashlees Empire 20	Helicopter Money	563	–	(24,867)	–

99

Series Athenian Beauty 19	Quantum Theory	7,740	225	(10,683)	(43,256)
Series Authentic	Authentic	1,226,662	–	(189,550)	(350,467)
Series Awe Hush 19	Can't Hush This	21,491	–	(37,558)	(38,943)
Series Bajan Bashert	Bajan Bashert	–	–	(4,707)	–
Series Balletic	Balletic	8,400	–	(89,111)	(22,601)
Series Bella Chica	Bella Chica	–	784	–	(8,192)
Series Big Mel	Big Mel	–	–	–	(25,002)
Series Black Escort 19	Halofied	21,454	–	(45,412)	(30,509)
Series Bullion	Bullion	–	–	–	–
Series Cable Boss	Cable Boss	–	–	(39,470)	(13,193)
Series Cairo Kiss	Cairo Kiss	–	–	–	–
Series Carrothers	Carrothers	32,763	669	(45,879)	(53,767)
Series Cayala 19	Provocateur	85,077	8,538	(65,505)	(34,930)
Series Arch Support 20	Captain Sparrow	2,100	–	(19,061)	–
Series Chad Brown Bundle	Chad Brown Bundle	405	–	(133,548)	(29,328)
Series Chasing the Moon 20	Cuvier	–	–	–	–
Series Classic Cut	Classic Cut	–	–	(48,850)	(23,057)
Series Classofsixtythree 19	Sixtythreecaliber	135,266	–	(67,554)	(27,619)
Series Co Cola 19	Search Engine	51,742	2,466	(48,261)	(34,508)
Series Collusion Illusion	Collusion Illusion	275	1,125	4,403	(42,037)
Series Consecrate 19	Sacred Beauty	3,690	3,132	(5,292)	(17,748)
Series Courtisane 19	Tap the Gavel	44,425	5,250	(67,374)	(55,454)
Series Daddy's Joy	Daddy's Joy	25,014	17,070	(41,019)	(35,933)
Series Dancing Crane	Dancing Crane	50,400	24,276	(44,673)	(53,454)
Series Daring Dancer 20	Boppy	–	–	(8,056)	(2,433)
Series De Mystique 17	Dancing Destroyer	–	–	–	–
Series Deep Cover	Deep Cover	84,875	38,500	(79,935)	(55,911)
Series Demogorgon	Demogorgon	21,160	2,160	(46,888)	(14,727)
Series Desire Street 19	Always Hopeful	11,266	566	(34,657)	(22,736)
Series Echo Warrior 19	Hero Status	84,648	–	(61,289)	(24,850)
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	80,613	–	(85,357)	–
Series Enchante 21	Simply Enchanting	–	–	(14,869)	–
Series Elarose 21	Secret Crush	–	–	(19,904)	–
Series Escape Route	Escape Route	65,696	78,000	(66,130)	(64,618)

100

Series Exonerated 19	Above Suspicion	3,436	–	(31,822)	(22,569)
Series Fenwick Hall 20	Inspector	4,843	–	(32,429)	–
Series Forever Rose	Forever Rose	–	–	(14,668)	–
Series Flora Dora 20	Spun Intended	27,100	–	(27,690)	–
Series Frosted Oats	Frosted Oats	27,675	12,608	(38,052)	(24,542)
Series Future Stars Stable	Future Stars Stable	73,017	20,116	(90,324)	(80,094)
Series Gentleman Gerry	Gentleman Gerry	1,105	–	(38,053)	–
Series Going to Vegas	Going to Vegas	222,360	213,304	(134,719)	(156,054)
Series Got Stormy	Got Stormy	–	227,983	–	(216,760)
Series Grand Traverse Bay 19	Cornice Traverse	6,323	1,125	(42,292)	(35,240)
Series Grand Traverse Bay 20	Sun Valley Road	191	–	(9,692)	(2,165)
Series Heaven Street	Heaven Street	7,935	–	(20,218)	–
Series Kindle 21	Kindle 21	–	–	(8,690)	–
Series Knarsdale 21	Knarsdale 21	–	–	(12,589)	–
Series I'm a Looker 20	Pioneer Prince	–	–	(41,504)	–
Series Into Summer 19	Malibu Mayhem	325	650	(21,153)	(28,768)
Series Ishvana 21	Ishvana 21	–	–	(14,282)	–
Series Jeanne's Speight 20	Stay Fabulous	2,344	–	(30,330)	–
Series Just Louise 19	Forbidden Kingdom	221,085	43,095	(144,696)	(47,049)
Series Keertana 18	American Heiress	–	612	(516)	(34,571)
Series Kiana's Love	Kiana's Love	–	–	–	–
Series Kichiro	Kichiro	–	34	–	(2,170)
Series Lane Way	Lane Way	175,800	40,068	(107,260)	(58,994)
Series Latte Da 19	Inalattetrouble	–	–	(7,927)	(16,199)
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	(27,826)	–
Series Lost Empire 19	Laforgia	765	–	(24,786)	(35,097)
Series Madarnas	Madarnas	–	–	–	–
Series Madiera Wine	Madiera Wine	6,510	–	(5,585)	–
Series Major Implications	Major Implications	–	–	–	–
Series Man Among Men	Man Among Men	21,648	–	(37,512)	(22,610)
Series Margaret Reay 19	A Mo Reay	22,010	50,020	(46,008)	(49,335)
Series Margarita Friday 19	Straight No Chaser	86,800	–	(88,089)	(24,213)
Series Martita Sangrita 17	Carpe Vinum	45,744	5,880	(43,310)	(30,112)

101

Series Mayan Milagra 19	Tepeu	144,360	–	(80,333)	(29,250)
Series Midnight Sweetie 19	Dolce Notte	–	–	(9,373)	(20,028)
Series Miss Puzzle	Miss Puzzle	–	–	7	(4,571)
Series Miss Sakamoto	Miss Sakamoto	30,678	–	(53,078)	(24,405)
Series Mo Mischief	Mo Mischief	–	17,710	–	(30,924)
Series Mo Temptation	Mo Temptation	–	–	(32,151)	–
Series Monomoy Girl	Monomoy Girl	–	178,500	–	(285,659)
Series Moonbow 20	Cumberland Falls	750	–	(27,572)	–
Series Moonless Sky	Moonless Sky	–	–	–	–
Series Motion Emotion (2)	Motion Emotion	–	10,032	–	(16,821)
Series Mrs Whistler	Mrs Whistler	5,590	–	(53,390)	(31,723)
Series My Fast One 20	One Fast Dream	–	–	(29,488)	–
Series Naismith	Naismith	33,660	10,980	(74,001)	(52,342)
Series National Road	National Road	48,164	–	(65,183)	(20,701)
Series New York Claiming Package	New York Claiming Package	–	–	–	–
Series Night of Idiots	Night of Idiots	–	–	–	–
Series Nileist	Nileist	–	–	–	–
Series Noble Goddess	Noble Goddess	–	–	–	–
Series Northern Smile 20	Pep Rally	1,040	–	(41,031)	–
Series NY Exacta	NY Exacta	62,924	41,800	(144,570)	(108,054)
Series One Last Night 21	One Last Night 21	–	–	(18,290)	–
Series Our Miss Jones 19	Celebrity News	13,200	–	(45,775)	(20,384)
Series Our Jenny B	Our Jenny B	–	–	(8,833)	–
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	–	–	(26,579)	–
Series Popular Demand	Popular Demand	–	–	–	(18,168)
Series Power Up Paynter	Power Up Paynter	–	6,501	10	(33,746)
Series Queen Amira 19	Regal Rebel	690	5,650	(27,653)	(38,489)
Series Race Hunter 19	Chasing Time	150,300	119,460	(148,019)	(74,110)
Series Rosie's Alibi	Rosie's Alibi	79,665	–	(115,691)	(35,132)
Series Salute to America	Salute to America	62,270	1,050	(73,961)	(37,015)
Series Sarrocchi 21	Sarrocchi 21	–	–	(20,456)	–
Series Sauce On Side	Sauce On Side	–	–	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–	–	–

102

Series Sigesmund	Sigesmund	–	20	–	867
Series Silverpocketsfull 19	Iron Works	50,711	–	(53,890)	(34,850)
Series Smart Shopping 21	Seize the Grey	25	–	(29,169)	–
Series Social Dilemma	Social Dilemma	–	59,474	–	(59,070)
Series Song of Lark 21	Song of the Lark 21	–	–	(11,801)	–
Series Soul Beam	Soul Beam	–	–	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–	–	(11,028)
Series Spirit 20	Phantom Ride	12,876	–	(28,321)	–
Series Squared Straight	Squared Straight	–	2,048	–	(3,961)
Series Storm Shooter	Storm Shooter	16,498	28,640	(21,521)	(51,519)
Series Street Band	Street Band	–	–	–	–
Series Sunny 18	Solar Strike	–	–	–	(20,359)
Series Sunsanddrinkinhand	Sunsanddrinkinhand	6,990	–	(37,648)	–
Series Sweet Sweet Annie 19	In Due Time	129,920	34,500	(75,117)	(48,637)
Series Swiss Minister	Swiss Minister	–	–	–	–
Series Takeo Squared	Takeo Squared	–	–	–	–
Series Tapitry 19	Infinite Empire	7,839	7,175	(31,439)	(25,444)
Series Tavasco Road	Tavasco Road	–	–	–	–
Series Tell All 19	Walk the Talk	–	–	(18,857)	(25,158)
Series Tell the Duchess 19	Duke of Love	258,102	51,355	(150,255)	(55,262)
Series The Filly Four	The Filly Four	21,504	271,309	(26,327)	(218,243)
Series The Royal Duet	The Royal Duet	–	–	(26,412)	–
Series Thirteen Stripes	Thirteen Stripes	5,445	38,498	(38,022)	(59,093)
Series Timeless Trick 20	Interstellar	360	–	(24,640)	–
Series Tizamagician	Tizamagician	34,800	325,800	(55,182)	(140,622)
Series Tufnel	Tufnel	–	–	(26,680)	(13,446)
Series Twirl Girl 21	Twirl Girl 21	–	–	(9,265)	–
Series Two Trail Sioux 17	Annahilate	–	–	–	(4,654)
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–	(1,541)
Series Utalknboutpractice	Utalknboutpractice	–	–	–	–
Series Vertical Threat	Vertical Threat	–	54,840	(3,555)	(70,755)
Series Vow	Vow	13,800	12,600	(46,888)	(42,555)
Series War Safe	War Safe	16,987	–	(70,167)	(21,030)
Series Wayne O	Wayne O	–	2,140	–	(5,934)

103

Series Who Runs the World	Who Runs the World	–	–	(34,135)	(14,819)
Series Who'sbeeninmybed 19	Micro Share	31,416	4,284	(47,261)	(32,095)
Series Without Delay	Golden Quality	23,076	–	(42,331)	(18,929)
Series Wonder Upon a Star 19	Star Six Nine	–	–	(6,910)	(35,230)
Series Yes This Time	Yes This Time	18,700	396,425	(59,732)	(168,276)
Series You Make Luvin Fun 19	Magical Ways	4,140	–	(45,168)	(28,383)
Series Zestful	Zestful	–	–	–	–
Totals		$4,331,342	$2,608,565	$(4,771,984)	$(4,362,914)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company commenced its planned principal operations in 2018. During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred $8,667,394 and $7,917,288, respectively, an increase of $750,106 related to general and administrative fees, management fees and depreciation. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the twelve-month periods ended December 31, 2022, and December 31, 2021, are as follows:

Total Operating Expenses
	31-Dec-22	31-Dec-21	Difference	Change
General and Administrative	$595,392	$374,367	$221,025	59%
Management Fees	2,502,264	1,949,857	552,407	28%
Depreciation	5,569,738	5,593,064	(23,326)	0%
Total:	$8,667,394	$7,917,288	$750,106	9%

104

Operating Expenses - Overview

During the twelve-month periods ended December 31, 2022, and December 31, 2021, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

		Operating Expenses
Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$59,782
Series Adjust 20	Jai Ho	37,014	–
Series Amandrea	Amandrea	–	21,792
Series Ambleside Park 19	Lookwhogotlucky	11,477	21,407
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	26,205
Series Ari the Adventurer 19	Kanthari	111,674	150,235
Series Ashlees Empire 20	Helicopter Money	52,473	–
Series Athenian Beauty 19	Quantum Theory	4,072	20,623
Series Authentic	Authentic	1,407,664	1,665,668
Series Awe Hush 19	Can't Hush This	43,407	71,600
Series Bajan Bashert	Bajan Bashert	20,709	–
Series Balletic	Balletic	251,832	98,523
Series Bella Chica	Bella Chica	0	10,633
Series Big Mel	Big Mel	–	133,340
Series Black Escort 19	Halofied	24,646	21,480
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	145,984	75,127
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	125,663	158,037
Series Cayala 19	Provocateur	87,296	90,922
Series Arch Support 20	Captain Sparrow	29,611	–
Series Chad Brown Bundle	Chad Brown Bundle	393,948	46,871
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	91,200	112,694
Series Classofsixtythree 19	Sixtythreecaliber	65,743	47,267
Series Co Cola 19	Search Engine	123,937	164,017
Series Collusion Illusion	Collusion Illusion	54,572	192,246

105

Series Consecrate 19	Sacred Beauty	2,838	16,892
Series Courtisane 19	Tap the Gavel	92,142	135,087
Series Daddy's Joy	Daddy's Joy	10,139	20,005
Series Dancing Crane	Dancing Crane	21,199	43,987
Series Daring Dancer 20	Boppy	35,738	6,456
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	37,699	33,517
Series Demogorgon	Demogorgon	32,100	25,319
Series Desire Street 19	Always Hopeful	34,758	51,934
Series Echo Warrior 19	Hero Status	92,522	85,254
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	53,054	–
Series Enchante 21	Simply Enchanting	87,876	–
Series Elarose 21	Secret Crush	146,370	–
Series Escape Route	Escape Route	21,533	18,143
Series Exonerated 19	Above Suspicion	34,644	29,175
Series Fenwick Hall 20	Inspector	75,043	–
Series Forever Rose	Forever Rose	26,428	–
Series Flora Dora 20	Spun Intended	31,443	–
Series Frosted Oats	Frosted Oats	44,169	38,959
Series Future Stars Stable	Future Stars Stable	106,331	124,219
Series Gentleman Gerry	Gentleman Gerry	43,148	–
Series Going to Vegas	Going to Vegas	200,577	184,242
Series Got Stormy	Got Stormy	–	71,323
Series Grand Traverse Bay 19	Cornice Traverse	49,794	90,110
Series Grand Traverse Bay 20	Sun Valley Road	31,575	5,376
Series Heaven Street	Heaven Street	35,771	–
Series Kindle 21	Kindle 21	18,058	–
Series Knarsdale 21	Knarsdale 21	32,275	–
Series I'm a Looker 20	Pioneer Prince	170,297	–
Series Into Summer 19	Malibu Mayhem	29,884	63,507
Series Ishvana 21	Ishvana 21	11,880	–
Series Jeanne's Speight 20	Stay Fabulous	87,695	–
Series Just Louise 19	Forbidden Kingdom	78,709	61,184
Series Keertana 18	American Heiress	6,352	110,311

106

Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	931
Series Lane Way	Lane Way	152,312	138,604
Series Latte Da 19	Inalattetrouble	14,763	39,480
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	125,487	–
Series Lost Empire 19	Laforgia	49,462	84,899
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	9,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	56,965	54,800
Series Margaret Reay 19	A Mo Reay	54,226	65,269
Series Margarita Friday 19	Straight No Chaser	103,230	28,116
Series Martita Sangrita 17	Carpe Vinum	26,337	45,213
Series Mayan Milagra 19	Tepeu	47,688	48,339
Series Midnight Sweetie 19	Dolce Notte	25,029	30,200
Series Miss Puzzle	Miss Puzzle	–	6,023
Series Miss Sakamoto	Miss Sakamoto	71,532	81,693
Series Mo Mischief	Mo Mischief	–	67,929
Series Mo Temptation	Mo Temptation	88,027	–
Series Monomoy Girl	Monomoy Girl	–	92,430
Series Moonbow 20	Cumberland Falls	57,520	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	15,055
Series Mrs Whistler	Mrs Whistler	43,059	54,414
Series My Fast One 20	One Fast Dream	89,633	–
Series Naismith	Naismith	63,916	56,760
Series National Road	National Road	54,633	14,129
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	41,790	–
Series NY Exacta	NY Exacta	82,994	79,778

107

Series One Last Night 21	One Last Night 21	56,274	–
Series Our Miss Jones 19	Celebrity News	55,200	18,083
Series Our Jenny B	Our Jenny B	9,871	–
Series Palace Foal	Palace Foal	–	4,769
Series Patsys Kim 21	Lady Blitz	166,431	–
Series Popular Demand	Popular Demand	–	48,320
Series Power Up Paynter	Power Up Paynter	–	20,748
Series Queen Amira 19	Regal Rebel	28,359	79,597
Series Race Hunter 19	Chasing Time	109,936	156,451
Series Rosie's Alibi	Rosie's Alibi	285,325	195,534
Series Salute to America	Salute to America	39,027	61,710
Series Sarrocchi 21	Sarrocchi 21	159,234	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	110,446	142,657
Series Smart Shopping 21	Seize the Grey	188,624	–
Series Social Dilemma	Social Dilemma	–	25,485
Series Song of Lark 21	Song of the Lark 21	83,439	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	11,130
Series Spirit 20	Phantom Ride	78,490	–
Series Squared Straight	Squared Straight	–	2,272
Series Storm Shooter	Storm Shooter	25,082	67,114
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	40,082
Series Sunsanddrinkinhand	Sunsanddrinkinhand	30,966	–
Series Sweet Sweet Annie 19	In Due Time	41,566	42,035
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	55,584	55,518
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	25,652	40,934
Series Tell the Duchess 19	Duke of Love	74,993	54,822

108

Series The Filly Four	The Filly Four	88,633	551,197
Series The Royal Duet	The Royal Duet	54,430	–
Series Thirteen Stripes	Thirteen Stripes	41,578	42,678
Series Timeless Trick 20	Interstellar	25,500	–
Series Tizamagician	Tizamagician	27,143	75,395
Series Tufnel	Tufnel	62,330	63,592
Series Twirl Girl 21	Twirl Girl 21	12,509	–
Series Two Trail Sioux 17	Annahilate	–	5,058
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	4,282
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	10,233	44,348
Series Vow	Vow	55,207	92,574
Series War Safe	War Safe	66,491	34,815
Series Wayne O	Wayne O	–	11,158
Series Who Runs the World	Who Runs the World	169,555	69,514
Series Who'sbeeninmybed 19	Micro Share	91,467	118,967
Series Without Delay	Golden Quality	35,505	32,033
Series Wonder Upon a Star 19	Star Six Nine	27,036	100,200
Series Yes This Time	Yes This Time	36,386	90,124
Series You Make Luvin Fun 19	Magical Ways	116,267	106,565
Series Zestful	Zestful	–	–
Totals		$8,667,394	$7,917,288

_______________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Operating Expenses - General and Administrative

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred general and administrative fees of $595,392 and $374,367, respectively, an increase of $221,025. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series, as well as certain series that incurred state and federal tax expense. In addition, many of the horses that incurred expenses in the prior period incurred a subsequent fee in the current period. The expense increases based on the size of the overall offering. These increases in offerings combined with larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending December 31, 2022 relative to the prior period.

109

The general and administrative fees incurred on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		General and Administrative Fees
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$2,400
Series Adjust 20	Jai Ho	–	–
Series Amandrea	Amandrea	–	825
Series Ambleside Park 19	Lookwhogotlucky	3,200	5,600
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	5,200
Series Ari the Adventurer 19	Kanthari	7,200	6,025
Series Ashlees Empire 20	Helicopter Money	5,200	–
Series Athenian Beauty 19	Quantum Theory	1,200	5,600
Series Authentic	Authentic	4,925	8,970
Series Awe Hush 19	Can't Hush This	4,000	5,600
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	7,200	3,000
Series Bella Chica	Bella Chica	–	2,300
Series Big Mel	Big Mel	–	800
Series Black Escort 19	Halofied	4,200	–
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	7,200	3,000
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	6,600	6,625
Series Cayala 19	Provocateur	6,708	8,000
Series Arch Support 20	Captain Sparrow	–	–
Series Chad Brown Bundle	Chad Brown Bundle	7,200	1,200
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	7,200	3,000
Series Classofsixtythree 19	Sixtythreecaliber	5,600	5,600
Series Co Cola 19	Search Engine	7,200	5,575
Series Collusion Illusion	Collusion Illusion	2,600	8,800

110

Series Consecrate 19	Sacred Beauty	1,200	5,600
Series Courtisane 19	Tap the Gavel	7,200	5,425
Series Daddy's Joy	Daddy's Joy	2,300	2,300
Series Dancing Crane	Dancing Crane	4,100	800
Series Daring Dancer 20	Boppy	4,800	1,600
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	2,535	2,500
Series Demogorgon	Demogorgon	2,100	175
Series Desire Street 19	Always Hopeful	4,800	3,200
Series Echo Warrior 19	Hero Status	8,800	6,800
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	–	–
Series Enchante 21	Simply Enchanting	3,400	–
Series Elarose 21	Secret Crush	3,400	–
Series Escape Route	Escape Route	2,900	800
Series Exonerated 19	Above Suspicion	5,600	5,600
Series Fenwick Hall 20	Inspector	4,600	–
Series Forever Rose	Forever Rose	3,800	–
Series Flora Dora 20	Spun Intended	800	–
Series Frosted Oats	Frosted Oats	7,235	8,000
Series Future Stars Stable	Future Stars Stable	7,254	8,000
Series Gentleman Gerry	Gentleman Gerry	–	–
Series Going to Vegas	Going to Vegas	86,134	8,000
Series Got Stormy	Got Stormy	–	14,100
Series Grand Traverse Bay 19	Cornice Traverse	4,000	3,625
Series Grand Traverse Bay 20	Sun Valley Road	4,800	1,600
Series Heaven Street	Heaven Street	–	–
Series Kindle 21	Kindle 21	2,600	–
Series Knarsdale 21	Knarsdale 21	3,400	–
Series I'm a Looker 20	Pioneer Prince	5,200	–
Series Into Summer 19	Malibu Mayhem	12,892	4,400
Series Ishvana 21	Ishvana 21	1,000	–
Series Jeanne's Speight 20	Stay Fabulous	3,800	–

111

Series Just Louise 19	Forbidden Kingdom	5,600	5,600
Series Keertana 18	American Heiress	800	2,300
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	–
Series Lane Way	Lane Way	3,800	3,800
Series Latte Da 19	Inalattetrouble	4,662	7,200
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	27,000	–
Series Lost Empire 19	Laforgia	6,200	8,000
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,000	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	5,600	5,600
Series Margaret Reay 19	A Mo Reay	5,588	5,600
Series Margarita Friday 19	Straight No Chaser	6,400	4,000
Series Martita Sangrita 17	Carpe Vinum	4,296	2,300
Series Mayan Milagra 19	Tepeu	2,100	–
Series Midnight Sweetie 19	Dolce Notte	4,000	5,600
Series Miss Puzzle	Miss Puzzle	–	2,681
Series Miss Sakamoto	Miss Sakamoto	7,200	5,425
Series Mo Mischief	Mo Mischief	–	2,550
Series Mo Temptation	Mo Temptation	4,800	–
Series Monomoy Girl	Monomoy Girl	–	4,200
Series Moonbow 20	Cumberland Falls	4,200	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	1,200
Series Mrs Whistler	Mrs Whistler	4,800	3,600
Series My Fast One 20	One Fast Dream	3,800	–
Series Naismith	Naismith	5,800	5,662
Series National Road	National Road	800	800
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–

112

Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	5,035	3,931
Series One Last Night 21	One Last Night 21	4,000	–
Series Our Miss Jones 19	Celebrity News	4,800	3,625
Series Our Jenny B	Our Jenny B	–	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	3,000	–
Series Popular Demand	Popular Demand	–	5,800
Series Power Up Paynter	Power Up Paynter	–	1,550
Series Queen Amira 19	Regal Rebel	3,225	3,225
Series Race Hunter 19	Chasing Time	7,398	5,575
Series Rosie's Alibi	Rosie's Alibi	7,200	3,000
Series Salute to America	Salute to America	4,800	3,225
Series Sarrocchi 21	Sarrocchi 21	3,400	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	7,200	6,200
Series Smart Shopping 21	Seize the Grey	4,000	–
Series Social Dilemma	Social Dilemma	–	6,763
Series Song of Lark 21	Song of the Lark 21	2,400	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	2,000
Series Spirit 20	Phantom Ride	4,850	–
Series Squared Straight	Squared Straight	–	800
Series Storm Shooter	Storm Shooter	119	4,250
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	800
Series Sunsanddrinkinhand	Sunsanddrinkinhand	3,070	–
Series Sweet Sweet Annie 19	In Due Time	3,600	–

113

Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	5,600	5,600
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	4,200	800
Series Tell the Duchess 19	Duke of Love	4,800	3,200
Series The Filly Four	The Filly Four	27,347	7,198
Series The Royal Duet	The Royal Duet	3,400	–
Series Thirteen Stripes	Thirteen Stripes	7,700	6,600
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	10,040	2,300
Series Tufnel	Tufnel	7,200	3,000
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Two Trail Sioux 17	Annahilate	–	800
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	800
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	10,233	20,163
Series Vow	Vow	4,800	3,775
Series War Safe	War Safe	4,800	2,400
Series Wayne O	Wayne O	–	-750
Series Who Runs the World	Who Runs the World	7,200	3,175
Series Who'sbeeninmybed 19	Micro Share	8,000	6,200
Series Without Delay	Golden Quality	4,205	–
Series Wonder Upon a Star 19	Star Six Nine	10,975	6,175
Series Yes This Time	Yes This Time	3,053	–
Series You Make Luvin Fun 19	Magical Ways	7,215	5,425
Series Zestful	Zestful	–	–
Totals		$595,392	$374,367

_______________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

114

Operating Expenses – Management Fee

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred Management Fee expenses of $2,052,264 and $1,949,857, respectively, an increase of $552,407. The increase is due primarily to the quantity and value of the overall offerings during the current period relative to the prior period. In addition, the increase in offerings combined with higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Management Fee
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$57,382
Series Adjust 20	Jai Ho	19,294	–
Series Amandrea	Amandrea	–	475
Series Ambleside Park 19	Lookwhogotlucky	376	90
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	1,505
Series Ari the Adventurer 19	Kanthari	1,836	65,025
Series Ashlees Empire 20	Helicopter Money	40,200	–
Series Athenian Beauty 19	Quantum Theory	774	23
Series Authentic	Authentic	153,333	–
Series Awe Hush 19	Can't Hush This	2,149	–
Series Bajan Bashert	Bajan Bashert	18,200	–
Series Balletic	Balletic	87,132	33,708
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	2,950	8,850
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	40,609	33,596
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	19,699	60,909
Series Cayala 19	Provocateur	8,508	922
Series Arch Support 20	Captain Sparrow	15,435	–
Series Chad Brown Bundle	Chad Brown Bundle	175,541	–
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	–	76,500
Series Classofsixtythree 19	Sixtythreecaliber	18,477	–

115

Series Co Cola 19	Search Engine	5,174	81,337
Series Collusion Illusion	Collusion Illusion	27	113
Series Consecrate 19	Sacred Beauty	369	360
Series Courtisane 19	Tap the Gavel	4,443	74,025
Series Daddy's Joy	Daddy's Joy	2,501	1,707
Series Dancing Crane	Dancing Crane	190	18,480
Series Daring Dancer 20	Boppy	15,188	–
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	7,831	3,850
Series Demogorgon	Demogorgon	–	19,660
Series Desire Street 19	Always Hopeful	1,398	30,538
Series Echo Warrior 19	Hero Status	27,022	33,643
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	29,895	–
Series Enchante 21	Simply Enchanting	54,831	–
Series Elarose 21	Secret Crush	111,470	–
Series Escape Route	Escape Route	4,500	3,210
Series Exonerated 19	Above Suspicion	344	–
Series Fenwick Hall 20	Inspector	48,480	–
Series Forever Rose	Forever Rose	–	–
Series Flora Dora 20	Spun Intended	14,402	–
Series Frosted Oats	Frosted Oats	2,768	1,261
Series Future Stars Stable	Future Stars Stable	8,302	2,844
Series Gentleman Gerry	Gentleman Gerry	20,000	–
Series Going to Vegas	Going to Vegas	18,666	87,120
Series Got Stormy	Got Stormy	–	57,223
Series Grand Traverse Bay 19	Cornice Traverse	632	50,400
Series Grand Traverse Bay 20	Sun Valley Road	13,650	–
Series Heaven Street	Heaven Street	20,000	–
Series Kindle 21	Kindle 21	–	–
Series Knarsdale 21	Knarsdale 21	–	–
Series I'm a Looker 20	Pioneer Prince	116,000	–
Series Into Summer 19	Malibu Mayhem	554	37,179

116

Series Ishvana 21	Ishvana 21	–	–
Series Jeanne's Speight 20	Stay Fabulous	61,802	–
Series Just Louise 19	Forbidden Kingdom	22,109	4,584
Series Keertana 18	American Heiress	–	61
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	–
Series Lane Way	Lane Way	17,580	4,007
Series Latte Da 19	Inalattetrouble	–	–
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	74,250	–
Series Lost Empire 19	Laforgia	77	399
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	7,000	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	2,165	–
Series Margaret Reay 19	A Mo Reay	2,201	5,002
Series Margarita Friday 19	Straight No Chaser	58,330	150
Series Martita Sangrita 17	Carpe Vinum	4,574	588
Series Mayan Milagra 19	Tepeu	8,921	23,080
Series Midnight Sweetie 19	Dolce Notte	–	–
Series Miss Puzzle	Miss Puzzle	–	–
Series Miss Sakamoto	Miss Sakamoto	11,832	39,844
Series Mo Mischief	Mo Mischief	–	3,046
Series Mo Temptation	Mo Temptation	60,900	–
Series Monomoy Girl	Monomoy Girl	–	88,230
Series Moonbow 20	Cumberland Falls	43,000	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	13,855
Series Mrs Whistler	Mrs Whistler	10,259	31,462
Series My Fast One 20	One Fast Dream	66,000	–
Series Naismith	Naismith	3,366	1,098
Series National Road	National Road	20,000	–

117

Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	18,000	–
Series NY Exacta	NY Exacta	6,292	4,180
Series One Last Night 21	One Last Night 21	34,280	–
Series Our Miss Jones 19	Celebrity News	29,400	–
Series Our Jenny B	Our Jenny B	5,008	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	118,872	–
Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	650
Series Queen Amira 19	Regal Rebel	69	50,065
Series Race Hunter 19	Chasing Time	15,038	89,938
Series Rosie's Alibi	Rosie's Alibi	59,375	106,092
Series Salute to America	Salute to America	6,227	41,055
Series Sarrocchi 21	Sarrocchi 21	126,691	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	5,071	68,085
Series Smart Shopping 21	Seize the Grey	142,850	–
Series Social Dilemma	Social Dilemma	–	18,723
Series Song of Lark 21	Song of the Lark 21	65,123	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	50,400	–
Series Squared Straight	Squared Straight	–	–
Series Storm Shooter	Storm Shooter	1,576	2,864
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	–

118

Series Sunsanddrinkinhand	Sunsanddrinkinhand	14,378	–
Series Sweet Sweet Annie 19	In Due Time	11,642	20,220
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	784	718
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	–	18,156
Series Tell the Duchess 19	Duke of Love	40,443	33,102
Series The Filly Four	The Filly Four	2,150	27,131
Series The Royal Duet	The Royal Duet	–	–
Series Thirteen Stripes	Thirteen Stripes	545	3,850
Series Timeless Trick 20	Interstellar	12,000	–
Series Tizamagician	Tizamagician	3,599	32,580
Series Tufnel	Tufnel	530	47,830
Series Twirl Girl 21	Twirl Girl 21	5,565	–
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	5,484
Series Vow	Vow	1,407	54,933
Series War Safe	War Safe	30,191	15,308
Series Wayne O	Wayne O	–	214
Series Who Runs the World	Who Runs the World	55,255	24,305
Series Who'sbeeninmybed 19	Micro Share	3,142	57,038
Series Without Delay	Golden Quality	3,800	15,200
Series Wonder Upon a Star 19	Star Six Nine	–	55,500
Series Yes This Time	Yes This Time	–	56,433
Series You Make Luvin Fun 19	Magical Ways	25,052	42,863
Series Zestful	Zestful	–	–
Totals		$2,502,264	$1,949,857

________________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

119

Operating Expenses – Depreciation

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the depreciation was $5,569,738 and $5,593,064, respectively, a decrease of $23,236. The decrease is minimal as both the quantity and the value of the overall assets remained relatively equal to the period ending December 31, 2021. This is primarily attributed to the Company acquiring an equivalent value of horses in both periods. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Depreciation
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$–
Series Adjust 20	Jai Ho	17,720	–
Series Amandrea	Amandrea	–	20,492
Series Ambleside Park 19	Lookwhogotlucky	7,901	15,717
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	19,500
Series Ari the Adventurer 19	Kanthari	102,638	79,185
Series Ashlees Empire 20	Helicopter Money	7,073	–
Series Athenian Beauty 19	Quantum Theory	2,098	15,000
Series Authentic	Authentic	1,249,407	1,656,698
Series Awe Hush 19	Can't Hush This	37,258	66,000
Series Bajan Bashert	Bajan Bashert	2,509	–
Series Balletic	Balletic	157,500	61,815
Series Bella Chica	Bella Chica	0	8,333
Series Big Mel	Big Mel	–	132,540
Series Black Escort 19	Halofied	17,496	12,630
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	98,175	38,531
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	99,364	90,502
Series Cayala 19	Provocateur	72,081	82,000
Series Arch Support 20	Captain Sparrow	14,176	–
Series Chad Brown Bundle	Chad Brown Bundle	211,208	45,671
Series Chasing the Moon 20	Cuvier	–	–

120

Series Classic Cut	Classic Cut	84,000	33,194
Series Classofsixtythree 19	Sixtythreecaliber	41,667	41,667
Series Co Cola 19	Search Engine	111,563	77,105
Series Collusion Illusion	Collusion Illusion	51,944	183,333
Series Consecrate 19	Sacred Beauty	1,269	10,932
Series Courtisane 19	Tap the Gavel	80,500	55,637
Series Daddy's Joy	Daddy's Joy	5,338	15,998
Series Dancing Crane	Dancing Crane	16,909	24,707
Series Daring Dancer 20	Boppy	15,750	4,856
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	27,333	27,167
Series Demogorgon	Demogorgon	30,000	5,484
Series Desire Street 19	Always Hopeful	28,560	18,196
Series Echo Warrior 19	Hero Status	56,700	44,811
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	23,160	–
Series Enchante 21	Simply Enchanting	29,645	–
Series Elarose 21	Secret Crush	31,500	–
Series Escape Route	Escape Route	14,133	14,133
Series Exonerated 19	Above Suspicion	28,700	23,575
Series Fenwick Hall 20	Inspector	21,963	–
Series Forever Rose	Forever Rose	22,628	–
Series Flora Dora 20	Spun Intended	16,241	–
Series Frosted Oats	Frosted Oats	34,167	29,698
Series Future Stars Stable	Future Stars Stable	90,776	113,375
Series Gentleman Gerry	Gentleman Gerry	23,148	–
Series Going to Vegas	Going to Vegas	95,777	89,121
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	45,161	36,085
Series Grand Traverse Bay 20	Sun Valley Road	13,125	3,776
Series Heaven Street	Heaven Street	15,771	–
Series Kindle 21	Kindle 21	15,458	–
Series Knarsdale 21	Knarsdale 21	28,875	–
Series I'm a Looker 20	Pioneer Prince	49,097	–
Series Into Summer 19	Malibu Mayhem	16,439	21,928

121

Series Ishvana 21	Ishvana 21	10,880	–
Series Jeanne's Speight 20	Stay Fabulous	22,094	–
Series Just Louise 19	Forbidden Kingdom	51,000	51,000
Series Keertana 18	American Heiress	5,552	107,950
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	931
Series Lane Way	Lane Way	130,932	130,797
Series Latte Da 19	Inalattetrouble	10,101	32,280
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	24,237	–
Series Lost Empire 19	Laforgia	43,185	76,500
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	49,200	49,200
Series Margaret Reay 19	A Mo Reay	46,437	54,667
Series Margarita Friday 19	Straight No Chaser	38,500	23,966
Series Martita Sangrita 17	Carpe Vinum	17,467	42,325
Series Mayan Milagra 19	Tepeu	36,667	25,259
Series Midnight Sweetie 19	Dolce Notte	21,029	24,600
Series Miss Puzzle	Miss Puzzle	–	3,343
Series Miss Sakamoto	Miss Sakamoto	52,500	36,424
Series Mo Mischief	Mo Mischief	–	62,333
Series Mo Temptation	Mo Temptation	22,327	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	10,320	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	28,000	19,352
Series My Fast One 20	One Fast Dream	19,833	–
Series Naismith	Naismith	54,750	50,000
Series National Road	National Road	33,833	13,329

122

Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	23,790	–
Series NY Exacta	NY Exacta	71,667	71,667
Series One Last Night 21	One Last Night 21	17,994	–
Series Our Miss Jones 19	Celebrity News	21,000	14,458
Series Our Jenny B	Our Jenny B	4,863	–
Series Palace Foal	Palace Foal	–	4,769
Series Patsys Kim 21	Lady Blitz	44,559	–
Series Popular Demand	Popular Demand	–	42,520
Series Power Up Paynter	Power Up Paynter	–	18,548
Series Queen Amira 19	Regal Rebel	25,065	26,307
Series Race Hunter 19	Chasing Time	87,500	60,937
Series Rosie's Alibi	Rosie's Alibi	218,750	86,442
Series Salute to America	Salute to America	28,000	17,430
Series Sarrocchi 21	Sarrocchi 21	29,142	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	98,175	68,372
Series Smart Shopping 21	Seize the Grey	41,774	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Lark 21	Song of the Lark 21	15,916	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	9,130
Series Spirit 20	Phantom Ride	23,240	–
Series Squared Straight	Squared Straight	–	1,472
Series Storm Shooter	Storm Shooter	23,387	60,000
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	39,282

123

Series Sunsanddrinkinhand	Sunsanddrinkinhand	13,518	–
Series Sweet Sweet Annie 19	In Due Time	26,324	21,815
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	49,200	49,200
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	21,452	21,978
Series Tell the Duchess 19	Duke of Love	29,750	18,519
Series The Filly Four	The Filly Four	59,136	516,868
Series The Royal Duet	The Royal Duet	51,030	–
Series Thirteen Stripes	Thirteen Stripes	33,333	32,228
Series Timeless Trick 20	Interstellar	13,500	–
Series Tizamagician	Tizamagician	13,505	40,515
Series Tufnel	Tufnel	54,600	12,762
Series Twirl Girl 21	Twirl Girl 21	6,944	–
Series Two Trail Sioux 17	Annahilate	–	4,258
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	3,482
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	18,701
Series Vow	Vow	49,000	33,866
Series War Safe	War Safe	31,500	17,107
Series Wayne O	Wayne O	–	11,694
Series Who Runs the World	Who Runs the World	107,100	42,034
Series Who'sbeeninmybed 19	Micro Share	80,325	55,728
Series Without Delay	Golden Quality	27,500	16,833
Series Wonder Upon a Star 19	Star Six Nine	16,061	38,525
Series Yes This Time	Yes This Time	33,333	33,692
Series You Make Luvin Fun 19	Magical Ways	84,000	58,278
Series Zestful	Zestful	–	–
Totals		$5,569,738	$5,593,064

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

124

Other Expense – Loss on Horse Retirement

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the loss on horse retirement was a gain of $147,376 and a loss of $677,233, respectively, an decrease of $824,609. The decrease is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Gain(Loss) on Horse
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$–
Series Adjust 20	Jai Ho	–	–
Series Amandrea	Amandrea	–	(42,083)
Series Ambleside Park 19	Lookwhogotlucky	(19,123)	–
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	(5,883)
Series Ari the Adventurer 19	Kanthari	–	–
Series Ashlees Empire 20	Helicopter Money	–	–
Series Athenian Beauty 19	Quantum Theory	7,807	–
Series Authentic	Authentic	–	–
Series Awe Hush 19	Can't Hush This	(48,859)	–
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	–	–
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	(223,996)
Series Black Escort 19	Halofied	(19,875)	–
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	–	–
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	(121,014)	–
Series Cayala 19	Provocateur	4,417	–
Series Arch Support 20	Captain Sparrow	–	–
Series Chad Brown Bundle	Chad Brown Bundle	–	–
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	–	–
Series Classofsixtythree 19	Sixtythreecaliber	–	–

125

Series Co Cola 19	Search Engine	–	–
Series Collusion Illusion	Collusion Illusion	(219,056)	–
Series Consecrate 19	Sacred Beauty	(11,598)	–
Series Courtisane 19	Tap the Gavel	–	–
Series Daddy's Joy	Daddy's Joy	–	–
Series Dancing Crane	Dancing Crane	(12,984)	–
Series Daring Dancer 20	Boppy	–	–
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	–	–
Series Demogorgon	Demogorgon	–	–
Series Desire Street 19	Always Hopeful	–	–
Series Echo Warrior 19	Hero Status	–	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	(20,164)	–
Series Enchante 21	Simply Enchanting	–	–
Series Elarose 21	Secret Crush	–	–
Series Escape Route	Escape Route	–	–
Series Exonerated 19	Above Suspicion	–	–
Series Fenwick Hall 20	Inspector	–	–
Series Forever Rose	Forever Rose	–	–
Series Flora Dora 20	Spun Intended	–	–
Series Frosted Oats	Frosted Oats	–	–
Series Future Stars Stable	Future Stars Stable	8,320	8,500
Series Gentleman Gerry	Gentleman Gerry	–	–
Series Going to Vegas	Going to Vegas	476,810	–
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	(58,099)	–
Series Grand Traverse Bay 20	Sun Valley Road	–	–
Series Heaven Street	Heaven Street	–	–
Series Kindle 21	Kindle 21	–	–
Series Knarsdale 21	Knarsdale 21	–	–
Series I'm a Looker 20	Pioneer Prince	–	–
Series Into Summer 19	Malibu Mayhem	(57,183)	–
Series Ishvana 21	Ishvana 21	–	–
Series Jeanne's Speight 20	Stay Fabulous	–	–

126

Series Just Louise 19	Forbidden Kingdom	–	–
Series Keertana 18	American Heiress	(5,659)	–
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	(4,528)
Series Lane Way	Lane Way	–	–
Series Latte Da 19	Inalattetrouble	(26,305)	–
Series Lazy Daisy	Lazy Daisy	–	8,713
Series Le Relais 20	Show Your Cards	12,237	–
Series Lost Empire 19	Laforgia	(86,015)	–
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	–	–
Series Margaret Reay 19	A Mo Reay	82,337	–
Series Margarita Friday 19	Straight No Chaser	–	–
Series Martita Sangrita 17	Carpe Vinum	9,414	–
Series Mayan Milagra 19	Tepeu	–	–
Series Midnight Sweetie 19	Dolce Notte	37,560	–
Series Miss Puzzle	Miss Puzzle	–	7,851
Series Miss Sakamoto	Miss Sakamoto	–	–
Series Mo Mischief	Mo Mischief	–	(112,968)
Series Mo Temptation	Mo Temptation	–	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	–	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	–	–
Series My Fast One 20	One Fast Dream	–	–
Series Naismith	Naismith	–	–
Series National Road	National Road	–	–
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–

127

Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	–	–
Series One Last Night 21	One Last Night 21	–	–
Series Our Miss Jones 19	Celebrity News	–	–
Series Our Jenny B	Our Jenny B	–	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	–	–
Series Popular Demand	Popular Demand	–	(86,491)
Series Power Up Paynter	Power Up Paynter	–	(9,785)
Series Queen Amira 19	Regal Rebel	(52,128)	–
Series Race Hunter 19	Chasing Time	–	–
Series Rosie's Alibi	Rosie's Alibi	–	–
Series Salute to America	Salute to America	–	–
Series Sarrocchi 21	Sarrocchi 21	–	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	–	–
Series Smart Shopping 21	Seize the Grey	–	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Lark 21	Song of the Lark 21	–	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	17,236
Series Spirit 20	Phantom Ride	–	–
Series Squared Straight	Squared Straight	–	(4,153)
Series Storm Shooter	Storm Shooter	(35,946)	–
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	(119,421)
Series Sunsanddrinkinhand	Sunsanddrinkinhand	(48,982)	–
Series Sweet Sweet Annie 19	In Due Time	229,188	–
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–

128

Series Tapitry 19	Infinite Empire	–	–
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	(40,570)	–
Series Tell the Duchess 19	Duke of Love	–	–
Series The Filly Four	The Filly Four	262,463	(29,870)
Series The Royal Duet	The Royal Duet	–	–
Series Thirteen Stripes	Thirteen Stripes	–	–
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	32,400	–
Series Tufnel	Tufnel	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Two Trail Sioux 17	Annahilate	–	(28,742)
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	(7,518)
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	169,211
Series Vow	Vow	–	–
Series War Safe	War Safe	–	–
Series Wayne O	Wayne O	–	(213,306)
Series Who Runs the World	Who Runs the World	–	–
Series Who'sbeeninmybed 19	Micro Share	–	–
Series Without Delay	Golden Quality	(40,667)	–
Series Wonder Upon a Star 19	Star Six Nine	(92,414)	–
Series Yes This Time	Yes This Time	–	–
Series You Make Luvin Fun 19	Magical Ways	–	–
Series Zestful	Zestful	–	–
Totals		$147,376	$(677,233)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

As a result, the Company’s aggregate net loss across all series for the twelve-month periods ended December 31, 2022, and December 31, 2021 was $8,494,334 and $10,308,528, respectively.

129

Liquidity and Capital Resources – For the Six Month Periods Ended June 30, 2023, and June 30, 2022

During the six-month periods ended June 30, 2023, and June 30, 2022, the Company has relied on advances from the Manager, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under Regulation D offerings, as sources of capital. The funds raised supported the repayment of Manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the Manager as horse reserve accounts to cover certain horse expenses.

Of the horses that were part of an offering as of June 30, 2023 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Series Name	Underlying Asset	Target for Revenue Generation
Series Edge Classic Colts Package	Edge Classic Colts	Sep-23
Series Crown It 21	Crown It 21	Apr-24
Series High Speed Goldie 21	High Speed Goldie 21	Apr-24
Series Adjust 20	Jai Ho	Jul-23
Series More Than Magic 21	More Than Magic 21	Oct-23
Series Our Jenny B 21	Our Jenny B 21	Apr-24
Series Twirl Girl 21	Twirl Girl 21	Apr-24
Series Alliford Bay 21	Alliford Bay 21	Jan-24
Series Blues Corner 21	Blues Corner 21	Jan-24
Series Bullish Sentiment 21	Bullish Sentiment 21	Feb-24
Series Forever Rose	Forever Rose	Oct-24
Series Giant Mover 21	Giant Mover 21	Sep-23
Series Ishvana 21	Ishvana 21	Jan-24
Series Kindle 21	Kindle 21	Aug-24
Series Knarsdale 21	Knarsdale 21	Mar-24
Series Lovesick 21	MRH Lovesick 21	Oct-24
Series Mo Temptation	Mo Temptation	Jul-24
Series Palace Foal	Palace Foal	Retired
Series One Last Night 21	One Last Night 21	Apr-24
Series Sarrocchi 21	Sarrocchi 21	Feb-24
Series Elarose 21	Secret Crush	Apr-24
Series Smart Shopping 21	Seize the Grey	Jul-24
Series Song of the Lark 21	Song of the Lark 21	Apr-24
Series Tamboz 21	MRH Tamboz 21	Dec-23
Series The Royal Duet	The Royal Duet	Jun-24

130

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Since inception, the Company has relied on advances from the Manager and raising capital to fund its operations. As of June 30, 2023, the Company had negative capital and will likely incur losses prior to generating positive working capital. During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations on a series-by-series basis. The financial statements and related notes thereto included in this Semi-Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the six-month periods ended June 30, 2023, and June 30, 2022, the Company had a total of $2,239,494 and $4,156,369, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

As of June 30, 2023, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series Name	Underlying Asset	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Action Bundle	Action Bundle	$ –	$ –	$ –	–
Series Adaay in Asia	Adaay in Asia	(15,066)	(204,000)	(219,066)
Series Adjust 20	Jai Ho	7,349	–	7,349	9/30/2023
Series Alliford Bay 21	Alliford Bay 21	(8,266)	(120,000)	(128,266)	6/30/2025
Series Amandrea	Amandrea	–	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	–	–	–
Series Arch Support 20	Captain Sparrow	9,753	–	9,753	9/30/2023
Series Ari the Adventurer 19	Kanthari	12,506	–	12,506	9/30/2023
Series Athenian Beauty 19	Quantum Theory	–	–	–
Series Authentic	Authentic	(291,071)	–	(291,071)	–
Series Awe Hush 19	Can't Hush This	–	–	–	–

131

Series Bajan Bashert	Bajan Bashert	22,282	–	22,282	12/31/2023
Series Balletic	Balletic	46,278	–	46,278	6/30/2024
Series Bella Chica	Bella Chica	–	–	–
Series Big Mel	Big Mel	–	–	–
Series Black Escort 19	Halofied	(1,200)	–	(1,200)
Series Blues Corner 21	Blues Corner 21	(11,100)	(240,000)	(251,100)	6/30/2025
Series Bullish Sentiment 21	Bullish Sentiment 21	(10,809)	(102,000)	(112,809)	9/30/2022
Series Carrothers	Carrothers	–	–	–
Series Cayala 19	Provocateur	519	–	519	–
Series Chad Brown Bundle	Chad Brown Bundle	42,149	–	42,149	3/31/2024
Series Chasing the Moon 20	Cuvier	–	–	–
Series Classic Cut	Classic Cut	63,397	–	63,397	6/30/2024
Series Classofsixtythree 19	Sixtythreecaliber	17,249	–	17,249	9/30/2023
Series Co Cola 19	Search Engine	23,378	–	23,378	9/30/2023
Series Collusion Illusion	Collusion Illusion	–	–	–
Series Consecrate 19	Sacred Beauty	–	–	–	–
Series Courtisane 19	Tap the Gavel	28,030	–	28,030	9/30/2023
Series Crown It 21	Crown It 21	102,761	(75,900)	26,861	12/31/2023
Series Daddys Joy	Daddy's Joy	–	–	–
Series Dancing Crane	Dancing Crane	(600)	–	(600)
Series Daring Dancer 20	Daring Dancer 20	14,424	–	14,424	9/30/2023
Series Deep Cover	Deep Cover	(27,622)	–	(27,622)
Series Demogorgon	Demogorgon	4,950	–	4,950	9/30/2023
Series Desire Street 19	Always Hopeful	14,189	–	14,189	9/30/2023
Series Echo Warrior 19	Hero Status	21,878	–	21,878	12/31/2023
Series Edge Classic Colts Package	Classic Colts Package	108,143	–	108,143	6/30/2024
Series Edge Racing Summer Fun-d	Summer Fun	14,447	–	14,447	9/30/2023
Series Elarose 21	Secret Crush	127,202	–	127,202	12/31/2024
Series Enchante 21	Simply Enchanting	118,262	(5,984)	112,278	12/31/2024
Series Escape Route	Escape Route	(15,275)	–	(15,275)
Series Essential Rose 20	Rosie's Alibi	61,867	–	61,867	6/30/2024
Series Exonerated 19	Above Suspicion	7,713	–	7,713	9/30/2023
Series Fenwick Hall 20	Inspector	38,349	–	38,349	12/31/2023
Series Flora Dora 20	Spun Intended	(17,946)	–	(17,946)
Series Forever Rose	Forever Rose	(28,260)	(118,142)	(146,402)
Series Frosted Oats	Frosted Oats	17,341	–	17,341	9/30/2023

132

Series Future Stars Stable	Future Stars Stable	30,621	–	30,621	12/31/2023
Series Gentleman Gerry	Gentleman Gerry	–	–	–
Series Giant Mover 21	Giant Mover 21	(4,924)	(45,100)	(50,024)	–
Series Going to Vegas	Going to Vegas	–	–	–	–
Series Got Stormy	Got Stormy	–	–	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	–	–
Series Grand Traverse Bay 20	Grand Traverse Bay 20	13,586	103	13,688	9/30/2023
Series Heaven Street	Heaven Street	(347)	–	(347)
Series Helicopter Money	Helicopter Money	73,145	–	73,145	6/30/2024
Series High Speed Goldie 21	High Speed Goldie 21	36,248	(130,920)	(94,672)	12/31/2023
Series Im A Looker 20	I'm a Looker 20	118,369	–	118,369	9/30/2024
Series Into Summer 19	Malibu Mayhem	–	–	–
Series Ishvana 21	Ishvana 21	(29,604)	(125,000)	(154,604)
Series Just Louise 19	Forbidden Kingdom	(10,617)	–	(10,617)	–
Series Keertana 18	American Heiress	–	–	–	–
Series Kichiro	Kichiro	–	–	–
Series Kindle 21	A Day to Remember	110,849	–	110,849	12/31/2024
Series Knarsdale 21	Seismic Beauty	(48,048)	(275,000)	(323,048)
Series Lane Way	Lane Way	8,658	–	8,658	9/30/2023
Series Latte Da 19	Inalattetrouble	–	–	–
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–
Series Lost Empire 19	Laforgia	–	–	–	–
Series Lovesick 21	Lovesick 21	(10,331)	(250,013)	(260,344)
Series Madiera Wine	Madiera Wine	–	–	–
Series Man Among Men	Man Among Men	6,927	–	6,927	9/30/2023
Series Margaret Reay 19	A Mo Reay	–	–	–	–
Series Margarita Friday 19	Straight No Chaser	42,307	–	42,307	12/31/2023
Series Martita Sangrita 17	Carpe Vinum	–	–	–	–
Series Mayan Milagra 19	Tepeu	(8,774)	–	(8,774)
Series Midnight Sweetie 19	Dolce Notte	–	–	–	–
Series Miss Puzzle	Miss Tapit	–	–	–	–
Series Miss Sakamoto	Miss Sakamoto	13,394	46	13,440	9/30/2023
Series Mo Mischief	Mo Mischief	–	–	–
Series Mo Temptation	Mo Temptation	75,843	–	75,843	6/30/2024
Series Monomoy Girl	Monomoy Girl	–	–	–

133

Series Moonbow 20	Cumberland Falls	67,452	–	67,452	6/30/2024
Series More Than Magic 21	More Than Magic 21	20,876	(38,700)	(17,824)	12/31/2023
Series Motion Emotion	Motion Emotion	–	–	–	–
Series Mrs Whistler	Mrs Whistler	28,292	349	28,642	9/30/2023
Series My Fast One 20	One Fast Dream	97,563	–	97,563	6/30/2024
Series Naismith	Naismith	–	–	–
Series National Road	National Road	(20,010)	–	(20,010)	–
Series Northern Smile 20	Pep Rally	(6,429)	–	(6,429)
Series NY Exacta	NY Exacta	–	–	–
Series One Last Night 21	One Last Night 21	86,103	–	86,103	6/30/2024
Series Our Jenny B 21	Jenny B 21	28,351	–	28,351	12/31/2023
Series Our Miss Jones 19	Celebrity News	3,284	–	3,284	7/30/2023
Series Palace Foal	Palace Foal	(6,171)	–	(6,171)
Series Patsys Kim 21	Lady Blitz	108,302	–	108,302	9/30/2024
Series Popular Demand	Popular Demand	–	–	–
Series Power Up Paynter	Power Up Paynter	–	–	–
Series Queen Amira 19	Regal Rebel	–	–	–	–
Series Race Hunter 19	Chasing Time	48,998	–	48,998	3/31/2024
Series Salute to America	Salute to America	–	–	–	–
Series Sarrocchi 21	Sarrocchi 21	145,811	–	145,811	12/31/2024
Series Savvy Sassy 22	Savvy Sassy 22	–	–	–	–
Series Sigesmund	Sigesmund	–	–	–	–
Series Silverpocketsfull 19	Iron Works	55,366	–	55,366	3/31/2024
Series Smart Shopping 21	Seize the Grey	111,385	–	111,385	6/30/2024
Series Social Dilemma	Social Dilemma	–	–	–
Series Song of Bernadette 20	Cable Boss	39,900	–	39,900	12/31/2023
Series Song of the Lark 21	Song of the Lark 21	78,132	–	78,132	3/31/2024
Series Speightstown Belle 19	Ancient Royalty	–	–	–
Series Spirit 20	Phantom Ride	51,854	–	51,854	12/31/2023
Series Squared Straight	Squared Straight	–	–	–	–
Series Stay Fabulous	Stay Fabulous	6,750	–	6,750	7/30/2023
Series Storm Shooter	Storm Shooter	–	–	–

134

Series Sunny 18	Solar Strike	–	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	1,266	–	1,266
Series Sweet Sweet Annie 19	In Due Time	(9,922)	–	(9,922)
Series Tamboz 21	Tamboz 21	(8,702)	(341,250)	(349,952)
Series Tapitry 19	Infinite Empire	4,691	–	4,691	7/30/2023
Series Tell All 19	Walk the Talk	(600)	–	(600)
Series Tell the Duchess 19	Duke of Love	(22,228)	–	(22,228)
Series The Filly Four	The Filly Four	–	–	–
Series The Royal Duet	The Royal Duet	133,122	(7,514)	125,608	6/30/2024
Series Thirteen Stripes	Thirteen Stripes	–	–	–
Series Timeless Trick 20	Interstellar	(9,082)	–	(9,082)
Series Tizamagician	Tizamagician	13,514	–	13,514	9/30/2023
Series Twirl Girl 21	Twirl Girl 21	32,880	(87,165)	(54,285)	12/31/2023
Series Tufnel	Tufnel	20,190	–	20,190	9/30/2023
Series Two Trail Sioux 17	Annahilate	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–
Series Vertical Threat	Vertical Threat	–	–	–
Series Vow	Vow	44,691	–	44,691	12/31/2023
Series War Safe	War Safe	42,543	–	42,543	12/31/2023
Series Wayne O	Wayne O	–	–	–
Series Who Runs the World	Who Runs the World	49,960	–	49,960	12/31/2023
Series Whosbeeninmybed 19	Micro Share	45,889	–	45,889	12/31/2023
Series Without Delay 19	Golden Quality	(2,400)	–	(2,400)
Series Wonder Upon a Star 19	Star Six Nine	–	–	–
Series Yes This Time	Yes This Time	(9,537)	–	(9,537)
Series You Make Luvin Fun 19	Magical Ways	52,906	–	52,906	12/31/2023
Total		$2,239,494	$(2,166,190)	$73,304	–

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through the time period set forth in the table above in “Liquidity and Capital Resources”. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least through the time period set forth in the table above. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

135

Series Interests

As of June 30, 2023, the Company raised a total of $41,918,008 in gross proceeds in exchange for series interests in various Underlying Assets (See our financial statements and “Note 6 – Members’ Equity” for more detail):

Series Name	Underlying Asset	Units Offered	Units Tendered	Subscription Amount
Series Action Bundle	Action Bundle	10,000	10,000	$ 310,000
Series Adaay in Asia	Adaay in Asia	5,100	–	–
Series Adjust 20	Jai Ho	10	10	135,000
Series Alliford Bay 21	Alliford Bay 21	3,750	–	–
Series Amandrea	Amandrea	550	550	162,250
Series Ambleside Park 19	Lookwhogotlucky	410	410	84,050
Series Amers	Amers	75	75	10,500
Series Apple Down Under 19	Howboutdemapples	600	600	103,800
Series Arch Support 20	Captain Sparrow	10	10	112,000
Series Ari the Adventurer 19	Kanthari	5,100	5,100	433,500
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	84,600
Series Authentic	Authentic	12,500	12,500	2,575,000
Series Awe Hush 19	Can't Hush This	1,800	1,800	295,200
Series Bajan Bashert	Bajan Bashert	16	16	160,000
Series Balletic	Balletic	10,000	10,000	800,000
Series Bella Chica	Bella Chica	100	100	38,000
Series Big Mel	Big Mel	6,000	6,000	726,000
Series Black Escort 19	Halofied	20	20	100,000
Series Blues Corner 21	Blues Corner 21	6,000	–	–
Series Bullion	Bullion	25	25	11,750
Series Bullish Sentiment 21	Bullish Sentiment 21	3,000	–	–
Series Cairo Kiss	Cairo Kiss	80	80	44,400
Series Carrothers	Carrothers	5,100	5,100	515,100
Series Cayala 19	Provocateur	4,100	4,100	373,100
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	1,170,000
Series Cuvier	Cuvier	1,250	–	–
Series Classic Cut	Classic Cut	10,000	10,000	510,000
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	193,000
Series Co Cola 19	Search Engine	5,100	5,100	540,600
Series Collusion Illusion	Collusion Illusion	25,000	25,000	750,000
Series Consecrate 19	Sacred Beauty	410	410	64,370
Series Courtisane 19	Tap the Gavel	10,000	10,000	490,000

136

Series Crown It 21	Crown It 21	15	14	203,000
Series Daddys Joy	Daddy's Joy	600	600	108,000
Series Dancing Crane	Dancing Crane	20	20	122,000
Series Daring Dancer 20	Daring Dancer 20	750	750	101,250
Series De Mystique 17	Dancing Destroyer	250	250	35,000
Series Deep Cover	Deep Cover	800	800	176,000
Series Demogorgon	Demogorgon	20	20	128,000
Series Desire Street 19	Always Hopeful	1,020	1,020	205,020
Series Echo Warrior 19	Hero Status	6,000	6,000	348,000
Series Edge Classic Colts Package	Classic Colts Package	40	40	569,520
Series Edge Racing Summer Fun-d	Summer Fun	50	50	250,000
Series Elarose 21	Secret Crush	10,000	10,000	640,000
Series Enchante 21	Simply Enchanting	6,000	5,922	586,278
Series Escape Route	Escape Route	10	10	62,950
Series Essential Rose 20	Rosie's Alibi	10,000	10,000	1,050,000
Series Exonerated 19	Above Suspicion	820	820	138,580
Series Fenwick Hall 20	Inspector	1,200	1,200	242,400
Series Flora Dora 20	Spun Intended	10	10	100,000
Series Forever Rose	Forever Rose	1,250	–	–
Series Frosted Oats	Frosted Oats	4,100	4,100	172,200
Series Future Stars Stable	Future Stars Stable	10,000	10,000	500,000
Series Gentleman Gerry	Gentleman Gerry	20	20	155,000
Series Giant Mover 21	Giant Mover 21	110	–	–
Series Going to Vegas	Going to Vegas	5,100	5,100	438,600
Series Got Stormy	Got Stormy	5,100	5,100	229,500
Series Grand Traverse Bay 19	Cornice Traverse	750	750	335,250
Series Grand Traverse Bay 20	Grand Traverse Bay 20	750	751	90,871
Series Heaven Street	Heaven Street	20	20	150,000
Series Helicopter Money	Helicopter Money	3,000	3,000	201,000
Series High Speed Goldie 21	High Speed Goldie 21	13	3	30,000
Series Im A Looker 20	I'm a Looker 20	4,000	4,000	580,000
Series Into Summer 19	Malibu Mayhem	650	650	250,900
Series Ishvana 21	Ishvana 21	5,100	–	–
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	233,580
Series Keertana 18	American Heiress	5,100	5,100	510,000
Series Kiana's Love	Kiana's Love	200	200	24,000

137

Series Kichiro	Kichiro	200	200	26,000
Series Kindle 21	A Day to Remember	5,500	5,500	390,500
Series Knarsdale 21	Seismic Beauty	5,100	–	–
Series Lane Way	Lane Way	6,000	6,000	540,000
Series Latte Da 19	Inalattetrouble	4,100	4,100	143,500
Series Lazy Daisy	Lazy Daisy	1,250	1,250	143,750
Series Le Relais 20	Show Your Cards	3,000	3,000	495,000
Series Lost Empire 19	Laforgia	10,200	10,200	357,000
Series Lovesick 21	Lovesick 21	13,333	–	–
Series Madarnas	Madarnas	50	50	17,500
Series Madiera Wine	Madiera Wine	20	20	50,000
Series Major Implications	Major Implications	20	20	4,600
Series Man Among Men	Man Among Men	820	820	223,860
Series Margaret Reay 19	A Mo Reay	820	820	246,820
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	332,000
Series Martita Sangrita 17	Carpe Vinum	600	600	192,000
Series Mayan Milagra 19	Tepeu	20	20	170,000
Series Midnight Sweetie 19	Dolce Notte	820	820	121,360
Series Miss Puzzle	Miss Tapit	125	125	31,250
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	324,054
Series Mo Mischief	Mo Mischief	5,100	5,100	382,500
Series Mo Temptation	Mo Temptation	3,500	3,500	304,500
Series Monomoy Girl	Monomoy Girl	10,200	10,200	469,200
Series Moonbow 20	Cumberland Falls	2,500	2,500	215,000
Series Moonless Sky	Moonless Sky	200	200	22,000
Series More Than Magic 21	More Than Magic 21	12	9	135,000
Series Motion Emotion	Motion Emotion	1,020	1,020	85,680
Series Mrs Whistler	Mrs Whistler	2,000	2,003	274,411
Series My Fast One 20	One Fast Dream	2,000	2,000	330,000
Series Naismith	Naismith	2,000	2,000	304,000
Series National Road	National Road	20	20	140,000
Series New York Claiming Package	New York Claiming Package	510	510	71,400
Series Night of Idiots	Night of Idiots	80	80	20,000
Series Nileist	Nileist	45	45	23,850
Series Noble Goddess	Noble Goddess	300	300	33,000
Series Northern Smile 20	Pep Rally	20	20	140,000

138

Series NY Exacta	NY Exacta	2,000	2,000	456,000
Series One Last Night 21	One Last Night 21	3,000	3,000	339,000
Series Our Jenny B 21	Jenny B 21	20	20	120,000
Series Our Miss Jones 19	Celebrity News	1,200	1,200	187,200
Series Palace Foal	Palace Foal	510	–	–
Series Patsys Kim 21	Lady Blitz	5,000	5,000	665,000
Series Popular Demand	Popular Demand	1,020	1,020	248,880
Series Power Up Paynter	Power Up Paynter	600	600	114,000
Series Queen Amira 19	Regal Rebel	2,000	2,000	330,000
Series Race Hunter 19	Chasing Time	10,000	10,000	520,000
Series Salute to America	Salute to America	1,000	1,000	273,000
Series Sarrocchi 21	Sarrocchi 21	5,000	5,000	640,000
Series Sauce On The Side	Sauce On The Side	125	125	30,000
Series Shake It Up Baby	Shake It Up Baby	250	250	32,500
Series Sigesmund	Sigesmund	200	200	20,000
Series Silverpocketsfull 19	Iron Works	5,100	5,100	453,900
Series Smart Shopping 21	Seize the Grey	5,000	5,000	635,000
Series Social Dilemma	Social Dilemma	510	510	85,170
Series Song of Bernadette 20	Cable Boss	5,100	5,100	494,700
Series Song of the Lark 21	Song of the Lark 21	2,550	2,550	349,350
Series Soul Beam	Soul Beam	65	65	39,650
Series Speightstown Belle 19	Ancient Royalty	900	900	125,100
Series Spirit 20	Phantom Ride	3,000	3,000	252,000
Series Squared Straight	Squared Straight	150	150	40,500
Series Stay Fabulous	Stay Fabulous	2,500	2,500	310,000
Series Storm Shooter	Storm Shooter	2,000	2,000	324,000
Series Street Band	Street Band	50	50	61,500
Series Sunny 18	Solar Strike	6,000	6,000	390,000
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	100,000
Series Sweet Sweet Annie 19	In Due Time	20	20	150,000
Series Swiss Minister	Swiss Minister	50	50	14,000
Series Takeo Squared	Takeo Squared	100	100	27,000
Series Tamboz 21	Tamboz 21	6,500	–	–
Series Tapitry 19	Infinite Empire	820	820	223,860
Series Tavasco Road	Tavasco Road	80	80	18,400
Series Tell All 19	Walk the Talk	12	12	126,000
Series Tell the Duchess 19	Duke of Love	2,000	2,000	284,000
Series The Filly Four	The Filly Four	8,000	8,000	1,440,000

139

Series The Royal Duet	The Royal Duet	5,100	5,052	1,020,504
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	229,000
Series Timeless Trick 20	Interstellar	12	12	93,000
Series Tizamagician	Tizamagician	600	600	192,000
Series Twirl Girl 21	Twirl Girl 21	20	7	52,500
Series Tufnel	Tufnel	5,200	5,200	322,400
Series Two Trail Sioux 17	Annahilate	450	450	135,000
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	29,720
Series Utalknboutpractice	Utalknboutpractice	100	100	30,000
Series Vertical Threat	Vertical Threat	600	600	126,000
Series Vow	Vow	2,000	2,000	358,000
Series War Safe	War Safe	2,000	2,000	292,000
Series Wayne O	Wayne O	6,000	6,000	570,000
Series Who Runs the World	Who Runs the World	5,100	5,100	530,400
Series Whosbeeninmybed 19	Micro Share	5,100	5,100	377,400
Series Without Delay 19	Golden Quality	20	20	140,000
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	370,000
Series Yes This Time	Yes This Time	10	10	129,520
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	450,000
Series Zestful	Zestful	100	100	32,000
Totals		439,144	387,993	$41,918,008

(1)	Owned 100% by the Manager due to conversion of profit participation convertible promissory notes.

140

Liquidity and Capital Resources – For the Years Ended December 31, 2022 and 2021

During the years ended December 31, 2022 and 2021, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one Underlying Asset through a loan from a strategic vendor partner.

Of the horses that were part of an offering as of December 31, 2022 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Series Name	Target Revenue Generation
Series Jai Ho	Apr-23
Series Bajan Bashert	Jan-23
Series Cable Boss	Jul-23
Series Classic Cut	Mar-23
Series Boppy	Mar-23
Series Simply Enchanting	Oct-23
Series Secret Crush	Nov-23
Series Forever Rose	Nov-23
Series Kindle 21	Aug-23
Series Knarsdale 21	Aug-23
Series Pioneer Prince	Jan-23
Series Ishvana 21	Nov-23
Series Mo Temptation	Aug-23
Series One Fast Dream	Jan-23
Series One Last Night 21	Nov-23
Series Our Jenny B	Aug-23
Series-Palace Foal	N/A
Series Lady Blitz	Jun-23
Series Sarrocchi 21	Nov-23
Series Song of Lark 21	Nov-23
Series The Royal Duet (1)	Oct-23
Series Tufnel	Mar-23
Series Twirl Girl 21	Apr-24
Series Who Runs the World	Feb-23

(1)	The Series is comprised of two horses, one of which is expected to begin racing in May 2023, while the second one is not expected to race until July 2023.

141

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company had a total of $4,226,464 and $3,668,322, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

As of December 31, 2022, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Action Bundle (1)	$–	$–	$–	$–
Series Adjust 20	12,438	–	12,438	45,016
Series Amandrea	–	–	–
Series Ambleside Park 19	–	–	–
Series Amers	–	–	–
Series Apple Down Under 19	–	–	–
Series Ari the Adventurer 19	22,438	–	22,438	45,016
Series Ashlees Empire 20	91,770	–	91,770	45,016
Series Athenian Beauty 19	–	–	–
Series Authentic	(189,569)	–	(189,569)	45,016

142

Series Awe Hush 19	–	–	–
Series Bajan Bashert	18,982	(25,800)	(6,818)	45,016
Series Balletic	87,248	–	87,248	45,016
Series Bella Chica	–	–	–
Series Big Mel	–	–	–
Series Black Escort 19	11,542	–	11,542	45,016
Series Bullion	–	–	–
Series Cable Boss	63,107	–	63,107	45,016
Series Cairo Kiss	–	–	–
Series Carrothers	21,631	–	21,631	45,016
Series Cayala 19	31,124	–	31,124	45,016
Series Arch Support 20	7,715	–	7,715	45,016
Series Chad Brown Bundle	189,967	–	189,967	45,016
Series Chasing the Moon 20	–	–	–
Series Classic Cut	99,394	–	99,394	45,016
Series Classofsixtythree 19	25,172	–	25,172	45,016
Series Co Cola 19	43,029	–	43,029	45,016
Series Collusion Illusion	–	–	–
Series Consecrate 19	–	–	–
Series Courtisane 19	51,353	–	51,353	45,016
Series Daddy's Joy	–	–	–
Series Dancing Crane	(600)	–	(600)	45,016
Series Daring Dancer 20	21,923	–	21,923	45,016
Series De Mystique 17	–	–	–
Series Deep Cover	1,880	–	1,880	45,016
Series Demogorgon	4,134	–	4,134	45,016
Series Desire Street 19	26,621	–	26,621	45,016
Series Echo Warrior 19	42,004	–	42,004	45,016
Series Edge Racing Summer Fun	92,512	–	92,512	45,016
Series Enchante 21	142,831	(271,512)	(128,681)	45,016
Series Elarose 21	157,696	(112,046)	45,649	45,016
Series Escape Route	(8,247)	–	(8,247)	45,016

143

Series Exonerated 19	8,080	–	8,080	45,016
Series Fenwick Hall 20	65,134	–	65,134	45,016
Series Forever Rose	(18,468)	(118,142)	(136,610)	45,016
Series Flora Dora 20	1,262	–	1,262	45,016
Series Frosted Oats	16,733	–	16,733	45,016
Series Future Stars Stable	103,891	–	103,891	45,016
Series Gentleman Gerry	(1,948)	–	(1,948)	45,016
Series Going to Vegas	550,138	–	550,138	45,016
Series Got Stormy	–	–	–
Series Grand Traverse Bay 19	64,741	–	64,741	45,016
Series Grand Traverse Bay 20	19,535	103	19,638	45,016
Series Heaven Street	12,682	–	12,682	45,016
Series Kindle 21	102,460	(271,250)	(168,790)	45,016
Series Knarsdale 21	(15,989)	(275,000)	(290,989)	45,016
Series I'm a Looker 20	154,796	–	154,796	45,016
Series Into Summer 19	–	–	–
Series Ishvana 21	(15,282)	(125,000)	(140,282)	45,016
Series Jeanne's Speight 20	96,414	(794)	95,620	45,016
Series Just Louise 19	(3,896)	–	(3,896)	45,016
Series Keertana 18	–	–	–
Series Kiana's Love	–	–	–
Series Kichiro	–	–	–
Series Lane Way	32,677	–	32,677	45,016
Series Latte Da 19	–	–	–
Series Lazy Daisy	–	–	–
Series Le Relais 20	–	–	–
Series Lost Empire 19	–	–	–
Series Madarnas	–	–	–
Series Madiera Wine	2,146	–	2,146	45,016
Series Major Implications	–	–	–
Series Man Among Men	10,335	–	10,335	45,016
Series Margaret Reay 19	70,470	–	70,470	45,016

144

Series Margarita Friday 19	65,637	–	65,637	45,016
Series Martita Sangrita 17	–	–	–
Series Mayan Milagra 19	(4,467)	–	(4,467)	45,016
Series Midnight Sweetie 19	37,483	–	37,483	45,016
Series Miss Puzzle	–	–	–
Series Miss Sakamoto	35,662	46	35,708	45,016
Series Mo Mischief	–	–	–
Series Mo Temptation	96,399	–	96,399	45,016
Series Monomoy Girl	–	–	–
Series Moonbow 20	89,716	–	89,716	45,016
Series Moonless Sky	–	–	–
Series Motion Emotion (2)	–	–	–
Series Mrs Whistler	57,298	349	57,647	45,016
Series My Fast One 20	125,712	–	125,712	45,016
Series Naismith	(41,193)	–	(41,193)	45,016
Series National Road	2,500	–	2,500	45,016
Series New York Claiming Package	–	–	–
Series Night of Idiots	–	–	–
Series Nileist	–	–	–
Series Noble Goddess	–	–	–
Series Northern Smile 20	(7,991)	–	(7,991)	45,016
Series NY Exacta	(58,119)	–	(58,119)	45,016
Series One Last Night 21	104,736	(144,666)	(39,930)	45,016
Series Our Miss Jones 19	25,280	–	25,280	45,016
Series Our Jenny B	46,528	(59,880)	(13,352)	45,016
Series Palace Foal	(6,171)	–	(6,171)	45,016
Series Patsys Kim 21	149,796	(105,838)	43,958	45,016
Series Popular Demand	–	–	–
Series Power Up Paynter	–	–	–
Series Queen Amira 19	–	–	–
Series Race Hunter 19	25,082	–	25,082	45,016
Series Rosie's Alibi	95,726	–	95,726	45,016

145

Series Salute to America	46,947	–	46,947	45,016
Series Sarrocchi 21	183,394	(59,619)	123,774	45,016
Series Sauce On Side	–	–	–
Series Shake It Up Baby	–	–	–
Series Sigesmund	–	–	–
Series Silverpocketsfull 19	60,565	–	60,565	45,016
Series Smart Shopping 21	144,006	–	144,006	45,016
Series Social Dilemma	–	–	–
Series Song of Lark 21	95,883	(46,375)	49,507	45,016
Series Soul Beam	–	–	–
Series Speightstown Belle 19	–	–	–
Series Spirit 20	70,575	–	70,575	45,016
Series Squared Straight	–	–	–
Series Storm Shooter	–	–	–
Series Street Band	–	–	–
Series Sunny 18	–	–	–
Series Sunsanddrinkinhand	666	–	666	45,016
Series Sweet Sweet Annie 19	(4,876)	–	(4,876)	45,016
Series Swiss Minister	–	–	–
Series Takeo Squared	–	–	–
Series Tapitry 19	10,224	–	10,224	45,016
Series Tavasco Road	–	–	–
Series Tell All 19	(600)	–	(600)	45,016
Series Tell the Duchess 19	39,504	–	39,504	45,016
Series The Filly Four	32,677	–	32,677	45,016
Series The Royal Duet	(2,062)	(541,331)	(543,393)	45,016
Series Thirteen Stripes	(13,938)	–	(13,938)	45,016
Series Timeless Trick 20	(3,280)	–	(3,280)	45,016
Series Tizamagician	13,911	–	13,911	45,016
Series Tufnel	59,914	–	59,914	45,016
Series Twirl Girl 21	47,677	(87,165)	(39,488)	45,016
Series Two Trail Sioux 17	–	–	–

146

Series Two Trail Sioux 17K	–	–	–
Series Utalknboutpractice	–	–	–
Series Vertical Threat	–	–	–
Series Vow	63,922	–	63,922	45,016
Series War Safe	62,106	–	62,106	45,016
Series Wayne O	–	–	–
Series Who Runs the World	70,211	–	70,211	45,016
Series Who'sbeeninmybed 19	48,528	–	48,528	45,016
Series Without Delay	(2,400)	–	(2,400)	45,016
Series Wonder Upon a Star 19	–	–	–
Series Yes This Time	(7,183)	–	(7,183)	45,016
Series You Make Luvin Fun 19	46,476	–	46,476	45,016
Series Zestful	–	–	–
Total	$4,226,464	$(2,243,920)	$1,982,544

____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through the time period set forth in the table above in “Liquidity and Capital Resources” on page 100. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the time period set forth in the table above. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of December 31, 2022, the Company received a total of $38,525,215 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 6 – Members’ Equity/(Deficit)” for more detail):

Series Name	Underlying Asset	Units Offered	Units Tendered	Subscription Amount
Series Action Bundle (1)	Action Bundle	10,000	10,000	310,000
Series Adjust 20	Jai Ho	10	10	135,000
Series Amandrea	Amandrea	550	550	162,250
Series Ambleside Park 19	Lookwhogotlucky	410	410	84,050
Series Amers	Amers	75	75	10,500
Series Apple Down Under 19	Howboutdemapples	600	600	103,800

147

Series Ari the Adventurer 19	Kanthari	5,100	5,100	433,500
Series Ashlees Empire 20	Helicopter Money	3,000	3,000	201,000
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	84,600
Series Authentic	Authentic	12,500	12,500	2,575,000
Series Awe Hush 19	Can't Hush This	1,800	1,800	295,200
Series Bajan Bashert	Bajan Bashert	16	13	130,000
Series Balletic	Balletic	10,000	10,000	800,000
Series Bella Chica	Bella Chica	100	100	38,000
Series Big Mel	Big Mel	6,000	6,000	726,000
Series Black Escort 19	Halofied	20	20	100,000
Series Bullion	Bullion	25	25	11,750
Series Cable Boss	Cable Boss	5,100	5,100	494,700
Series Cairo Kiss	Cairo Kiss	80	80	44,400
Series Carrothers	Carrothers	5,100	5,100	515,100
Series Cayala 19	Provocateur	4,100	4,100	373,100
Series Arch Support 20	Captain Sparrow	10	10	112,000
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	1,170,000
Series Chasing the Moon 20	Cuvier	1,250	–	–
Series Classic Cut	Classic Cut	10,000	10,000	510,000
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	193,000
Series Co Cola 19	Search Engine	5,100	5,100	540,600
Series Collusion Illusion	Collusion Illusion	25,000	25,000	750,000
Series Consecrate 19	Sacred Beauty	410	410	64,370
Series Courtisane 19	Tap the Gavel	10,000	10,000	490,000
Series Daddy's Joy	Daddy's Joy	600	600	108,000
Series Dancing Crane	Dancing Crane	20	20	122,000
Series Daring Dancer 20	Boppy	750	750	101,250
Series De Mystique 17	Dancing Destroyer	250	250	35,000
Series Deep Cover	Deep Cover	800	800	176,000
Series Demogorgon	Demogorgon	20	20	128,000
Series Desire Street 19	Always Hopeful	1,020	1,020	205,020
Series Echo Warrior 19	Hero Status	6,000	6,000	348,000

148

Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	50	50	250,000
Series Enchante 21	Simply Enchanting	6,000	2,461	243,639
Series Elarose 21	Secret Crush	10,000	7,741	495,424
Series Escape Route	Escape Route	10	10	62,952
Series Exonerated 19	Above Suspicion	820	820	138,580
Series Fenwick Hall 20	Inspector	1,200	1,200	242,400
Series Forever Rose	Forever Rose	1,250	–	–
Series Flora Dora 20	Spun Intended	10	10	100,000
Series Frosted Oats	Frosted Oats	4,100	4,100	172,200
Series Future Stars Stable	Future Stars Stable	10,000	10,000	500,000
Series Gentleman Gerry	Gentleman Gerry	20	20	155,000
Series Going to Vegas	Going to Vegas	5,100	5,100	438,600
Series Got Stormy	Got Stormy	5,100	5,100	229,500
Series Grand Traverse Bay 19	Cornice Traverse	750	750	335,250
Series Grand Traverse Bay 20	Sun Valley Road	750	751	90,871
Series Heaven Street	Heaven Street	20	20	150,000
Series Kindle 21	Kindle 21	5,500	–	–
Series Knarsdale 21	Knarsdale 21	5,000	–	–
Series I'm a Looker 20	Pioneer Prince	4,000	4,000	580,000
Series Into Summer 19	Malibu Mayhem	650	650	250,900
Series Ishvana 21	Ishvana 21	2,500	–	–
Series Jeanne's Speight 20	Stay Fabulous	2,500	2,492	309,008
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	233,580
Series Keertana 18	American Heiress	5,100	5,100	510,000
Series Kiana's Love	Kiana's Love	200	200	24,000
Series Kichiro	Kichiro	200	200	26,000
Series Lane Way	Lane Way	6,000	6,000	540,000
Series Latte Da 19	Inalattetrouble	4,100	4,100	143,500
Series Lazy Daisy	Lazy Daisy	1,250	1,250	143,750
Series Le Relais 20	Show Your Cards	3,000	3,000	495,000
Series Lost Empire 19	Laforgia	10,200	10,200	357,000
Series Madarnas	Madarnas	50	50	17,500
Series Madiera Wine	Madiera Wine	20	20	50,000
Series Major Implications	Major Implications	20	20	4,600

149

Series Man Among Men	Man Among Men	820	820	223,860
Series Margaret Reay 19	A Mo Reay	820	820	246,820
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	332,000
Series Martita Sangrita 17	Carpe Vinum	600	600	192,000
Series Mayan Milagra 19	Tepeu	20	20	170,000
Series Midnight Sweetie 19	Dolce Notte	820	820	121,360
Series Miss Puzzle	Miss Puzzle	125	125	31,250
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	324,054
Series Mo Mischief	Mo Mischief	5,100	5,100	382,500
Series Mo Temptation	Mo Temptation	3,500	3,500	304,500
Series Monomoy Girl	Monomoy Girl	10,200	10,200	469,200
Series Moonbow 20	Cumberland Falls	2,500	2,500	215,000
Series Moonless Sky	Moonless Sky	200	200	22,000
Series Motion Emotion (2)	Motion Emotion	1,020	1,020	85,680
Series Mrs Whistler	Mrs Whistler	2,000	2,003	274,411
Series My Fast One 20	One Fast Dream	2,000	2,000	330,000
Series Naismith	Naismith	2,000	2,000	304,000
Series National Road	National Road	20	20	140,000
Series New York Claiming Package	New York Claiming Package	510	510	71,400
Series Night of Idiots	Night of Idiots	80	80	20,000
Series Nileist	Nileist	45	45	23,850
Series Noble Goddess	Noble Goddess	300	300	33,000
Series Northern Smile 20	Pep Rally	20	20	140,000
Series NY Exacta	NY Exacta	2,000	2,000	456,000
Series One Last Night 21	One Last Night 21	3,000	1,348	152,324
Series Our Miss Jones 19	Celebrity News	1,200	1,200	187,200
Series Our Jenny B	Our Jenny B	20	9	54,000
Series Palace Foal	Palace Foal	510	–	–
Series Patsys Kim 21	Lady Blitz	5,000	3,973	528,409
Series Popular Demand	Popular Demand	1,020	1,020	248,880
Series Power Up Paynter	Power Up Paynter	600	600	114,000
Series Queen Amira 19	Regal Rebel	2,000	2,000	330,000

150

Series Race Hunter 19	Chasing Time	10,000	10,000	520,000
Series Rosie's Alibi	Rosie's Alibi	10,000	10,000	1,050,000
Series Salute to America	Salute to America	1,000	1,000	273,000
Series Sarrocchi 21	Sarrocchi 21	5,000	4,399	563,072
Series Sauce On Side	Sauce On Side	125	125	30,000
Series Shake It Up Baby	Shake It Up Baby	250	250	32,500
Series Sigesmund	Sigesmund	200	200	20,000
Series Silverpocketsfull 19	Iron Works	5,100	5,100	453,900
Series Smart Shopping 21	Seize the Grey	5,000	5,000	635,000
Series Social Dilemma	Social Dilemma	510	510	85,170
Series Song of Lark 21	Song of the Lark 21	2,550	2,113	289,481
Series Soul Beam	Soul Beam	65	65	39,650
Series Speightstown Belle 19	Ancient Royalty	900	900	125,100
Series Spirit 20	Phantom Ride	3,000	3,000	252,000
Series Squared Straight	Squared Straight	150	150	40,500
Series Storm Shooter	Storm Shooter	2,000	2,000	324,000
Series Street Band	Street Band	50	50	61,500
Series Sunny 18	Solar Strike	6,000	6,000	390,000
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	100,000
Series Sweet Sweet Annie 19	In Due Time	20	20	150,000
Series Swiss Minister	Swiss Minister	50	50	14,000
Series Takeo Squared	Takeo Squared	100	100	27,000
Series Tapitry 19	Infinite Empire	820	820	223,860
Series Tavasco Road	Tavasco Road	80	80	18,400
Series Tell All 19	Walk the Talk	12	12	126,000
Series Tell the Duchess 19	Duke of Love	2,000	2,000	284,000
Series The Filly Four	The Filly Four	8,000	8,000	1,440,000
Series The Royal Duet	The Royal Duet	5,100	–	–
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	229,000
Series Timeless Trick 20	Interstellar	12	12	93,000
Series Tizamagician	Tizamagician	600	600	192,000
Series Tufnel	Tufnel	5,200	5,200	322,400

151

Series Twirl Girl 21	Twirl Girl 21	20	7	52,500
Series Two Trail Sioux 17	Annahilate	450	450	135,000
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	29,720
Series Utalknboutpractice	Utalknboutpractice	100	100	30,000
Series Vertical Threat	Vertical Threat	600	600	126,000
Series Vow	Vow	2,000	2,000	358,000
Series War Safe	War Safe	2,000	2,000	292,000
Series Wayne O	Wayne O	6,000	6,000	570,000
Series Who Runs the World	Who Runs the World	5,100	5,100	530,400
Series Who'sbeeninmybed 19	Micro Share	5,100	5,100	377,400
Series Without Delay	Golden Quality	20	20	140,000
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	370,000
Series Yes This Time	Yes This Time	10	10	129,520
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	450,000
Series Zestful	Zestful	100	100	32,000
Totals		398,571	367,916	$38,525,215

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Advances From Manager – For the Six Month Period Ended June 30, 2023

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations (See Note 4).

Related Party Transactions – For the Six Month Period Ended June 30, 2023

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4, Note 5, and Note 7 to Financial Statements as of June 30, 2023 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

152

Series Cash Reserves

During the six-month period ended June 30, 2023, the Company had a total of $2,239,494 in reserve held by the Manager for each series of an Underlying Asset as outlined below. In addition, the Manager is owed $2,166,190 for acquisition loans made by the Manager as outlined below.

As of June 30, 2023, the Company’s positions of reserve funds and borrowings are as follows:

Series Name	Underlying Asset	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle	Action Bundle	$ –	$ –	$ –
Series Adaay in Asia	Adaay in Asia	(15,066)	(204,000)	(219,066)
Series Adjust 20	Jai Ho	7,349	–	7,349
Series Alliford Bay 21	Alliford Bay 21	(8,266)	(120,000)	(128,266)
Series Amandrea	Amandrea	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	–	–
Series Arch Support 20	Captain Sparrow	9,753	–	9,753
Series Ari the Adventurer 19	Kanthari	12,506	–	12,506
Series Athenian Beauty 19	Quantum Theory	–	–	–
Series Authentic	Authentic	(291,071)	–	(291,071)
Series Awe Hush 19	Can't Hush This	–	–	–
Series Bajan Bashert	Bajan Bashert	22,282	–	22,282
Series Balletic	Balletic	46,278	–	46,278
Series Bella Chica	Bella Chica	–	–	–

153

Series Big Mel	Big Mel	–	–	–
Series Black Escort 19	Halofied	(1,200)	–	(1,200)
Series Blues Corner 21	Blues Corner 21	(11,100)	(240,000)	(251,100)
Series Bullish Sentiment 21	Bullish Sentiment 21	(10,809)	(102,000)	(112,809)
Series Carrothers	Carrothers	–	–	–
Series Cayala 19	Provocateur	519	–	519
Series Chad Brown Bundle	Chad Brown Bundle	42,149	–	42,149
Series Chasing the Moon 20	Cuvier	–	–	–
Series Classic Cut	Classic Cut	63,397	–	63,397
Series Classofsixtythree 19	Sixtythreecaliber	17,249	–	17,249
Series Co Cola 19	Search Engine	23,378	–	23,378
Series Collusion Illusion	Collusion Illusion	–	–	–
Series Consecrate 19	Sacred Beauty	–	–	–
Series Courtisane 19	Tap the Gavel	28,030	–	28,030
Series Crown It 21	Crown It 21	102,761	(75,900)	26,861
Series Daddys Joy	Daddy's Joy	–	–	–
Series Dancing Crane	Dancing Crane	(600)	–	(600)
Series Daring Dancer 20	Daring Dancer 20	14,424	–	14,424
Series Deep Cover	Deep Cover	(27,622)	–	(27,622)
Series Demogorgon	Demogorgon	4,950	–	4,950
Series Desire Street 19	Always Hopeful	14,189	–	14,189
Series Echo Warrior 19	Hero Status	21,878	–	21,878
Series Edge Classic Colts Package	Classic Colts Package	108,143	–	108,143
Series Edge Racing Summer Fun-d	Summer Fun	14,447	–	14,447
Series Elarose 21	Secret Crush	127,202	–	127,202
Series Enchante 21	Simply Enchanting	118,262	(5,984)	112,278
Series Escape Route	Escape Route	(15,275)	–	(15,275)
Series Essential Rose 20	Rosie's Alibi	61,867	–	61,867
Series Exonerated 19	Above Suspicion	7,713	–	7,713
Series Fenwick Hall 20	Inspector	38,349	–	38,349
Series Flora Dora 20	Spun Intended	(17,946)	–	(17,946)
Series Forever Rose	Forever Rose	(28,260)	(118,142)	(146,402)
Series Frosted Oats	Frosted Oats	17,341	–	17,341
Series Future Stars Stable	Future Stars Stable	30,621	–	30,621

154

Series Gentleman Gerry	Gentleman Gerry	–	–	–
Series Giant Mover 21	Giant Mover 21	(4,924)	(45,100)	(50,024)
Series Going to Vegas	Going to Vegas	–	–	–
Series Got Stormy	Got Stormy	–	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	–	–
Series Grand Traverse Bay 20	Grand Traverse Bay 20	13,586	103	13,688
Series Heaven Street	Heaven Street	(347)	–	(347)
Series Helicopter Money	Helicopter Money	73,145	–	73,145
Series High Speed Goldie 21	High Speed Goldie 21	36,248	(130,920)	(94,672)
Series Im A Looker 20	I'm a Looker 20	118,369	–	118,369
Series Into Summer 19	Malibu Mayhem	–	–	–
Series Ishvana 21	Ishvana 21	(29,604)	(125,000)	(154,604)
Series Just Louise 19	Forbidden Kingdom	(10,617)	–	(10,617)
Series Keertana 18	American Heiress	–	–	–
Series Kichiro	Kichiro	–	–	–
Series Kindle 21	A Day to Remember	110,849	–	110,849
Series Knarsdale 21	Seismic Beauty	(48,048)	(275,000)	(323,048)
Series Lane Way	Lane Way	8,658	–	8,658
Series Latte Da 19	Inalattetrouble	–	–	–
Series Lazy Daisy	Lazy Daisy	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–
Series Lost Empire 19	Laforgia	–	–	–
Series Lovesick 21	Lovesick 21	(10,331)	(250,013)	(260,344
Series Madiera Wine	Madiera Wine	–	–	–
Series Man Among Men	Man Among Men	6,927	–	6,927
Series Margaret Reay 19	A Mo Reay	–	–	–
Series Margarita Friday 19	Straight No Chaser	42,307	–	42,307
Series Martita Sangrita 17	Carpe Vinum	–	–	–
Series Mayan Milagra 19	Tepeu	(8,774)	–	(8,774)
Series Midnight Sweetie 19	Dolce Notte	–	–	–
Series Miss Puzzle	Miss Tapit	–	–	–
Series Miss Sakamoto	Miss Sakamoto	13,394	46	13,440
Series Mo Mischief	Mo Mischief	–	–	–
Series Mo Temptation	Mo Temptation	75,843	–	75,843

155

Series Monomoy Girl	Monomoy Girl	–	–	–
Series Moonbow 20	Cumberland Falls	67,452	–	67,452
Series More Than Magic 21	More Than Magic 21	20,876	(38,700)	(17,824)
Series Motion Emotion	Motion Emotion	–	–	–
Series Mrs Whistler	Mrs Whistler	28,292	349	28,642
Series My Fast One 20	One Fast Dream	97,563	–	97,563
Series Naismith	Naismith	–	–	–
Series National Road	National Road	(20,010)	–	(20,010)
Series Northern Smile 20	Pep Rally	(6,429)	–	(6,429)
Series NY Exacta	NY Exacta	–	–	–
Series One Last Night 21	One Last Night 21	86,103	–	86,103
Series Our Jenny B 21	Jenny B 21	28,351	–	28,351
Series Our Miss Jones 19	Celebrity News	3,284	–	3,284
Series Palace Foal	Palace Foal	(6,171)	–	(6,171)
Series Patsys Kim 21	Lady Blitz	108,302	–	108,302
Series Popular Demand	Popular Demand	–	–	–
Series Power Up Paynter	Power Up Paynter	–	–	–
Series Queen Amira 19	Regal Rebel	–	–	–
Series Race Hunter 19	Chasing Time	48,998	–	48,998
Series Salute to America	Salute to America	–	–	–
Series Sarrocchi 21	Sarrocchi 21	145,811	–	145,811
Series Savvy Sassy 22	Savvy Sassy 22	–	–	–
Series Sigesmund	Sigesmund	–	–	–
Series Silverpocketsfull 19	Iron Works	55,366	–	55,366
Series Smart Shopping 21	Seize the Grey	111,385	–	111,385
Series Social Dilemma	Social Dilemma	–	–	–
Series Song of Bernadette 20	Cable Boss	39,900	–	39,900
Series Song of the Lark 21	Song of the Lark 21	78,132	–	78,132
Series Speightstown Belle 19	Ancient Royalty	–	–	–
Series Spirit 20	Phantom Ride	51,854	–	51,854
Series Squared Straight	Squared Straight	–	–	–
Series Stay Fabulous	Stay Fabulous	6,750	–	6,750
Series Storm Shooter	Storm Shooter	–	–	–
Series Sunny 18	Solar Strike	–	–	–

156

Series Sunsanddrinkinhand	Sunsanddrinkinhand	1,266	–	1,266
Series Sweet Sweet Annie 19	In Due Time	(9,922)	–	(9,922)
Series Tamboz 21	Tamboz 21	(8,702)	(341,250)	(349,952)
Series Tapitry 19	Infinite Empire	4,691	–	4,691
Series Tell All 19	Walk the Talk	(600)	–	(600)
Series Tell the Duchess 19	Duke of Love	(22,228)	–	(22,228)
Series The Filly Four	The Filly Four	–	–	–
Series The Royal Duet	The Royal Duet	133,122	(7,514)	125,608
Series Thirteen Stripes	Thirteen Stripes	–	–	–
Series Timeless Trick 20	Interstellar	(9,082)	–	(9,082)
Series Tizamagician	Tizamagician	13,514	–	13,514
Series Twirl Girl 21	Twirl Girl 21	32,880	(87,165)	(54,285)
Series Tufnel	Tufnel	20,190	–	20,190
Series Two Trail Sioux 17	Annahilate	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–
Series Vertical Threat	Vertical Threat	–	–	–
Series Vow	Vow	44,691	–	44,691
Series War Safe	War Safe	42,543	–	42,543
Series Wayne O	Wayne O	–	–	–
Series Who Runs the World	Who Runs the World	49,960	–	49,960
Series Whosbeeninmybed 19	Micro Share	45,889	–	45,889
Series Without Delay 19	Golden Quality	(2,400)	–	(2,400)
Series Wonder Upon a Star 19	Star Six Nine	–	–	–
Series Yes This Time	Yes This Time	(9,537)	–	(9,537)
Series You Make Luvin Fun 19	Magical Ways	52,906	–	52,906
Total		$2,239,494	$(2,166,190)	$73,304

In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $$39,754,896 as of June 30, 2023, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Underlying Asset	Principal Borrowed from Manager (1)
Series Action Bundle	Action Bundle	$263,500
Series Adaay in Asia	Adaay in Asia	418,200
Series Adjust 20	Jai Ho	115,706
Series Alliford Bay 21	Alliford Bay 21	348,750

157

Series Amandrea	Amandrea	137,500
Series Ambleside Park 19	Lookwhogotlucky	71,443
Series Amers	Amers	8,925
Series Apple Down Under 19	Howboutdemapples	88,230
Series Arch Support 20	Captain Sparrow	96,565
Series Ari the Adventurer 19	Kanthari	368,475
Series Athenian Beauty 19	Quantum Theory	71,910
Series Authentic	Authentic	2,188,750
Series Awe Hush 19	Can't Hush This	250,920
Series Bajan Bashert	Bajan Bashert	137,600
Series Balletic	Balletic	680,000
Series Bella Chica	Bella Chica	32,300
Series Big Mel	Big Mel	618,000
Series Black Escort 19	Halofied	88,200
Series Blues Corner 21	Blues Corner 21	522,000
Series Bullion	Bullion	6,000
Series Bullish Sentiment 21	Bullish Sentiment 21	282,000
Series Cairo Kiss	Cairo Kiss	37,740
Series Carrothers	Carrothers	437,835
Series Cayala 19	Provocateur	317,135
Series Chad Brown Bundle	Chad Brown Bundle	994,500
Series Cuvier	Cuvier	200,000
Series Classic Cut	Classic Cut	433,500
Series Classofsixtythree 19	Sixtythreecaliber	164,050
Series Co Cola 19	Search Engine	459,510
Series Collusion Illusion	Collusion Illusion	637,500
Series Consecrate 19	Sacred Beauty	54,715
Series Courtisane 19	Tap the Gavel	416,500
Series Crown It 21	Crown It 21	191,600
Series Daddys Joy	Daddy's Joy	91,800
Series Dancing Crane	Dancing Crane	103,520
Series Daring Dancer 20	Daring Dancer 20	86,063
Series De Mystique 17	Dancing Destroyer	29,750
Series Deep Cover	Deep Cover	149,600

158

Series Demogorgon	Demogorgon	108,340
Series Desire Street 19	Always Hopeful	174,267
Series Echo Warrior 19	Hero Status	295,800
Series Edge Classic Colts Package	Classic Colts Package	521,160
Series Edge Racing Summer Fun-d	Summer Fun	225,000
Series Elarose 21	Secret Crush	496,000
Series Enchante 21	Simply Enchanting	462,058
Series Escape Route	Escape Route	52,458
Series Essential Rose 20	Rosie's Alibi	892,500
Series Exonerated 19	Above Suspicion	117,793
Series Fenwick Hall 20	Inspector	193,920
Series Flora Dora 20	Spun Intended	86,219
Series Forever Rose	Forever Rose	233,750
Series Frosted Oats	Frosted Oats	146,370
Series Future Stars Stable	Future Stars Stable	425,000
Series Gentleman Gerry	Gentleman Gerry	135,000
Series Giant Mover 21	Giant Mover 21	113,630
Series Going to Vegas	Going to Vegas	372,810
Series Got Stormy	Got Stormy	195,075
Series Grand Traverse Bay 19	Cornice Traverse	284,963
Series Grand Traverse Bay 20	Grand Traverse Bay 20	77,119
Series Heaven Street	Heaven Street	130,000
Series Helicopter Money	Helicopter Money	160,800
Series High Speed Goldie 21	High Speed Goldie 21	126,184
Series Im A Looker 20	I'm a Looker 20	464,000
Series Into Summer 19	Malibu Mayhem	213,265
Series Ishvana 21	Ishvana 21	357,000
Series Just Louise 19	Forbidden Kingdom	198,543
Series Keertana 18	American Heiress	433,500
Series Kiana's Love	Kiana's Love	20,400
Series Kichiro	Kichiro	22,100
Series Kindle 21	A Day to Remember	302,610
Series Knarsdale 21	Seismic Beauty	571,200
Series Lane Way	Lane Way	459,000

159

Series Latte Da 19	Inalattetrouble	121,975
Series Lazy Daisy	Lazy Daisy	121,250
Series Le Relais 20	Show Your Cards	396,000
Series Lost Empire 19	Laforgia	303,450
Series Lovesick 21	Lovesick 21	520,000
Series Madarnas	Madarnas	14,850
Series Madiera Wine	Madiera Wine	42,510
Series Major Implications	Major Implications	3,900
Series Man Among Men	Man Among Men	190,281
Series Margaret Reay 19	A Mo Reay	209,797
Series Margarita Friday 19	Straight No Chaser	282,200
Series Martita Sangrita 17	Carpe Vinum	163,200
Series Mayan Milagra 19	Tepeu	146,920
Series Midnight Sweetie 19	Dolce Notte	103,156
Series Miss Puzzle	Miss Tapit	26,563
Series Miss Sakamoto	Miss Sakamoto	275,392
Series Mo Mischief	Mo Mischief	326,400
Series Mo Temptation	Mo Temptation	243,600
Series Monomoy Girl	Monomoy Girl	398,820
Series Moonbow 20	Cumberland Falls	172,000
Series Moonless Sky	Moonless Sky	18,700
Series More Than Magic 21	More Than Magic 21	161,100
Series Motion Emotion	Motion Emotion	72,828
Series Mrs Whistler	Mrs Whistler	232,859
Series My Fast One 20	One Fast Dream	264,000
Series Naismith	Naismith	258,400
Series National Road	National Road	120,000
Series New York Claiming Package	New York Claiming Package	64,260
Series Night of Idiots	Night of Idiots	16,960
Series Nileist	Nileist	20,250
Series Noble Goddess	Noble Goddess	27,900
Series Northern Smile 20	Pep Rally	122,000
Series NY Exacta	NY Exacta	387,600
Series One Last Night 21	One Last Night 21	262,710

160

Series Our Jenny B 21	Jenny B 21	108,872
Series Our Miss Jones 19	Celebrity News	159,120
Series Palace Foal	Palace Foal	61,200
Series Patsys Kim 21	Lady Blitz	515,400
Series Popular Demand	Popular Demand	212,160
Series Power Up Paynter	Power Up Paynter	96,600
Series Queen Amira 19	Regal Rebel	280,500
Series Race Hunter 19	Chasing Time	442,000
Series Salute to America	Salute to America	232,050
Series Sarrocchi 21	Sarrocchi 21	496,000
Series Sauce On The Side	Sauce On The Side	25,500
Series Shake It Up Baby	Shake It Up Baby	27,625
Series Sigesmund	Sigesmund	17,000
Series Silverpocketsfull 19	Iron Works	385,815
Series Smart Shopping 21	Seize the Grey	492,150
Series Social Dilemma	Social Dilemma	72,395
Series Song of Bernadette 20	Cable Boss	420,495
Series Song of the Lark 21	Song of the Lark 21	270,759
Series Soul Beam	Soul Beam	33,703
Series Speightstown Belle 19	Ancient Royalty	106,335
Series Spirit 20	Phantom Ride	201,600
Series Squared Straight	Squared Straight	34,425
Series Stay Fabulous	Stay Fabulous	248,000
Series Storm Shooter	Storm Shooter	276,000
Series Street Band	Street Band	52,250
Series Sunny 18	Solar Strike	329,940
Series Sunsanddrinkinhand	Sunsanddrinkinhand	85,622
Series Sweet Sweet Annie 19	In Due Time	129,780
Series Swiss Minister	Swiss Minister	11,900
Series Takeo Squared	Takeo Squared	22,900
Series Tamboz 21	Tamboz 21	669,500
Series Tapitry 19	Infinite Empire	190,281
Series Tavasco Road	Tavasco Road	15,600
Series Tell All 19	Walk the Talk	107,844

161

Series Tell the Duchess 19	Duke of Love	241,400
Series The Filly Four	The Filly Four	1,224,000
Series The Royal Duet	The Royal Duet	800,587
Series Thirteen Stripes	Thirteen Stripes	194,650
Series Timeless Trick 20	Interstellar	81,000
Series Tizamagician	Tizamagician	163,200
Series Twirl Girl 21	Twirl Girl 21	144,435
Series Tufnel	Tufnel	274,040
Series Two Trail Sioux 17	Annahilate	114,750
Series Two Trail Sioux 17K	Two Trail Sioux 17K	29,720
Series Utalknboutpractice	Utalknboutpractice	25,500
Series Vertical Threat	Vertical Threat	107,100
Series Vow	Vow	304,300
Series War Safe	War Safe	248,200
Series Wayne O	Wayne O	486,000
Series Who Runs the World	Who Runs the World	450,840
Series Whosbeeninmybed 19	Micro Share	320,790
Series Without Delay 19	Golden Quality	121,000
Series Wonder Upon a Star 19	Star Six Nine	314,500
Series Yes This Time	Yes This Time	107,930
Series You Make Luvin Fun 19	Magical Ways	382,500
Series Zestful	Zestful	27,200
Totals		$39,754,916

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered. The Manager converted its profit participation convertible promissory note into 100% ownership in the series.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered. The Manager converted its profit participation convertible promissory note into 100% ownership in the series.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.
(4)	MRH Retired Series - MRH Palace Foal

162

As of June 30, 2023 the Company owes the following to related parties:

– $1,278,082 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

– $288,957 to the Manager in connection with Series Authentic.

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The profit participation convertible promissory note bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the profit participation convertible promissory note is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Advances from Manager – For the Years Ended December 31, 2022 and 2021

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

163

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2022:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle (1)	$–	$–	$–
Series Adjust 20	12,438	–	12,438
Series Amandrea	–	–	–
Series Ambleside Park 19	–	–	–
Series Amers	–	–	–
Series Apple Down Under 19	–	–	–
Series Ari the Adventurer 19	22,438	–	22,438
Series Ashlees Empire 20	91,770	–	91,770
Series Athenian Beauty 19	–	–	–
Series Authentic	(189,569)	–	(189,569)
Series Awe Hush 19	–	–	–
Series Bajan Bashert	18,982	(25,800)	(6,818)
Series Balletic	87,248	–	87,248
Series Bella Chica	–	–	–
Series Big Mel	–	–	–
Series Black Escort 19	11,542	–	11,542
Series Bullion	–	–	–
Series Cable Boss	63,107	–	63,107
Series Cairo Kiss	–	–	–
Series Carrothers	21,631	–	21,631
Series Cayala 19	31,124	–	31,124
Series Arch Support 20	7,715	–	7,715
Series Chad Brown Bundle	189,967	–	189,967
Series Chasing the Moon 20	–	–	–
Series Classic Cut	99,394	–	99,394
Series Classofsixtythree 19	25,172	–	25,172
Series Co Cola 19	43,029	–	43,029
Series Collusion Illusion	–	–	–
Series Consecrate 19	–	–	–

164

Series Courtisane 19	51,353	–	51,353
Series Daddy's Joy	–	–	–
Series Dancing Crane	(600)	–	(600)
Series Daring Dancer 20	21,923	–	21,923
Series De Mystique 17	–	–	–
Series Deep Cover	1,880	–	1,880
Series Demogorgon	4,134	–	4,134
Series Desire Street 19	26,621	–	26,621
Series Echo Warrior 19	42,004	–	42,004
Series Edge Racing Summer Fun	92,512	–	92,512
Series Enchante 21	142,831	(271,512)	(128,681)
Series Elarose 21	157,696	(112,046)	45,649
Series Escape Route	(8,247)	–	(8,247)
Series Exonerated 19	8,080	–	8,080
Series Fenwick Hall 20	65,134	–	65,134
Series Forever Rose	(18,468)	(118,142)	(136,610)
Series Flora Dora 20	1,262	–	1,262
Series Frosted Oats	16,733	–	16,733
Series Future Stars Stable	103,891	–	103,891
Series Gentleman Gerry	(1,948)	–	(1,948
Series Going to Vegas	550,138	–	550,138
Series Got Stormy	–	–	–
Series Grand Traverse Bay 19	64,741	–	64,741
Series Grand Traverse Bay 20	19,535	103	19,638
Series Heaven Street	12,682	–	12,682
Series Kindle 21	102,460	(271,250)	(168,790)
Series Knarsdale 21	(15,989)	(275,000)	(290,989)
Series I'm a Looker 20	154,796	–	154,796
Series Into Summer 19	–	–	–
Series Ishvana 21	(15,282)	(125,000)	(140,282)
Series Jeanne's Speight 20	96,414	(794)	95,620
Series Just Louise 19	(3,896)	–	(3,896)

165

Series Keertana 18	–	–	–
Series Kiana's Love	–	–	–
Series Kichiro	–	–	–
Series Lane Way	32,677	–	32,677
Series Latte Da 19	–	–	–
Series Lazy Daisy	–	–	–
Series Le Relais 20	–	–	–
Series Lost Empire 19	–	–	–
Series Madarnas	–	–	–
Series Madiera Wine	2,146	–	2,146
Series Major Implications	–	–	–
Series Man Among Men	10,335	–	10,335
Series Margaret Reay 19	70,470	–	70,470
Series Margarita Friday 19	65,637	–	65,637
Series Martita Sangrita 17	–	–	–
Series Mayan Milagra 19	(4,467)	–	(4,467)
Series Midnight Sweetie 19	37,483	–	37,483
Series Miss Puzzle	–	–	–
Series Miss Sakamoto	35,662	46	35,708
Series Mo Mischief	–	–	–
Series Mo Temptation	96,399	–	96,399
Series Monomoy Girl	–	–	–
Series Moonbow 20	89,716	–	89,716
Series Moonless Sky	–	–	–
Series Motion Emotion (2)	–	–	–
Series Mrs Whistler	57,298	349	57,647
Series My Fast One 20	125,712	–	125,712
Series Naismith	(41,193)	–	(41,193)
Series National Road	2,500	–	2,500
Series New York Claiming Package	–	–	–
Series Night of Idiots	–	–	–
Series Nileist	–	–	–

166

Series Noble Goddess	–	–	–
Series Northern Smile 20	(7,991)	–	(7,991)
Series NY Exacta	(58,119)	–	(58,119)
Series One Last Night 21	104,736	(144,666)	(39,930)
Series Our Miss Jones 19	25,280	–	25,280
Series Our Jenny B	46,528	(59,880)	(13,352)
Series Palace Foal	(6,171)	–	(6,171)
Series Patsys Kim 21	149,796	(105,838)	43,958
Series Popular Demand	–	–	–
Series Power Up Paynter	–	–	–
Series Queen Amira 19	–	–	–
Series Race Hunter 19	25,082	–	25,082
Series Rosie's Alibi	95,726	–	95,726
Series Salute to America	46,947	–	46,947
Series Sarrocchi 21	183,394	(59,619)	123,774
Series Sauce On Side	–	–	–
Series Shake It Up Baby	–	–	–
Series Sigesmund	–	–	–
Series Silverpocketsfull 19	60,565	–	60,565
Series Smart Shopping 21	144,006	–	144,006
Series Social Dilemma	–	–	–
Series Song of Lark 21	95,883	(46,375)	49,507
Series Soul Beam	–	–	–
Series Speightstown Belle 19	–	–	–
Series Spirit 20	70,575	–	70,575
Series Squared Straight	–	–	–
Series Storm Shooter	–	–	–
Series Street Band	–	–	–
Series Sunny 18	–	–	–
Series Sunsanddrinkinhand	666	–	666
Series Sweet Sweet Annie 19	(4,876)	–	(4,876)
Series Swiss Minister	–	–	–

167

Series Takeo Squared	–	–	–
Series Tapitry 19	10,224	–	10,224
Series Tavasco Road	–	–	–
Series Tell All 19	(600)	–	(600)
Series Tell the Duchess 19	39,504	–	39,504
Series The Filly Four	32,677	–	32,677
Series The Royal Duet	(2,062)	(541,331)	(543,393)
Series Thirteen Stripes	(13,938)	–	(13,938)
Series Timeless Trick 20	(3,280)	–	(3,280)
Series Tizamagician	13,911	–	13,911
Series Tufnel	59,914	–	59,914
Series Twirl Girl 21	47,677	(87,165)	(39,488)
Series Two Trail Sioux 17	–	–	–
Series Two Trail Sioux 17K	–	–	–
Series Utalknboutpractice	–	–	–
Series Vertical Threat	–	–	–
Series Vow	63,922	–	63,922
Series War Safe	62,106	–	62,106
Series Wayne O	–	–	–
Series Who Runs the World	70,211	–	70,211
Series Who'sbeeninmybed 19	48,528	–	48,528
Series Without Delay	(2,400)	–	(2,400)
Series Wonder Upon a Star 19	–	–	–
Series Yes This Time	(7,183)	–	(7,183)
Series You Make Luvin Fun 19	46,476	–	46,476
Series Zestful	–	–	–
Total	$4,226,464	$(2,243,920)	$1,982,544

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

168

Related Party Transactions – For the Years Ended December 31, 2022 and 2021

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4, Note 5, and Note 7 to Financial Statements as of December 31, 2022 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $34,842,485 as of December 31, 2022(*), from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (3)
Series Action Bundle (1)	$263,500
Series Adjust 20	115,706
Series Amandrea	137,500
Series Ambleside Park 19	71,443
Series Amers	8,925
Series Apple Down Under 19	88,230
Series Ari the Adventurer 19	368,475
Series Ashlees Empire 20	160,800
Series Athenian Beauty 19	71,910
Series Authentic	2,188,750
Series Awe Hush 19	250,920
Series Bajan Bashert	137,600
Series Balletic	680,000
Series Bella Chica	32,300
Series Big Mel	618,000
Series Black Escort 19	88,200
Series Bullion	6,000
Series Cable Boss	420,495
Series Cairo Kiss	37,740
Series Carrothers	437,835
Series Cayala 19	317,135
Series Arch Support 20	96,565

169

Series Chad Brown Bundle	994,500
Series Chasing the Moon 20	160,000
Series Classic Cut	433,500
Series Classofsixtythree 19	164,050
Series Co Cola 19	459,510
Series Collusion Illusion	637,500
Series Consecrate 19	54,715
Series Courtisane 19	416,500
Series Daddy's Joy	91,800
Series Dancing Crane	103,520
Series Daring Dancer 20	86,063
Series De Mystique 17	29,750
Series Deep Cover	149,600
Series Demogorgon	108,340
Series Desire Street 19	174,267
Series Echo Warrior 19	295,800
Series Edge Racing Summer Fun	225,000
Series Enchante 21	460,320
Series Elarose 21	496,000
Series Escape Route	52,560
Series Exonerated 19	117,793
Series Fenwick Hall 20	193,920
Series Forever Rose	187,000
Series Flora Dora 20	86,219
Series Frosted Oats	146,370
Series Future Stars Stable	425,000
Series Gentleman Gerry	135,000
Series Going to Vegas	372,810
Series Got Stormy	195,075
Series Grand Traverse Bay 19	284,963
Series Grand Traverse Bay 20	77,138
Series Heaven Street	130,000
Series Kindle 21	302,610
Series Knarsdale 21	–

170

Series I'm a Looker 20	464,000
Series Into Summer 19	213,265
Series Ishvana 21	–
Series Jeanne's Speight 20	248,000
Series Just Louise 19	198,543
Series Keertana 18	433,500
Series Kiana's Love	20,400
Series Kichiro	22,100
Series Lane Way	459,000
Series Latte Da 19	121,975
Series Lazy Daisy	121,250
Series Le Relais 20	396,000
Series Lost Empire 19	303,450
Series Madarnas	14,850
Series Madiera Wine	42,510
Series Major Implications	3,900
Series Man Among Men	190,281
Series Margaret Reay 19	209,797
Series Margarita Friday 19	282,200
Series Martita Sangrita 17	163,200
Series Mayan Milagra 19	146,920
Series Midnight Sweetie 19	103,156
Series Miss Puzzle	26,563
Series Miss Sakamoto	275,400
Series Mo Mischief	326,400
Series Mo Temptation	243,600
Series Monomoy Girl	398,820
Series Moonbow 20	172,000
Series Moonless Sky	18,700
Series Motion Emotion (2)	72,828
Series Mrs Whistler	232,900
Series My Fast One 20	264,000

171

Series Naismith	258,400
Series National Road	120,000
Series New York Claiming Package	64,260
Series Night of Idiots	16,960
Series Nileist	20,250
Series Noble Goddess	27,900
Series Northern Smile 20	122,000
Series NY Exacta	387,600
Series One Last Night 21	262,710
Series Our Miss Jones 19	159,120
Series Our Jenny B	108,880
Series Palace Foal (**)	52,020
Series Patsys Kim 21	515,350
Series Popular Demand	212,160
Series Power Up Paynter	96,600
Series Queen Amira 19	280,500
Series Race Hunter 19	442,000
Series Rosie's Alibi	892,500
Series Salute to America	232,050
Series Sarrocchi 21	496,000
Series Sauce On Side	25,500
Series Shake It Up Baby	27,625
Series Sigesmund	17,000
Series Silverpocketsfull 19	385,815
Series Smart Shopping 21	492,100
Series Social Dilemma	72,395
Series Song of Lark 21	270,759
Series Soul Beam	33,703
Series Speightstown Belle 19	106,335
Series Spirit 20	201,600
Series Squared Straight	34,425
Series Storm Shooter	276,000

172

Series Street Band	52,250
Series Sunny 18	329,940
Series Sunsanddrinkinhand	85,622
Series Sweet Sweet Annie 19	129,780
Series Swiss Minister	11,900
Series Takeo Squared	22,900
Series Tapitry 19	190,281
Series Tavasco Road	15,600
Series Tell All 19	107,844
Series Tell the Duchess 19	241,400
Series The Filly Four	1,224,000
Series The Royal Duet	798,405
Series Thirteen Stripes	194,650
Series Timeless Trick 20	81,000
Series Tizamagician	163,200
Series Tufnel	274,040
Series Twirl Girl 21	134,100
Series Two Trail Sioux 17	114,750
Series Two Trail Sioux 17K	29,720
Series Utalknboutpractice	25,500
Series Vertical Threat	107,100
Series Vow	304,300
Series War Safe	248,200
Series Wayne O	486,000
Series Who Runs the World	450,840
Series Who'sbeeninmybed 19	320,790
Series Without Delay	121,000
Series Wonder Upon a Star 19	314,500
Series Yes This Time	107,930
Series You Make Luvin Fun 19	382,500
Series Zestful	27,200
Totals	$34,842,485

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

173

(*) As of December 31, 2022, the Company owes the following to related parties:

-$1,278,082 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

-$525,737 to Spendthrift in connection with the deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

-$288,957.67 to the Manager in connection with Series Authentic.

(**) The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Distributed Cash - For the Six Months Ended June 30, 2023 and June 2022

During the six-month periods ended June 30, 2023, and June 30, 2022, the Company distributed cash of $1,050,058 and $1,378,592, respectively. Distributed cash consists of both interim distributions of cash (often typically arising out of a revenue-generating event like race winnings) and final distributions (often including proceeds from the sale of the underlying asset) upon dissolution of a series. The cash distributed to Members, on a series-by-series basis as of June 30, 2023, and June 30, 2022 are as follows:

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Action Bundle	Action Bundle	-	-	-	-
Series Adaay in Asia	Adaay in Asia	1	–	–	–
Series Adjust 20	Jai Ho	–	3,469	–	3,469
Series Amandrea	Amandrea	–	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	–	–	–	–
Series Amers	Amers	–	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	–	–	–
Series Ari the Adventurer 19	Kanthari	3	14,280	–	14,280
Series Ashlees Empire 20	Helicopter Money	2	2,370	–	2,370
Series Athenian Beauty 19	Quantum Theory	–	–	–	–
Series Authentic	Authentic	–	–	–	–
Series Awe Hush 19	Can't Hush This	–	–	–	–

174

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Bajan Bashert	Bajan Bashert	3	–	–	–
Series Balletic	Balletic	2	36,400	–	36,400
Series Bella Chica	Bella Chica	–	–	–	–
Series Big Mel	Big Mel	–	–	–	–
Series Black Escort 19	Halofied	–	–	–	–
Series Bullion	Bullion	–	–	–	–
Series Cable Boss	Cable Boss	–	–	–	–
Series Cairo Kiss	Cairo Kiss	–	–	–	–
Series Carrothers	Carrothers	–	–	–	–
Series Cayala 19	Provocateur	–	–	–	–
Series Arch Support 20	Captain Sparrow	–	540	–	540
Series Chad Brown Bundle	Chad Brown Bundle	–	–	202,050	202,050
Series Chasing the Moon 20	Cuvier	–	–	–	–
Series Classic Cut	Classic Cut	2	13,200	–	13,200
Series Classofsixtythree 19	Sixtythreecaliber	4	24,320	–	24,320
Series Co Cola 19	Search Engine	3	2,397	–	2,397
Series Collusion Illusion	Collusion Illusion	–	–	–	–
Series Consecrate 19	Sacred Beauty	–	–	–	–
Series Courtisane 19	Tap the Gavel	–	–	–	–
Series Daddy's Joy	Daddy's Joy	–	–	–	–
Series Dancing Crane	Dancing Crane	–	–	–	–
Series Daring Dancer 20	Boppy	2	2,535	–	2,535
Series De Mystique 17	Dancing Destroyer	–	–	–	–
Series Deep Cover	Deep Cover	1	–	–	–
Series Demogorgon	Demogorgon	1	–	26,535	26,535
Series Desire Street 19	Always Hopeful	–	–	–	–
Series Echo Warrior 19	Hero Status	4	17,820	–	17,820
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	2	74,059	–	74,059
Series Enchante 21	Simply Enchanting	–	–	–	–
Series Elarose 21	Secret Crush	–	–	–	–
Series Escape Route	Escape Route	4	8,450	–	8,450
Series Exonerated 19	Above Suspicion	1	–	–	–

175

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Fenwick Hall 20	Inspector	2	17,316	–	17,316
Series Forever Rose	Forever Rose	–	–	–	–
Series Flora Dora 20	Spun Intended	1	–	–	–
Series Frosted Oats	Frosted Oats	4	8,036	–	8,036
Series Future Stars Stable	Future Stars Stable	11	78,700	–	78,700
Series Gentleman Gerry	Gentleman Gerry	3	–	47,856	47,856
Series Going to Vegas	Going to Vegas	–	–	–	–
Series Got Stormy	Got Stormy	–	–	–	–
Series Grand Traverse Bay 19	Cornice Traverse	–	–	–	–
Series Grand Traverse Bay 20	Sun Valley Road	–	–	–	–
Series Heaven Street	Heaven Street	3	14,557	–	14,557
Series Kindle 21	Kindle 21	–	–	–	–
Series Knarsdale 21	Knarsdale 21	–	–	–	–
Series I'm a Looker 20	Pioneer Prince	1	–	–	–
Series Into Summer 19	Malibu Mayhem	–	–	–	–
Series Ishvana 21	Ishvana 21	–	–	–	–
Series Jeanne's Speight 20	Stay Fabulous	2	325	103,150	103,475
Series Just Louise 19	Forbidden Kingdom	2	13,260	–	13,260
Series Keertana 18	American Heiress	–	–	–	–
Series Kiana's Love	Kiana's Love	–	–	–	–
Series Kichiro	Kichiro	–	–	–	–
Series Lane Way	Lane Way	1	30,180	–	30,180
Series Latte Da 19	Inalattetrouble	–	–	–	–
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–	–
Series Lost Empire 19	Laforgia	–	–	–	–
Series Madarnas	Madarnas	–	–	–	–
Series Madiera Wine	Madiera Wine	–	–	–	–
Series Major Implications	Major Implications	–	–	–	–
Series Man Among Men	Man Among Men	–	–	–	–
Series Margaret Reay 19	A Mo Reay	–	–	–	–
Series Margarita Friday 19	Straight No Chaser	3	59,420	–	59,420

176

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Martita Sangrita 17	Carpe Vinum	–	–	–	–
Series Mayan Milagra 19	Tepeu	3	41,925	–	41,925
Series Midnight Sweetie 19	Dolce Notte	–	–	–	–
Series Miss Puzzle	Miss Puzzle	–	–	–	–
Series Miss Sakamoto	Miss Sakamoto	5	–	–	–
Series Mo Mischief	Mo Mischief	–	–	–	–
Series Mo Temptation	Mo Temptation	–	–	–	–
Series Monomoy Girl	Monomoy Girl	–	–	–	–
Series Moonbow 20	Cumberland Falls	4	18,550	–	18,550
Series Moonless Sky	Moonless Sky	–	–	–	–
Series Motion Emotion	Motion Emotion	–	–	–	–
Series Mrs Whistler	Mrs Whistler	4	4,540	–	4,540
Series My Fast One 20	One Fast Dream	6	5,240	–	5,240
Series Naismith	Naismith	2	–	–	–
Series National Road	National Road	–	–	–	–
Series New York Claiming Package	New York Claiming Package	–	–	–	–
Series Night of Idiots	Night of Idiots	–	–	–	–
Series Nileist	Nileist	–	–	–	–
Series Noble Goddess	Noble Goddess	–	–	–	–
Series Northern Smile 20	Pep Rally	–	–	–	–
Series NY Exacta	NY Exacta	5	–	–	–
Series One Last Night 21	One Last Night 21	–	–	–	–
Series Our Miss Jones 19	Celebrity News	–	–	–	–
Series Our Jenny B	Our Jenny B	–	–	–	–
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	1	–	–	–
Series Popular Demand	Popular Demand	–	–	–	–
Series Power Up Paynter	Power Up Paynter	–	–	–	–
Series Queen Amira 19	Regal Rebel	–	–	–	–
Series Race Hunter 19	Chasing Time	6	63,600	–	63,600
Series Rosie's Alibi	Rosie's Alibi	–	–	–	–
Series Salute to America	Salute to America	1	–	63,155	63,155
Series Sarrocchi 21	Sarrocchi 21	–	–	–	–
Series Sauce On Side	Sauce On Side	–	–	–	–

177

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Shake It Up Baby	Shake It Up Baby	–	–	–	–
Series Sigesmund	Sigesmund	–	–	–	–
Series Silverpocketsfull 19	Iron Works	3	2,652	–	2,652
Series Smart Shopping 21	Seize the Grey	–	–	–	–
Series Social Dilemma	Social Dilemma	–	–	–	–
Series Song of Lark 21	Song of the Lark 21	–	–	–	–
Series Soul Beam	Soul Beam	–	–	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–	–	–
Series Spirit 20	Phantom Ride	5	12,810	–	12,810
Series Squared Straight	Squared Straight	–	–	–	–
Series Storm Shooter	Storm Shooter	–	–	–	–
Series Street Band	Street Band	–	–	–	–
Series Sunny 18	Solar Strike	–	–	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	–	–	–
Series Sweet Sweet Annie 19	In Due Time	1	–	–	–
Series Swiss Minister	Swiss Minister	–	–	–	–
Series Takeo Squared	Takeo Squared	–	–	–	–
Series Tapitry 19	Infinite Empire	2	–	–	–
Series Tavasco Road	Tavasco Road	–	–	–	–
Series Tell All 19	Walk the Talk	–	–	–	–
Series Tell the Duchess 19	Duke of Love	1	–	–	–
Series The Filly Four	The Filly Four	–	–	–	–
Series The Royal Duet	The Royal Duet	–	–	–	–
Series Thirteen Stripes	Thirteen Stripes	–	–	–	–
Series Timeless Trick 20	Interstellar	2	–	–	–
Series Tizamagician	Tizamagician	–	–	–	–
Series Tufnel	Tufnel	1	–	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–	–	–
Series Two Trail Sioux 17	Annahilate	–	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–	–
Series Utalknboutpractice	Utalknboutpractice	–	–	–	–
Series Vertical Threat	Vertical Threat	–	–	–	–

178

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Vow	Vow	4	10,060	–	10,060
Series War Safe	War Safe	2	–	–	–
Series Wayne O	Wayne O	–	–	–	–
Series Who Runs the World	Who Runs the World	4	2,244	–	2,244
Series Who'sbeeninmybed 19	Micro Share	4	9,078	–	9,078
Series Without Delay	Golden Quality	–	–	–	–
Series Wonder Upon a Star 19	Star Six Nine	–	–	–	–
Series Yes This Time	Yes This Time	6	1,600	–	1,600
Series You Make Luvin Fun 19	Magical Ways	3	13,380	–	13,380
Series Zestful	Zestful	–	–	–	–
		143	607,312	442,746	1,050,058

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Action Bundle	Action Bundle	–	–	–	–
Series Adaay in Asia	Adaay in Asia	–		–
Series Adjust 20	Jai Ho	–	–	–	–
Series Amandrea	Amandrea	–	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	2	2,657	–	2,657
Series Amers	Amers	–	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	–	15,715	15,715
Series Ari the Adventurer 19	Kanthari	–	–	–	–
Series Ashlees Empire 20	Helicopter Money	–	–	–	–
Series Athenian Beauty 19	Quantum Theory	2	4,284	13,915	18,199
Series Authentic	Authentic	–	–	–	–
Series Awe Hush 19	Can't Hush This	4	4,356	–	4,356
Series Bajan Bashert	Bajan Bashert	–	–	–	–
Series Balletic	Balletic	–	–	–	–
Series Bella Chica	Bella Chica	–	–	–	–
Series Big Mel	Big Mel	–	–	–	–
Series Black Escort 19	Halofied	1	2,791	–	2,791
Series Bullion	Bullion	–	–	–	–
Series Cable Boss	Cable Boss	–	–	–	–
Series Cairo Kiss	Cairo Kiss	–	–	–	–

179

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Carrothers	Carrothers	4	3,570	–	3,570
Series Cayala 19	Provocateur	4	32,062	–	32,062
Series Arch Support 20	Captain Sparrow	–	–	–	–
Series Chad Brown Bundle	Chad Brown Bundle	–	–	–	–
Series Chasing the Moon 20	Cuvier	–	–	–	–
Series Classic Cut	Classic Cut	–	–	–	–
Series Classofsixtythree 19	Sixtythreecaliber	3	13,340	–	13,340
Series Co Cola 19	Search Engine	3	18,156	–	18,156
Series Collusion Illusion	Collusion Illusion	2	–	57,691	57,691
Series Consecrate 19	Sacred Beauty	2	2,505	13,358	15,863
Series Courtisane 19	Tap the Gavel	4	28,100	–	28,100
Series Daddy's Joy	Daddy's Joy	4	–	–	–
Series Dancing Crane	Dancing Crane	2	30,428	–	30,428
Series Daring Dancer 20	Boppy	–	–	–	–
Series De Mystique 17	Dancing Destroyer	–	–	–	–
Series Deep Cover	Deep Cover	4	–	–	–
Series Demogorgon	Demogorgon	5	17,160	–	17,160
Series Desire Street 19	Always Hopeful	1	6,763	–	6,763
Series Echo Warrior 19	Hero Status	3	13,740	–	13,740
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	–	–	–	–
Series Enchante 21	Simply Enchanting	–	–	–	–
Series Elarose 21	Secret Crush	–	–	–	–
Series Escape Route	Escape Route	4	39,545	–	39,545
Series Exonerated 19	Above Suspicion	–	–	–	–
Series Fenwick Hall 20	Inspector	–	–	–	–
Series Forever Rose	Forever Rose	–	–	–	–
Series Flora Dora 20	Spun Intended	–	–	–	–
Series Frosted Oats	Frosted Oats	2	17,958	–	17,958
Series Future Stars Stable	Future Stars Stable	21	–	–	–
Series Gentleman Gerry	Gentleman Gerry	–	–	–	–
Series Going to Vegas	Going to Vegas	3	44,778	–	44,778
Series Got Stormy	Got Stormy	–	–	–	–
Series Grand Traverse Bay 19	Cornice Traverse	4	–	–	–
Series Grand Traverse Bay 20	Sun Valley Road	–	–	–	–
Series Heaven Street	Heaven Street	–	–	–	–
Series Kindle 21	Kindle 21	–	–	–	–

180

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Knarsdale 21	Knarsdale 21	–	–	–	–
Series I'm a Looker 20	Pioneer Prince	–	–	–	–
Series Into Summer 19	Malibu Mayhem	1	–	–	–
Series Ishvana 21	Ishvana 21	–	–	–	–
Series Jeanne's Speight 20	Stay Fabulous	–	–	–	–
Series Just Louise 19	Forbidden Kingdom	3	109,201	–	109,201
Series Keertana 18	American Heiress	–	–	83,912	83,912
Series Kiana's Love	Kiana's Love	–	–	–	–
Series Kichiro	Kichiro	–	–	–	–
Series Lane Way	Lane Way	–	–	–	–
Series Latte Da 19	Inalattetrouble	–	–	–	–
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–	–
Series Lost Empire 19	Laforgia	1	–	–	–
Series Madarnas	Madarnas	–	–	–	–
Series Madiera Wine	Madiera Wine	1	–	42,925	42,925
Series Major Implications	Major Implications	–	–	–	–
Series Man Among Men	Man Among Men	–	–	–	–
Series Margaret Reay 19	A Mo Reay	2	6,626	–	6,626
Series Margarita Friday 19	Straight No Chaser	–	–	–	–
Series Martita Sangrita 17	Carpe Vinum	5	–	–	–
Series Mayan Milagra 19	Tepeu	4	41,244	–	41,244
Series Midnight Sweetie 19	Dolce Notte	–	–	–	–
Series Miss Puzzle	Miss Puzzle	–	–	–	–
Series Miss Sakamoto	Miss Sakamoto	3	16,740	–	16,740
Series Mo Mischief	Mo Mischief	–	–	–	–
Series Mo Temptation	Mo Temptation	–	–	–	–
Series Monomoy Girl	Monomoy Girl	–	–	–	–
Series Moonbow 20	Cumberland Falls	–	–	–	–
Series Moonless Sky	Moonless Sky	–	–	–	–
Series Motion Emotion	Motion Emotion	–	–	–	–
Series Mrs Whistler	Mrs Whistler	2	–	–	–
Series My Fast One 20	One Fast Dream	–	–	–	–
Series Naismith	Naismith	2	–	–	–
Series National Road	National Road	2	–	–	–
Series New York Claiming Package	New York Claiming Package	–	–	–	–

181

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Night of Idiots	Night of Idiots	–	–	–	–
Series Nileist	Nileist	–	–	–	–
Series Noble Goddess	Noble Goddess	–	–	–	–
Series Northern Smile 20	Pep Rally	–	–	–	–
Series NY Exacta	NY Exacta	3	–	–	–
Series One Last Night 21	One Last Night 21	–	–	–	–
Series Our Miss Jones 19	Celebrity News	2	8,136	–	8,136
Series Our Jenny B	Our Jenny B	–	–	–	–
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	–	–	–	–
Series Popular Demand	Popular Demand	–	–	–	–
Series Power Up Paynter	Power Up Paynter	–	–	–	–
Series Queen Amira 19	Regal Rebel	1	–	–	–
Series Race Hunter 19	Chasing Time	5	61,600	–	61,600
Series Rosie's Alibi	Rosie's Alibi	–	–	–	–
Series Salute to America	Salute to America	3	31,590	–	31,590
Series Sarrocchi 21	Sarrocchi 21	–	–	–	–
Series Sauce On Side	Sauce On Side	–	–	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–	–	–
Series Sigesmund	Sigesmund	–	–	–	–
Series Silverpocketsfull 19	Iron Works	3	35,554	–	35,554
Series Smart Shopping 21	Seize the Grey	–	–	–	–
Series Social Dilemma	Social Dilemma	–	–	–	–
Series Song of Lark 21	Song of the Lark 21	–	–	–	–
Series Soul Beam	Soul Beam	–	–	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–	–	–
Series Spirit 20	Phantom Ride	–	–	–	–
Series Squared Straight	Squared Straight	–	–	–	–
Series Storm Shooter	Storm Shooter	5	–	–	–
Series Street Band	Street Band	–	–	–	–
Series Sunny 18	Solar Strike	–	–	–	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	2	402	–	402
Series Sweet Sweet Annie 19	In Due Time	4	63,191	243,020	306,211
Series Swiss Minister	Swiss Minister	–	–	–	–
Series Takeo Squared	Takeo Squared	–	–	–	–
Series Tapitry 19	Infinite Empire	–	–	–	–

182

Series Name	Underlying Asset	# of Races	2023 Discretionary Payouts	2023 Final Payouts	2023 Total Distributions
Series Tavasco Road	Tavasco Road	–	–	–	–
Series Tell All 19	Walk the Talk	–	–	–	–
Series Tell the Duchess 19	Duke of Love	2	23,700	–	23,700
Series The Filly Four	The Filly Four	2	–	–	–
Series The Royal Duet	The Royal Duet	–	–	–	–
Series Thirteen Stripes	Thirteen Stripes	4	–	–	–
Series Timeless Trick 20	Interstellar	–	–	–	–
Series Tizamagician	Tizamagician	–	–	–	–
Series Tufnel	Tufnel	–	–	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–	–	–
Series Two Trail Sioux 17	Annahilate	–	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–	–
Series Utalknboutpractice	Utalknboutpractice	–	–	–	–
Series Vertical Threat	Vertical Threat	–	–	88,782	88,782
Series Vow	Vow	–	–	–	–
Series War Safe	War Safe	2	–	–	–
Series Wayne O	Wayne O	–	–	–	–
Series Who Runs the World	Who Runs the World	–	–	–	–
Series Who'sbeeninmybed 19	Micro Share	3	18,819	–	18,819
Series Without Delay	Golden Quality	3	12,071	–	12,071
Series Wonder Upon a Star 19	Star Six Nine	–	–	108,209	108,209
Series Yes This Time	Yes This Time	2	–	–	–
Series You Make Luvin Fun 19	Magical Ways	–	–	–	–
Series Zestful	Zestful	–	–	–	–
		156	711,065	667,527	1,378,592

183

Distributed Cash - For the Years Ended December 31, 2022 and 2021

During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company distributed cash of $3,656,231 and $1,731,559, respectively. Distributed cash consists of both interim distributions of cash (often typically arising out of a revenue-generating event like race winnings) and final distributions (often including proceeds from the sale of the underlying asset) upon dissolution of a series. The cash distributed to Members, on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

Series Name	Underlying Asset	# of Races	2022 Discretionary Payouts	2022 Final Payouts	2022 Total Distributions
Series Margaret Reay 19	A Mo Reay	5	12,661	–	12,661
Series Exonerated 19	Above Suspicion		1,443	–	1,443
Series Action Bundle	Action Bundle	–	–		–
Series Desire Street 19	Always Hopeful	3	7,222	–	7,222
Series Amandrea	Amandrea	–	–		–
Series Keertana 18	American Heiress	–	–	83,912	83,912
Series Amers	Amers	–	–		–
Series Speightstown Belle 19	Ancient Royalty	–	–		–
Series Two Trail Sioux 17	Annahilate	–	–		–
Series Authentic	Authentic	–	424,250	–	424,250
Series Bajan Bashert	Bajan Bashert	–	–		–
Series Balletic	Balletic	1	5,900	–	5,900
Series Bella Chica	Bella Chica	–	–		–
Series Big Mel	Big Mel	–	–		–
Series Daring Dancer 20	Boppy	–	–		–
Series Bullion	Bullion	–	–		–
Series Cable Boss	Cable Boss	–	–		–
Series Cairo Kiss	Cairo Kiss	–	–		–
Series Awe Hush 19	Can't Hush This	5	14,436	15,918	30,354
Series Arch Support 20	Captain Sparrow	1	1,889		1,889
Series Martita Sangrita 17	Carpe Vinum	6	–		–
Series Carrothers	Carrothers	11	22,542	–	22,542
Series Our Miss Jones 19	Celebrity News	2	8,136	–	8,136
Series Chad Brown Bundle	Chad Brown Bundle	2	–		–
Series Race Hunter 19	Chasing Time	7	79,300	–	79,300
Series Classic Cut	Classic Cut	–	–		–
Series Collusion Illusion	Collusion Illusion	2	–	57,691	57,691
Series Grand Traverse Bay 19	Cornice Traverse	6	2,423	–	2,423

184

Series Name	Underlying Asset	# of Races	2022 Discretionary Payouts	2022 Final Payouts	2022 Total Distributions
Series Moonbow 20	Cumberland Falls	2	75	–	75
Series Chasing the Moon 20	Cuvier	–	–		–
Series Daddy's Joy	Daddy's Joy	9	–		–
Series Dancing Crane	Dancing Crane	4	26,792	30,350	57,142
Series De Mystique 17	Dancing Destroyer	–	–		–
Series Deep Cover	Deep Cover	8	–		–
Series Demogorgon	Demogorgon	7	16,836	–	16,836
Series Midnight Sweetie 19	Dolce Notte	–	–	–	–
Series Tell the Duchess 19	Duke of Love	13	146,020	–	146,020
Series Edge Racing Summer Fun	Edge Racing Summer Fund	8	–		–
Series Escape Route	Escape Route	4	45,502	–	45,502
Series Just Louise 19	Forbidden Kingdom	6	130,968	–	130,968
Series Forever Rose	Forever Rose	–	–		–
Series Frosted Oats	Frosted Oats	2	18,942	–	18,942
Series Future Stars Stable	Future Stars Stable	43	15,100	–	15,100
Series Gentleman Gerry	Gentleman Gerry	2	–		–
Series Going to Vegas	Going to Vegas	7	118,320	–	118,320
Series Without Delay	Golden Quality	10	20,177	9,435	29,611
Series Got Stormy	Got Stormy	–	–		–
Series Black Escort 19	Halofied	7	2,791	–	2,791
Series Heaven Street	Heaven Street	2	5,035		5,035
Series Ashlees Empire 20	Helicopter Money	1	150	–	150
Series Echo Warrior 19	Hero Status	7	58,140	–	58,140
Series Apple Down Under 19	Howboutdemapples	–	–	15,715	15,715
Series Sweet Sweet Annie 19	In Due Time	4	81,372	243,020	324,392
Series Latte Da 19	Inalattetrouble	–	–	16,269	16,269
Series Tapitry 19	Infinite Empire	5	5,355	–	5,355
Series Fenwick Hall 20	Inspector	3	2,100	–	2,100
Series Timeless Trick 20	Interstellar	1	–		–
Series Silverpocketsfull 19	Iron Works	3	35,554	–	35,554
Series Ishvana 21	Ishvana 21	–	–		–
Series Adjust 20	Jai Ho	–	–		–
Series Ari the Adventurer 19	Kanthari	1	11,934	–	11,934
Series Kiana's Love	Kiana's Love	–	–		–
Series Kichiro	Kichiro	–	–		–
Series Kindle 21	Kindle 21	–	–		–

185

Series Name	Underlying Asset	# of Races	2022 Discretionary Payouts	2022 Final Payouts	2022 Total Distributions
Series Knarsdale 21	Knarsdale 21	–	–		–
Series Patsys Kim 21	Lady Blitz	–	–		–
Series Lost Empire 19	Laforgia	2	–	29,228	29,228
Series Lane Way	Lane Way	5	–		–
Series Lazy Daisy	Lazy Daisy	–	–		–
Series Ambleside Park 19	Lookwhogotlucky	2	2,829	6,194	9,023
Series Madarnas	Madarnas	–	–		–
Series Madiera Wine	Madiera Wine	1	–	40,778	40,778
Series You Make Luvin Fun 19	Magical Ways	2	1,560	–	1,560
Series Major Implications	Major Implications	–	–		–
Series Into Summer 19	Malibu Mayhem	1	–	51,328	51,328
Series Man Among Men	Man Among Men	2	14,465		14,465
Series Who'sbeeninmybed 19	Micro Share	3	18,819	–	18,819
Series Miss Puzzle	Miss Puzzle	–	–		–
Series Miss Sakamoto	Miss Sakamoto	5	19,740	–	19,740
Series Mo Mischief	Mo Mischief	–	–		–
Series Mo Temptation	Mo Temptation	–	–		–
Series Monomoy Girl	Monomoy Girl	–	–		–
Series Moonless Sky	Moonless Sky	–	–		–
Series Motion Emotion	Motion Emotion	–	–		–
Series Mrs Whistler	Mrs Whistler	3	3,120	–	3,120
Series Naismith	Naismith	6	–		–
Series National Road	National Road	4	36,037	–	36,037
Series New York Claiming Package	New York Claiming Package	–	–		–
Series Night of Idiots	Night of Idiots	–	–		–
Series Nileist	Nileist	–	–		–
Series Noble Goddess	Noble Goddess	–	–		–
Series NY Exacta	NY Exacta	11	–		–
Series My Fast One 20	One Fast Dream	–	–		–
Series One Last Night 21	One Last Night 21	–	–		–
Series Our Jenny B	Our Jenny B	–	–		–
Series Palace Foal	Palace Foal	–	–		–
Series Northern Smile 20	Pep Rally	1	–		–
Series Spirit 20	Phantom Ride	3	9,930	–	9,930

186

Series Name	Underlying Asset	# of Races	2022 Discretionary Payouts	2022 Final Payouts	2022 Total Distributions
Series I'm a Looker 20	Pioneer Prince	–	–		–
Series Popular Demand	Popular Demand	–	–		–
Series Power Up Paynter	Power Up Paynter	–	–		–
Series Cayala 19	Provocateur	7	52,193	–	52,193
Series Athenian Beauty 19	Quantum Theory	2	4,284	13,915	18,199
Series Queen Amira 19	Regal Rebel	2	2,360	105,695	108,055
Series Rosie's Alibi	Rosie's Alibi	4	51,200	–	51,200
Series Consecrate 19	Sacred Beauty	2	2,505	13,358	15,863
Series Salute to America	Salute to America	6	39,090	–	39,090
Series Sarrocchi 21	Sarrocchi 21	–	–		–
Series Sauce On Side	Sauce On Side	–	–		–
Series Co Cola 19	Search Engine	8	33,048	–	33,048
Series Elarose 21	Secret Crush	–	–		–
Series Smart Shopping 21	Seize the Grey	–	–		–
Series Shake It Up Baby	Shake It Up Baby	–	–		–
Series Le Relais 20	Show Your Cards	–	–	353,924	353,924
Series Sigesmund	Sigesmund	–	–		–
Series Enchante 21	Simply Enchanting	–	–		–
Series Classofsixtythree 19	Sixtythreecaliber	8	134,040	–	134,040
Series Social Dilemma	Social Dilemma	–	–		–
Series Sunny 18	Solar Strike	–	–		–
Series Song of Lark 21	Song of the Lark 21	–	–		–
Series Soul Beam	Soul Beam	–	–		–
Series Flora Dora 20	Spun Intended	2	20,447		20,447
Series Squared Straight	Squared Straight	–	–		–
Series Wonder Upon a Star 19	Star Six Nine	–	–	108,209	108,209
Series Jeanne's Speight 20	Stay Fabulous	2	1,675	–	1,675
Series Storm Shooter	Storm Shooter	5	–	22,020	22,020
Series Margarita Friday 19	Straight No Chaser	4	56,480	–	56,480
Series Street Band	Street Band	–	–		–
Series Grand Traverse Bay 20	Sun Valley Road	1	143		143
Series Sunsanddrinkinhand	Sunsanddrinkinhand	5	402	326	728
Series Swiss Minister	Swiss Minister	–	–		–
Series Takeo Squared	Takeo Squared	–	–		–

187

Series Name	Underlying Asset	# of Races	2022 Discretionary Payouts	2022 Final Payouts	2022 Total Distributions
Series Courtisane 19	Tap the Gavel	5	29,400	–	29,400
Series Tavasco Road	Tavasco Road	–	–		–
Series Mayan Milagra 19	Tepeu	7	107,142	–	107,142
Series The Filly Four	The Filly Four	2	2,320	307,200	309,520
Series The Royal Duet	The Royal Duet	–	–		–
Series Thirteen Stripes	Thirteen Stripes	4	–		–
Series Tizamagician	Tizamagician	4	–		–
Series Tufnel	Tufnel	–	–		–
Series Twirl Girl 21	Twirl Girl 21	–	–		–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–		–
Series Utalknboutpractice	Utalknboutpractice	–	–		–
Series Vertical Threat	Vertical Threat	–	–	129,330	129,330
Series Vow	Vow	1	10,060	–	10,060
Series Tell All 19	Walk the Talk	–	–		–
Series War Safe	War Safe	6	10,300	–	10,300
Series Wayne O	Wayne O	–	–		–
Series Who Runs the World	Who Runs the World	–	–		–
Series Yes This Time	Yes This Time	3	17,462	–	17,462
Series Zestful	Zestful	–	–		–
Total		355	2,002,414	1,653,816	3,656,231

Series Name	Underlying Asset	# of Races	2021 Discretionary Payouts	2021 Final Payouts	2021 Total Distributions
Series Action Bundle	Action Bundle	11	–	162,701	162,701
Series Adjust 20	Jai Ho	–	–	–	–
Series Amandrea	Amandrea	3	–	–	–
Series Ambleside Park 19	Lookwhogotlucky	5	308	–	308
Series Amers	Amers	–	–	–	–
Series Apple Down Under 19	Howboutdemapples	5	10,830	–	10,830
Series Ari the Adventurer 19	Kanthari	–	–	–	–
Series Ashlees Empire 20	Helicopter Money	–	–	–	–
Series Athenian Beauty 19	Quantum Theory	1	–	–	–
Series Authentic	Authentic	–	–	–	–

188

Series Name	Underlying Asset	# of Races	2021 Discretionary Payouts	2021 Final Payouts	2021 Total Distributions
Series Awe Hush 19	Can't Hush This	–	–	–	–
Series Bajan Bashert	Bajan Bashert	–	–	–	–
Series Balletic	Balletic	–	–	–	–
Series Bella Chica	Bella Chica	3	–	–	–
Series Big Mel	Big Mel	–	–	–	–
Series Black Escort 19	Halofied	–	–	–	–
Series Bullion	Bullion	–	–	–	–
Series Cable Boss	Cable Boss	–	–	–	–
Series Cairo Kiss	Cairo Kiss	–	–	–	–
Series Carrothers	Carrothers	2	–	–	–
Series Cayala 19	Provocateur	3	6,560	–	6,560
Series Arch Support 20	Captain Sparrow	–	–	–	–
Series Chad Brown Bundle	Chad Brown Bundle	–	–	–	–
Series Chasing the Moon 20	Cuvier	–	–	–	–
Series Classic Cut	Classic Cut	–	–	–	–
Series Classofsixtythree 19	Sixtythreecaliber	–	–	–	–
Series Co Cola 19	Search Engine	2	1,989	–	1,989
Series Collusion Illusion	Collusion Illusion	2	1,250	–	1,250
Series Consecrate 19	Sacred Beauty	3	1,878	–	1,878
Series Courtisane 19	Tap the Gavel	1	3,501	–	3,501
Series Daddy's Joy	Daddy's Joy	8	–	–	–
Series Dancing Crane	Dancing Crane	2	25,147	–	25,147
Series Daring Dancer 20	Boppy	–	–	–	–
Series De Mystique 17	Dancing Destroyer	–	–	–	–
Series Deep Cover	Deep Cover	1	–	–	–
Series Demogorgon	Demogorgon	1	–	–	–
Series Desire Street 19	Always Hopeful	1	–	–	–
Series Echo Warrior 19	Hero Status	–	–	–	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	–	–	–	–
Series Enchante 21	Simply Enchanting	–	–	–	–
Series Elarose 21	Secret Crush	–	–	–	–
Series Escape Route	Escape Route	5	47,265	–	47,265
Series Exonerated 19	Above Suspicion	–	–	–	–
Series Fenwick Hall 20	Inspector	–	–	–	–

189

Series Name	Underlying Asset	# of Races	2021 Discretionary Payouts	2021 Final Payouts	2021 Total Distributions
Series Forever Rose	Forever Rose	–	–	–	–
Series Flora Dora 20	Spun Intended	–	–	–	–
Series Frosted Oats	Frosted Oats	3	8,856	–	8,856
Series Future Stars Stable	Future Stars Stable	20	15,200	–	15,200
Series Gentleman Gerry	Gentleman Gerry	–	–	–	–
Series Going to Vegas	Going to Vegas	7	86,358	–	86,358
Series Got Stormy	Got Stormy	6	144,177	14,446	158,623
Series Grand Traverse Bay 19	Cornice Traverse	1	–	–	–
Series Grand Traverse Bay 20	Sun Valley Road	–	–	–	–
Series Heaven Street	Heaven Street	–	–	–	–
Series Kindle 21	Kindle 21	–	–	–	–
Series Knarsdale 21	Knarsdale 21	–	–	–	–
Series I'm a Looker 20	Pioneer Prince	–	–	–	–
Series Into Summer 19	Malibu Mayhem	2	52	–	52
Series Ishvana 21	Ishvana 21	–	–	–	–
Series Jeanne's Speight 20	Stay Fabulous	–	–	–	–
Series Just Louise 19	Forbidden Kingdom	4	29,233	–	29,233
Series Keertana 18	American Heiress	2	–	–	–
Series Kiana's Love	Kiana's Love	–	–	–	–
Series Kichiro	Kichiro	1	–	–	–
Series Lane Way	Lane Way	2	–	–	–
Series Latte Da 19	Inalattetrouble	–	–	–	–
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	–	–
Series Lost Empire 19	Laforgia	–	–	–	–
Series Madarnas	Madarnas	–	–	–	–
Series Madiera Wine	Madiera Wine	–	–	–	–
Series Major Implications	Major Implications	–	–	–	–
Series Man Among Men	Man Among Men	–	–	–	–
Series Margaret Reay 19	A Mo Reay	4	32,989	–	32,989
Series Margarita Friday 19	Straight No Chaser	–	–	–	–
Series Martita Sangrita 17	Carpe Vinum	2	–	–	–
Series Mayan Milagra 19	Tepeu	–	–	–	–
Series Midnight Sweetie 19	Dolce Notte	–	–	–	–

190

Series Name	Underlying Asset	# of Races	2021 Discretionary Payouts	2021 Final Payouts	2021 Total Distributions
Series Miss Puzzle	Miss Puzzle	–	–	–	–
Series Miss Sakamoto	Miss Sakamoto	–	–	–	–
Series Mo Mischief	Mo Mischief	3	255	8,285	8,540
Series Mo Temptation	Mo Temptation	–	–	–	–
Series Monomoy Girl	Monomoy Girl	2	114,444	131,322	245,766
Series Moonbow 20	Cumberland Falls	–	–	–	–
Series Moonless Sky	Moonless Sky	–	–	–	–
Series Motion Emotion	Motion Emotion	2	–	59,551	59,551
Series Mrs Whistler	Mrs Whistler	–	–	–	–
Series My Fast One 20	One Fast Dream	–	–	–	–
Series Naismith	Naismith	2	–	–	–
Series National Road	National Road	–	–	–	–
Series New York Claiming Package	New York Claiming Package	–	–	–	–
Series Night of Idiots	Night of Idiots	–	–	–	–
Series Nileist	Nileist	–	–	–	–
Series Noble Goddess	Noble Goddess	–	–	–	–
Series Northern Smile 20	Pep Rally	–	–	–	–
Series NY Exacta	NY Exacta	5	1,280	–	1,280
Series One Last Night 21	One Last Night 21	–	–	–	–
Series Our Miss Jones 19	Celebrity News	–	–	–	–
Series Our Jenny B	Our Jenny B	–	–	–	–
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	–	–	–	–
Series Popular Demand	Popular Demand	–	–	–	–
Series Power Up Paynter	Power Up Paynter	4	–	–	–
Series Queen Amira 19	Regal Rebel	3	2,060	–	2,060
Series Race Hunter 19	Chasing Time	4	82,800	–	82,800
Series Rosie's Alibi	Rosie's Alibi	–	–	–	–
Series Salute to America	Salute to America	2	–	–	–
Series Sarrocchi 21	Sarrocchi 21	–	–	–	–
Series Sauce On Side	Sauce On Side	–	–	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–	–	–
Series Sigesmund	Sigesmund	–	–	–	–
Series Silverpocketsfull 19	Iron Works	–	–	–	–

191

Series Name	Underlying Asset	# of Races	2021 Discretionary Payouts	2021 Final Payouts	2021 Total Distributions
Series Smart Shopping 21	Seize the Grey	–	–	–	–
Series Social Dilemma	Social Dilemma	10	42,605	13,994	56,600
Series Song of Lark 21	Song of the Lark 21	–	–	–	–
Series Soul Beam	Soul Beam	–	–	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–	80,545	80,545
Series Spirit 20	Phantom Ride	–	–	–	–
Series Squared Straight	Squared Straight	3	–	–	–
Series Storm Shooter	Storm Shooter	2	–	–	–
Series Street Band	Street Band	–	–	37,827	37,827
Series Sunny 18	Solar Strike	–	–	16,381	16,381
Series Sunsanddrinkinhand	Sunsanddrinkinhand	–	–	–	–
Series Sweet Sweet Annie 19	In Due Time	1	26,320	–	26,320
Series Swiss Minister	Swiss Minister	–	–	–	–
Series Takeo Squared	Takeo Squared	–	–	–	–
Series Tapitry 19	Infinite Empire	1	5,510	–	5,510
Series Tavasco Road	Tavasco Road	–	–	–	–
Series Tell All 19	Walk the Talk	–	–	–	–
Series Tell the Duchess 19	Duke of Love	2	31,620	–	31,620
Series The Filly Four	The Filly Four	9	108,400	–	108,400
Series The Royal Duet	The Royal Duet	–	–	–	–
Series Thirteen Stripes	Thirteen Stripes	6	–	–	–
Series Timeless Trick 20	Interstellar	–	–	–	–
Series Tizamagician	Tizamagician	9	128,010	–	128,010
Series Tufnel	Tufnel	–	–	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–	–	–
Series Two Trail Sioux 17	Annahilate	–	–	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	(2,341	–	(2,341
Series Utalknboutpractice	Utalknboutpractice	–	–	8,431	8,431
Series Vertical Threat	Vertical Threat	4	–	–	–
Series Vow	Vow	1	9,060	–	9,060
Series War Safe	War Safe	–	–	–	–
Series Wayne O	Wayne O	1	–	–	–
Series Who Runs the World	Who Runs the World	–	–	–	–
Series Who'sbeeninmybed 19	Micro Share	1	3,060	–	3,060
Series Without Delay	Golden Quality	–	–	–	–
Series Wonder Upon a Star 19	Star Six Nine	–	–	–	–
Series Yes This Time	Yes This Time	10	229,401	–	229,401
Series You Make Luvin Fun 19	Magical Ways	–	–	–	–
Series Zestful	Zestful	–	–	–	–
Total		200	1,198,077	533,482	1,731,559

192

Trend Information

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. The table below shows the launched and closed Offerings for the year as of June 30, 2023:

	# of Offerings Launched	# of Offerings Closed
As of June 30, 2023	15	19

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of June 30, 2023 either through (i) a Regulation A offering or (ii) a Regulation D offering.

The Company plans to launch approximately 15 to 30 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets.  The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2023-2024 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Off-Balance Sheet Arrangements

As of June 30, 2023, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in accordance with GAAP requires management to use judgement in the application of accounting policies, including making estimates and assumptions. These assumptions will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Please refer to “Note 2 — Summary of Significant Accounting Policies” to our financial statements included in this Semiannual Report for more discussion of our accounting policies and procedures.

193

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. We have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the Bloodstock Fee, if applicable, and (v) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by Investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. Vertalo, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. See “Transfer Agent” below for more information.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited Investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.             an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.              earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

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Transfer Agent

Vertalo, Inc., a Delaware corporation, will serve as the Company’s SEC-registered transfer agent to maintain stockholder information on a book-entry basis. On November 2, 2021, we entered into that certain Vertalo Subscription Agreement to govern the relationship between Vertalo and the Company which provides, among other things, for a one-year term with auto-renewal within 60 days of year 2 of the agreement. The Company will be charged $0.75 per investor per year (regardless of number of investments a single investor makes) and no transfer fee with fees billed monthly in advance.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g., Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

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Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and has also paid a separate, one-time $20,000 consulting fee.

Management/Due Diligence Fee

Referred to as just the “Due Diligence Fee” for previously qualified Offerings. For newly added Offerings, the Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection, management, authority and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management and execution of decisions as it relates to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The existing “Management Fee” as discussed below will be transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

Organizational and Experiential Fee

This is a new fee structure for newly added Offerings. This fee covers several organizational and experiential aspects of the business. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). Lastly, any ongoing organizational costs to cover legal and compliance expenses incurred to set up the legal and financial framework and compliance infrastructure for the marketing and sale of the Series Interests and ongoing costs for compliance, reporting and legal.

As discussed above, these fees were typically either offset by the Due Diligence Fee or billed to the Series as Operating Expenses previously but will now be specifically allocated to the Use of Proceeds for each newly added Series Offering.

To date, the Company has not directly charged Offering Expenses as part of the Offering despite reserving the right to do so. As part of the re-structuring of its fee structure, the Company plans to do so moving forward as part of this fee.

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Operating Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such Series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset (the “Operating Expense Reserve”). However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees). In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Management of Operating Expenses

The Manager may provide monthly accounting, admin and legal services to the Series to meet the Series responsibilities for paying and auditing the Series bills, financial reporting to Series members, handling Accounts Payables for the Series and distributing payouts and tax forms.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

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From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. Vertalo, Inc. serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

MyRacehorse democratizes the ownership of racehorses and allows fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind-the-scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and their pro-rata share of any financial gains that the ownership may create.

The Company, in collaboration with the manager, Experiential, has quickly emerged as what management believes to be one of the most successful stables in horse racing over the past several years. The Company has recorded 129 wins (out of 704 races run since operations began in 2016 and won two of the most prestigious races in the sports, the Kentucky Derby and Breeders Cup Classic (2020 – Authentic). MyRacehorse was named the 2020 “New Owner of the Year” by the New York Thoroughbred Breeders.” The award “recognizes a new Thoroughbred owner who has been successful in the sport and has had a positive impact on the industry.” This is in large part due to the depth and breadth of the racing and bloodstock team employed by Experiential. They have over 100 years combined experiences buying, selling and managing thoroughbred racehorses. The team members are extremely active in working with all stakeholders that have influences on the outcomes of the racehorse. They have unencumbered access and authority over the trainers, jockeys, racing secretaries, and veterinarians, all key stakeholders in the career of a racehorse. The manager has also built out a robust team of content developers that keeps the Investors abreast of the critical aspects of their racehorse. These updates are delivered in the form of video, text, live streams and photos through the MyRacehorse™ Platform.

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient management, authority, control and input into the initial due diligence and subsequent day-to-day operating decisions (which may be delegated to certain trainers, stable hands, veterinarians, etc., subject to the authority of the Manager) , including training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. In all Series, the Manager has authority, control and access to the key stakeholders in the day to day training of the racehorse allowing the Manager to make key decisions that include, but are not limited to, keeping a horse in tact vs gelding, running in claiming or restricted races, changing a trainer, changing a racing circuit, increasing/decreasing/maintaining the insurance policy coverage (if any) and selling/increasing ownership interests through either a partner buyout or exercising a right of first refusal.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. A possible exemption to these entitled revenue streams would be in a Racing Lease and those exemptions would be clearly outlined on the MyRacehorse Platform offering page and the Description of such Series in this Offering Circular. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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The Co-Ownership Agreements clearly delineate the decision making and dispute resolution processes regarding the management of the horse and delegate those key authorities to the Manager. The management of the horse includes but is not limited to decisions made and executed by the Manager on the boarding, training, racing schedule, veterinary care and insurance on a horse. The Company, through the individual Series, only enters into Co-Ownership Agreements that empower the Manager to have major decision rights, authority, control and access to all key stakeholders and key information regarding the horse. The access to information and stakeholders is required to make optimal decisions surrounding the Underlying Asset in the Series. The Manager and its personnel will maintain control over key operating decisions of the Underlying Asset of such Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the administrator), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include authority, control and input on key operating decisions, discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

When a Series becomes an owner of the horse, the Series’ Members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request. The benefits and privileges associated with a Member Interest are conditional upon compliance with the Manager’s and the Series’ Code of Conduct as outlined in the Terms of Service on the MyRacehorse™ Platform.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”). As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

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Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations. 1

Currently, $115,000,000 billion is bet annually on horse races with the US representing about 8.5% of the total gaming market. 2 The Kentucky Derby continues setting records; in 2021 the total handle was the highest in history, with just over $233 million handled, up 11.5% from the previous record. 3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance. 4

$115 billion is bet annually on horse races worldwide and there are $800 million dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 42,500 active racehorses. 5 The average sales price for a racehorse is about $65,000. 6

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1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2019.pdf.

3 https://www.courier-journal.com/story/sports/2021/05/03/kentucky-derby-2021-betting-up-85-percent-from-2020/4920468001/

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on the MyRacehorse™ Platform pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset (via, primarily, race-winnings and the payment of Stallion Fees when applicable, that occur prior to closing such an offering) and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse and does not necessarily make a Series member eligible for State based Horse Racing Owner License.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. More often than not, the Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold or retired.

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Deciding on a Horse

When deciding on what horse to purchase, a number of considerations must be evaluated by a seasoned team of experts. The Manager employs some of the most experienced experts in bloodstock and racing and also contracts with independent consultants to maximize its ability to make optimal decisions when purchasing a racehorse:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Breeder/Consignor: Historical statistics and reputation

•	Conformation, Physical Attributes: Athletic prowess as indicated by key attributes of his/her physique

•	Purchase History: Publicly recorded title transfers of the horse

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective Investors to assist in their individual investment decisions.

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Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

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Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

Competition

The Company under the advisement and stewardship of its Manager believes it is becoming one of the more prominent and successful racing stables in the United States. The Company is very dependent on the expertise of its Manager. Competition in the horse racing business is strong and a constant challenge as further outlined in the “Risk Factors” section.

Government Regulation

Horse racing is regulated by the individual states and has very few centralized governing entities.

The supervision and regulation of horse racing and pari-mutuel wagering are principally governed by state law, which varies from state to state. A horse racing board or commission is the state governmental authority that oversees horse racing, pari-mutuel wagering, and related activities for the purpose of, among other things, ensuring the integrity of racing within the state. In general, state racing commissions have authority to supervise and regulate the following activities associated with horse racing:

●	The conduct of all horse racing activities at licensed racetracks within the state, including scheduling meets, setting standards for tracks and grounds, and inspecting racing facilities;

●	The conduct of pari-mutuel wagering and the amount of purses, stakes, or awards to be offered;

●	Licensing requirements and procedures and for participation by owners, jockeys, trainers, and others;

●	Oversight of the health and sound racing condition of racehorses;

●	Restricting or prohibiting the use and administration of drugs or stimulants or other improper acts to horses before participating in a race;

●	Maintaining and operating facilities for drug testing;

●	Establishing safety standards for jockeys and racing equipment;

●	Setting minimum fees for jockeys to be effective in the absence of a contract between an employing owner or trainer and a jockey;

●	Requiring racetrack operators to file financial information and a list of their stockholders or other persons holding a beneficial interest in the organization; and

●	Enforcing statutes and regulations governing horse racing, including adjudicatory power to conduct hearings, issue subpoenas and impose penalties for violations, such as suspension or revocation of licenses, fines, and forfeiture of purses.

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The National Racing Compact was created as an independent, interstate governmental entity (the Association of Racing Commissioners International), composed of pari-mutuel racing regulators from participating states, to set standards for individual licenses, accept applications and fingerprints, analyze criminal history information, and issue a national license. The national license is recognized by the 15 compact member states and nine other states that have elected to recognize the national license or the application for the license to a lesser degree.

The Association of Racing Commissioners International was formed in 1947 to “encourage forceful and honest nationwide control of racing for the protection of the public.” The goals of the organization are to facilitate reciprocity in enforcing each other’s official rulings (penalties) and uniform rules and practices. From the beginning, the Association has functioned as a repository and redistribution center for all official rulings by stewards and racing commissioners.

The Horseracing Integrity and Safety Act (HISA) was passed at the end of 2020 to create uniform national standards for Thoroughbred racing in the areas of racetrack safety and medication. The effort was prompted by growing public concern about safety of racehorses and riders resulting from an unusual spate of breakdowns at Santa Anita between July 1, 2018, and November 30, 2019, when fifty-six horses died or were euthanized because of injuries suffered at the track. Although the issue was of concern at all racetracks across the nation with similar safety records, the Santa Anita cluster of injuries and deaths galvanized the opponents to racing and the press to elevate the issue significantly. Contributing to the impetus for the legislation were several high-profile trainers involved with medication issues in stakes races of national interest (including the Kentucky Oaks, the Arkansas Derby and the Kentucky Derby) and the indictment of several east coast trainers alleged to have used and trafficked in illegal performance enhancing substances resulting from an FBI undercover operation. These events cast a shadow over racing’s reputation and were the subject of increased media scrutiny forcing industry leaders to act.26

HISA created the Horseracing Integrity and Safety Authority (the “Authority”), a “private, independent, self-regulatory, nonprofit corporation” purposed to develop and implement “a horseracing anti-doping and medication control program and a racetrack safety program.…”27 Two standing committees of the Authority will prescribe rules for each of the two target areas of concern.28 The Racetrack Safety Committee will establish a horseracing safety program, while The Anti-Doping and Medication Committee will help the Authority establish a medication control policy.29 The Authority only covers Thoroughbred horses, leaving the coverage of other breeds to individual racing commissions or breed governing organizations.30

The Authority is charged to seek an agreement with the United States Anti-Doping Agency (USADA) under which USADA will serve “as the anti-doping and medication control enforcement agency,” but will have no hand in prescribing drug rules.31 The Authority could not come to an agreement with USADA, but consistent with its mandate to identify and contract with an entity of comparable reputation to perform drug testing services, Drug Free Sport International was retained as the HISA drug enforcement arm. The Federal Trade Commission (FTC) will serve as an oversight body to the Authority and the FTC must approve all substantive and procedural rules of the Authority.32 The FTC also decides appeals from final decisions of the Authority.33

Two significant legal challenges 34 35 to HISA have been dismissed by the courts for various reasons, but there has been significant resistance to HISA’s implementation by several racing states, most notably Texas, which has refused to allow HISA to regulate racing within its borders, citing legal constraints by its own state racing law.36 HISA has delayed the implementation of its anti-doping enforcement regulations until at least January 1, 2023, and has deferred some safety provisions (notably the implementation of the riding crop37 and horse shoe specifications38) due to unforeseen supply issues and other logistical challenges. There may be further delays in the implementation of HISA, and it is likely there will be another round of litigation once the July 1, 2022 Safety Rules, or the January 1, 2023 anti-doping regulations are implemented. The inability for regulatory issues related to HISA could result in interruptions to the racing calendar and could result in lost racing opportunities for Commonwealth’s horses.

26 https://www.hisaus.org/about; https://www.albanylaw.edu/government-law-center/news/understanding-the-horseracing-integrity-and-safety-act-and-new-era.

27 HISA § 1203(a).

28 Bennett Liebman, Introducing the Horseracing Integrity and Safety Act and a New Era of Racing Regulation, 32 NYSBA Entertainment, Arts and Sprots Law Journal 64 (2021), https://papers.ssrn.com/sol3/papers.cfm?abstract_id=3780750.

29 Id..; HISA § 1207(B).

30 HISA § 1205(l).

31 HISA § 1205(e)(1)(A).

32 HISA § 1204, 1205(c)(2); https://www.hisaus.org/regulations.

33 HISA § 1209.

34 https://www.americanfarriers.com/articles/12520-equine-group-files-a-federal-lawsuit-to-halt-the-horseracing-integrity-and-safety-act.

35 https://www.americanfarriers.com/articles/12640-horseracing-safety-and-integrity-act-faces-another-federal-lawsuit.

36 https://www.bloodhorse.com/horse-racing/articles/259076/hisa-texas-clashing-over-regulatory-lines; https://www.bloodhorse.com/horse-racing/articles/259593/texas-racing-commission-issues-memo-defiant-to-hisa.

37 https://www.bloodhorse.com/horse-racing/articles/259775/ky-horsemen-air-hisa-concerns-at-churchill-meeting.

38 https://www.americanfarriers.com/articles/13376-hisa-delaying-implementation-of-thoroughbred-racetrack-shoeing-rules.

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Sales Practices

Three of the four states where a significant percentage of public auctions of Thoroughbreds are conducted, California, Florida, and Kentucky, have enacted statutes governing the documentation of transactions involving horses. (The fourth, New York, has not followed suit.) In general, these statutes require that the purchase or sale of equine assets be accompanied by a written bill of sale signed by both the buyer and the seller or their authorized agent. For purchases and sales made through public auctions, the bill of sale requirement may be satisfied by the issuance of an auction receipt or acknowledgement of purchase generated by the auction house and signed by the buyer or the buyer’s authorized agent.

In response to allegations of unfair and deceptive trade practices, states have begun to enact legislation intended to foster greater transparency in transactions involving equine assets. Florida and Kentucky have enacted laws governing the conduct of agents acting on behalf of buyers and sellers of equine assets. For example, an agent is not permitted to represent both the buyer and seller in the same transaction, unless the agent first discloses the dual representation and obtains the written consent of both the buyer and seller. Similarly, an agent is not permitted to purchase on behalf of a buyer, or recommend that the buyer purchase, any equine asset in which the agent has a direct or indirect interest without the buyer’s prior knowledge and written consent. An agent is also not permitted to receive payments in excess of $500 in connection with the purchase or sale of an equine asset from anyone other than his or her principal, unless the agent and the person making the payment first discloses the payment in writing to both the purchaser and seller, and the agent’s principal consents in writing to the payment. In addition, an agent acting on behalf of a buyer or seller in a transaction involving an equine asset is required, upon the request of his or her principal, to provide the principal with all financial records relating to the transaction.

These laws generally afford a person injured by a violation the right to recover from the violator the difference between the price paid for the equine assets and the actual value of the equine assets at the time of sale, the amount of any undisclosed or unapproved payments made by a third party, and legal fees and expenses.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, Bloodstock Fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third-party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

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From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

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The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Amendment to Management Agreement – Management Performance Bonus and Final Gross Proceeds Fee (applicable to future offerings)

In connection with newly added Offerings, the Company and the Manager have entered into an amendment to modify the fee structure payable to the Manager as follows:

Combination of the existing Due Diligence and Management Fee into a “Management/Due Diligence Fee”.

The Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection, management, authority and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management of veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The percentage will be determined on a series-by-series basis. The existing “Management Fee” as discussed below is being transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

Creation of “Management Performance Bonus” and “Final Gross Proceeds Fee.”

For newly added Offerings, the “Management Fee” has been combined with the “Due Diligence Fee” resulting in the “Management/Due Diligence Fee”.

In its place, a “Management Performance Bonus” will be in place for newly added offerings and is limited in scope when compared with the past “Management Fee”. For the Management Performance Bonus, the Manager shall receive 10 % of all Gross Proceeds from stakes races only.

Separately, for newly added Offerings, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee”).

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“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

A copy of the Amendment First Amendment to Management Services Agreement is attached hereto as Exhibit 6.36

Facilities

The Manager is located 2456 Fortune Dr., Suite 110, Lexington, Kentucky 40509 and has a three year lease on the facility. The Manager presently has approximately 28 employees, 10 independent contractors and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016 (also referred to as “Experiential” or as “Manager.”)

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “CONFLICTS OF INTEREST”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

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The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers, Directors and Significant Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)	Hours Per Week
Executive Officers and Directors

Michael Behrens	46	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception	Full-Time

Significant Employees

Chris Ransom	45	Head of Operations and Strategy	September 2020	Full-Time
Amber Jain	45	Head of Platform and Technology	November 2019	30 hrs/week
Shona Rotondo	34	Head of Marketing	January 2020	Full-Time
Roderick Wachman	54	Global Head of Bloodstock	March 2021	30 hrs/week
Joe Moran	28	Head of Racing	July 2018	Full-Time

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Mr. Behrens has served as the CEO of Experiential Squared, the Manager of the Company, since 2018. Under his leadership, Experiential has managed well over 100 racehorses across the United States and achieved over 70 wins including the Kentucky Derby and Breeders Cup Classic. He has built and led a team of experts in racing management, bloodstock services, content, marketing, legal and technology. Experiential now manages stables in Ireland, the United Kingdom and Australia and is quickly rising to a leadership position in managing, acquiring and selling racehorses. From 2007 to 2020, Mr. Behrens founded MSB Digital, a performance marketing company. From 2016 to 2017, he served as the Chief Marketing Officer of Casper. Mr. Behrens attended California State Polytechnic University- Pomona and San Diego State University.

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Background of Significant Employees

The following is a brief summary of the background of some of our significant employees that build, manage and optimize the horses and our Investor experiences:

Chris Ransom, Head of Operations and Strategy

As our head of operations, Mr. Ransom is responsible for the allocation of capital to our stable in both acquisitions and training and provides a strong role of governance to all use of capital in each series to maximize shareholder value. Since our launch he has been one of our top strategic advisors, and joined the team in 2020. A graduate of Boston University(Bachelor of Science in Business Administration with a concentration in Finance and Accounting), Mr. Ransom has over twenty years of experience as a financial executive in the construction, real estate, and thoroughbred industry. Prior to joining MyRacehorse, Mr. Ransom operated his own consultancy group from 2016 – 2020 where he provided financial management services to one of the largest owner operators of industrial real estate in the State of New Jersey. In addition to his work in the Real Estate Sector, Mr. Ransom also managed the equine portfolio for a New York City based sports agency.

Amber Jain, Head of Platform and Technology

As head of platform and technology, Amber’s primary responsibility is to lead MyRacehorse to imagine, develop and deliver great digital experiences to its customer base of racehorse owners. His daily responsibilities are focused on building features that enrich the ownership experience for investors in each of the Series/Horses. A major expectation with an investment in a series is to unlock the full experience of ownership. The MyRacehorse tech stack provides, updates on training, video interviews with trainers, analysis by key industry stakeholders, Q/A session with key stakeholders, race day financials, sharing, and other stable management features.

Amber has an MS degree in Computer Science from University of Southern California along with a BS in Electrical Engineering. Prior to joining MyRacehorse, Amber served as a hands on technology leader in the digital marketing space building cutting edge MarTech products around attribution, personalization and campaign optimization focusing on SEM and Display channels.

Shona Rotondo, Head of Marketing

Shona Rotondo has been the Head of Marketing at MyRacehorse since February 2021 where she has been focusing on overall brand positioning, communications, marketing strategy and social content development. In addition to these roles Ms. Rotondo actively manages relationships with outside media partners, racetracks and racing stakeholders. In 2016, Ms. Rotondo co-founded Grand Slam Social, LLC, a boutique social media agency that focuses on marketing strategies for horse racing and equestrian brands and she still serves in such role. A Boston University graduate (Bachelor of Arts in Psychology), Ms. Rotondo spent over a decade in agency roles navigating the evolution of social and digital marketing for companies like Reebok, IBM, and the Breeders’ Cup World Championships.

Roderick Wachman, Global Head of Bloodstock

As our Head of Global Bloodstock since March 2021, Mr. Wachmans’ chief responsibilities have included working with our Head of Racing and our resident veterinarian to review potential acquisition targets, develop and maintain an approved list of trainers and racing partners and provide counsel on the management of our stable. Mr. Wachman was born and raised in Ireland; he has worked in the thoroughbred industry for 31 years. Gaining experience in Ireland, England, New Zealand and Australia. Settling in Lexington, Kentucky in 1994, where he worked for Brookdale Farm and Bluegrass Thoroughbred Services. He started and successfully operated Kingswood Farm from 2001 – Present he continues to operate an international Bloodstock agency. Mr. Watchman continues to operate a broodmare operation along with his work at MyRacehorse.

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Joe Moran, Head of Racing

As head of racing Mr. Moran’s responsibilities include managing our stable of runners throughout the United States. In this capacity Mr. Moran routinely is on site (mornings and afternoons) to watch the runners train and race, coordinate with respective trainers regarding training schedule and race results, as well as developing and maintaining key relationships with our racing partners and track officials across all geographic regions. Mr. Moran, a graduate of Oklahoma Baptist University (Bachelor of Arts in Sports and Recreation Management), has been around the racing industry his entire life. In addition to spending significant time at the barns with his family’s horses, Prior to MyRacehorse in July 2019, Mr. Moran worked in the Andy Mathis barn as a hot walker and groom.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation- Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section below for more information.

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COMPENSATION

Compensation of Executive Officers and Significant Employees of the Manager

The Company currently does not have any employees nor does it currently intend to hire any employees who will be compensated directly. The Chief Executive Officer of the Company’s Manager plus other employees of the Manager, manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with the Company’s business objectives. Each of these individuals receives compensation for his or her services, including services performed for the Company on behalf of the Manager, directly from Experiential Squared, Inc. Although the Company may indirectly bear some of the costs of the compensation paid to these individuals, through fees it pays to the Manager, the Company does not, and does not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% and any earned Performance Management Fees). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2022 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$2,502,239	$505,872 (1)	$3,008,111

_____________________

(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2022.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Investment and voting control of the Experiential Squared, Inc. is held with Michael Behrens, as its majority shareholder, director and Chief Executive Officer. Experiential Squared, Inc., and/or its affiliates have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 2456 Fortune Dr., Suite 110 Lexington KY 40509.

The following table sets forth information regarding beneficial ownership of the securities of the Company as of October 13, 2023 (i) by each of our officers and directors; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of any class of our voting securities. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 2456 Fortune Dr., Suite 110 Lexington KY 40509:

Series Name	Underlying Asset	Name of Beneficial Owner (1)	Number of Beneficiary Owned (1)	Percentage of Interests Beneficially Owned
Company (2)	N/A	Experiential Squared, Inc. (Manager)	N/A	0.00%
Series Desire Street 19	Always Hopeful	Experiential Squared, Inc. (Manager)	9	0.88%
Series Authentic	Authentic	Experiential Squared, Inc. (Manager)	58	0.46%
Series Bajan Bashert	Bajan Bashert	Experiential Squared, Inc. (Manager)	0	0.00%
Series Balletic	Balletic	Experiential Squared, Inc. (Manager)	12	0.12%
Series Daring Dancer 20	Boppy	Experiential Squared, Inc. (Manager)	1	0.13%
Series Cable Boss	Cable Boss	Experiential Squared, Inc. (Manager)	4	0.08%
Series Arch Support 20	Captain Sparrow	Experiential Squared, Inc. (Manager)	0	0.00%
Series Our Miss Jones 19	Celebrity News	Experiential Squared, Inc. (Manager)	3	0.25%
Series Chad Brown Bundle	Chad Brown Bundle	Experiential Squared, Inc. (Manager)	3	0.06%
Series Race Hunter 19	Chasing Time	Experiential Squared, Inc. (Manager)	0	0.00%
Series Classic Cut	Classic Cut	Experiential Squared, Inc. (Manager)	6	0.06%
Series Moonbow 20	Cumberland Falls	Experiential Squared, Inc. (Manager)	8	0.32%
Series Deep Cover	Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Tell the Duchess 19	Duke of Love	Experiential Squared, Inc. (Manager)	686	34.30%
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	Experiential Squared, Inc. (Manager)	1	0.02%
Series Escape Route	Escape Route	Experiential Squared, Inc. (Manager)	0	0.00%
Series Just Louise 19	Forbidden Kingdom	Experiential Squared, Inc. (Manager)	1	0.10%
Series Forever Rose	Forever Rose	Experiential Squared, Inc. (Manager)	1,250	100.00%
Series Frosted Oats	Frosted Oats	Experiential Squared, Inc. (Manager)	3	0.07%
Series Future Stars Stable	Future Stars Stable	Experiential Squared, Inc. (Manager)	96	0.96%
Series Ashlees Empire 20	Helicopter Money	Experiential Squared, Inc. (Manager)	17	0.57%
Series Echo Warrior 19	Hero Status	Experiential Squared, Inc. (Manager)	4	0.07%
Series Sweet Sweet Annie 19	In Due Time	Experiential Squared, Inc. (Manager)	0	0.00%

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Series Tapitry 19	Infinite Empire	Experiential Squared, Inc. (Manager)	3	0.37%
Series Timeless Trick 20	Interstellar	Experiential Squared, Inc. (Manager)	0	0.00%
Series Silverpocketsfull 19	Iron Works	Experiential Squared, Inc. (Manager)	0	0.00%
Series Adjust 20	Jai Ho	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ari the Adventurer 19	Kanthari	Experiential Squared, Inc. (Manager)	5	0.10%
Series Kindle 21	Kindle 21	Experiential Squared, Inc. (Manager)	9	0.00%
Series Knarsdale 21	Knarsdale 21	Experiential Squared, Inc. (Manager)	5,000	100.00%
Series Patsys Kim 21	Lady Blitz	Experiential Squared, Inc. (Manager)	17	0.00%
Series Lane Way	Lane Way	Experiential Squared, Inc. (Manager)	2	0.03%
Series Sarrocchi 21	Legitify	Experiential Squared, Inc. (Manager)	5	0.00%
Series Man Among Men	Man Among Men	Experiential Squared, Inc. (Manager)	0	0.00%
Series Who'sbeeninmybed 19	Micro Share	Experiential Squared, Inc. (Manager)	11	0.22%
Series Miss Sakamoto	Miss Sakamoto	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Temptation	Mo Temptation	Experiential Squared, Inc. (Manager)	10	0.29%
Series Mrs Whistler	Mrs Whistler	Experiential Squared, Inc. (Manager)	0	0.00%
Series National Road	National Road	Experiential Squared, Inc. (Manager)	10	50.00%
Series Crown It 21	Normandy Queen	Experiential Squared, Inc. (Manager)	0	0.00%
Series My Fast One 20	One Fast Dream	Experiential Squared, Inc. (Manager)	7	0.35%
Series One Last Night 21	One Last Night 21	Experiential Squared, Inc. (Manager)	5	0.00%
Series Our Jenny B	Our Jenny B 21	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Palace Foal	Experiential Squared, Inc. (Manager)	510	100.00%
Series Northern Smile 20	Pep Rally	Experiential Squared, Inc. (Manager)	0	0.00%
Series Spirit 20	Phantom Ride	Experiential Squared, Inc. (Manager)	6	0.20%
Series I'm a Looker 20	Pioneer Prince	Experiential Squared, Inc. (Manager)	7	0.18%
Series Rosie's Alibi	Rosie's Alibi	Experiential Squared, Inc. (Manager)	5	0.05%
Series Co Cola 19	Search Engine	Experiential Squared, Inc. (Manager)	1	0.02%
Series Elarose 21	Secret Crush	Experiential Squared, Inc. (Manager)	7	0.07%
Series Enchante 21	Simply Enchanting	Experiential Squared, Inc. (Manager)	5	0.08%
Series Classofsixtythree 19	Sixtythreecaliber	Experiential Squared, Inc. (Manager)	0	0.00%
Series Smart Shopping 21	Seize the Grey	Experiential Squared, Inc. (Manager)	6	0.00%
Series Song of Lark 21	Song of the Lark 21	Experiential Squared, Inc. (Manager)	7	0.27%
Series Flora Dora 20	Spun Intended	Experiential Squared, Inc. (Manager)	0	0.00%
Series Jeanne's Speight 20	Stay Fabulous	Experiential Squared, Inc. (Manager)	18	0.72%
Series Margarita Friday 19	Straight No Chaser	Experiential Squared, Inc. (Manager)	24	1.20%
Series Grand Traverse Bay 20	Sun Valley Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Courtisane 19	Tap the Gavel	Experiential Squared, Inc. (Manager)	0	0.00%

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Series The Royal Duet	San Saria 21 and La Cuvee 21	Experiential Squared, Inc. (Manager)	5	0.01%
Series Tufnel	Tufnel	Experiential Squared, Inc. (Manager)	41	0.79%
Series Twirl Girl 21	Twirl Girl 21	Experiential Squared, Inc. (Manager)	13	65.00%
Series Vow	Vow	Experiential Squared, Inc. (Manager)	0	0.00%
Series War Safe	War Safe	Experiential Squared, Inc. (Manager)	12	0.60%
Series Who Runs the World	Who Runs the World	Experiential Squared, Inc. (Manager)	7	0.14%
Series Adaay In Asia	Adaay in Asia	Experiential Squared, Inc. (Manager)	3,217	64.34%
Series Bullish Sentiment 21	Blame Mom	Experiential Squared, Inc. (Manager)	3,000	100.00%
Series Sweet as Sin	Sweet as Sin	Experiential Squared, Inc. (Manager)	2,097	95.32%
Series Alliford Bay 21	Alliford Bay 21	Experiential Squared, Inc. (Manager)	799	21.31%
Series Blue Corner 21	Visceral	Experiential Squared, Inc. (Manager)	6,000	100.00%
Series Lovesick 21	Here's the Kicker	Experiential Squared, Inc. (Manager)	87	0.65%
Series Tamboz 21	Tamboz 21	Experiential Squared, Inc. (Manager)	1,287	19.80%
Series Classic Colts Package	Multiple	Experiential Squared, Inc. (Manager)	7	17.50%
Series Ishvana 21	Ishvana 21	Experiential Squared, Inc. (Manager)	5,100	100.00%
Series Savvy Sassy 22	Savvy Sassy 22	Experiential Squared, Inc. (Manager)	3,750	100.00%

______________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.
(3)	On November 17, 2022, Series Forever Rose Offerings was terminated prior to any securities being offered and removed from such filing.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding (i) in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members, must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

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Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and Bloodstock Fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid insurance and administrative expenses for a horse for up to 3 years. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

220

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

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Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation, if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed Vertalo, Inc. as its SEC-registered transfer agent.

222

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

223

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

224

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

225

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

2456 Fortune Dr., Suite 110

Lexington, KY 40509

E-Mail: support@myracehorse.com

Tel: 888-697-2234

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

226

Index to Financial Statements

My Racehorse CA LLC

A Nevada Series Limited Liability Company

UNAUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

AS OF JUNE 30, 2023, AND DECEMBER 31, 2022, AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022:

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (Unaudited)	F -1

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS (Unaudited)	F-41

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS ’ EQUITY (DEFICIT) (Unaudited)	F-81

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (Unaudited)	F-124

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS (Unaudited)	F-167

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022, AND 2021, AND FOR THE YEARS THEN ENDED:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-190

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS	F-191

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS	F-229

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS ’ EQUITY (DEFICIT)	F-267

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS	F-286

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-324

227

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	7,349	–	–	–	–	12,506	73,145
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	7,349	–	–	–	–	12,506	73,145
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	55,197	–	–	–	–	74,771	–
Total Non-Current Assets	–	55,197	–	–	–	–	74,771	–

TOTAL ASSETS	$–	$62,546	$–	$–	$–	$–	$87,277	$73,145

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	1,734	–
Total Long-term Liabilities	–	–	–	–	–	–	1,734	–

Total Liabilities	–	–	–	–	–	–	1,734	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	13,500	24,272	33,786	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	147,299	131,531	157,908	74,719	–	77,255	407,286	198,480
Accumulated deficit	(147,299)	(82,485)	(182,180)	(108,505)	–	(77,255)	(321,743)	(125,335)
Total Members' Equity	–	62,546	–	–	–	–	85,543	73,145

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$62,546	$–	$–	$–	$–	$87,277	$73,145

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-1

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	1,200
Horse reserve funds receivable from Manager (see Note 4)	–	(291,071)	–	22,282	46,278	–	–	(1,200)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	(291,071)	–	22,282	46,278	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	90,824	174,435	–	–	–
Total Non-Current Assets	–	–	–	90,824	174,435	–	–	–

TOTAL ASSETS	$–	$(291,071)	$–	$113,106	$220,714	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	1,892	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	1,892	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	1,567,040	–	–	–	–	–	–
Total Long-term Liabilities	–	1,567,040	–	–	–	–	–	–

Total Liabilities	–	1,568,932	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	24,527	–	40,192	–	–	16,469	48,373	36,000
Subscriptions in series, net of distributions (See Note 6)	66,401	2,099,833	264,846	160,000	757,700	38,000	726,000	84,467
Accumulated deficit	(90,928)	(3,959,835)	(305,037)	(46,894)	(536,986)	(54,469)	(774,373)	(120,467)
Total Members' Equity	–	(1,860,002)	–	113,106	220,714	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$(291,071)	$–	$113,106	$220,714	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-2

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	39,900	–	–	519	9,753	42,149	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	39,900	–	–	519	9,753	42,149	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	108,731	–	–	–	44,158	110,521	–
Total Non-Current Assets	–	108,731	–	–	–	44,158	110,521	–

TOTAL ASSETS	$–	$148,631	$–	$–	$519	$53,911	$152,670	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	519	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	519	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	519	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	14,250	–	–
Subscriptions in series, net of distributions (See Note 6)	–	494,700	–	470,927	283,931	109,571	967,950	–
Accumulated deficit	–	(346,069)	–	(470,927)	(283,931)	(69,910)	(815,280)	–
Total Members' Equity	–	148,631	–	–	–	53,911	152,670	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$148,631	$–	$–	$519	$53,911	$152,670	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-3

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	600
Horse reserve funds receivable from Manager (see Note 4)	63,397	17,249	23,378	–	–	28,030	–	(600)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	63,397	17,249	23,378	–	–	28,030	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	92,806	8,681	90,239	–	–	65,114	–	–
Total Non-Current Assets	92,806	8,681	90,239	–	–	65,114	–	–

TOTAL ASSETS	$156,204	$25,930	$113,617	$–	$–	$93,143	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	50,000	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	50,000	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	93,266	–	–	–	–	–	–
Total Long-term Liabilities	–	93,266	–	–	–	–	–	–

Total Liabilities	–	143,266	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	–	60,000
Subscriptions in series, net of distributions (See Note 6)	496,800	34,640	503,166	686,309	46,629	457,099	106,872	39,711
Accumulated deficit	(340,596)	(151,976)	(389,549)	(686,309)	(46,629)	(363,955)	(106,872)	(99,711)
Total Members' Equity	156,204	(117,336)	113,617	–	–	93,143	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$156,204	$25,930	$113,617	$–	$–	$93,143	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-4

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	4,800	–	7,815	–	–
Horse reserve funds receivable from Manager (see Note 4)	14,424	–	(27,622)	4,950	14,189	21,878	14,447	118,262
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	14,424	–	(27,622)	9,750	14,189	29,694	14,447	118,262
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	18,769	–	–	–	24,645	40,239	28,338	219,705
Total Non-Current Assets	18,769	–	–	–	24,645	40,239	28,338	219,705

TOTAL ASSETS	$33,193	$–	$(27,622)	$9,750	$38,833	$69,932	$42,786	$337,967

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$5,984
Accrued expense	–	–	–	–	–	7,815	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	7,815	–	5,984

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	7,815	–	5,984

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	57,750	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	98,715	–	176,000	84,305	197,798	272,040	175,942	586,278
Accumulated deficit	(65,522)	–	(203,622)	(132,305)	(158,965)	(209,923)	(133,156)	(254,295)
Total Members' Equity	33,193	–	(27,622)	9,750	38,833	62,117	42,786	331,983

TOTAL LIABILITIES AND MEMBERS' EQUITY	$33,193	$–	$(27,622)	$9,750	$38,833	$69,932	$42,786	$337,967

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-5

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	2,400	290	–	–	–	–	599
Horse reserve funds receivable from Manager (see Note 4)	127,202	(15,275)	7,713	38,349	(28,260)	(17,946)	17,341	30,621
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	127,202	(12,875)	8,002	38,349	(28,260)	(17,946)	17,341	31,220
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	231,000	3,913	–	56,788	75,824	35,842	6,928	6,291
Total Non-Current Assets	231,000	3,913	–	56,788	75,824	35,842	6,928	6,291

TOTAL ASSETS	$358,202	$(8,962)	$8,002	$95,137	$47,565	$17,897	$24,269	$37,511

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$118,142	$–	$–	$–
Accrued expense	–	–	290	–	–	–	–	599
Deferred revenue	–	–	–	–	–	–	–	10,000
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	290	–	118,142	–	–	10,599

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	73,737	69,147
Total Long-term Liabilities	–	–	–	–	–	–	73,737	69,147

Total Liabilities	–	–	290	–	118,142	–	73,737	79,746

Members' Equity:
Membership in My Racehorse CA, LLC	–	85,500	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	640,000	(46,876)	137,137	222,984	–	79,553	136,366	391,000
Accumulated deficit	(281,798)	(47,586)	(129,424)	(127,847)	(70,578)	(61,657)	(185,834)	(433,235)
Total Members' Equity	358,202	(8,962)	7,713	95,137	(70,578)	17,897	(49,468)	(42,235)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$358,202	$(8,962)	$8,002	$95,137	$47,565	$17,897	$24,269	$37,511

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-6

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	–	13,586	(347)	110,849	(48,048)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	–	–	13,586	(347)	110,849	(48,048)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	–	15,911	67,563	115,792	205,343
Total Non-Current Assets	–	–	–	–	15,911	67,563	115,792	205,343

TOTAL ASSETS	$–	$–	$–	$–	$29,497	$67,215	$226,641	$157,295

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$(103)	$–	$–	$275,000
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	(103)	–	–	275,000

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	(103)	–	–	275,000

Members' Equity:
Membership in My Racehorse CA, LLC	12,000	–	–	–	–	7,125	–	–
Subscriptions in series, net of distributions (See Note 6)	107,144	(236,882)	70,877	268,087	90,729	130,408	390,500	–
Accumulated deficit	(119,144)	236,882	(70,877)	(268,087)	(61,129)	(70,318)	(163,859)	(117,705)
Total Members' Equity	–	–	–	–	29,600	67,215	226,641	(117,705)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$–	$29,497	$67,215	$226,641	$157,295

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-7

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	35	–	–	–	2,606	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	118,369	–	(29,604)	6,750	(10,617)	–	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	118,404	–	(29,604)	6,750	(8,011)	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	169,653	–	93,287	–	9,633	–	–	–
Total Non-Current Assets	169,653	–	93,287	–	9,633	–	–	–

TOTAL ASSETS	$288,057	$–	$63,683	$6,750	$1,622	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$125,000	$–	$–	$–	$–	$–
Accrued expense	35	–	–	–	2,606	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	35	–	125,000	–	2,606	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	114,195	–	–	–
Total Long-term Liabilities	–	–	–	–	114,195	–	–	–

Total Liabilities	35	–	125,000	–	116,801	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	–	10,973
Subscriptions in series, net of distributions (See Note 6)	580,000	199,520	–	204,850	60,119	426,088	–	26,000
Accumulated deficit	(291,978)	(199,520)	(61,317)	(198,100)	(175,298)	(426,088)	–	(36,973)
Total Members' Equity	288,022	–	(61,317)	6,750	(115,179)	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$288,057	$–	$63,683	$6,750	$1,622	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-8

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	16,506	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	8,658	–	–	–	–	–	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	25,164	–	–	–	–	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	–	–	–	–	–
Total Non-Current Assets	–	–	–	–	–	–	–	–

TOTAL ASSETS	$25,164	$–	$–	$–	$–	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	16,506	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	16,506	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	16,506	–	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	6,446	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	496,042	127,231	143,750	141,076	327,772	–	7,075	–
Accumulated deficit	(487,384)	(127,231)	(150,196)	(141,076)	(327,772)	–	(7,075)	–
Total Members' Equity	8,658	–	–	–	–	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$25,164	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-9

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	1,515	–	7,756	–	6,000	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	6,927	–	42,307	–	(8,774)	–	–	13,394
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	8,442	–	50,063	–	(2,774)	–	–	13,394
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	9,977	–	33,784	–	29,741	–	–	42,326
Total Non-Current Assets	9,977	–	33,784	–	29,741	–	–	42,326

TOTAL ASSETS	$18,419	$–	$83,847	$–	$26,967	$–	$–	$55,720

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$(46)
Accrued expense	1,515	–	7,756	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	1,515	–	7,756	–	–	–	–	(46)

Long-term Liabilities:
Long-term debt - related party	59,622	–	–	–	–	–	–	–
Total Long-term Liabilities	59,622	–	–	–	–	–	–	–

Total Liabilities	61,137	–	7,756	–	–	–	–	(46)

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	71,250	–	734	–
Subscriptions in series, net of distributions (See Note 6)	209,395	132,253	216,100	179,649	20,933	83,877	31,250	304,314
Accumulated deficit	(252,114)	(132,253)	(140,009)	(179,649)	(65,216)	(83,877)	(31,984)	(248,548)
Total Members' Equity	(42,718)	–	76,091	–	26,967	–	–	55,766

TOTAL LIABILITIES AND MEMBERS' EQUITY	$18,419	$–	$83,847	$–	$26,967	$–	$–	$55,720

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-10

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	75,843	–	67,452	–	–	28,292	97,563
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	75,843	–	67,452	–	–	28,292	97,563
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	69,548	–	32,336	–	–	22,648	67,667
Total Non-Current Assets	–	69,548	–	32,336	–	–	22,648	67,667

TOTAL ASSETS	$–	$145,392	$–	$99,788	$–	$–	$50,941	$165,230

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$(349)	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	(349)	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	(349)	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	355,378	304,500	223,434	196,375	–	26,129	266,751	324,760
Accumulated deficit	(355,378)	(159,108)	(223,434)	(96,587)	–	(26,129)	(215,461)	(159,530)
Total Members' Equity	–	145,392	–	99,788	–	–	51,290	165,230

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$145,392	$–	$99,788	$–	$–	$50,941	$165,230

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-11

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	2,741	3,000	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	(20,010)	–	–	–	–	(6,429)	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	2,741	(17,010)	–	–	–	–	(6,429)	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	35,671	–	–	–	–	51,210	–
Total Non-Current Assets	–	35,671	–	–	–	–	51,210	–

TOTAL ASSETS	$2,741	$18,661	$–	$–	$–	$–	$44,781	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	2,741	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	2,741	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	2,741	–	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	16,634	39,000	–	–	–	–	18,750	55,909
Subscriptions in series, net of distributions (See Note 6)	304,000	103,963	–	–	–	–	140,000	454,720
Accumulated deficit	(320,634)	(124,302)	–	–	–	–	(113,969)	(510,629)
Total Members' Equity	–	18,661	–	–	–	–	44,781	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$2,741	$18,661	$–	$–	$–	$–	$44,781	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-12

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	86,103	3,284	28,351	(6,171)	108,302	–	–	–
Prepaid expense	–	–	461	–	–	–	–	–
Total Current Assets	86,103	3,284	28,812	(6,171)	108,302	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	95,076	17,042	38,470	–	235,441	–	–	–
Total Non-Current Assets	95,076	17,042	38,470	–	235,441	–	–	–

TOTAL ASSETS	$181,180	$20,326	$67,282	$(6,171)	$343,743	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	23	–	–	–	–
Total Current Liabilities	–	–	–	23	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	15,606	–	–	–	–
Total Long-term Liabilities	–	–	–	15,606	–	–	–	–

Total Liabilities	–	–	–	15,629	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	1,741	30,389	–
Subscriptions in series, net of distributions (See Note 6)	339,000	179,064	120,000	–	665,000	248,880	95,535	219,885
Accumulated deficit	(157,820)	(158,738)	(52,718)	(21,801)	(321,257)	(250,621)	(125,924)	(219,885)
Total Members' Equity	181,180	20,326	67,282	(21,801)	343,743	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$181,180	$20,326	$67,282	$(6,171)	$343,743	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-13

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	48,998	61,867	–	145,811	–	–	–	55,366
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	48,998	61,867	–	145,811	–	–	–	55,366
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	70,313	241,683	–	211,483	–	–	–	78,891
Total Non-Current Assets	70,313	241,683	–	211,483	–	–	–	78,891

TOTAL ASSETS	$119,311	$303,550	$–	$357,294	$–	$–	$–	$134,256

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	84,950
Total Long-term Liabilities	–	–	–	–	–	–	–	84,950

Total Liabilities	–	–	–	–	–	–	–	84,950

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	22,953	–
Subscriptions in series, net of distributions (See Note 6)	294,300	998,800	170,755	640,000	–	–	20,000	415,694
Accumulated deficit	(174,990)	(695,250)	(170,755)	(282,706)	–	–	(42,953)	(366,388)
Total Members' Equity	119,311	303,550	–	357,294	–	–	–	49,306

TOTAL LIABILITIES AND MEMBERS' EQUITY	$119,311	$303,550	$–	$357,294	$–	$–	$–	$134,256

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-14

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	111,385	–	78,132	–	–	51,854	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	111,385	–	78,132	–	–	51,854	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	220,726	–	117,959	–	–	60,760	–	–
Total Non-Current Assets	220,726	–	117,959	–	–	60,760	–	–

TOTAL ASSETS	$332,111	$–	$196,091	$–	$–	$112,614	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	25,979	–
Subscriptions in series, net of distributions (See Note 6)	635,000	28,570	349,350	–	44,555	229,260	40,500	265,079
Accumulated deficit	(302,889)	(28,570)	(153,259)	–	(44,555)	(116,646)	(66,479)	(265,079)
Total Members' Equity	332,111	–	196,091	–	–	112,614	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$332,111	$–	$196,091	$–	$–	$112,614	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-15

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	1,200	7,200	–	–	678	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	1,266	(9,922)	–	–	4,691	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	2,466	(2,722)	–	–	5,369	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	20,235	–	–	–	–
Total Non-Current Assets	–	–	–	20,235	–	–	–	–

TOTAL ASSETS	$–	$–	$2,466	$17,513	$–	$–	$5,369	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	1,200	1,800	–	–	678	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	666	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	1,866	1,800	–	–	678	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	22,876	–
Total Long-term Liabilities	–	–	–	–	–	–	22,876	–

Total Liabilities	–	–	1,866	1,800	–	–	23,555	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	12,600	65,100	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	–	373,619	98,606	(200,712)	–	–	212,995	–
Accumulated deficit	–	(373,619)	(110,606)	151,326	–	–	(231,181)	–
Total Members' Equity	–	–	600	15,713	–	–	(18,186)	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$2,466	$17,513	$–	$–	$5,369	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-16

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	600	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(600)	(22,228)	–	133,122	–	(9,082)	13,514	20,190
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	(22,228)	–	133,122	–	(9,082)	13,514	20,190
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	26,105	–	436,945	–	36,500	–	76,578
Total Non-Current Assets	–	26,105	–	436,945	–	36,500	–	76,578

TOTAL ASSETS	$–	$3,878	$–	$570,067	$–	$27,418	$13,514	$96,768

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$7,514	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	7,514	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	7,514	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	21,600	–	–	–	–	10,500	–	–
Subscriptions in series, net of distributions (See Note 6)	126,000	106,360	995,885	1,020,504	229,000	93,000	29,679	322,400
Accumulated deficit	(147,600)	(102,482)	(995,885)	(457,951)	(229,000)	(76,082)	(16,165)	(225,632)
Total Members' Equity	–	3,878	–	562,553	–	27,418	13,514	96,768

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$3,878	$–	$570,067	$–	$27,418	$13,514	$96,768

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-17

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	32,880	–	–	–	–	44,691	42,543	–
Prepaid expense	658	–	–	–	–	–	–	–
Total Current Assets	33,538	–	–	–	–	44,691	42,543	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	55,556	–	–	–	–	39,634	–	–
Total Non-Current Assets	55,556	–	–	–	–	39,634	–	–

TOTAL ASSETS	$89,094	$–	$–	$–	$–	$84,325	$42,543	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$87,165	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	87,165	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	87,165	–	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	7,724	–	–	–	–	–	33,825
Subscriptions in series, net of distributions (See Note 6)	52,500	135,000	40,069	–	(35,487)	328,820	281,700	550,381
Accumulated deficit	(50,571)	(142,724)	(40,069)	–	35,487	(244,495)	(239,157)	(584,206)
Total Members' Equity	1,929	–	–	–	–	84,325	42,543	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$89,094	$–	$–	$–	$–	$84,325	$42,543	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-18

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	308	2,400	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	49,960	45,889	(2,400)	–	(9,537)	52,906	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	49,960	46,198	–	–	(9,537)	52,906	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	118,616	64,759	–	–	16,308	–	–	–
Total Non-Current Assets	118,616	64,759	–	–	16,308	–	–	–

TOTAL ASSETS	$168,576	$110,957	$–	$–	$6,771	$52,906	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	308	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	308	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	71,018	–	–	–	–	–	–
Total Long-term Liabilities	–	71,018	–	–	–	–	–	–

Total Liabilities	–	71,326	–	–	–	–	–	–

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	36,000	–	96,000	–	–	11,843
Subscriptions in series, net of distributions (See Note 6)	528,156	346,443	110,389	261,791	(118,943)	435,060	–	–
Accumulated deficit	(359,580)	(306,812)	(146,389)	(261,791)	29,714	(382,154)	–	(11,843)
Total Members' Equity	168,576	39,631	–	–	6,771	52,906	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$168,576	$110,957	$–	$–	$6,771	$52,906	–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-19

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Retired MRH Series	Total Series Total Edge Classic Colt Package	Series Edge Crown It 21	Series Edge High Speed Goldie 21	Series Edge More Than Magic 21	Series MRH Adaay in Asia	Series MRH Alliford Bay 21	Series MRH Blues Corner 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	108,143	102,761	36,248	20,876	(15,066)	(8,266)	(11,100)
Prepaid expense	–	6,245	3,650	2,035	2,190	–	–	–
Total Current Assets	–	114,388	106,411	38,284	23,066	(15,066)	(8,266)	(11,100)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	360,602	130,271	98,806	118,533	189,267	112,667	225,333
Total Non-Current Assets	–	360,602	130,271	98,806	118,533	189,267	112,667	225,333

TOTAL ASSETS	$–	$474,990	$236,682	$137,090	$141,600	$174,201	$104,401	$214,233

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$75,900	$130,920	$38,700	$204,000	$120,000	$240,000
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	75,900	130,920	38,700	204,000	120,000	240,000

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	75,900	130,920	38,700	204,000	120,000	240,000

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	407,755	569,520	203,000	30,000	135,000	–	–	–
Accumulated deficit	(407,755)	(94,530)	(42,218)	(23,830)	(32,100)	(29,799)	(15,599)	(25,767)
Total Members' Equity	–	474,990	160,782	6,170	102,900	(29,799)	(15,599)	(25,767)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$474,990	$236,682	$137,090	$141,600	$174,201	$104,401	$214,233

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-20

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 (Continued)

	Series MRH Bullish Sentiment 21	Series MRH Giant Mover 21	Series MRH Lovesick 21	Series MRH Tamboz 21	FY 06.30.2023 Consolidated Total
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	70,251
Horse reserve funds receivable from Manager (see Note 4)	(10,809)	(4,924)	(10,331)	(8,702)	2,239,494
Prepaid expense	–	–	–	–	15,240
Total Current Assets	(10,809)	(4,924)	(10,331)	(8,702)	2,324,985
	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	92,495	40,897	235,197	321,344	6,940,341
Total Non-Current Assets	92,495	40,897	235,197	321,344	6,940,341

TOTAL ASSETS	$81,685	$35,974	$224,866	$312,642	$9,265,326

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$102,000	$45,100	$250,013	$341,250	$2,166,190
Accrued expense	–	–	–	–	46,262
Deferred revenue	–	–	–	–	60,000
Distributions payable	–	–	–	–	666
Interest payable	–	–	–	–	23
Total Current Liabilities	102,000	45,100	250,013	341,250	2,273,141

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	2,173,190
Total Long-term Liabilities	–	–	–	–	2,173,190

Total Liabilities	102,000	45,100	250,013	341,250	4,446,331

Members' Equity:
Membership in My Racehorse CA, LLC	–	–	–	–	1,069,692
Subscriptions in series, net of distributions (See Note 6)	–	–	–	–	34,347,154
Accumulated deficit	(20,315)	(9,126)	(25,147)	(28,608)	(30,597,851)
Total Members' Equity	(20,315)	(9,126)	(25,147)	(28,608)	4,818,995

TOTAL LIABILITIES AND MEMBERS' EQUITY	$81,685	$35,974	$224,866	$312,642	$9,265,326

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-21

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	12,438	–	–	–	–	22,438	91,770
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	12,438	–	–	–	–	22,438	91,770
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	69,780	–	–	–	–	126,090	32,302
Total Non-Current Assets	–	69,780	–	–	–	–	126,090	32,302

TOTAL ASSETS	$–	$82,218	$–	$–	$–	$–	$148,527	$124,073

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	52,354	–
Total Long-term Liabilities	–	–	–	–	–	–	52,354	–

Total Liabilities	–	–	–	–	–	–	52,354	–

Members' Equity:
Capital Contribution	–	–	24,272	33,786	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	147,299	135,000	157,908	74,719	8,998	77,255	421,566	200,850
Accumulated deficit	(147,299)	(52,782)	(182,180)	(108,505)	(8,998)	(77,255)	(325,393)	(76,777)
Total Members' Equity	–	82,218	–	–	–	–	96,173	124,073

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$82,218	$–	$–	$–	$–	$148,527	$124,073

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-22

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	1,200
Horse reserve funds receivable from Manager (see Note 4)	–	(189,569)	–	18,982	87,248	–	–	11,542
Prepaid expense	–	–	–	1,911	–	–	–	–
Total Current Assets	–	(189,569)	–	20,893	87,248	–	–	12,742
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	699,923	–	109,491	253,185	–	–	–
Total Non-Current Assets	–	699,923	–	109,491	253,185	–	–	–

TOTAL ASSETS	$–	$510,354	$–	$130,384	$340,434	$–	$–	$12,742

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$25,800	$–	$–	$–	$–
Accrued expense	–	4,925	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	12,742
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	4,925	–	25,800	–	–	–	12,742

Long-term Liabilities:
Long-term debt - related party	–	1,567,040	–	–	–	–	–	–
Total Long-term Liabilities	–	1,567,040	–	–	–	–	–	–

Total Liabilities	–	1,571,965	–	25,800	–	–	–	12,742

Members' Equity:
Capital Contribution	24,527	–	40,192	–	–	16,469	48,373	36,000
Subscriptions in series, net of distributions (See Note 6)	66,401	2,099,833	264,846	130,000	794,100	38,000	726,000	84,467
Accumulated deficit	(90,928)	(3,161,443)	(305,037)	(25,416)	(453,666)	(54,469)	(774,373)	(120,467)
Total Members' Equity	–	(1,061,611)	–	104,584	340,434	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$510,354	$–	$130,384	$340,434	$–	$–	$12,742

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-23

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	63,107	–	21,631	31,124	7,715	189,967	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	63,107	–	21,631	31,124	7,715	189,967	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	157,819	–	–	–	55,824	376,744	–
Total Non-Current Assets	–	157,819	–	–	–	55,824	376,744	–

TOTAL ASSETS	$–	$220,926	$–	$21,631	$31,124	$63,539	$566,711	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	708	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	21,631	30,416	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	21,631	31,124	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	21,631	31,124	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	11,750	494,700	44,400	470,927	283,931	110,111	1,170,000	–
Accumulated deficit	(11,750)	(273,774)	(44,400)	(470,927)	(283,931)	(46,571)	(603,289)	–
Total Members' Equity	–	220,926	–	–	–	63,539	566,711	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$220,926	$–	$21,631	$31,124	$63,539	$566,711	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-24

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Classic Cut	Series Classofsixty- three 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	600
Horse reserve funds receivable from Manager (see Note 4)	99,394	25,172	43,029	–	–	51,353	–	(600)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	99,394	25,172	43,029	–	–	51,353	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	134,806	29,514	146,020	–	–	105,363	–	–
Total Non-Current Assets	134,806	29,514	146,020	–	–	105,363	–	–

TOTAL ASSETS	$234,200	$54,685	$189,049	$–	$–	$156,716	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	50,000	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	50,000	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	73,900	–	–	–	–	–	–
Total Long-term Liabilities	–	73,900	–	–	–	–	–	–

Total Liabilities	–	123,900	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	60,000
Subscriptions in series, net of distributions (See Note 6)	510,000	58,960	505,563	686,309	46,629	457,099	106,872	39,711
Accumulated deficit	(275,800)	(128,175)	(316,514)	(686,309)	(46,629)	(300,382)	(106,872)	(99,711)
Total Members' Equity	234,200	(69,215)	189,049	–	–	156,716	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$234,200	$54,685	$189,049	$–	$–	$156,716	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-25

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	4,800	–	5,925	–	–
Horse reserve funds receivable from Manager (see Note 4)	21,923	–	1,880	4,134	26,621	42,004	92,512	142,831
Prepaid expense	–	–	849	–	–	–	–	–
Total Current Assets	21,923	–	2,730	8,934	26,621	47,929	92,512	142,831
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	26,644	–	6,496	54,516	38,925	68,589	79,526	269,575
Total Non-Current Assets	26,644	–	6,496	54,516	38,925	68,589	79,526	269,575

TOTAL ASSETS	$48,567	$–	$9,226	$63,450	$65,546	$116,518	$172,038	$412,406

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$271,512
Accrued expense	–	–	–	–	–	5,925	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	324	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	324	–	5,925	–	271,512

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	324	–	5,925	–	271,512

Members' Equity:
Capital Contribution	–	–	–	48,000	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	101,250	26,026	176,000	110,840	197,798	289,860	250,000	243,639
Accumulated deficit	(52,683)	(26,026)	(166,774)	(95,714)	(132,253)	(179,267)	(77,962)	(102,745)
Total Members' Equity	48,567	–	9,226	63,126	65,546	110,593	172,038	140,894

TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,567	$–	$9,226	$63,450	$65,546	$116,518	$172,038	$412,406

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-26

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	3,600	241	–	–	–	–	562
Horse reserve funds receivable from Manager (see Note 4)	157,696	(8,247)	8,080	65,134	(18,468)	1,262	16,733	103,891
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	157,696	(4,647)	8,320	65,134	(18,468)	1,262	16,733	104,454
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	283,500	10,980	19,748	72,538	95,515	46,259	24,012	34,294
Total Non-Current Assets	283,500	10,980	19,748	72,538	95,515	46,259	24,012	34,294

TOTAL ASSETS	$441,196	$6,333	$28,069	$137,671	$77,047	$47,521	$40,745	$138,747

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$112,046	$–	$–	$–	$118,142	$–	$–	$–
Accrued expense	–	–	241	–	–	–	–	562
Deferred revenue	–	–	–	–	–	–	–	10,000
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	112,046	–	241	–	118,142	–	–	10,562

Long-term Liabilities:
Long-term debt - related party	–	–	52,890	–	–	–	56,953	65,340
Total Long-term Liabilities	–	–	52,890	–	–	–	56,953	65,340

Total Liabilities	112,046	–	53,130	–	118,142	–	56,953	75,902

Members' Equity:
Capital Contribution	–	72,000	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	495,424	(38,426)	137,137	240,300	–	79,553	144,402	469,700
Accumulated deficit	(166,275)	(27,241)	(162,199)	(102,629)	(41,095)	(32,033)	(160,610)	(406,854)
Total Members' Equity	329,149	6,333	(25,062)	137,671	(41,095)	47,521	(16,208)	62,846

TOTAL LIABILITIES AND MEMBERS' EQUITY	$441,196	$6,333	$28,069	$137,671	$77,047	$47,521	$40,745	$138,747

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-27

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(1,948)	550,138	–	64,741	19,535	12,682	102,460	(15,989)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	(1,948)	550,138	–	64,741	19,535	12,682	102,460	(15,989)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	76,852	–	–	–	22,474	84,229	142,042	246,125
Total Non-Current Assets	76,852	–	–	–	22,474	84,229	142,042	246,125

TOTAL ASSETS	$74,904	$550,138	$–	$64,741	$42,009	$96,911	$244,502	$230,136

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$(103)	$–	$271,250	$275,000
Accrued expense	–	79,334	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	470,804	–	64,741	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	550,138	–	64,741	(103)	–	271,250	275,000

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	550,138	–	64,741	(103)	–	271,250	275,000

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	155,000	(236,882)	70,877	268,087	90,729	144,965	–	–
Accumulated deficit	(80,096)	236,882	(70,877)	(268,087)	(48,617)	(48,054)	(26,748)	(44,864)
Total Members' Equity	74,904	–	–	–	42,112	96,911	(26,748)	(44,864)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$74,904	$550,138	$–	$64,741	$42,009	$96,911	$244,502	$230,136

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-28

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	2,606	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	154,796	–	(15,282)	96,414	(3,896)	–	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	154,796	–	(15,282)	96,414	(1,290)	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	213,403	–	114,120	96,031	35,133	–	–	–
Total Non-Current Assets	213,403	–	114,120	96,031	35,133	–	–	–

TOTAL ASSETS	$368,198	$–	$98,839	$192,445	$33,843	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$125,000	$794	$–	$–	$–	$–
Accrued expense	–	–	–	–	2,606	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	125,000	794	2,606	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	92,503	–	–	–
Total Long-term Liabilities	–	–	–	–	92,503	–	–	–

Total Liabilities	–	–	125,000	794	95,109	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	10,973
Subscriptions in series, net of distributions (See Note 6)	580,000	199,520	–	307,333	73,379	426,088	20,025	26,000
Accumulated deficit	(211,802)	(199,520)	(26,161)	(115,681)	(134,644)	(426,088)	(20,025)	(36,973)
Total Members' Equity	368,198	–	(26,161)	191,652	(61,265)	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$368,198	$–	$98,839	$192,445	$33,843	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-29

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	12,306	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	32,677	–	–	–	–	–	2,146	–
Prepaid expense	329	–	–	–	–	–	–	–
Total Current Assets	45,312	–	–	–	–	–	2,146	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	11,305	–	–	–	–	–	–	–
Total Non-Current Assets	11,305	–	–	–	–	–	–	–

TOTAL ASSETS	$56,617	$–	$–	$–	$–	$–	$2,146	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	12,306	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	2,146	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	12,306	–	–	–	–	–	2,146	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	12,306	–	–	–	–	–	2,146	–

Members' Equity:
Capital Contribution	–	–	6,446	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	526,222	127,231	143,750	141,076	327,772	9,294	7,075	3,824
Accumulated deficit	(481,910)	(127,231)	(150,196)	(141,076)	(327,772)	(9,294)	(7,075)	(3,824)
Total Members' Equity	44,311	–	–	–	–	(0)	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$56,617	$–	$–	$–	$–	$(0)	$2,146	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-30

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	1,515	–	6,076	–	6,000	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	10,335	70,470	65,637	–	(4,467)	37,483	–	35,662
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	11,850	70,470	71,713	–	1,533	37,483	–	35,662
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	34,577	–	53,034	–	48,074	–	–	68,576
Total Non-Current Assets	34,577	–	53,034	–	48,074	–	–	68,576

TOTAL ASSETS	$46,427	$70,470	$124,747	$–	$49,608	$37,483	$–	$104,238

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$(46)
Accrued expense	1,515	1,553	6,076	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	68,917	–	–	–	37,483	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	1,515	70,470	6,076	–	–	37,483	–	(46)

Long-term Liabilities:
Long-term debt - related party	51,777	–	–	–	–	–	–	–
Total Long-term Liabilities	51,777	–	–	–	–	–	–	–

Total Liabilities	53,292	70,470	6,076	–	–	37,483	–	(46)

Members' Equity:
Capital Contribution	–	–	–	–	48,000	–	734	–
Subscriptions in series, net of distributions (See Note 6)	209,395	132,253	275,520	179,649	62,858	83,877	31,250	304,314
Accumulated deficit	(216,261)	(132,253)	(156,849)	(179,649)	(61,250)	(83,877)	(31,984)	(200,030)
Total Members' Equity	(6,865)	–	118,671	–	49,608	–	–	104,284

TOTAL LIABILITIES AND MEMBERS' EQUITY	$46,427	$70,470	$124,747	$–	$49,608	$37,483	$–	$104,238

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-31

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	96,399	–	89,716	–	–	57,298	125,712
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	96,399	–	89,716	–	–	57,298	125,712
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	87,923	–	40,867	–	–	36,648	85,167
Total Non-Current Assets	–	87,923	–	40,867	–	–	36,648	85,167

TOTAL ASSETS	$–	$184,323	$–	$130,583	$–	$–	$93,946	$210,879

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$(349)	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	(349)	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	(349)	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	355,378	304,500	223,434	214,925	21,628	26,129	271,291	330,000
Accumulated deficit	(355,378)	(120,177)	(223,434)	(84,342)	(21,628)	(26,129)	(176,995)	(119,121)
Total Members' Equity	–	184,323	–	130,583	–	–	94,296	210,879

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$184,323	$–	$130,583	$–	$–	$93,946	$210,879

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-32

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	2,262	3,000	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(41,193)	2,500	–	–	–	–	(7,991)	(58,119)
Prepaid expense	1,073	–	–	–	–	–	–	2,238
Total Current Assets	(37,859)	5,500	–	–	–	–	(7,991)	(55,881)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	36,382	52,838	–	–	–	–	66,210	38,916
Total Non-Current Assets	36,382	52,838	–	–	–	–	66,210	38,916

TOTAL ASSETS	$(1,477)	$58,338	$–	$–	$–	$–	$58,219	$(16,965)

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	2,262	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	2,262	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	2,262	–	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	36,000	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	304,000	103,963	21,100	20,000	23,850	33,000	140,000	454,720
Accumulated deficit	(307,739)	(81,625)	(21,100)	(20,000)	(23,850)	(33,000)	(81,781)	(471,685)
Total Members' Equity	(3,739)	58,338	–	–	–	–	58,219	(16,965)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$(1,477)	$58,338	$–	$–	$–	$–	$58,219	$(16,965)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-33

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	104,736	25,280	46,528	(6,171)	149,796	–	–	–
Prepaid expense	–	–	1,511	–	–	–	–	–
Total Current Assets	104,736	25,280	48,039	(6,171)	149,796	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	117,690	27,542	47,137	–	291,441	–	–	–
Total Non-Current Assets	117,690	27,542	47,137	–	291,441	–	–	–

TOTAL ASSETS	$222,426	$52,821	$95,176	$(6,171)	$441,237	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$144,666	$–	$59,880	$–	$105,838	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	23	–	–	–	–
Total Current Liabilities	144,666	–	59,880	23	105,838	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	15,606	–	–	–	–
Total Long-term Liabilities	–	–	–	15,606	–	–	–	–

Total Liabilities	144,666	–	59,880	15,629	105,838	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	1,741	30,389	–
Subscriptions in series, net of distributions (See Note 6)	152,324	179,064	54,000	–	528,409	248,880	95,535	219,885
Accumulated deficit	(74,563)	(126,243)	(18,704)	(21,801)	(193,010)	(250,621)	(125,924)	(219,885)
Total Members' Equity	77,761	52,821	35,296	(21,801)	335,399	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$222,426	$52,821	$95,176	$(6,171)	$441,237	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-34

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silver- pocketsfull 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	25,082	95,726	46,947	183,394	–	–	–	60,565
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	25,082	95,726	46,947	183,394	–	–	–	60,565
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	114,063	351,058	38,570	259,608	–	–	–	127,978
Total Non-Current Assets	114,063	351,058	38,570	259,608	–	–	–	127,978

TOTAL ASSETS	$139,145	$446,785	$85,517	$443,001	$–	$–	$–	$188,544

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$59,619	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	59,619	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	61,330
Total Long-term Liabilities	–	–	–	–	–	–	–	61,330

Total Liabilities	–	–	–	59,619	–	–	–	61,330

Members' Equity:
Capital Contribution	–	–	–	–	–	–	22,953	–
Subscriptions in series, net of distributions (See Note 6)	357,900	998,800	233,910	563,072	23,290	19,776	20,000	418,346
Accumulated deficit	(218,755)	(552,015)	(148,393)	(179,690)	(23,290)	(19,776)	(42,953)	(291,132)
Total Members' Equity	139,145	446,785	85,517	383,382	–	–	–	127,214

TOTAL LIABILITIES AND MEMBERS' EQUITY	$139,145	$446,785	$85,517	$443,001	$–	$–	$–	$188,544

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-35

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	144,006	–	95,883	–	–	70,575	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	144,006	–	95,883	–	–	70,575	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	273,226	–	144,734	–	–	77,560	–	–
Total Non-Current Assets	273,226	–	144,734	–	–	77,560	–	–

TOTAL ASSETS	$417,231	$–	$240,616	$–	$–	$148,135	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$46,375	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	46,375	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	46,375	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	25,979	–
Subscriptions in series, net of distributions (See Note 6)	635,000	28,570	289,481	34,881	44,555	242,070	40,500	265,079
Accumulated deficit	(217,769)	(28,570)	(95,240)	(34,881)	(44,555)	(93,935)	(66,479)	(265,079)
Total Members' Equity	417,231	–	194,241	–	–	148,135	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$417,231	$–	$240,616	$–	$–	$148,135	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-36

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	1,200	7,200	–	–	549	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	666	(4,876)	–	–	10,224	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	1,866	2,324	–	–	10,773	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	33,016	–	–	34,577	–
Total Non-Current Assets	–	–	–	33,016	–	–	34,577	–

TOTAL ASSETS	$–	$–	$1,866	$35,340	$–	$–	$45,350	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	1,200	1,800	–	–	549	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	666	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	1,866	1,800	–	–	549	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	50,750	–
Total Long-term Liabilities	–	–	–	–	–	–	50,750	–

Total Liabilities	–	–	1,866	1,800	–	–	51,299	–

Members' Equity:
Capital Contribution	–	–	12,000	48,000	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	(3,317)	373,619	98,606	(200,712)	14,000	11,983	212,995	16,483
Accumulated deficit	3,317	(373,619)	(110,606)	186,252	(14,000)	(11,983)	(218,945)	(16,483)
Total Members' Equity	–	–	–	33,540	–	0	(5,950)	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$1,866	$35,340	$–	$0	$45,350	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-37

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	600	–	–	–	–	–	2,436	–
Horse reserve funds receivable from Manager (see Note 4)	(600)	39,504	32,677	(2,062)	(13,938)	(3,280)	13,911	59,914
Prepaid expense	–	–	–	–	411	–	–	–
Total Current Assets	–	39,504	32,677	(2,062)	(13,527)	(3,280)	16,347	59,914
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	40,981	–	462,551	14,907	46,500	–	96,438
Total Non-Current Assets	–	40,981	–	462,551	14,907	46,500	–	96,438

TOTAL ASSETS	$–	$80,484	$32,677	$460,489	$1,380	$43,219	$16,347	$156,352

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$541,331	$–	$–	$–	$–
Accrued expense	–	–	25,707	–	–	–	2,436	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	6,970	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	32,677	541,331	–	–	2,436	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	32,677	541,331	–	–	2,436	–

Members' Equity:
Capital Contribution	21,600	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	126,000	106,360	995,885	–	229,000	93,000	29,679	322,400
Accumulated deficit	(147,600)	(25,876)	(995,885)	(80,842)	(227,620)	(49,781)	(15,768)	(166,048)
Total Members' Equity	–	80,484	–	(80,842)	1,380	43,219	13,911	156,352

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$80,484	$32,677	$460,489	$1,380	$43,219	$16,347	$156,352

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-38

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	47,677	–	–	–	–	63,922	62,106	–
Prepaid expense	2,158	–	–	–	–	–	–	–
Total Current Assets	49,835	–	–	–	–	63,922	62,106	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	68,056	–	–	–	–	64,134	45,893	–
Total Non-Current Assets	68,056	–	–	–	–	64,134	45,893	–

TOTAL ASSETS	$117,891	$–	$–	$–	$–	$128,056	$107,999	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$87,165	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	87,165	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	87,165	–	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	7,724	–	–	–	–	–	33,825
Subscriptions in series, net of distributions (See Note 6)	52,500	135,000	40,069	21,569	(35,487)	338,880	281,700	550,381
Accumulated deficit	(21,774)	(142,724)	(40,069)	(21,569)	35,487	(210,824)	(173,701)	(584,206)
Total Members' Equity	30,726	–	–	–	–	128,056	107,999	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$117,891	$–	$–	$–	$–	$128,056	$107,999	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-39

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Who Runs the World	Series Who'sbeen inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA	FY 2022 Consolidated Total
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	2,400	–	–	–	–	–	65,079
Horse reserve funds receivable from Manager (see Note 4)	70,211	48,528	(2,400)	–	(7,183)	46,476	–	–	4,226,464
Prepaid expense	–	–	–	–	–	–	–	–	10,481
Total Current Assets	70,211	48,528	–	–	(7,183)	46,476	–	–	4,302,024
	–	–	–	–	–	–	–	–	(1)
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	172,166	104,922	–	–	32,975	109,722	–	–	8,316,347
Total Non-Current Assets	172,166	104,922	–	–	32,975	109,722	–	–	8,316,347

TOTAL ASSETS	$242,377	$153,450	$–	$–	$25,792	$156,198	$–	$–	$12,618,371

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–	$2,243,920
Accrued expense	–	–	–	–	–	–	–	–	149,708
Deferred revenue	–	–	–	–	–	–	–	–	60,000
Distributions payable	–	–	–	–	–	–	–	–	716,840
Interest payable	–	–	–	–	–	–	–	–	23
Total Current Liabilities	–	–	–	–	–	–	–	–	3,170,491

Long-term Liabilities:
Long-term debt - related party	–	52,018	–	–	–	–	–	–	2,192,460
Total Long-term Liabilities	–	52,018	–	–	–	–	–	–	2,192,460

Total Liabilities	–	52,018	–	–	–	–	–	–	5,362,951

Members' Equity:
Capital Contribution	–	–	36,000	–	84,000	–	–	11,843	841,824
Subscriptions in series, net of distributions (See Note 6)	530,400	355,521	110,389	261,791	(117,343)	448,440	25,194	–	32,004,419
Accumulated deficit	(288,023)	(254,089)	(146,389)	(261,791)	59,135	(292,242)	(25,194)	(11,843)	(25,590,823)
Total Members' Equity	242,377	101,432	–	–	25,792	156,198	(0)	–	7,255,420

TOTAL LIABILITIES AND MEMBERS' EQUITY	$242,377	$153,450	$–	$–	$25,792	$156,198	(0)	$–	$12,618,371

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-40

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20

Revenues	$–	$–	$–	$–	$–	$–	$29,532	$5,085
Cost of revenues	–	(15,120)	–	–	–	–	(36,670)	(16,141)
Gross Profit/(Loss)	–	(15,120)	–	–	–	–	(7,138)	(11,056)

Operating Expenses:
Depreciation	–	14,583	–	–	–	–	51,319	5,010
Management charges	–	–	–	–	–	–	2,953	–
General and administrative	–	–	–	–	–	–	3,600	5,200
Total Operating Expenses	–	14,583	–	–	–	–	57,872	10,210

Loss from Operations	–	(29,703)	–	–	–	–	(65,010)	(21,266)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(27,292)
Debt forgiveness	–	–	–	–	–	–	68,660	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	68,660	(27,292)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(29,703)	$–	$–	$–	$–	$3,650	$(48,558)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-41

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19

Revenues	$–	$–	$–	$23,584	$56,000	$–	$–	$–
Cost of revenues	–	(76,302)	–	(22,195)	(51,370)	–	–	–
Gross Profit/(Loss)	–	(76,302)	–	1,389	4,630	–	–	–

Operating Expenses:
Depreciation	–	699,923	–	18,667	78,750	–	–	–
Management charges	–	–	–	4,200	5,600	–	–	–
General and administrative	–	22,167	–	–	3,600	–	–	–
Total Operating Expenses	–	722,090	–	22,867	87,950	–	–	–

Loss from Operations	–	(798,391)	–	(21,478)	(83,320)	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(798,391)	$–	$(21,478)	$(83,320)	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-42

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20

Revenues	$–	$–	$–	$–	$–	$–	$–	$–
Cost of revenues	–	(19,607)	–	–	–	(10,072)	(21,599)	–
Gross Profit/(Loss)	–	(19,607)	–	–	–	(10,072)	(21,599)	–

Operating Expenses:
Depreciation	–	49,088	–	–	–	11,667	49,559	–
Management charges	–	–	–	–	–	–	–	–
General and administrative	–	3,600	–	–	–	1,600	3,886	–
Total Operating Expenses	–	52,688	–	–	–	13,267	53,445	–

Loss from Operations	–	(72,295)	–	–	–	(23,339)	(75,044)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	(136,947)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	(136,947)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(72,295)	$–	$–	$–	$(23,339)	$(211,991)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-43

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane

Revenues	$21,039	$39,850	$7,089	$–	$–	$–	$–	$–
Cost of revenues	(38,131)	(35,758)	(19,859)	–	–	(19,723)	–	–
Gross Profit/(Loss)	(17,092)	4,092	(12,770)	–	–	(19,723)	–	–

Operating Expenses:
Depreciation	42,000	20,833	55,781	–	–	40,250	–	–
Management charges	2,104	3,985	709	–	–	–	–	–
General and administrative	3,600	3,075	3,775	–	–	3,600	–	–
Total Operating Expenses	47,704	27,893	60,265	–	–	43,850	–	–

Loss from Operations	(64,796)	(23,801)	(73,035)	–	–	(63,573)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(64,796)	$(23,801)	$(73,035)	$–	$–	$(63,573)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-44

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21

Revenues	$3,900	$–	$5,400	$5,000	$–	$44,823	$19,890	$–
Cost of revenues	(6,074)	–	(32,676)	(4,975)	(9,441)	(38,247)	(31,125)	(20,969)
Gross Profit/(Loss)	(2,174)	–	(27,276)	25	(9,441)	6,576	(11,235)	(20,969)

Operating Expenses:
Depreciation	7,875	–	6,496	1,613	14,280	28,350	9,414	49,870
Management charges	390	–	540	–	–	4,482	1,046	77,111
General and administrative	2,400	–	2,535	2,100	2,992	4,400	25	3,600
Total Operating Expenses	10,665	–	9,571	3,713	17,272	37,232	10,485	130,581

Loss from Operations	(12,839)	–	(36,848)	(3,688)	(26,712)	(30,656)	(21,720)	(151,550)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(32,903)	–	–	(33,474)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(32,903)	–	–	(33,474)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(12,839)	$–	$(36,848)	$(36,592)	$(26,712)	$(30,656)	$(55,193)	$(151,550)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-45

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable

Revenues	$–	$22,060	$702	$23,622	$–	$250	$17,995	$12,889
Cost of revenues	(26,893)	(34,363)	(2,781)	(30,691)	(7,392)	(19,457)	(20,704)	(16,229)
Gross Profit/(Loss)	(26,893)	(12,303)	(2,079)	(7,069)	(7,392)	(19,207)	(2,710)	(3,340)

Operating Expenses:
Depreciation	52,500	7,067	2,315	15,750	19,690	10,417	17,083	16,112
Management charges	32,530	–	70	–	–	–	1,799	1,289
General and administrative	3,600	975	400	2,400	2,400	–	3,632	3,965
Total Operating Expenses	88,630	8,042	2,785	18,150	22,090	10,417	22,514	21,365

Loss from Operations	(115,523)	(20,345)	(4,863)	(25,219)	(29,483)	(29,624)	(25,224)	(24,705)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(5,257)	–	–	–	–	(1,675)
Debt forgiveness	–	–	42,894	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	37,638	–	–	–	–	(1,675)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(115,523)	$(20,345)	$32,774	$(25,219)	$(29,483)	$(29,624)	$(25,224)	$(26,380)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-46

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21

Revenues	$23,530	$–	$–	$–	$–	$19,865	$–	$–
Cost of revenues	(19,424)	–	–	–	(3,549)	(24,487)	(20,571)	(23,559)
Gross Profit/(Loss)	4,107	–	–	–	(3,549)	(4,622)	(20,571)	(23,559)

Operating Expenses:
Depreciation	8,889	–	–	–	6,563	16,667	26,250	46,282
Management charges	–	–	–	–	–	–	87,890	–
General and administrative	1,302	–	–	–	2,400	975	2,400	3,000
Total Operating Expenses	10,191	–	–	–	8,963	17,642	116,540	49,282

Loss from Operations	(6,084)	–	–	–	(12,512)	(22,264)	(137,111)	(72,842)

Other Income/(Expense):
Gain/(loss) on disposition of horses	(32,963)	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	(32,963)	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(39,047)	$–	$–	$–	$(12,512)	$(22,264)	$(137,111)	$(72,842)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-47

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro

Revenues	$500	$–	$–	$1,838	$26,520	$–	$–	$–
Cost of revenues	(33,277)	–	(11,322)	(7,125)	(35,322)	–	–	–
Gross Profit/(Loss)	(32,777)	–	(11,322)	(5,288)	(8,802)	–	–	–

Operating Expenses:
Depreciation	43,750	–	20,833	4,688	25,500	–	–	–
Management charges	50	–	–	198	2,652	–	–	–
General and administrative	3,600	–	3,000	2,277	3,700	–	–	–
Total Operating Expenses	47,400	–	23,833	7,162	31,852	–	–	–

Loss from Operations	(80,177)	–	(35,155)	(12,450)	(40,654)	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(69,969)	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(69,969)	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(80,177)	$–	$(35,155)	$(82,419)	$(40,654)	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-48

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications

Revenues	$60,000	$–	$–	$–	$–	$–	$–	$–
Cost of revenues	(44,368)	–	–	–	–	–	–	–
Gross Profit/(Loss)	15,632	–	–	–	–	–	–	–

Operating Expenses:
Depreciation	11,305	–	–	–	–	–	–	–
Management charges	6,000	–	–	–	–	–	–	–
General and administrative	3,800	–	–	–	–	–	–	–
Total Operating Expenses	21,105	–	–	–	–	–	–	–

Loss from Operations	(5,473)	–	–	–	–	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(5,473)	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-49

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto

Revenues	$–	$–	$159,400	$–	$61,375	$–	$–	$5,112
Cost of revenues	(8,853)	–	(104,170)	–	(45,852)	–	–	(23,269)
Gross Profit/(Loss)	(8,853)	–	55,230	–	15,523	–	–	(18,157)

Operating Expenses:
Depreciation	24,600	–	19,250	–	18,333	–	–	26,250
Management charges	–	–	15,940	–	–	–	–	511
General and administrative	2,400	–	3,200	–	1,155	–	–	3,600
Total Operating Expenses	27,000	–	38,390	–	19,488	–	–	30,361

Loss from Operations	(35,853)	–	16,840	–	(3,966)	–	–	(48,518)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(35,853)	$–	$16,840	$–	$(3,966)	$–	$–	$(48,518)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-50

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20

Revenues	$–	$–	$–	$27,986	$–	$–	$11,800	$14,130
Cost of revenues	–	(16,956)	–	(29,301)	–	–	(32,686)	(34,219)
Gross Profit/(Loss)	–	(16,956)	–	(1,314)	–	–	(20,886)	(20,089)

Operating Expenses:
Depreciation	–	18,375	–	8,531	–	–	14,000	17,500
Management charges	–	–	–	–	–	–	1,180	420
General and administrative	–	3,600	–	2,400	–	–	2,400	2,400
Total Operating Expenses	–	21,975	–	10,931	–	–	17,580	20,320

Loss from Operations	–	(38,931)	–	(12,246)	–	–	(38,466)	(40,409)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(38,931)	$–	$(12,246)	$–	$–	$(38,466)	$(40,409)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-51

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta

Revenues	$6,840	$–	$–	$–	$–	$–	$–	$15,330
Cost of revenues	(10,669)	(24,711)	–	–	–	–	(17,188)	(24,917)
Gross Profit/(Loss)	(3,829)	(24,711)	–	–	–	–	(17,188)	(9,587)

Operating Expenses:
Depreciation	7,821	17,167	–	–	–	–	15,000	14,077
Management charges	684	–	–	–	–	–	–	1,533
General and administrative	800	800	–	–	–	–	–	175
Total Operating Expenses	9,305	17,967	–	–	–	–	15,000	15,785

Loss from Operations	(13,134)	(42,677)	–	–	–	–	(32,188)	(25,372)

Other Income/(Expense):
Gain/(loss) on disposition of horses	240	–	–	–	–	–	–	(13,589)
Debt forgiveness	–	–	–	–	–	–	–	17
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	240	–	–	–	–	–	–	(13,572)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(12,894)	$(42,677)	$–	$–	$–	$–	$(32,188)	$(38,944)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-52

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19

Revenues	$–	$–	$–	$–	$600	$–	$–	$–
Cost of revenues	(15,033)	(19,560)	(19,227)	–	(38,460)	–	–	–
Gross Profit/(Loss)	(15,033)	(19,560)	(19,227)	–	(37,860)	–	–	–

Operating Expenses:
Depreciation	22,614	10,500	8,667	–	56,000	–	–	–
Management charges	42,010	–	6,120	–	30,788	–	–	–
General and administrative	3,600	2,435	–	–	3,600	–	–	–
Total Operating Expenses	68,224	12,935	14,787	–	90,388	–	–	–

Loss from Operations	(83,257)	(32,495)	(34,014)	–	(128,247)	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(83,257)	$(32,495)	$(34,014)	$–	$(128,247)	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-53

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19

Revenues	$188,343	$–	$540	$–	$–	$–	$–	$5,642
Cost of revenues	(78,358)	(30,225)	(6,378)	(33,982)	–	–	–	(27,516)
Gross Profit/(Loss)	109,985	(30,225)	(5,838)	(33,982)	–	–	–	(21,874)

Operating Expenses:
Depreciation	43,750	109,375	2,032	48,125	–	–	–	49,088
Management charges	18,834	–	54	17,309	–	–	–	519
General and administrative	3,635	3,635	400	3,600	–	–	–	3,775
Total Operating Expenses	66,219	113,010	2,486	69,034	–	–	–	53,382

Loss from Operations	43,766	(143,235)	(8,324)	(103,016)	–	–	–	(75,255)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(14,038)	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	(14,038)	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$43,766	$(143,235)	$(22,362)	$(103,016)	$–	$–	$–	$(75,255)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-54

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter

Revenues	$–	$–	$–	$–	$–	$19,436	$–	$–
Cost of revenues	(29,020)	–	(14,176)	–	–	(22,947)	–	–
Gross Profit/(Loss)	(29,020)	–	(14,176)	–	–	(3,511)	–	–

Operating Expenses:
Depreciation	52,500	–	26,775	–	–	16,800	–	–
Management charges	–	–	13,468	–	–	–	–	–
General and administrative	3,600	–	3,600	–	–	2,400	–	–
Total Operating Expenses	56,100	–	43,843	–	–	19,200	–	–

Loss from Operations	(85,120)	–	(58,019)	–	–	(22,711)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(85,120)	$–	$(58,019)	$–	$–	$(22,711)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-55

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road

Revenues	$–	$–	$–	$360	$–	$–	$1,853	$–
Cost of revenues	–	–	–	(21,707)	–	–	(6,508)	–
Gross Profit/(Loss)	–	–	–	(21,347)	–	–	(4,655)	–

Operating Expenses:
Depreciation	–	–	–	12,780	–	–	4,979	–
Management charges	–	–	–	–	–	–	185	–
General and administrative	–	–	–	799	–	–	2,525	–
Total Operating Expenses	–	–	–	13,579	–	–	7,689	–

Loss from Operations	–	–	–	(34,926)	–	–	(12,344)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	108	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	108	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$–	$–	$(34,926)	$–	$–	$(12,236)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-56

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel

Revenues	$–	$14,001	$–	$–	$–	$1,944	$–	$–
Cost of revenues	–	(44,245)	–	(56,757)	(1,923)	(18,246)	–	(21,723)
Gross Profit/(Loss)	–	(30,244)	–	(56,757)	(1,923)	(16,302)	–	(21,723)

Operating Expenses:
Depreciation	–	14,875	–	87,138	2,957	10,000	–	34,260
Management charges	–	1,400	–	229,613	–	–	–	–
General and administrative	–	30,087	–	3,600	–	–	397	3,600
Total Operating Expenses	–	46,362	–	320,352	2,957	10,000	397	37,860

Loss from Operations	–	(76,606)	–	(377,109)	(4,880)	(26,302)	(397)	(59,583)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	(9,700)	–	–	–
Debt forgiveness	–	–	–	–	13,200	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	3,500	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(76,606)	$–	$(377,109)	$(1,380)	$(26,302)	$(397)	$(59,583)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-57

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O

Revenues	$–	$–	$–	$–	$–	$38,800	$1,700	$–
Cost of revenues	(16,297)	–	–	–	–	(41,516)	(18,693)	–
Gross Profit/(Loss)	(16,297)	–	–	–	–	(2,716)	(16,993)	–

Operating Expenses:
Depreciation	12,500	–	–	–	–	24,500	8,750	–
Management charges	–	–	–	–	–	3,880	170	–
General and administrative	–	–	–	–	–	2,575	2,400	–
Total Operating Expenses	12,500	–	–	–	–	30,955	11,320	–

Loss from Operations	(28,797)	–	–	–	–	(33,670)	(28,313)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	(37,143)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	(37,143)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(28,797)	$–	$–	$–	$–	$(33,670)	$(65,456)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-58

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	Retired MRH Series

Revenues	$5,161	$19,324	$–	$–	$42,300	$23,490	$–	$–
Cost of revenues	(19,052)	(25,552)	–	–	(53,377)	(19,346)	–	–
Gross Profit/(Loss)	(13,891)	(6,228)	–	–	(11,077)	4,144	–	–

Operating Expenses:
Depreciation	53,550	40,163	–	–	16,667	25,900	–	–
Management charges	516	1,932	–	–	–	2,349	–	–
General and administrative	3,600	4,400	–	–	1,677	3,585	–	–
Total Operating Expenses	57,666	46,495	–	–	18,344	31,834	–	–

Loss from Operations	(71,557)	(52,723)	–	–	(29,421)	(27,690)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	(62,222)	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	(62,222)	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(71,557)	$(52,723)	$–	$–	$(29,421)	$(89,912)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-59

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Total Series Total Edge Classic Colt Package	Series Edge Crown It 21	Series Edge High Speed Goldie 21	Series Edge More Than Magic 21	Series MRH Adaay in Asia	Series MRH Alliford Bay 21	Series MRH Blues Corner 21	Series MRH Bullish Sentiment 21

Revenues	$–	$–	$–	$–	$1,785	$–	$–	$–
Cost of revenues	(14,772)	(7,839)	(10,820)	(5,734)	(15,051)	(6,466)	(9,300)	(8,409)
Gross Profit/(Loss)	(14,772)	(7,839)	(10,820)	(5,734)	(13,266)	(6,466)	(9,300)	(8,409)

Operating Expenses:
Depreciation	31,398	8,479	9,194	7,467	14,733	7,333	14,667	9,505
Management charges	48,360	25,900	3,816	18,900	–	–	–	–
General and administrative	–	–	–	–	1,800	1,800	1,800	2,400
Total Operating Expenses	79,758	34,379	13,010	26,367	16,533	9,133	16,467	11,905

Loss from Operations	(94,530)	(42,218)	(23,830)	(32,100)	(29,799)	(15,599)	(25,767)	(20,315)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Miscellaneous Income	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(94,530)	$(42,218)	$(23,830)	$(32,100)	$(29,799)	$(15,599)	$(25,767)	$(20,315)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-60

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series MRH Giant Mover 21	Series MRH Lovesick 21	Series MRH Tamboz 21	FY 06.30.2023 Consolidated Total

Revenues	$–	$–	$–	$1,138,215
Cost of revenues	(3,324)	(8,531)	(6,902)	(2,077,330)
Gross Profit/(Loss)	(3,324)	(8,531)	(6,902)	(939,115)

Operating Expenses:
Depreciation	4,203	14,816	19,906	2,744,838
Management charges	–	–	–	721,992
General and administrative	1,600	1,800	1,800	249,034
Total Operating Expenses	5,803	16,616	21,706	3,715,864

Loss from Operations	(9,126)	(25,147)	(28,608)	(4,654,979)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(476,824)
Debt forgiveness	–	–	–	124,772
Interest expense	–	–	–	–
Miscellaneous Income	–	–	–	–
Total Other Expenses	–	–	–	(352,052)

Provision for Income Taxes	–	–	–	–

Net Loss	$(9,126)	$(25,147)	$(28,608)	$(5,007,031)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-61

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20

Revenues	$–	$–	$–	$3,762	$–	$–	$18,360	$563
Cost of revenues	–	(15,768)	–	(12,142)	–	–	(44,892)	(24,867)
Gross Profit/(Loss)	–	(15,768)	–	(8,380)	–	–	(26,532)	(24,305)

Operating Expenses:
Depreciation	–	17,720	–	7,901	–	–	102,638	7,073
Management charges	–	19,294	–	376	–	–	1,836	40,200
General and administrative	–	–	–	3,200	–	–	7,200	5,200
Total Operating Expenses	–	37,014	–	11,477	–	–	111,674	52,473

Loss from Operations	–	(52,782)	–	(19,857)	–	–	(138,206)	(76,777)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(19,123)	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(19,123)	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(52,782)	$–	$(38,980)	$–	$–	$(138,206)	$(76,777)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-62

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19

Revenues	$7,740	$1,226,662	$21,491	$–	$8,400	$–	$–	$21,454
Cost of revenues	(10,683)	(189,550)	(37,558)	(4,707)	(89,111)	–	–	(45,412)
Gross Profit/(Loss)	(2,943)	1,037,112	(16,067)	(4,707)	(80,711)	–	–	(23,958)

Operating Expenses:
Depreciation	2,098	1,249,407	37,258	2,509	157,500	0	–	17,496
Management charges	774	153,333	2,149	18,200	87,132	–	–	2,950
General and administrative	1,200	4,925	4,000	–	7,200	–	–	4,200
Total Operating Expenses	4,072	1,407,664	43,407	20,709	251,832	0	–	24,646

Loss from Operations	(7,016)	(370,552)	(59,474)	(25,416)	(332,543)	(0)	–	(48,603)

Other Income/(Expense):
Gain/(loss) on disposition of horses	7,807	–	(48,859)	–	–	–	–	(19,875)
Debt forgiveness	–	–	–	–	–	(0)	–	–
Interest expense	–	(29,111)	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	13	–	–
Total Other Expenses	7,807	(29,111)	(48,859)	–	–	13	–	(19,875)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$791	$(399,663)	$(108,333)	$(25,416)	$(332,543)	$13	$–	$(68,478)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-63

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20

Revenues	$–	$–	$–	$32,763	$85,077	$2,100	$405	$–
Cost of revenues	–	(39,470)	–	(45,879)	(65,505)	(19,061)	(133,548)	–
Gross Profit/(Loss)	–	(39,470)	–	(13,116)	19,572	(16,961)	(133,142)	–

Operating Expenses:
Depreciation	–	98,175	–	99,364	72,081	14,176	211,208	–
Management charges	–	40,609	–	19,699	8,508	15,435	175,541	–
General and administrative	–	7,200	–	6,600	6,708	–	7,200	–
Total Operating Expenses	–	145,984	–	125,663	87,296	29,611	393,948	–

Loss from Operations	–	(185,454)	–	(138,779)	(67,724)	(46,571)	(527,091)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(121,014)	4,417	–	–	–
Debt forgiveness	–	–	–	–	2,354	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(121,014)	6,772	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(185,454)	$–	$(259,793)	$(60,952)	$(46,571)	$(527,091)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-64

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane

Revenues	$–	$135,266	$51,742	$275	$3,690	$44,425	$25,014	$50,400
Cost of revenues	(48,850)	(67,554)	(48,261)	4,403	(5,292)	(67,374)	(41,019)	(44,673)
Gross Profit/(Loss)	(48,850)	67,712	3,482	4,678	(1,602)	(22,949)	(16,005)	5,727

Operating Expenses:
Depreciation	84,000	41,667	111,563	51,944	1,269	80,500	5,338	16,909
Management charges	–	18,477	5,174	27	369	4,443	2,501	190
General and administrative	7,200	5,600	7,200	2,600	1,200	7,200	2,300	4,100
Total Operating Expenses	91,200	65,743	123,937	54,572	2,838	92,142	10,139	21,199

Loss from Operations	(140,050)	1,969	(120,455)	(49,894)	(4,440)	(115,092)	(26,144)	(15,472)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(219,056)	(11,598)	–	–	(12,984)
Debt forgiveness	–	–	–	–	22,188	–	34,614	1,910
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(219,056)	10,590	–	34,614	(11,074)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(140,050)	$1,969	$(120,455)	$(268,950)	$6,151	$(115,092)	$8,469	$(26,546)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-65

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21

Revenues	$–	$–	$84,875	$21,160	$11,266	$84,648	$80,613	$–
Cost of revenues	(8,056)	–	(79,935)	(46,888)	(34,657)	(61,289)	(85,357)	(14,869)
Gross Profit/(Loss)	(8,056)	–	4,940	(25,728)	(23,391)	23,359	(4,744)	(14,869)

Operating Expenses:
Depreciation	15,750	–	27,333	30,000	28,560	56,700	23,160	29,645
Management charges	15,188	–	7,831	–	1,398	27,022	29,895	54,831
General and administrative	4,800	–	2,535	2,100	4,800	8,800	–	3,400
Total Operating Expenses	35,738	–	37,699	32,100	34,758	92,522	53,054	87,876

Loss from Operations	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(57,798)	(102,745)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	(20,164)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	(20,164)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(43,794)	$–	$(32,759)	$(57,828)	$(58,149)	$(69,163)	$(77,962)	$(102,745)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-66

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable

Revenues	$–	$65,696	$3,436	$4,843	$–	$27,100	$27,675	$73,017
Cost of revenues	(19,904)	(66,130)	(31,822)	(32,429)	(14,668)	(27,690)	(38,052)	(90,324)
Gross Profit/(Loss)	(19,904)	(434)	(28,386)	(27,586)	(14,668)	(590)	(10,377)	(17,307)

Operating Expenses:
Depreciation	31,500	14,133	28,700	21,963	22,628	16,241	34,167	90,776
Management charges	111,470	4,500	344	48,480	–	14,402	2,768	8,302
General and administrative	3,400	2,900	5,600	4,600	3,800	800	7,235	7,254
Total Operating Expenses	146,370	21,533	34,644	75,043	26,428	31,443	44,169	106,331

Loss from Operations	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(123,638)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	8,320
Debt forgiveness	–	–	–	–	–	–	–	23,298
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	31,618

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(166,275)	$(21,967)	$(63,030)	$(102,629)	$(41,095)	$(32,033)	$(54,546)	$(92,020)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-67

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21

Revenues	$1,105	$222,360	$–	$6,323	$191	$7,935	$–	$–
Cost of revenues	(38,053)	(134,719)	–	(42,292)	(9,692)	(20,218)	(8,690)	(12,589)
Gross Profit/(Loss)	(36,948)	87,641	–	(35,970)	(9,501)	(12,283)	(8,690)	(12,589)

Operating Expenses:
Depreciation	23,148	95,777	–	45,161	13,125	15,771	15,458	28,875
Management charges	20,000	18,666	–	632	13,650	20,000	–	–
General and administrative	–	86,134	–	4,000	4,800	–	2,600	3,400
Total Operating Expenses	43,148	200,577	–	49,794	31,575	35,771	18,058	32,275

Loss from Operations	(80,096)	(112,936)	–	(85,763)	(41,076)	(48,054)	(26,748)	(44,864)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	476,810	–	(58,099)	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	476,810	–	(58,099)	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(80,096)	$363,874	$–	$(143,862)	$(41,076)	$(48,054)	$(26,748)	$(44,864)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-68

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro

Revenues	$–	$325	$–	$2,344	$221,085	$–	$–	$–
Cost of revenues	(41,504)	(21,153)	(14,282)	(30,330)	(144,696)	(516)	–	–
Gross Profit/(Loss)	(41,504)	(20,828)	(14,282)	(27,986)	76,389	(516)	–	–

Operating Expenses:
Depreciation	49,097	16,439	10,880	22,094	51,000	5,552	–	–
Management charges	116,000	554	–	61,802	22,109	–	–	–
General and administrative	5,200	12,892	1,000	3,800	5,600	800	–	–
Total Operating Expenses	170,297	29,884	11,880	87,695	78,709	6,352	–	–

Loss from Operations	(211,802)	(50,711)	(26,161)	(115,681)	(2,320)	(6,869)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(57,183)	–	–	–	(5,659)	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(57,183)	–	–	–	(5,659)	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(211,802)	$(107,894)	$(26,161)	$(115,681)	$(2,320)	$(12,527)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-69

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications

Revenues	$175,800	$–	$–	$–	$765	$–	$6,510	$–
Cost of revenues	(107,260)	(7,927)	–	(27,826)	(24,786)	–	(5,585)	–
Gross Profit/(Loss)	68,540	(7,927)	–	(27,826)	(24,021)	–	925	–

Operating Expenses:
Depreciation	130,932	10,101	–	24,237	43,185	–	1,063	–
Management charges	17,580	–	–	74,250	77	–	7,000	–
General and administrative	3,800	4,662	–	27,000	6,200	–	1,000	–
Total Operating Expenses	152,312	14,763	–	125,487	49,462	–	9,063	–

Loss from Operations	(83,772)	(22,690)	–	(153,313)	(73,483)	–	(8,138)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(26,305)	–	12,237	(86,015)	–	1,063	–
Debt forgiveness	–	14,044	–	–	51,828	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(12,261)	–	12,237	(34,187)	–	1,063	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(83,772)	$(34,951)	$–	$(141,076)	$(107,670)	$–	$(7,075)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-70

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto

Revenues	$21,648	$22,010	$86,800	$45,744	$144,360	$–	$–	$30,678
Cost of revenues	(37,512)	(46,008)	(88,089)	(43,310)	(80,333)	(9,373)	7	(53,078)
Gross Profit/(Loss)	(15,864)	(23,998)	(1,289)	2,434	64,027	(9,373)	7	(22,400)

Operating Expenses:
Depreciation	49,200	46,437	38,500	17,467	36,667	21,029	–	52,500
Management charges	2,165	2,201	58,330	4,574	8,921	–	–	11,832
General and administrative	5,600	5,588	6,400	4,296	2,100	4,000	–	7,200
Total Operating Expenses	56,965	54,226	103,230	26,337	47,688	25,029	–	71,532

Loss from Operations	(72,829)	(78,224)	(104,520)	(23,903)	16,339	(34,402)	7	(93,932)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	82,337	–	9,414	–	37,560	–	–
Debt forgiveness	–	–	–	44,548	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	82,337	–	53,962	–	37,560	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(72,829)	$4,112	$(104,520)	$30,059	$16,339	$3,158	$7	$(93,932)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-71

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20

Revenues	$–	$–	$–	$750	$–	$–	$5,590	$–
Cost of revenues	–	(32,151)	–	(27,572)	–	–	(53,390)	(29,488)
Gross Profit/(Loss)	–	(32,151)	–	(26,822)	–	–	(47,800)	(29,488)

Operating Expenses:
Depreciation	–	22,327	–	10,320	–	–	28,000	19,833
Management charges	–	60,900	–	43,000	–	–	10,259	66,000
General and administrative	–	4,800	–	4,200	–	–	4,800	3,800
Total Operating Expenses	–	88,027	–	57,520	–	–	43,059	89,633

Loss from Operations	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(120,177)	$–	$(84,342)	$–	$–	$(90,858)	$(119,121)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-72

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta

Revenues	$33,660	$48,164	$–	$–	$–	$–	$1,040	$62,924
Cost of revenues	(74,001)	(65,183)	–	–	–	–	(41,031)	(144,570)
Gross Profit/(Loss)	(40,341)	(17,019)	–	–	–	–	(39,991)	(81,646)

Operating Expenses:
Depreciation	54,750	33,833	–	–	–	–	23,790	71,667
Management charges	3,366	20,000	–	–	–	–	18,000	6,292
General and administrative	5,800	800	–	–	–	–	–	5,035
Total Operating Expenses	63,916	54,633	–	–	–	–	41,790	82,994

Loss from Operations	(104,257)	(71,653)	–	–	–	–	(81,781)	(164,640)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	24,858	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	24,858	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(104,257)	$(46,795)	$–	$–	$–	$–	$(81,781)	$(164,640)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-73

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19

Revenues	$–	$13,200	$–	$–	$–	$–	$–	$690
Cost of revenues	(18,290)	(45,775)	(8,833)	–	(26,579)	–	10	(27,653)
Gross Profit/(Loss)	(18,290)	(32,575)	(8,833)	–	(26,579)	–	10	(26,963)

Operating Expenses:
Depreciation	17,994	21,000	4,863	–	44,559	–	–	25,065
Management charges	34,280	29,400	5,008	–	118,872	–	–	69
General and administrative	4,000	4,800	–	–	3,000	–	–	3,225
Total Operating Expenses	56,274	55,200	9,871	–	166,431	–	–	28,359

Loss from Operations	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(55,321)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(52,128)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(52,128)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(74,563)	$(87,775)	$(18,704)	$–	$(193,010)	$–	$10	$(107,449)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-74

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpockets- full 19

Revenues	$150,300	$79,665	$62,270	$–	$–	$–	$–	$50,711
Cost of revenues	(148,019)	(115,691)	(73,961)	(20,456)	–	–	–	(53,890)
Gross Profit/(Loss)	2,281	(36,026)	(11,691)	(20,456)	–	–	–	(3,180)

Operating Expenses:
Depreciation	87,500	218,750	28,000	29,142	–	–	–	98,175
Management charges	15,038	59,375	6,227	126,691	–	–	–	5,071
General and administrative	7,398	7,200	4,800	3,400	–	–	–	7,200
Total Operating Expenses	109,936	285,325	39,027	159,234	–	–	–	110,446

Loss from Operations	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(107,655)	$(321,350)	$(50,718)	$(179,690)	$–	$–	$–	$(113,626)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-75

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter

Revenues	$25	$–	$–	$–	$–	$12,876	$–	$16,498
Cost of revenues	(29,169)	–	(11,801)	–	–	(28,321)	–	(21,521)
Gross Profit/(Loss)	(29,144)	–	(11,801)	–	–	(15,445)	–	(5,023)

Operating Expenses:
Depreciation	41,774	–	15,916	–	–	23,240	–	23,387
Management charges	142,850	–	65,123	–	–	50,400	–	1,576
General and administrative	4,000	–	2,400	–	–	4,850	–	119
Total Operating Expenses	188,624	–	83,439	–	–	78,490	–	25,082

Loss from Operations	(217,769)	–	(95,240)	–	–	(93,935)	–	(30,105)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(35,946)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(35,946)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(217,769)	$–	$(95,240)	$–	$–	$(93,935)	$–	$(66,051)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-76

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road

Revenues	$–	$–	$6,990	$129,920	$–	$–	$7,839	$–
Cost of revenues	–	–	(37,648)	(75,117)	–	–	(31,439)	–
Gross Profit/(Loss)	–	–	(30,658)	54,803	–	–	(23,599)	–

Operating Expenses:
Depreciation	–	–	13,518	26,324	–	–	49,200	–
Management charges	–	–	14,378	11,642	–	–	784	–
General and administrative	–	–	3,070	3,600	–	–	5,600	–
Total Operating Expenses	–	–	30,966	41,566	–	–	55,584	–

Loss from Operations	–	–	(61,625)	13,237	–	–	(79,183)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(48,982)	229,188	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	(48,982)	229,188	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$–	$(110,606)	$242,424	$–	$–	$(79,183)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-77

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel

Revenues	$–	$258,102	$21,504	$–	$5,445	$360	$34,800	$–
Cost of revenues	(18,857)	(150,255)	(26,327)	(26,412)	(38,022)	(24,640)	(55,182)	(26,680)
Gross Profit/(Loss)	(18,857)	107,847	(4,823)	(26,412)	(32,577)	(24,280)	(20,382)	(26,680)

Operating Expenses:
Depreciation	21,452	29,750	59,136	51,030	33,333	13,500	13,505	54,600
Management charges	–	40,443	2,150	–	545	12,000	3,599	530
General and administrative	4,200	4,800	27,347	3,400	7,700	–	10,040	7,200
Total Operating Expenses	25,652	74,993	88,633	54,430	41,578	25,500	27,143	62,330

Loss from Operations	(44,508)	32,853	(93,456)	(80,842)	(74,155)	(49,781)	(47,525)	(89,010)

Other Income/(Expense):
Gain/(loss) on disposition of horses	(40,570)	–	262,463	–	–	–	32,400	–
Debt forgiveness	3,570	–	274,518	–	–	–	–	–
Interest expense	–	–	(4,120)	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	(37,000)	–	532,861	–	–	–	32,400	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(81,508)	$32,853	$439,406	$(80,842)	$(74,155)	$(49,781)	$(15,125)	$(89,010)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-78

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O

Revenues	$–	$–	$–	$–	$–	$13,800	$16,987	$–
Cost of revenues	(9,265)	–	–	–	(3,555)	(46,888)	(70,167)	–
Gross Profit/(Loss)	(9,265)	–	–	–	(3,555)	(33,088)	(53,180)	–

Operating Expenses:
Depreciation	6,944	–	–	–	–	49,000	31,500	–
Management charges	5,565	–	–	–	–	1,407	30,191	–
General and administrative	–	–	–	–	10,233	4,800	4,800	–
Total Operating Expenses	12,509	–	–	–	10,233	55,207	66,491	–

Loss from Operations	(21,774)	–	–	–	(13,788)	(88,295)	(119,671)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	1,815	–
Total Other Expenses	–	–	–	–	–	–	1,815	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(21,774)	$–	$–	$–	$(13,788)	$(88,295)	$(117,856)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-79

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the six-month period ended June 30, 2022 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	FY 2022 Consolidated Total

Revenues	$–	$31,416	$23,076	$–	$18,700	$4,140	$–	$1,432,369
Cost of revenues	(34,135)	(47,261)	(42,331)	(6,910)	(59,732)	(45,168)	–	(2,224,144)
Gross Profit/(Loss)	(34,135)	(15,845)	(19,255)	(6,910)	(41,032)	(41,028)	–	(802,775)

Operating Expenses:
Depreciation	107,100	80,325	27,500	16,061	33,333	84,000	–	2,614,422
Management charges	55,255	3,142	3,800	–	–	25,052	–	1,056,651
General and administrative	7,200	8,000	4,205	10,975	3,053	7,215	–	249,797
Total Operating Expenses	169,555	91,467	35,505	27,036	36,386	116,267	–	3,920,869

Loss from Operations	(203,690)	(107,311)	(54,760)	(33,946)	(77,418)	(157,294)	–	(4,723,644)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(40,667)	(92,414)	–	–	–	125,570
Debt forgiveness	–	–	–	–	–	–	–	293,815
Interest expense	–	–	–	–	–	–	–	(21,759)
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	(40,667)	(92,414)	–	–	–	397,625

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(203,690)	$(107,311)	$(95,426)	$(126,360)	$(77,418)	$(157,294)	$–	$(4,326,019)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-80

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$24,272	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	33,786	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	24,272	33,786	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	13,500	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$13,500	$24,272	$33,786	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$147,299	$–	$157,908	$83,743	$8,998	$92,970	$433,500	$–

Subscriptions received in horse series	–	135,000	–	–	–	–	–	201,000
Distributions from horse series	–	–	–	(9,023)	–	(15,715)	(11,934)	(150)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	147,299	135,000	157,908	74,719	8,998	77,255	421,566	200,850

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(3,469)	–	–	–	–	(14,280)	(2,370)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$147,299	$131,531	$157,908	$74,719	$8,998	$77,255	$407,286	$198,480

Accumulated Deficit
Balance at December 31, 2021	$(147,299)	$–	$(182,180)	$(69,525)	$(8,998)	$(77,255)	$(187,187)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(52,782)	–	(38,980)	–	–	(138,206)	(76,777)
Balance at December 31, 2022	(147,299)	(52,782)	(182,180)	(108,505)	(8,998)	(77,255)	(325,393)	(76,777)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(29,703)	–	–	–	–	3,650	(48,558)
Balance at June 30, 2023	$(147,299)	$(82,485)	$(182,180)	$(108,505)	$(8,998)	$(77,255)	$(321,743)	$(125,335)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$14,218	$–	$15,715	$246,313	$–

Subscriptions received in horse series	–	135,000	–	–	–	–	–	201,000
Distributions from horse series	–	–	–	(9,023)	–	(15,715)	(11,934)	(150)
Contributions by manager	–	–	–	33,786	–	–	–	–
Net loss	–	(52,782)	–	(38,980)	–	–	(138,206)	(76,777)
Balance at December 31, 2022	–	82,218	–	–	–	(0)	96,173	124,073

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(3,469)	–	–	–	–	(14,280)	(2,370)
Contributions by manager	–	13,500	–	–	–	–	–	–
Net loss	–	(29,703)	–	–	–	–	3,650	(48,558)
Balance at June 30, 2023	$–	$62,546	$–	$–	$–	$(0)	$85,543	$73,145

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-81

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$48,373	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	24,527	–	40,192	–	–	16,469	–	36,000
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	24,527	–	40,192	–	–	16,469	48,373	36,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$24,527	$–	$40,192	$–	$–	$16,469	$48,373	$36,000

Subscriptions in Series
Balance at December 31, 2021	$84,600	$2,524,083	$295,200	$–	$224,720	$38,000	$726,000	$75,000

Subscriptions received in horse series	–	–	–	130,000	575,280	–	–	25,000
Distributions from horse series	(18,199)	(424,250)	(30,354)	–	(5,900)	–	–	(15,533)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	66,401	2,099,833	264,846	130,000	794,100	38,000	726,000	84,467

Subscriptions received in horse series	–	–	–	30,000	–	–	–	–
Distributions from horse series	–	–	–	–	(36,400)	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$66,401	$2,099,833	$264,846	$160,000	$757,700	$38,000	$726,000	$84,467

Accumulated Deficit
Balance at December 31, 2021	$(91,719)	$(2,761,780)	$(196,705)	$–	$(121,123)	$(54,481)	$(774,373)	$(51,989)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	791	(399,663)	(108,333)	(25,416)	(332,543)	13	–	(68,478)
Balance at December 31, 2022	(90,928)	(3,161,443)	(305,037)	(25,416)	(453,666)	(54,469)	(774,373)	(120,467)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(798,391)	–	(21,478)	(83,320)	–	–	–
Balance at June 30, 2023	$(90,928)	$(3,959,835)	$(305,037)	$(46,894)	$(536,986)	$(54,469)	$(774,373)	$(120,467)

Total Members' Equity
Balance at December 31, 2021	$(7,119)	$(237,698)	$98,495	$–	$103,597	$(16,481)	$–	$23,011

Subscriptions received in horse series	–	–	–	130,000	575,280	–	–	25,000
Distributions from horse series	(18,199)	(424,250)	(30,354)	–	(5,900)	–	–	(15,533)
Contributions by manager	24,527	–	40,192	–	–	16,469	–	36,000
Net loss	791	(399,663)	(108,333)	(25,416)	(332,543)	13	–	(68,478)
Balance at December 31, 2022	–	(1,061,611)	–	104,584	340,434	–	–	–

Subscriptions received in horse series	–	–	–	30,000	–	–	–	–
Distributions from horse series	–	–	–	–	(36,400)	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(798,391)	–	(21,478)	(83,320)	–	–	–
Balance at June 30, 2023	$–	$(1,860,002)	$–	$113,106	$220,714	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-82

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
Membership in My Racehorse CA LLC
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	14,250	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$14,250	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$11,750	$223,973	$44,400	$405,616	$366,540	$–	$–	$–

Subscriptions received in horse series	–	270,727	–	109,484	–	112,000	1,170,000	–
Distributions from horse series	–	–	–	(44,173)	(82,609)	(1,889)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	11,750	494,700	44,400	470,927	283,931	110,111	1,170,000	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(540)	(202,050)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$11,750	$494,700	$44,400	$470,927	$283,931	$109,571	$967,950	$–

Accumulated Deficit
Balance at December 31, 2021	$(11,750)	$(88,320)	$(44,400)	$(211,135)	$(222,979)	$–	$(76,199)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(185,454)	–	(259,793)	(60,952)	(46,571)	(527,091)	–
Balance at December 31, 2022	(11,750)	(273,774)	(44,400)	(470,927)	(283,931)	(46,571)	(603,289)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(72,295)	–	–	–	(23,339)	(211,991)	–
Balance at June 30, 2023	$(11,750)	$(346,069)	$(44,400)	$(470,927)	$(283,931)	$(69,910)	$(815,280)	$–

Total Members' Equity
Balance at December 31, 2021	$–	$135,653	$–	$194,481	$143,562	$–	$(76,199)	$–

Subscriptions received in horse series	–	270,727	–	109,484	–	112,000	1,170,000	–
Distributions from horse series	–	–	–	(44,173)	(82,609)	(1,889)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(185,454)	–	(259,793)	(60,952)	(46,571)	(527,091)	–
Balance at December 31, 2022	–	220,926	–	–	–	63,539	566,711	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(540)	(202,050)	–
Contributions by manager	–	–	–	–	–	14,250	–	–
Net loss	–	(72,295)	–	–	–	(23,339)	(211,991)	–
Balance at June 30, 2023	$–	$148,631	$–	$–	$–	$53,911	$152,670	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-83

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$36,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	24,000
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	60,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$–	$60,000

Subscriptions in Series
Balance at December 31, 2021	$510,000	$193,000	$538,611	$744,000	$62,492	$486,499	$106,872	$96,853

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(134,040)	(33,048)	(57,691)	(15,863)	(29,400)	–	(57,142)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	510,000	58,960	505,563	686,309	46,629	457,099	106,872	39,711

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(13,200)	(24,320)	(2,397)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$496,800	$34,640	$503,166	$686,309	$46,629	$457,099	$106,872	$39,711

Accumulated Deficit
Balance at December 31, 2021	$(135,750)	$(130,144)	$(196,059)	$(417,359)	$(52,780)	$(185,291)	$(115,341)	$(73,165)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(140,050)	1,969	(120,455)	(268,950)	6,151	(115,092)	8,469	(26,546)
Balance at December 31, 2022	(275,800)	(128,175)	(316,514)	(686,309)	(46,629)	(300,382)	(106,872)	(99,711)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(64,796)	(23,801)	(73,035)	–	–	(63,573)	–	–
Balance at June 30, 2023	$(340,596)	$(151,976)	$(389,549)	$(686,309)	$(46,629)	$(363,955)	$(106,872)	$(99,711)

Total Members' Equity
Balance at December 31, 2021	$374,250	$62,856	$342,552	$326,641	$9,712	$301,208	$(8,469)	$59,688

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(134,040)	(33,048)	(57,691)	(15,863)	(29,400)	–	(57,142)
Contributions by manager	–	–	–	–	–	–	–	24,000
Net loss	(140,050)	1,969	(120,455)	(268,950)	6,151	(115,092)	8,469	(26,546)
Balance at December 31, 2022	234,200	(69,215)	189,049	–	–	156,716	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(13,200)	(24,320)	(2,397)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(64,796)	(23,801)	(73,035)	–	–	(63,573)	–	–
Balance at June 30, 2023	$156,204	$(117,336)	$113,617	$–	$–	$93,143	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-84

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	48,000	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	48,000	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	9,750	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$57,750	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$26,026	$176,000	$128,000	$203,211	$224,286	$–	$–

Subscriptions received in horse series	101,250	–	–	–	1,809	123,714	250,000	243,639
Distributions from horse series	–	–	–	(17,160)	(7,222)	(58,140)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	101,250	26,026	176,000	110,840	197,798	289,860	250,000	243,639

Subscriptions received in horse series	–	–	–	–	–	–	–	342,639
Distributions from horse series	(2,535)	–	–	(26,535)	–	(17,820)	(74,059)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$98,715	$26,026	$176,000	$84,305	$197,798	$272,040	$175,942	$586,278

Accumulated Deficit
Balance at December 31, 2021	$(8,889)	$(26,026)	$(134,015)	$(37,886)	$(74,103)	$(110,104)	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(77,962)	(102,745)
Balance at December 31, 2022	(52,683)	(26,026)	(166,774)	(95,714)	(132,253)	(179,267)	(77,962)	(102,745)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(12,839)	–	(36,848)	(36,592)	(26,712)	(30,656)	(55,193)	(151,550)
Balance at June 30, 2023	$(65,522)	$(26,026)	$(203,622)	$(132,305)	$(158,965)	$(209,923)	$(133,156)	$(254,295)

Total Members' Equity
Balance at December 31, 2021	$(8,889)	$–	$41,985	$90,114	$129,108	$114,182	$–	$–

Subscriptions received in horse series	101,250	–	–	–	1,809	123,714	250,000	243,639
Distributions from horse series	–	–	–	(17,160)	(7,222)	(58,140)	–	–
Contributions by manager	–	–	–	48,000	–	–	–	–
Net loss	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(77,962)	(102,745)
Balance at December 31, 2022	48,567	–	9,226	63,126	65,546	110,593	172,038	140,894

Subscriptions received in horse series	–	–	–	–	–	–	–	342,639
Distributions from horse series	(2,535)	–	–	(26,535)	–	(17,820)	(74,059)	–
Contributions by manager	–	–	–	9,750	–	–	–	–
Net loss	(12,839)	–	(36,848)	(36,592)	(26,712)	(30,656)	(55,193)	(151,550)
Balance at June 30, 2023	$33,193	$–	$(27,622)	$9,750	$38,833	$62,117	$42,786	$331,983

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-85

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$46,800	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	25,200	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	72,000	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	13,500	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$85,500	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$7,076	$138,580	$–	$–	$–	$163,344	$484,800

Subscriptions received in horse series	495,424	–	–	242,400	–	100,000	–	–
Distributions from horse series	–	(45,502)	(1,443)	(2,100)	–	(20,447)	(18,942)	(15,100)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	495,424	(38,426)	137,137	240,300	–	79,553	144,402	469,700

Subscriptions received in horse series	144,576	–	–	–	–	–	–	–
Distributions from horse series	–	(8,450)	–	(17,316)	–	–	(8,036)	(78,700)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$640,000	$(46,876)	$137,137	$222,984	$–	$79,553	$136,366	$391,000

Accumulated Deficit
Balance at December 31, 2021	$–	$(5,274)	$(99,168)	$–	$–	$–	$(106,064)	$(314,834)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(92,020)
Balance at December 31, 2022	(166,275)	(27,241)	(162,199)	(102,629)	(41,095)	(32,033)	(160,610)	(406,854)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(115,523)	(20,345)	32,774	(25,219)	(29,483)	(29,624)	(25,224)	(26,380)
Balance at June 30, 2023	$(281,798)	$(47,586)	$(129,424)	$(127,847)	$(70,578)	$(61,657)	$(185,834)	$(433,235)

Total Members' Equity
Balance at December 31, 2021	$–	$48,602	$39,412	$–	$–	$–	$57,280	$169,966

Subscriptions received in horse series	495,424	–	–	242,400	–	100,000	–	–
Distributions from horse series	–	(45,502)	(1,443)	(2,100)	–	(20,447)	(18,942)	(15,100)
Contributions by manager	–	25,200	–	–	–	–	–	–
Net loss	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(92,020)
Balance at December 31, 2022	329,149	6,333	(25,062)	137,671	(41,095)	47,521	(16,208)	62,846

Subscriptions received in horse series	144,576	–	–	–	–	–	–	–
Distributions from horse series	–	(8,450)	–	(17,316)	–	–	(8,036)	(78,700)
Contributions by manager	–	13,500	–	–	–	–	–	–
Net loss	(115,523)	(20,345)	32,774	(25,219)	(29,483)	(29,624)	(25,224)	(26,380)
Balance at June 30, 2023	$358,202	$(8,962)	$7,713	$95,137	$(70,578)	$17,897	$(49,468)	$(42,235)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-86

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Membership in My Racehorse CA LLC
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	12,000	–	–	–	–	7,125	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$12,000	$–	$–	$–	$–	$7,125	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$352,242	$70,877	$335,250	$–	$–	$–	$–

Subscriptions received in horse series	155,000	–	–	–	90,871	150,000	–	–
Distributions from horse series	–	(589,124)	–	(67,163)	(143)	(5,035)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	155,000	(236,882)	70,877	268,087	90,729	144,965	–	–

Subscriptions received in horse series	–	–	–	–	–	–	390,500	–
Distributions from horse series	(47,856)	–	–	–	–	(14,557)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$107,144	$(236,882)	$70,877	$268,087	$90,729	$130,408	$390,500	$–

Accumulated Deficit
Balance at December 31, 2021	$–	$(126,992)	$(70,877)	$(124,224)	$(7,541)	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(80,096)	363,874	–	(143,862)	(41,076)	(48,054)	(26,748)	(44,864)
Balance at December 31, 2022	(80,096)	236,882	(70,877)	(268,087)	(48,617)	(48,054)	(26,748)	(44,864)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(39,047)	–	–	–	(12,512)	(22,264)	(137,111)	(72,842)
Balance at June 30, 2023	$(119,144)	$236,882	$(70,877)	$(268,087)	$(61,129)	$(70,318)	$(163,859)	$(117,705)

Total Members' Equity
Balance at December 31, 2021	$–	$225,250	$–	$211,026	$(7,541)	$–	$–	$–

Subscriptions received in horse series	155,000	–	–	–	90,871	150,000	–	–
Distributions from horse series	–	(589,124)	–	(67,163)	(143)	(5,035)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(80,096)	363,874	–	(143,862)	(41,076)	(48,054)	(26,748)	(44,864)
Balance at December 31, 2022	74,904	–	–	–	42,112	96,911	(26,748)	(44,864)

Subscriptions received in horse series	–	–	–	–	–	–	390,500	–
Distributions from horse series	(47,856)	–	–	–	–	(14,557)	–	–
Contributions by manager	12,000	–	–	–	–	7,125	–	–
Net loss	(39,047)	–	–	–	(12,512)	(22,264)	(137,111)	(72,842)
Balance at June 30, 2023	$–	$–	$–	$–	$29,600	$67,215	$226,641	$(117,705)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-87

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$10,973

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	10,973

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$–	$10,973

Subscriptions in Series
Balance at December 31, 2021	$–	$247,374	$–	$–	$204,347	$510,000	$20,025	$26,000

Subscriptions received in horse series	580,000	3,474	–	309,008	–	–	–	–
Distributions from horse series	–	(51,328)	–	(1,675)	(130,968)	(83,912)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	580,000	199,520	–	307,333	73,379	426,088	20,025	26,000

Subscriptions received in horse series	–	–	–	992	–	–	–	–
Distributions from horse series	–	–	–	(103,475)	(13,260)	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$580,000	$199,520	$–	$204,850	$60,119	$426,088	$20,025	$26,000

Accumulated Deficit
Balance at December 31, 2021	$–	$(91,626)	$–	$–	$(132,325)	$(413,561)	$(20,025)	$(36,973)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(211,802)	(107,894)	(26,161)	(115,681)	(2,320)	(12,527)	–	–
Balance at December 31, 2022	(211,802)	(199,520)	(26,161)	(115,681)	(134,644)	(426,088)	(20,025)	(36,973)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(80,177)	–	(35,155)	(82,419)	(40,654)	–	–	–
Balance at June 30, 2023	$(291,978)	$(199,520)	$(61,317)	$(198,100)	$(175,298)	$(426,088)	$(20,025)	$(36,973)

Total Members' Equity
Balance at December 31, 2021	$–	$155,749	$–	$–	$72,022	$96,439	$–	$–

Subscriptions received in horse series	580,000	3,474	–	309,008	–	–	–	–
Distributions from horse series	–	(51,328)	–	(1,675)	(130,968)	(83,912)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(211,802)	(107,894)	(26,161)	(115,681)	(2,320)	(12,527)	–	–
Balance at December 31, 2022	368,198	–	(26,161)	191,652	(61,265)	–	–	–

Subscriptions received in horse series	–	–	–	992	–	–	–	–
Distributions from horse series	–	–	–	(103,475)	(13,260)	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(80,177)	–	(35,155)	(82,419)	(40,654)	–	–	–
Balance at June 30, 2023	$288,022	$–	$(61,317)	$6,750	$(115,179)	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-88

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$6,446	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	6,446	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$6,446	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$526,222	$143,500	$143,750	$–	$357,000	$9,294	$–	$3,824

Subscriptions received in horse series	–	–	–	495,000	–	–	50,000	–
Distributions from horse series	–	(16,269)	–	(353,924)	(29,228)	–	(42,925)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	526,222	127,231	143,750	141,076	327,772	9,294	7,075	3,824

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(30,180)	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$496,042	$127,231	$143,750	$141,076	$327,772	$9,294	$7,075	$3,824

Accumulated Deficit
Balance at December 31, 2021	$(398,138)	$(92,280)	$(150,196)	$–	$(220,102)	$(9,294)	$–	$(3,824)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(83,772)	(34,951)	–	(141,076)	(107,670)	–	(7,075)	–
Balance at December 31, 2022	(481,910)	(127,231)	(150,196)	(141,076)	(327,772)	(9,294)	(7,075)	(3,824)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(5,473)	–	–	–	–	–	–	–
Balance at June 30, 2023	$(487,384)	$(127,231)	$(150,196)	$(141,076)	$(327,772)	$(9,294)	$(7,075)	$(3,824)

Total Members' Equity
Balance at December 31, 2021	$128,084	$51,220	$–	$–	$136,898	$(0)	$–	$–

Subscriptions received in horse series	–	–	–	495,000	–	–	50,000	–
Distributions from horse series	–	(16,269)	–	(353,924)	(29,228)	–	(42,925)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(83,772)	(34,951)	–	(141,076)	(107,670)	–	(7,075)	–
Balance at December 31, 2022	44,311	–	–	–	–	(0)	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(30,180)	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(5,473)	–	–	–	–	–	–	–
Balance at June 30, 2023	$8,658	$–	$–	$–	$–	$(0)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-89

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	48,000	–	734	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	48,000	–	734	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	23,250	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$71,250	$–	$734	$–

Subscriptions in Series
Balance at December 31, 2021	$223,860	$213,831	$996	$179,649	$170,000	$121,360	$31,250	$265,626

Subscriptions received in horse series	–	–	331,004	–	–	–	–	58,428
Distributions from horse series	(14,465)	(81,578)	(56,480)	–	(107,142)	(37,483)	–	(19,740)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	209,395	132,253	275,520	179,649	62,858	83,877	31,250	304,314

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	(59,420)	–	(41,925)	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$209,395	$132,253	$216,100	$179,649	$20,933	$83,877	$31,250	$304,314

Accumulated Deficit
Balance at December 31, 2021	$(143,431)	$(136,366)	$(52,329)	$(209,707)	$(77,589)	$(87,035)	$(31,991)	$(106,098)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(72,829)	4,112	(104,520)	30,059	16,339	3,158	7	(93,932)
Balance at December 31, 2022	(216,261)	(132,253)	(156,849)	(179,649)	(61,250)	(83,877)	(31,984)	(200,030)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(35,853)	–	16,840	–	(3,966)	–	–	(48,518)
Balance at June 30, 2023	$(252,114)	$(132,253)	$(140,009)	$(179,649)	$(65,216)	$(83,877)	$(31,984)	$(248,548)

Total Members' Equity
Balance at December 31, 2021	$80,429	$77,466	$(51,333)	$(30,059)	$92,411	$34,325	$(741)	$159,528

Subscriptions received in horse series	–	–	331,004	–	–	–	–	58,428
Distributions from horse series	(14,465)	(81,578)	(56,480)	–	(107,142)	(37,483)	–	(19,740)
Contributions by manager	–	–	–	–	48,000	–	734	–
Net loss	(72,829)	4,112	(104,520)	30,059	16,339	3,158	7	(93,932)
Balance at December 31, 2022	(6,865)	(0)	118,671	–	49,608	–	(0)	104,284

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	(59,420)	–	(41,925)	–	–	–
Contributions by manager	–	–	–	–	23,250	–	–	–
Net loss	(35,853)	–	16,840	–	(3,966)	–	–	(48,518)
Balance at June 30, 2023	$(42,718)	$(0)	$76,091	$–	$26,967	$–	$(0)	$55,766

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-90

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$355,378	$–	$223,434	$–	$21,628	$26,129	$209,747	$–
Subscriptions received in horse series	–	304,500	–	215,000	–	–	64,664	330,000
Distributions from horse series	–	–	–	(75)	–	–	(3,120)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	355,378	304,500	223,434	214,925	21,628	26,129	271,291	330,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	(18,550)	–	–	(4,540)	(5,240)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$355,378	$304,500	$223,434	$196,375	$21,628	$26,129	$266,751	$324,760

Accumulated Deficit
Balance at December 31, 2021	$(355,378)	$–	$(223,434)	$–	$(21,628)	$(26,129)	$(86,137)	$–
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)
Balance at December 31, 2022	(355,378)	(120,177)	(223,434)	(84,342)	(21,628)	(26,129)	(176,995)	(119,121)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(38,931)	–	(12,246)	–	–	(38,466)	(40,409)
Balance at June 30, 2023	$(355,378)	$(159,108)	$(223,434)	$(96,587)	$(21,628)	$(26,129)	$(215,461)	$(159,530)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$123,610	$–
Subscriptions received in horse series	–	304,500	–	215,000	–	–	64,664	330,000
Distributions from horse series	–	–	–	(75)	–	–	(3,120)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)
Balance at December 31, 2022	–	184,323	–	130,583	–	–	94,296	210,879

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	(18,550)	–	–	(4,540)	(5,240)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(38,931)	–	(12,246)	–	–	(38,466)	(40,409)
Balance at June 30, 2023	$–	$145,392	$–	$99,788	$–	$–	$51,290	$165,230

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-91

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	36,000	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	36,000	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	16,634	3,000	–	–	–	–	18,750	55,909
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$16,634	$39,000	$–	$–	$–	$–	$18,750	$55,909

Subscriptions in Series
Balance at December 31, 2021	$304,000	$–	$21,100	$20,000	$23,850	$33,000	$–	$454,720

Subscriptions received in horse series	–	140,000	–	–	–	–	140,000	–
Distributions from horse series	–	(36,037)	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	304,000	103,963	21,100	20,000	23,850	33,000	140,000	454,720

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$304,000	$103,963	$21,100	$20,000	$23,850	$33,000	$140,000	$454,720

Accumulated Deficit
Balance at December 31, 2021	$(203,482)	$(34,830)	$(21,100)	$(20,000)	$(23,850)	$(33,000)	$–	$(307,045)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(104,257)	(46,795)	–	–	–	–	(81,781)	(164,640)
Balance at December 31, 2022	(307,739)	(81,625)	(21,100)	(20,000)	(23,850)	(33,000)	(81,781)	(471,685)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(12,894)	(42,677)	–	–	–	–	(32,188)	(38,944)
Balance at June 30, 2023	$(320,634)	$(124,302)	$(21,100)	$(20,000)	$(23,850)	$(33,000)	$(113,969)	$(510,629)

Total Members' Equity
Balance at December 31, 2021	$100,518	$(34,830)	$–	$–	$–	$–	$–	$147,675

Subscriptions received in horse series	–	140,000	–	–	–	–	140,000	–
Distributions from horse series	–	(36,037)	–	–	–	–	–	–
Contributions by manager	–	36,000	–	–	–	–	–	–
Net loss	(104,257)	(46,795)	–	–	–	–	(81,781)	(164,640)
Balance at December 31, 2022	(3,739)	58,338	–	–	–	–	58,219	(16,965)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	16,634	3,000	–	–	–	–	18,750	55,909
Net loss	(12,894)	(42,677)	–	–	–	–	(32,188)	(38,944)
Balance at June 30, 2023	$–	$18,661	$–	$–	$–	$–	$44,781	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-92

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$1,741	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	30,389	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	1,741	30,389	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$1,741	$30,389	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$–	$–	$–	$–	$248,880	$95,535	$327,940

Subscriptions received in horse series	152,324	187,200	54,000	–	528,409	–	–	–
Distributions from horse series	–	(8,136)	–	–	–	–	–	(108,055)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	152,324	179,064	54,000	–	528,409	248,880	95,535	219,885

Subscriptions received in horse series	186,676	–	66,000	–	136,591	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$339,000	$179,064	$120,000	$–	$665,000	$248,880	$95,535	$219,885

Accumulated Deficit
Balance at December 31, 2021	$–	$(38,467)	$–	$(21,801)	$–	$(250,621)	$(125,934)	$(112,436)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(107,449)
Balance at December 31, 2022	(74,563)	(126,243)	(18,704)	(21,801)	(193,010)	(250,621)	(125,924)	(219,885)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(83,257)	(32,495)	(34,014)	–	(128,247)	–	–	–
Balance at June 30, 2023	$(157,820)	$(158,738)	$(52,718)	$(21,801)	$(321,257)	$(250,621)	$(125,924)	$(219,885)

Total Members' Equity
Balance at December 31, 2021	$–	$(38,467)	$–	$(21,801)	$–	$–	$(30,399)	$215,504

Subscriptions received in horse series	152,324	187,200	54,000	–	528,409	–	–	–
Distributions from horse series	–	(8,136)	–	–	–	–	–	(108,055)
Contributions by manager	–	–	–	–	–	–	30,389	–
Net loss	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(107,449)
Balance at December 31, 2022	77,761	52,821	35,296	(21,801)	335,399	–	(0)	–

Subscriptions received in horse series	186,676	–	66,000	–	136,591	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(83,257)	(32,495)	(34,014)	–	(128,247)	–	–	–
Balance at June 30, 2023	$181,180	$20,326	$67,282	$(21,801)	$343,743	$–	$(0)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-93

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$22,953	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	22,953	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$22,953	$–

Subscriptions in Series
Balance at December 31, 2021	$437,148	$707,280	$273,000	$–	$23,290	$19,776	$20,000	$453,900

Subscriptions received in horse series	52	342,720	–	563,072	–	–	–	–
Distributions from horse series	(79,300)	(51,200)	(39,090)	–	–	–	–	(35,554)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	357,900	998,800	233,910	563,072	23,290	19,776	20,000	418,346

Subscriptions received in horse series	–	–	–	76,928	–	–	–	–
Distributions from horse series	(63,600)	–	(63,155)	–	–	–	–	(2,652)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$294,300	$998,800	$170,755	$640,000	$23,290	$19,776	$20,000	$415,694

Accumulated Deficit
Balance at December 31, 2021	$(111,101)	$(230,665)	$(97,676)	$–	$(23,290)	$(19,776)	$(42,953)	$(177,507)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)
Balance at December 31, 2022	(218,755)	(552,015)	(148,393)	(179,690)	(23,290)	(19,776)	(42,953)	(291,132)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	43,766	(143,235)	(22,362)	(103,016)	–	–	–	(75,255)
Balance at June 30, 2023	$(174,990)	$(695,250)	$(170,755)	$(282,706)	$(23,290)	$(19,776)	$(42,953)	$(366,388)

Total Members' Equity
Balance at December 31, 2021	$326,048	$476,615	$175,324	$–	$–	$–	$–	$276,393

Subscriptions received in horse series	52	342,720	–	563,072	–	–	–	–
Distributions from horse series	(79,300)	(51,200)	(39,090)	–	–	–	–	(35,554)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)
Balance at December 31, 2022	139,145	446,785	85,517	383,382	–	–	–	127,214

Subscriptions received in horse series	–	–	–	76,928	–	–	–	–
Distributions from horse series	(63,600)	–	(63,155)	–	–	–	–	(2,652)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	43,766	(143,235)	(22,362)	(103,016)	–	–	–	(75,255)
Balance at June 30, 2023	$119,311	$303,550	$–	$357,294	$–	$–	$–	$49,306

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-94

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$25,979	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	25,979	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$25,979	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$28,570	$–	$34,881	$44,555	$–	$40,500	$287,099

Subscriptions received in horse series	635,000	–	289,481	–	–	252,000	–	–
Distributions from horse series	–	–	–	–	–	(9,930)	–	(22,020)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	635,000	28,570	289,481	34,881	44,555	242,070	40,500	265,079

Subscriptions received in horse series	–	–	59,869	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(12,810)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$635,000	$28,570	$349,350	$34,881	$44,555	$229,260	$40,500	$265,079

Accumulated Deficit
Balance at December 31, 2021	$–	$(28,570)	$–	$(34,881)	$(44,555)	$–	$(66,479)	$(199,028)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(217,769)	–	(95,240)	–	–	(93,935)	–	(66,051)
Balance at December 31, 2022	(217,769)	(28,570)	(95,240)	(34,881)	(44,555)	(93,935)	(66,479)	(265,079)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(85,120)	–	(58,019)	–	–	(22,711)	–	–
Balance at June 30, 2023	$(302,889)	$(28,570)	$(153,259)	$(34,881)	$(44,555)	$(116,646)	$(66,479)	$(265,079)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$88,071

Subscriptions received in horse series	635,000	–	289,481	–	–	252,000	–	–
Distributions from horse series	–	–	–	–	–	(9,930)	–	(22,020)
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(217,769)	–	(95,240)	–	–	(93,935)	–	(66,051)
Balance at December 31, 2022	417,231	–	194,241	–	–	148,135	–	–

Subscriptions received in horse series	–	–	59,869	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(12,810)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(85,120)	–	(58,019)	–	–	(22,711)	–	–
Balance at June 30, 2023	$332,111	$–	$196,091	$–	$–	$112,614	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-95

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	12,000	48,000	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	12,000	48,000	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	600	17,100	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$12,600	$65,100	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$(3,317)	$373,619	$–	$123,680	$14,000	$11,983	$218,350	$16,483

Subscriptions received in horse series	–	–	100,000	–	–	–	–	–
Distributions from horse series	–	–	(1,394)	(324,392)	–	–	(5,355)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	(3,317)	373,619	98,606	(200,712)	14,000	11,983	212,995	16,483

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$(3,317)	$373,619	$98,606	$(200,712)	$14,000	$11,983	$212,995	$16,483

Accumulated Deficit
Balance at December 31, 2021	$3,317	$(373,619)	$–	$(56,172)	$(14,000)	$(11,983)	$(139,761)	$(16,483)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	(110,606)	242,424	–	–	(79,183)	–
Balance at December 31, 2022	3,317	(373,619)	(110,606)	186,252	(14,000)	(11,983)	(218,945)	(16,483)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	(34,926)	–	–	(12,236)	–
Balance at June 30, 2023	$3,317	$(373,619)	$(110,606)	$151,326	$(14,000)	$(11,983)	$(231,181)	$(16,483)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$67,508	$–	$–	$78,588	$–

Subscriptions received in horse series	–	–	100,000	–	–	–	–	–
Distributions from horse series	–	–	(1,394)	(324,392)	–	–	(5,355)	–
Contributions by manager	–	–	12,000	48,000	–	–	–	–
Net loss	–	–	(110,606)	242,424	–	–	(79,183)	–
Balance at December 31, 2022	–	–	–	33,540	–	–	(5,950)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	600	17,100	–	–	–	–
Net loss	–	–	–	(34,926)	–	–	(12,236)	–
Balance at June 30, 2023	$–	$–	$600	$15,713	$–	$–	$(18,186)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-96

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	21,600	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	21,600	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	10,500	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$21,600	$–	$–	$–	$–	$10,500	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$126,000	$154,826	$1,312,374	$–	$229,000	$–	$29,679	$318,866

Subscriptions received in horse series	–	97,554	–	–	–	93,000	–	3,534
Distributions from horse series	–	(146,020)	(316,490)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	126,000	106,360	995,885	–	229,000	93,000	29,679	322,400

Subscriptions received in horse series	–	–	–	1,020,504	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$126,000	$106,360	$995,885	$1,020,504	$229,000	$93,000	$29,679	$322,400

Accumulated Deficit
Balance at December 31, 2021	$(66,092)	$(58,729)	$(1,435,290)	$–	$(153,465)	$–	$(643)	$(77,038)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(81,508)	32,853	439,406	(80,842)	(74,155)	(49,781)	(15,125)	(89,010)
Balance at December 31, 2022	(147,600)	(25,876)	(995,885)	(80,842)	(227,620)	(49,781)	(15,768)	(166,048)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(76,606)	–	(377,109)	(1,380)	(26,302)	(397)	(59,583)
Balance at June 30, 2023	$(147,600)	$(102,482)	$(995,885)	$(457,951)	$(229,000)	$(76,082)	$(16,165)	$(225,632)

Total Members' Equity
Balance at December 31, 2021	$59,908	$96,097	$(122,916)	$–	$75,535	$–	$29,036	$241,828

Subscriptions received in horse series	–	97,554	–	–	–	93,000	–	3,534
Distributions from horse series	–	(146,020)	(316,490)	–	–	–	–	–
Contributions by manager	21,600	–	–	–	–	–	–	–
Net loss	(81,508)	32,853	439,406	(80,842)	(74,155)	(49,781)	(15,125)	(89,010)
Balance at December 31, 2022	–	80,484	–	(80,842)	1,380	43,219	13,911	156,352

Subscriptions received in horse series	–	–	–	1,020,504	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	10,500	–	–
Net loss	–	(76,606)	–	(377,109)	(1,380)	(26,302)	(397)	(59,583)
Balance at June 30, 2023	$–	$3,878	$–	$562,553	$0	$27,418	$13,514	$96,768

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-97

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$7,724	$–	$–	$–	$–	$–	$33,825

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	7,724	–	–	–	–	–	33,825

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$7,724	$–	$–	$–	$–	$–	$33,825

Subscriptions in Series
Balance at December 31, 2021	$–	$135,000	$40,069	$21,569	$93,843	$348,761	$102,054	$550,381

Subscriptions received in horse series	52,500	–	–	–	–	179	189,946	–
Distributions from horse series	–	–	–	–	(129,330)	(10,060)	(10,300)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	52,500	135,000	40,069	21,569	(35,487)	338,880	281,700	550,381

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(10,060)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$52,500	$135,000	$40,069	$21,569	$(35,487)	$328,820	$281,700	$550,381

Accumulated Deficit
Balance at December 31, 2021	$–	$(142,724)	$(40,069)	$(21,569)	$49,275	$(122,529)	$(55,845)	$(584,206)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(21,774)	–	–	–	(13,788)	(88,295)	(117,856)	–
Balance at December 31, 2022	(21,774)	(142,724)	(40,069)	(21,569)	35,487	(210,824)	(173,701)	(584,206)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(28,797)	–	–	–	–	(33,670)	(65,456)	–
Balance at June 30, 2023	$(50,571)	$(142,724)	$(40,069)	$(21,569)	$35,487	$(244,495)	$(239,157)	$(584,206)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$–	$143,118	$226,232	$46,209	$–

Subscriptions received in horse series	52,500	–	–	–	–	179	189,946	–
Distributions from horse series	–	–	–	–	(129,330)	(10,060)	(10,300)	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(21,774)	–	–	–	(13,788)	(88,295)	(117,856)	–
Balance at December 31, 2022	30,726	–	–	–	–	128,056	107,999	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(10,060)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(28,797)	–	–	–	–	(33,670)	(65,456)	–
Balance at June 30, 2023	$1,929	$–	$–	$–	$–	$84,325	$42,543	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-98

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$48,000	$–	$–	$11,843

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	36,000	–	36,000	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	36,000	–	84,000	–	–	11,843

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	12,000	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$36,000	$–	$96,000	$–	$–	$11,843

Subscriptions in Series
Balance at December 31, 2021	$162,032	$374,340	$112,000	$370,000	$(99,881)	$285,750	$25,194	$–

Subscriptions received in horse series	368,368	–	28,000	–	–	164,250	–	–
Distributions from horse series	–	(18,819)	(29,611)	(108,209)	(17,462)	(1,560)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	530,400	355,521	110,389	261,791	(117,343)	448,440	25,194	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(2,244)	(9,078)	–	–	(1,600)	(13,380)	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$528,156	$346,443	$110,389	$261,791	$(118,943)	$435,060	$25,194	$–

Accumulated Deficit
Balance at December 31, 2021	$(84,333)	$(146,778)	$(50,962)	$(135,430)	$136,553	$(134,948)	$(25,194)	$(11,843)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(203,690)	(107,311)	(95,426)	(126,360)	(77,418)	(157,294)	–	–
Balance at December 31, 2022	(288,023)	(254,089)	(146,389)	(261,791)	59,135	(292,242)	(25,194)	(11,843)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	(71,557)	(52,723)	–	–	(29,421)	(89,912)	–	–
Balance at June 30, 2023	$(359,580)	$(306,812)	$(146,389)	$(261,791)	$29,714	$(382,154)	$(25,194)	$(11,843)

Total Members' Equity
Balance at December 31, 2021	$77,699	$227,562	$61,038	$234,570	$84,672	$150,802	$(0)	$–

Subscriptions received in horse series	368,368	–	28,000	–	–	164,250	–	–
Distributions from horse series	–	(18,819)	(29,611)	(108,209)	(17,462)	(1,560)	–	–
Contributions by manager	–	–	36,000	–	36,000	–	–	–
Net loss	(203,690)	(107,311)	(95,426)	(126,360)	(77,418)	(157,294)	–	–
Balance at December 31, 2022	242,377	101,432	–	–	25,792	156,198	(0)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(2,244)	(9,078)	–	–	(1,600)	(13,380)	–	–
Contributions by manager	–	–	–	–	12,000	–	–	–
Net loss	(71,557)	(52,723)	–	–	(29,421)	(89,912)	–	–
Balance at June 30, 2023	$168,576	$39,631	$–	$–	$6,771	$52,906	$(0)	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-99

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Retired MRH Series	Total Series Total Edge Classic Colt Package	Series Edge Crown It 21	Series Edge High Speed Goldie 21	Series Edge More Than Magic 21	Series MRH Adaay in Asia	Series MRH Alliford Bay 21	Series MRH Blues Corner 21
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022

Subscriptions received in horse series	–	569,520	203,000	30,000	135,000	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at June 30, 2023	$–	$569,520	$203,000	$30,000	$135,000	$–	$–	$–

Accumulated Deficit
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(94,530)	(42,218)	(23,830)	(32,100)	(29,799)	(15,599)	(25,767)
Balance at June 30, 2023	$–	$(94,530)	$(42,218)	$(23,830)	$(32,100)	$(29,799)	$(15,599)	$(25,767)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$–	$–	$–	$–	$–
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	569,520	203,000	30,000	135,000	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–	–
Net loss	–	(94,530)	(42,218)	(23,830)	(32,100)	(29,799)	(15,599)	(25,767)
Balance at June 30, 2023	$–	$474,990	$160,782	$6,170	$102,900	$(29,799)	$(15,599)	$(25,767)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-100

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2022 and the six-month period ended June 30, 2023 (Continued)

	Series MRH Bullish Sentiment 21	Series MRH Giant Mover 21	Series MRH Lovesick 21	Series MRH Tamboz 21	FY 06.30.2023 Consolidated Total
Membership in My Racehorse CA LLC
Balance at December 31, 2021	$–	$–	$–	$–	$324,928

Subscriptions received in horse series	–	–	–	–	–
Distributions from horse series	–	–	–	–	–
Contributions by manager	–	–	–	–	516,896
Net loss	–	–	–	–	–
Balance at December 31, 2022	–	–	–	–	841,824

Subscriptions received in horse series	–	–	–	–	–
Distributions from horse series	–	–	–	–	–
Contributions by manager	–	–	–	–	227,867
Net loss	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$1,069,692

Subscriptions in Series
Balance at December 31, 2021	$–	$–	$–	$–	$24,572,223

Subscriptions received in horse series	–	–	–	–	11,805,265
Distributions from horse series	–	–	–	–	(4,373,070)
Contributions by manager	–	–	–	–	–
Net loss	–	–	–	–	–
Balance at December 31, 2022					32,004,417

Subscriptions received in horse series	–	–	–	–	3,392,795
Distributions from horse series	–	–	–	–	(1,050,058)
Contributions by manager	–	–	–	–	–
Net loss	–	–	–	–	–
Balance at June 30, 2023	$–	$–	$–	$–	$34,347,154

Accumulated Deficit
Balance at December 31, 2021	$–	$–	$–	$–	$(17,096,486)

Subscriptions received in horse series	–	–	–	–	–
Distributions from horse series	–	–	–	–	–
Contributions by manager	–	–	–	–	–
Net loss	–	–	–	–	(8,494,334)
Balance at December 31, 2022	–	–	–	–	(25,590,820)

Subscriptions received in horse series	–	–	–	–	–
Distributions from horse series	–	–	–	–	–
Contributions by manager	–	–	–	–	–
Net loss	(20,315)	(9,126)	(25,147)	(28,608)	(5,007,031)
Balance at June 30, 2023	$(20,315)	$(9,126)	$(25,147)	$(28,608)	$(30,597,851)

Total Members' Equity
Balance at December 31, 2021	$–	$–	$–	$–	$7,800,664

Subscriptions received in horse series	–	–	–	–	11,805,265
Distributions from horse series	–	–	–	–	(4,373,070)
Contributions by manager	–	–	–	–	516,896
Net loss	–	–	–	–	(8,494,334)
Balance at December 31, 2022	–	–	–	–	7,255,421

Subscriptions received in horse series	–	–	–	–	3,392,795
Distributions from horse series	–	–	–	–	(1,050,058)
Contributions by manager	–	–	–	–	227,867
Net loss	(20,315)	(9,126)	(25,147)	(28,608)	(5,007,031)
Balance at June 30, 2023	$(20,315)	$(9,126)	$(25,147)	$(28,608)	$4,818,995

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-101

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	24,272	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	24,272	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$24,272	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$157,908	$84,050	$8,998	$103,800	$–

Subscriptions received in horse series	310,000	–	–	–	–	–	433,500
Distributions from horse series	(162,701)	–	–	(308)	–	(10,830)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	147,299	–	157,908	83,743	8,998	92,970	433,500

Subscriptions received in horse series	–	135,000	–	–	–	–	–
Distributions from horse series	–	–	–	(2,657)	–	(15,715)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$147,299	$135,000	$157,908	$81,086	$8,998	$77,255	$433,500

Accumulated Deficit
Balance at December 31, 2020	$(40,970)	$–	$(107,406)	$(25,954)	$(8,998)	$(31,698)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(106,329)	–	(74,773)	(43,571)	–	(45,558)	(187,187)
Balance at December 31, 2021	(147,299)	–	(182,180)	(69,525)	(8,998)	(77,255)	(187,187)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(27,327)	–	(18,100)	–	–	(74,188)
Balance at June 30, 2022	$(147,299)	$(27,327)	$(182,180)	$(87,624)	$(8,998)	$(77,255)	$(261,375)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$(40,970)	$–	$50,502	$58,096	$–	$72,102	$–

Subscriptions received in horse series	310,000	–	–	–	–	–	433,500
Distributions from horse series	(162,701)	–	–	(308)	–	(10,830)	–
Contributions by manager	–	–	24,272	–	–	–	–
Net loss	(106,329)	–	(74,773)	(43,571)	–	(45,558)	(187,187)
Balance at December 31, 2021	–	–	–	14,218	–	15,715	246,313

Subscriptions received in horse series	–	135,000	–	–	–	–	–
Distributions from horse series	–	–	–	(2,657)	–	(15,715)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(27,327)	–	(18,100)	–	–	(74,188)
Balance at June 30, 2022	$–	$107,673	$–	$(6,539)	$–	$–	$172,125

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-102

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Ashlees Empire 20	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	24,527	–	–	–	–	16,469
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$24,527	$–	$–	$–	$–	$16,469

Subscriptions in Series
Balance at December 31, 2020	$–	$84,600	$2,524,083	$295,200	$–	$–	$38,000

Subscriptions received in horse series	–	–	–	–	–	224,720	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	84,600	2,524,083	295,200	–	224,720	38,000

Subscriptions received in horse series	–	–	–	–	–	575,120	–
Distributions from horse series	–	(18,199)	–	(4,356)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$66,401	$2,524,083	$290,844	$–	$799,840	$38,000

Accumulated Deficit
Balance at December 31, 2020	$–	$(28,066)	$(717,305)	$(86,161)	$–	$–	$(36,440)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(63,653)	(2,044,475)	(110,543)	–	(121,123)	(18,041)
Balance at December 31, 2021	–	(91,719)	(2,761,780)	(196,705)	–	(121,123)	(54,481)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(3,921)	791	(643,822)	(56,247)	–	(202,034)	13
Balance at June 30, 2022	$(3,921)	$(90,928)	$(3,405,602)	$(252,951)	$–	$(323,158)	$(54,469)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$56,534	$1,806,778	$209,039	$–	$–	$1,560

Subscriptions received in horse series	–	–	–	–	–	224,720	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(63,653)	(2,044,475)	(110,543)	–	(121,123)	(18,041)
Balance at December 31, 2021	–	(7,119)	(237,698)	98,495	–	103,597	(16,481)

Subscriptions received in horse series	–	–	–	–	–	575,120	–
Distributions from horse series	–	(18,199)	–	(4,356)	–	–	–
Contributions by manager	–	24,527	–	–	–	–	16,469
Net loss	(3,921)	791	(643,822)	(56,247)	–	(202,034)	13
Balance at June 30, 2022	$(3,921)	$–	$(881,519)	$37,893	$–	$476,682	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-103

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Big Mel	Series Black Escort 19	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	48,373	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	48,373	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	23,400	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$48,373	$23,400	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$726,000	$–	$11,750	$–	$44,400	$–	$372,645

Subscriptions received in horse series	–	75,000	–	223,973	–	405,616	455
Distributions from horse series	–	–	–	–	–	–	(6,560)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	726,000	75,000	11,750	223,973	44,400	405,616	366,540

Subscriptions received in horse series	–	25,000	–	270,727	–	109,484	–
Distributions from horse series	–	(2,791)	–	–	–	(3,570)	(32,062)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$726,000	$97,209	$11,750	$494,700	$44,400	$511,530	$334,478

Accumulated Deficit
Balance at December 31, 2020	$(392,034)	$–	$(11,750)	$–	$(44,400)	$–	$(105,664)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(382,338)	(51,989)	–	(88,320)	–	(211,135)	(117,314)
Balance at December 31, 2021	(774,373)	(51,989)	(11,750)	(88,320)	(44,400)	(211,135)	(222,979)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(36,019)	–	(113,657)	–	(91,205)	(73,213)
Balance at June 30, 2022	$(774,373)	$(88,008)	$(11,750)	$(201,977)	$(44,400)	$(302,340)	$(296,192)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$333,966	$–	$–	$–	$–	$–	$266,981

Subscriptions received in horse series	–	75,000	–	223,973	–	405,616	455
Distributions from horse series	–	–	–	–	–	–	(6,560)
Contributions by manager	48,373	–	–	–	–	–	–
Net loss	(382,338)	(51,989)	–	(88,320)	–	(211,135)	(117,314)
Balance at December 31, 2021	–	23,011	–	135,653	–	194,481	143,562

Subscriptions received in horse series	–	25,000	–	270,727	–	109,484	–
Distributions from horse series	–	(2,791)	–	–	–	(3,570)	(32,062)
Contributions by manager	–	23,400	–	–	–	–	–
Net loss	–	(36,019)	–	(113,657)	–	(91,205)	(73,213)
Balance at June 30, 2022	$–	$32,601	$–	$292,723	$–	$209,190	$38,286

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-104

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$193,000	$–	$745,250

Subscriptions received in horse series	–	–	–	510,000	–	540,600	–
Distributions from horse series	–	–	–	–	–	(1,989)	(1,250)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	510,000	193,000	538,611	744,000

Subscriptions received in horse series	112,000	1,170,000	–	–	–	–	–
Distributions from horse series	–	–	–	–	(13,340)	(18,156)	(57,691)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$112,000	$1,170,000	$–	$510,000	$179,660	$520,455	$686,309

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$(55,258)	$–	$(184,202)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(76,199)	–	(135,750)	(74,886)	(196,059)	(233,158)
Balance at December 31, 2021	–	(76,199)	–	(135,750)	(130,144)	(196,059)	(417,359)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(22,264)	(354,823)	(4,310)	(69,863)	(25,324)	(59,907)	(268,950)
Balance at June 30, 2022	$(22,264)	$(431,021)	$(4,310)	$(205,613)	$(155,468)	$(255,966)	$(686,309)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$–	$–	$137,742	$–	$561,048

Subscriptions received in horse series	–	–	–	510,000	–	540,600	–
Distributions from horse series	–	–	–	–	–	(1,989)	(1,250)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(76,199)	–	(135,750)	(74,886)	(196,059)	(233,158)
Balance at December 31, 2021	–	(76,199)	–	374,250	62,856	342,552	326,641

Subscriptions received in horse series	112,000	1,170,000	–	–	–	–	–
Distributions from horse series	–	–	–	–	(13,340)	(18,156)	(57,691)
Contributions by manager	–	–	–	–	–	–	–
Net loss	(22,264)	(354,823)	(4,310)	(69,863)	(25,324)	(59,907)	(268,950)
Balance at June 30, 2022	$89,736	$738,979	$(4,310)	$304,387	$24,192	$264,489	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-105

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	36,000	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	36,000	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	22,800	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$58,800	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$64,056	$–	$106,872	$–	$–	$26,026	$176,000

Subscriptions received in horse series	314	490,000	–	122,000	–	–	–
Distributions from horse series	(1,878)	(3,501)	–	(25,147)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	62,492	486,499	106,872	96,853	–	26,026	176,000

Subscriptions received in horse series	–	–	–	–	101,250	–	–
Distributions from horse series	(15,863)	(28,100)	–	(30,428)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$46,629	$458,399	$106,872	$66,425	$101,250	$26,026	$176,000

Accumulated Deficit
Balance at December 31, 2020	$(21,272)	$–	$(76,473)	$–	$–	$(26,026)	$(83,088)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(31,508)	(185,291)	(38,868)	(73,165)	(8,889)	–	(50,927)
Balance at December 31, 2021	(52,780)	(185,291)	(115,341)	(73,165)	(8,889)	(26,026)	(134,015)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	6,151	(47,535)	(15,954)	(5,631)	(29,895)	–	(5,390)
Balance at June 30, 2022	$(46,629)	$(232,825)	$(131,295)	$(78,796)	$(38,785)	$(26,026)	$(139,405)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$42,784	$–	$30,399	$–	$–	$–	$92,912

Subscriptions received in horse series	314	490,000	–	122,000	–	–	–
Distributions from horse series	(1,878)	(3,501)	–	(25,147)	–	–	–
Contributions by manager	–	–	–	36,000	–	–	–
Net loss	(31,508)	(185,291)	(38,868)	(73,165)	(8,889)	–	(50,927)
Balance at December 31, 2021	9,712	301,208	(8,469)	59,688	(8,889)	–	41,985

Subscriptions received in horse series	–	–	–	–	101,250	–	–
Distributions from horse series	(15,863)	(28,100)	–	(30,428)	–	–	–
Contributions by manager	–	–	–	22,800	–	–	–
Net loss	6,151	(47,535)	(15,954)	(5,631)	(29,895)	–	(5,390)
Balance at June 30, 2022	$–	$225,573	$(24,423)	$46,429	$62,465	$–	$36,595

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-106

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21	Series Elarose 21	Series Escape Route
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	46,800
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	46,800

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	21,600	–	–	–	–	–	12,000
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$21,600	$–	$–	$–	$–	$–	$58,800

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$54,341

Subscriptions received in horse series	128,000	203,211	224,286	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	(47,265)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	128,000	203,211	224,286	–	–	–	7,076

Subscriptions received in horse series	–	1,809	123,714	70,000	–	–	–
Distributions from horse series	(17,160)	(6,763)	(13,740)	–	–	–	(39,545)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$110,840	$198,257	$334,260	$70,000	$–	$–	$(32,468)

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$(512)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(37,886)	(74,103)	(110,104)	–	–	–	(4,761)
Balance at December 31, 2021	(37,886)	(74,103)	(110,104)	–	–	–	(5,274)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(24,068)	(25,471)	(57,213)	(10,679)	–	–	3,606
Balance at June 30, 2022	$(61,954)	$(99,574)	$(167,317)	$(10,679)	$–	$–	$(1,668)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$53,829

Subscriptions received in horse series	128,000	203,211	224,286	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	(47,265)
Contributions by manager	–	–	–	–	–	–	46,800
Net loss	(37,886)	(74,103)	(110,104)	–	–	–	(4,761)
Balance at December 31, 2021	90,114	129,108	114,182	–	–	–	48,602

Subscriptions received in horse series	–	1,809	123,714	70,000	–	–	–
Distributions from horse series	(17,160)	(6,763)	(13,740)	–	–	–	(39,545)
Contributions by manager	21,600	–	–	–	–	–	12,000
Net loss	(24,068)	(25,471)	(57,213)	(10,679)	–	–	3,606
Balance at June 30, 2022	$70,486	$98,684	$166,943	$59,321	$–	$–	$24,664

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-107

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable	Series Gentleman Gerry
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$138,580	$–	$–	$–	$172,200	$494,450	$–

Subscriptions received in horse series	–	–	–	–	–	5,550	–
Distributions from horse series	–	–	–	–	(8,856)	(15,200)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	138,580	–	–	–	163,344	484,800	–

Subscriptions received in horse series	–	242,400	–	100,000	–	–	139,500
Distributions from horse series	–	–	–	–	(17,958)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$138,580	$242,400	$–	$100,000	$145,386	$484,800	$139,500

Accumulated Deficit
Balance at December 31, 2020	$(47,425)	$–	$–	$–	$(55,170)	$(139,137)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(51,744)	–	–	–	(50,894)	(175,697)	–
Balance at December 31, 2021	(99,168)	–	–	–	(106,064)	(314,834)	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(32,890)	(63,778)	(7,478)	(25,918)	(14,636)	(74,673)	(31,027)
Balance at June 30, 2022	$(132,058)	$(63,778)	$(7,478)	$(25,918)	$(120,699)	$(389,507)	$(31,027)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$91,155	$–	$–	$–	$117,030	$355,313	$–

Subscriptions received in horse series	–	–	–	–	–	5,550	–
Distributions from horse series	–	–	–	–	(8,856)	(15,200)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(51,744)	–	–	–	(50,894)	(175,697)	–
Balance at December 31, 2021	39,412	–	–	–	57,280	169,966	–

Subscriptions received in horse series	–	242,400	–	100,000	–	–	139,500
Distributions from horse series	–	–	–	–	(17,958)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(32,890)	(63,778)	(7,478)	(25,918)	(14,636)	(74,673)	(31,027)
Balance at June 30, 2022	$6,522	$178,622	$(7,478)	$74,082	$24,687	$95,293	$108,473

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-108

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	438,600	229,500	335,250	–	–	–	–
Distributions from horse series	(86,358)	(158,623)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	352,242	70,877	335,250	–	–	–	–

Subscriptions received in horse series	–	–	–	90,871	–	–	–
Distributions from horse series	(44,778)	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$307,464	$70,877	$335,250	$90,871	$–	$–	$–

Accumulated Deficit
Balance at December 31, 2020	$–	$(10,777)	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(126,992)	(60,100)	(124,224)	(7,541)	–	–	–
Balance at December 31, 2021	(126,992)	(70,877)	(124,224)	(7,541)	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(41,557)	–	(54,283)	(27,357)	–	–	–
Balance at June 30, 2022	$(168,549)	$(70,877)	$(178,507)	$(34,898)	$–	$–	$–

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$(10,777)	$–	$–	$–	$–	$–

Subscriptions received in horse series	438,600	229,500	335,250	–	–	–	–
Distributions from horse series	(86,358)	(158,623)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(126,992)	(60,100)	(124,224)	(7,541)	–	–	–
Balance at December 31, 2021	225,250	–	211,026	(7,541)	–	–	–

Subscriptions received in horse series	–	–	–	90,871	–	–	–
Distributions from horse series	(44,778)	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(41,557)	–	(54,283)	(27,357)	–	–	–
Balance at June 30, 2022	$138,915	$–	$156,743	$55,973	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-109

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$231,748	$510,000	$20,025

Subscriptions received in horse series	–	247,426	–	–	1,832	–	–
Distributions from horse series	–	(52)	–	–	(29,233)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	247,374	–	–	204,347	510,000	20,025

Subscriptions received in horse series	–	3,474	–	–	–	–	–
Distributions from horse series	–	–	–	–	(109,201)	(83,912)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$250,848	$–	$–	$95,146	$426,088	$20,025

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$(67,186)	$(269,290)	$(20,025)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(91,626)	–	–	(65,139)	(144,271)	–
Balance at December 31, 2021	–	(91,626)	–	–	(132,325)	(413,561)	(20,025)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(11,374)	(37,257)	–	(4,959)	36,444	(12,527)	–
Balance at June 30, 2022	$(11,374)	$(128,883)	$–	$(4,959)	$(95,881)	$(426,088)	$(20,025)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$–	$–	$164,562	$240,710	$–

Subscriptions received in horse series	–	247,426	–	–	1,832	–	–
Distributions from horse series	–	(52)	–	–	(29,233)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(91,626)	–	–	(65,139)	(144,271)	–
Balance at December 31, 2021	–	155,749	–	–	72,022	96,439	–

Subscriptions received in horse series	–	3,474	–	–	–	–	–
Distributions from horse series	–	–	–	–	(109,201)	(83,912)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(11,374)	(37,257)	–	(4,959)	36,444	(12,527)	–
Balance at June 30, 2022	$(11,374)	$121,965	$–	$(4,959)	$(735)	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-110

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Kichiro	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	10,973	–	–	6,446	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	10,973	–	–	6,446	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$10,973	$–	$–	$6,446	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$26,000	$526,222	$143,500	$143,750	$–	$354,340	$9,294

Subscriptions received in horse series	–	–	–	–	–	2,660	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	26,000	526,222	143,500	143,750	–	357,000	9,294

Subscriptions received in horse series	–	–	–	–	384,615	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$26,000	$526,222	$143,500	$143,750	$384,615	$357,000	$9,294

Accumulated Deficit
Balance at December 31, 2020	$(29,379)	$(240,608)	$(36,601)	$(158,909)	$–	$(100,106)	$(9,294)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(7,594)	(157,530)	(55,679)	8,713	–	(119,996)	–
Balance at December 31, 2021	(36,973)	(398,138)	(92,280)	(150,196)	–	(220,102)	(9,294)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(95,444)	(34,951)	–	(109,141)	(64,821)	–
Balance at June 30, 2022	$(36,973)	$(493,581)	$(127,231)	$(150,196)	$(109,141)	$(284,923)	$(9,294)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$(3,379)	$285,614	$106,899	$(15,159)	$–	$254,234	$–

Subscriptions received in horse series	–	–	–	–	–	2,660	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	10,973	–	–	6,446	–	–	–
Net loss	(7,594)	(157,530)	(55,679)	8,713	–	(119,996)	–
Balance at December 31, 2021	–	128,084	51,220	–	–	136,898	–

Subscriptions received in horse series	–	–	–	–	384,615	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(95,444)	(34,951)	–	(109,141)	(64,821)	–
Balance at June 30, 2022	$–	$32,640	$16,269	$–	$275,474	$72,077	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-111

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Madiera Wine	Series Major Implications	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	21,600
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$21,600

Subscriptions in Series
Balance at December 31, 2020	$–	$3,824	$223,860	$246,820	$–	$179,649	$–

Subscriptions received in horse series	–	–	–	–	996	–	170,000
Distributions from horse series	–	–	–	(32,989)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	3,824	223,860	213,831	996	179,649	170,000

Subscriptions received in horse series	50,000	–	–	–	330,008	–	–
Distributions from horse series	(42,925)	–	–	(6,626)	–	–	(41,244)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$7,075	$3,824	$223,860	$207,206	$331,004	$179,649	$128,756

Accumulated Deficit
Balance at December 31, 2020	$–	$(3,824)	$(66,021)	$(71,782)	$–	$(140,263)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	(77,410)	(64,584)	(52,329)	(69,445)	(77,589)
Balance at December 31, 2021	–	(3,824)	(143,431)	(136,366)	(52,329)	(209,707)	(77,589)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(7,075)	–	(43,172)	(43,184)	(101,159)	(10,442)	(12,931)
Balance at June 30, 2022	$(7,075)	$(3,824)	$(186,604)	$(179,550)	$(153,488)	$(220,150)	$(90,520)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$157,839	$175,038	$–	$39,386	$–

Subscriptions received in horse series	–	–	–	–	996	–	170,000
Distributions from horse series	–	–	–	(32,989)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	(77,410)	(64,584)	(52,329)	(69,445)	(77,589)
Balance at December 31, 2021	–	–	80,429	77,466	(51,333)	(30,059)	92,411

Subscriptions received in horse series	50,000	–	–	–	330,008	–	–
Distributions from horse series	(42,925)	–	–	(6,626)	–	–	(41,244)
Contributions by manager	–	–	–	–	–	–	–
Net loss	(7,075)	–	(43,172)	(43,184)	(101,159)	(10,442)	(12,931)
Balance at June 30, 2022	$–	$–	$37,256	$27,656	$177,516	$(40,501)	$38,236

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-112

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	734	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$734	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$121,360	$31,250	$–	$363,918	$–	$–	$–

Subscriptions received in horse series	–	–	265,626	–	–	469,200	–
Distributions from horse series	–	–	–	(8,540)	–	(245,766)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	121,360	31,250	265,626	355,378	–	223,434	–

Subscriptions received in horse series	–	–	58,428	–	–	–	–
Distributions from horse series	–	–	(16,740)	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$121,360	$31,250	$307,314	$355,378	$–	$223,434	$–

Accumulated Deficit
Balance at December 31, 2020	$(36,806)	$(29,248)	$–	$(161,267)	$–	$(23,846)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(50,228)	(2,743)	(106,098)	(194,111)	–	(199,589)	–
Balance at December 31, 2021	(87,035)	(31,991)	(106,098)	(355,378)	–	(223,434)	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(20,866)	7	(43,873)	–	(12,133)	–	(5,057)
Balance at June 30, 2022	$(107,900)	$(31,984)	$(149,971)	$(355,378)	$(12,133)	$(223,434)	$(5,057)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$84,554	$2,002	$–	$202,651	$–	$(23,846)	$–

Subscriptions received in horse series	–	–	265,626	–	–	469,200	–
Distributions from horse series	–	–	–	(8,540)	–	(245,766)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(50,228)	(2,743)	(106,098)	(194,111)	–	(199,589)	–
Balance at December 31, 2021	34,325	(741)	159,528	–	–	–	–

Subscriptions received in horse series	–	–	58,428	–	–	–	–
Distributions from horse series	–	–	(16,740)	–	–	–	–
Contributions by manager	21,600	734	–	–	–	–	–
Net loss	(20,866)	7	(43,873)	–	(12,133)	–	(5,057)
Balance at June 30, 2022	$35,060	$–	$157,343	$–	$(12,133)	$–	$(5,057)

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-113

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20	Series Naismith	Series National Road	Series New York Claiming Package
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$21,628	$–	$–	$–	$304,000	$–	$21,100

Subscriptions received in horse series	–	85,680	209,747	–	–	–	–
Distributions from horse series	–	(59,551)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	21,628	26,129	209,747	–	304,000	–	21,100

Subscriptions received in horse series	–	–	64,527	–	–	140,000	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$21,628	$26,129	$274,274	$–	$304,000	$140,000	$21,100

Accumulated Deficit
Balance at December 31, 2020	$(21,628)	$(4,284)	$–	$–	$(105,361)	$–	$(21,100)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(21,845)	(86,137)	–	(98,121)	(34,830)	–
Balance at December 31, 2021	(21,628)	(26,129)	(86,137)	–	(203,482)	(34,830)	(21,100)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	(51,396)	(6,320)	(58,623)	(43,109)	–
Balance at June 30, 2022	$(21,628)	$(26,129)	$(137,533)	$(6,320)	$(262,106)	$(77,938)	$(21,100)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$(4,284)	$–	$–	$198,639	$–	$–

Subscriptions received in horse series	–	85,680	209,747	–	–	–	–
Distributions from horse series	–	(59,551)	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(21,845)	(86,137)	–	(98,121)	(34,830)	–
Balance at December 31, 2021	–	–	123,610	–	100,518	(34,830)	–

Subscriptions received in horse series	–	–	64,527	–	–	140,000	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	(51,396)	(6,320)	(58,623)	(43,109)	–
Balance at June 30, 2022	$–	$–	$136,741	$(6,320)	$41,894	$62,062	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-114

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta	Series One Last Night 21	Series Our Miss Jones 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$20,000	$23,850	$33,000	$–	$456,000	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	(1,280)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	20,000	23,850	33,000	–	454,720	–	–

Subscriptions received in horse series	–	–	–	126,000	–	–	187,200
Distributions from horse series	–	–	–	–	–	–	(8,136)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$20,000	$23,850	$33,000	$126,000	$454,720	$–	$179,064

Accumulated Deficit
Balance at December 31, 2020	$(20,000)	$(23,850)	$(33,000)	$–	$(161,013)	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	(146,032)	–	(38,467)
Balance at December 31, 2021	(20,000)	(23,850)	(33,000)	–	(307,045)	–	(38,467)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	(38,746)	(89,125)	–	(60,329)
Balance at June 30, 2022	$(20,000)	$(23,850)	$(33,000)	$(38,746)	$(396,170)	$–	$(98,796)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$–	$–	$294,987	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	(1,280)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	(146,032)	–	(38,467)
Balance at December 31, 2021	–	–	–	–	147,675	–	(38,467)

Subscriptions received in horse series	–	–	–	126,000	–	–	187,200
Distributions from horse series	–	–	–	–	–	–	(8,136)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	(38,746)	(89,125)	–	(60,329)
Balance at June 30, 2022	$–	$–	$–	$87,254	$58,550	$–	$80,268

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-115

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19	Series Race Hunter 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	1,741	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	1,741	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	30,389	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$1,741	$30,389	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$248,880	$95,535	$–	$–

Subscriptions received in horse series	–	–	–	–	–	330,000	519,948
Distributions from horse series	–	–	–	–	–	(2,060)	(82,800)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	248,880	95,535	327,940	437,148

Subscriptions received in horse series	–	–	–	–	–	–	52
Distributions from horse series	–	–	–	–	–	–	(61,600)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$248,880	$95,535	$327,940	$375,600

Accumulated Deficit
Balance at December 31, 2020	$–	$(17,032)	$–	$(97,641)	$(68,155)	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(4,769)	–	(152,979)	(57,779)	(112,436)	(111,101)
Balance at December 31, 2021	–	(21,801)	–	(250,621)	(125,934)	(112,436)	(111,101)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	10	–	(38,146)
Balance at June 30, 2022	$–	$(21,801)	$–	$(250,621)	$(125,924)	$(112,436)	$(149,247)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$(17,032)	$–	$151,239	$27,380	$–	$–

Subscriptions received in horse series	–	–	–	–	–	330,000	519,948
Distributions from horse series	–	–	–	–	–	(2,060)	(82,800)
Contributions by manager	–	–	–	1,741	–	–	–
Net loss	–	(4,769)	–	(152,979)	(57,779)	(112,436)	(111,101)
Balance at December 31, 2021	–	(21,801)	–	–	(30,399)	215,504	326,048

Subscriptions received in horse series	–	–	–	–	–	–	52
Distributions from horse series	–	–	–	–	–	–	(61,600)
Contributions by manager	–	–	–	–	30,389	–	–
Net loss	–	–	–	–	10	–	(38,146)
Balance at June 30, 2022	$–	$(21,801)	$–	$–	$(0)	$215,504	$226,353

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-116

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	22,953	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	22,953	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$22,953	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$23,290	$19,776	$20,000	$–

Subscriptions received in horse series	707,280	273,000	–	–	–	–	453,900
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	707,280	273,000	–	23,290	19,776	20,000	453,900

Subscriptions received in horse series	342,720	–	–	–	–	–	–
Distributions from horse series	–	(31,590)	–	–	–	–	(35,554)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$1,050,000	$241,410	$–	$23,290	$19,776	$20,000	$418,346

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$(23,290)	$(19,776)	$(43,840)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(230,665)	(97,676)	–	–	–	887	(177,507)
Balance at December 31, 2021	(230,665)	(97,676)	–	(23,290)	(19,776)	(42,953)	(177,507)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(201,742)	(14,932)	–	–	–	–	(48,199)
Balance at June 30, 2022	$(432,407)	$(112,608)	$–	$(23,290)	$(19,776)	$(42,953)	$(225,705)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$–	$–	$–	$–	$(23,840)	$–

Subscriptions received in horse series	707,280	273,000	–	–	–	–	453,900
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	22,953	–
Net loss	(230,665)	(97,676)	–	–	–	887	(177,507)
Balance at December 31, 2021	476,615	175,324	–	–	–	–	276,393

Subscriptions received in horse series	342,720	–	–	–	–	–	–
Distributions from horse series	–	(31,590)	–	–	–	–	(35,554)
Contributions by manager	–	–	–	–	–	–	–
Net loss	(201,742)	(14,932)	–	–	–	–	(48,199)
Balance at June 30, 2022	$617,593	$128,802	$–	$–	$–	$–	$192,641

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-117

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	25,979
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	25,979

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$–	$25,979

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$34,881	$125,100	$–	$40,500

Subscriptions received in horse series	–	85,170	–	–	–	–	–
Distributions from horse series	–	(56,600)	–	–	(80,545)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	28,570	–	34,881	44,555	–	40,500

Subscriptions received in horse series	–	–	–	–	–	252,000	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$28,570	$–	$34,881	$44,555	$252,000	$40,500

Accumulated Deficit
Balance at December 31, 2020	$–	$(3,490)	$–	$(34,881)	$(39,633)	$–	$(58,140)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	(25,081)	–	–	(4,922)	–	(8,339)
Balance at December 31, 2021	–	(28,570)	–	(34,881)	(44,555)	–	(66,479)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	(65,572)	–
Balance at June 30, 2022	$–	$(28,570)	$–	$(34,881)	$(44,555)	$(65,572)	$(66,479)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$(3,490)	$–	$–	$85,467	$–	$(17,640)

Subscriptions received in horse series	–	85,170	–	–	–	–	–
Distributions from horse series	–	(56,600)	–	–	(80,545)	–	–
Contributions by manager	–	–	–	–	–	–	25,979
Net loss	–	(25,081)	–	–	(4,922)	–	(8,339)
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	252,000	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	(65,572)	–
Balance at June 30, 2022	$–	$–	$–	$–	$–	$186,428	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-118

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Storm Shooter	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	10,200	12,000	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$10,200	$12,000	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$287,099	$34,510	$390,000	$–	$–	$14,000	$11,983

Subscriptions received in horse series	–	–	–	–	150,000	–	–
Distributions from horse series	–	(37,827)	(16,381)	–	(26,320)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	287,099	(3,317)	373,619	–	123,680	14,000	11,983

Subscriptions received in horse series	–	–	–	100,000	–	–	–
Distributions from horse series	–	–	–	(402)	(306,211)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$287,099	$(3,317)	$373,619	$99,598	$(182,531)	$14,000	$11,983

Accumulated Deficit
Balance at December 31, 2020	$(109,035)	$3,317	$(193,758)	$–	$–	$(14,000)	$(11,983)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(89,993)	–	(179,861)	–	(56,172)	–	–
Balance at December 31, 2021	(199,028)	3,317	(373,619)	–	(56,172)	(14,000)	(11,983)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(66,715)	–	–	(47,220)	271,460	–	–
Balance at June 30, 2022	$(265,743)	$3,317	$(373,619)	$(47,220)	$215,288	$(14,000)	$(11,983)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$178,064	$37,827	$196,242	$–	$–	$–	$0

Subscriptions received in horse series	–	–	–	–	150,000	–	–
Distributions from horse series	–	(37,827)	(16,381)	–	(26,320)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(89,993)	–	(179,861)	–	(56,172)	–	–
Balance at December 31, 2021	88,071	–	–	–	67,508	–	0

Subscriptions received in horse series	–	–	–	100,000	–	–	–
Distributions from horse series	–	–	–	(402)	(306,211)	–	–
Contributions by manager	–	–	–	10,200	–	12,000	–
Net loss	(66,715)	–	–	(47,220)	271,460	–	–
Balance at June 30, 2022	$21,356	$–	$–	$62,578	$32,757	$12,000	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-119

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Tapitry 19	Series Tavasco Road	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	14,400	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$14,400	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$223,860	$16,483	$–	$–	$1,420,774	$–	$229,000

Subscriptions received in horse series	–	–	126,000	186,446	–	–	–
Distributions from horse series	(5,510)	–	–	(31,620)	(108,400)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	218,350	16,483	126,000	154,826	1,312,374	–	229,000

Subscriptions received in horse series	–	–	–	97,554	–	–	–
Distributions from horse series	–	–	–	(23,700)	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$218,350	$16,483	$126,000	$228,680	$1,312,374	$–	$229,000

Accumulated Deficit
Balance at December 31, 2020	$(65,975)	$(16,483)	$–	$–	$(975,971)	$–	$(90,191)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(73,786)	–	(66,092)	(58,729)	(459,319)	–	(63,274)
Balance at December 31, 2021	(139,761)	(16,483)	(66,092)	(58,729)	(1,435,290)	–	(153,465)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(39,996)	–	(28,922)	(37,910)	430,118	–	(43,600)
Balance at June 30, 2022	$(179,757)	$(16,483)	$(95,014)	$(96,639)	$(1,005,173)	$–	$(197,065)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$157,885	$–	$–	$–	$444,803	$–	$138,809

Subscriptions received in horse series	–	–	126,000	186,446	–	–	–
Distributions from horse series	(5,510)	–	–	(31,620)	(108,400)	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(73,786)	–	(66,092)	(58,729)	(459,319)	–	(63,274)
Balance at December 31, 2021	78,588	–	59,908	96,097	(122,916)	–	75,535

Subscriptions received in horse series	–	–	–	97,554	–	–	–
Distributions from horse series	–	–	–	(23,700)	–	–	–
Contributions by manager	–	–	–	14,400	–	–	–
Net loss	(39,996)	–	(28,922)	(37,910)	430,118	–	(43,600)
Balance at June 30, 2022	$38,592	$–	$30,986	$146,441	$307,202	$–	$31,935

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-120

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Timeless Trick 20	Series Tizamagician	Series Tufnel	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	7,724	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	7,724	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$–	$7,724	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$157,689	$–	$–	$135,000	$37,728	$30,000

Subscriptions received in horse series	–	–	318,866	–	–	–	–
Distributions from horse series	–	(128,010)	–	–	–	2,341	(8,431)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	29,679	318,866	–	135,000	40,069	21,569

Subscriptions received in horse series	62,000	–	992	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$62,000	$29,679	$319,858	$–	$135,000	$40,069	$21,569

Accumulated Deficit
Balance at December 31, 2020	$–	$(110,426)	$–	$–	$(104,269)	$(26,728)	$(21,569)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	109,783	(77,038)	–	(38,454)	(13,341)	–
Balance at December 31, 2021	–	(643)	(77,038)	–	(142,724)	(40,069)	(21,569)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(18,785)	(37,047)	(44,180)	–	–	–	–
Balance at June 30, 2022	$(18,785)	$(37,690)	$(121,218)	$–	$(142,724)	$(40,069)	$(21,569)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$47,263	$–	$–	$30,731	$11,000	$8,431

Subscriptions received in horse series	–	–	318,866	–	–	–	–
Distributions from horse series	–	(128,010)	–	–	–	2,341	(8,431)
Contributions by manager	–	–	–	–	7,724	–	–
Net loss	–	109,783	(77,038)	–	(38,454)	(13,341)	–
Balance at December 31, 2021	–	29,036	241,828	–	–	–	–

Subscriptions received in horse series	62,000	–	992	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(18,785)	(37,047)	(44,180)	–	–	–	–
Balance at June 30, 2022	$43,215	$(8,011)	$198,640	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-121

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	33,825	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	33,825	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	19,200
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$–	$–	$–	$33,825	$–	$–	$19,200

Subscriptions in Series
Balance at December 31, 2020	$93,843	$–	$–	$550,381	$–	$–	$–

Subscriptions received in horse series	–	357,821	102,054	–	162,032	377,400	112,000
Distributions from horse series	–	(9,060)	–	–	–	(3,060)	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	93,843	348,761	102,054	550,381	162,032	374,340	112,000

Subscriptions received in horse series	–	179	189,946	–	366,912	–	28,000
Distributions from horse series	(88,782)	–	–	–	–	(18,819)	(12,071)
Contributions by manager	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance at June 30, 2022	$5,061	$348,940	$292,000	$550,381	$528,944	$355,521	$127,929

Accumulated Deficit
Balance at December 31, 2020	$(59,673)	$–	$–	$(355,948)	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	108,948	(122,529)	(55,845)	(228,258)	(84,333)	(146,778)	(50,962)
Balance at December 31, 2021	49,275	(122,529)	(55,845)	(584,206)	(84,333)	(146,778)	(50,962)

Subscriptions received in horse series	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–	–
Net loss	(4,355)	(44,635)	(84,339)	–	(130,894)	(48,738)	(38,053)
Balance at June 30, 2022	$44,920	$(167,164)	$(140,184)	$(584,206)	$(215,227)	$(195,516)	$(89,015)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$34,170	$–	$–	$194,433	$–	$–	$–

Subscriptions received in horse series	–	357,821	102,054	–	162,032	377,400	112,000
Distributions from horse series	–	(9,060)	–	–	–	(3,060)	–
Contributions by manager	–	–	–	33,825	–	–	–
Net loss	108,948	(122,529)	(55,845)	(228,258)	(84,333)	(146,778)	(50,962)
Balance at December 31, 2021	143,118	226,232	46,209	–	77,699	227,562	61,038

Subscriptions received in horse series	–	179	189,946	–	366,912	–	28,000
Distributions from horse series	(88,782)	–	–	–	–	(18,819)	(12,071)
Contributions by manager	–	–	–	–	–	–	–
Net loss	(4,355)	(44,635)	(84,339)	–	(130,894)	(48,738)	(38,053)
Balance at June 30, 2022	$49,981	$181,776	$151,816	$–	$313,717	$160,005	$38,914

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-122

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2021 and the six-month period ended June 30, 2022 (Continued)

	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA	Consolidated Total
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$11,843	$11,843

Subscriptions received in horse series	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–
Contributions by manager	–	48,000	–	–	–	313,085
Net loss	–	–	–	–	–	–
Balance at December 31, 2021	–	48,000	–	–	11,843	324,928

Subscriptions received in horse series	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–
Contributions by manager	–	16,800	–	–	–	246,118
Net loss	–	–	–	–	–	–
Balance at June 30, 2022	$–	$64,800	$–	$–	$11,843	$571,047

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$25,194	$–	$14,902,853

Subscriptions received in horse series	370,000	129,520	285,750	–	–	11,400,929
Distributions from horse series	–	(229,401)	–	–	–	(1,731,559)
Contributions by manager	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at December 31, 2021	370,000	(99,881)	285,750	25,194	–	24,572,223

Subscriptions received in horse series	–	–	–	–	–	6,051,482
Distributions from horse series	(108,209)	–	–	–	–	(1,378,592)
Contributions by manager	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at June 30, 2022	$261,791	$(99,881)	$285,750	$25,194	$–	$29,245,113

Accumulated Deficit
Balance at December 31, 2020	$–	$(1,472)	$–	$(25,194)	$(11,843)	$(6,787,959)

Subscriptions received in horse series	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–
Net loss	(135,430)	138,025	(134,948)	–	–	(10,308,528)
Balance at December 31, 2021	(135,430)	136,553	(134,948)	(25,194)	(11,843)	(17,096,486)

Subscriptions received in horse series	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–
Contributions by manager	–	–	–	–	–	–
Net loss	(126,360)	(39,774)	(65,885)	–	–	(4,326,019)
Balance at June 30, 2022	$(261,791)	$96,779	$(200,833)	$(25,194)	$(11,843)	$(21,422,505)

Total Members' Equity (Deficit)
Balance at December 31, 2020	$–	$(1,472)	$–	$–	$–	$8,126,737

Subscriptions received in horse series	370,000	129,520	285,750	–	–	11,400,929
Distributions from horse series	–	(229,401)	–	–	–	(1,731,559)
Contributions by manager	–	48,000	–	–	–	313,085
Net loss	(135,430)	138,025	(134,948)	–	–	(10,308,528)
Balance at December 31, 2021	234,570	84,672	150,802	–	–	7,800,664

Subscriptions received in horse series	–	–	–	–	–	6,051,482
Distributions from horse series	(108,209)	–	–	–	–	(1,378,592)
Contributions by manager	19,200	16,800	–	–	–	246,118
Net loss	(126,360)	(39,774)	(65,885)	–	–	(4,326,019)
Balance at June 30, 2022	$19,200	$61,698	$84,917	$–	$–	$8,393,655

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-123

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
Cash Flows From Operating Activities
Net Loss	$–	$(29,703)	$–	$–	$–	$–	$3,650	$(48,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	14,583	–	–	–	–	51,319	5,010
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	27,292
Gain on debt forgiveness	–	–	–	–	–	–	(68,660)	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(15,120)	–	–	–	–	(13,691)	(16,256)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(3,469)	–	–	–	–	(14,280)	(2,370)
Capital contributions	–	13,500	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	18,039	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	5,088	–	–	–	–	9,932	18,626
Net Cash Provided by Financing Activities	–	15,120	–	–	–	–	13,691	16,256

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-124

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
Cash Flows From Operating Activities
Net Loss	$–	$(798,391)	$–	$(21,478)	$(83,320)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	699,923	–	18,667	78,750	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	1,911	–	–	–	–
Change in accrued expense	–	(3,033)	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(101,502)	–	(900)	(4,570)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	30,000	–	–	–	–
Distributions from horse series	–	–	–	–	(36,400)	–	–	(12,742)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	101,502	–	(29,100)	40,970	–	–	12,742
Net Cash Provided by Financing Activities	–	101,502	–	900	4,570	–	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-125

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
Cash Flows From Operating Activities
Net Loss	$–	$(72,295)	$–	$–	$–	$(23,339)	$(211,991)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	49,088	–	–	–	11,667	49,559	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	136,947	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	(189)	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(23,207)	–	–	(189)	(11,672)	(25,485)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	79,717	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	79,717	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	(21,631)	(30,416)	(540)	(202,050)	–
Capital contributions	–	–	–	–	–	14,250	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	23,207	–	21,631	30,605	(2,038)	147,818	–
Net Cash Provided by Financing Activities	–	23,207	–	–	189	11,672	(54,232)	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-126

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
Cash Flows From Operating Activities
Net Loss	$(64,796)	$(23,801)	$(73,035)	$–	$–	$(63,573)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	42,000	20,833	55,781	–	–	40,250	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(22,796)	(2,968)	(17,254)	–	–	(23,323)	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(13,200)	(24,320)	(2,397)	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	19,365	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	35,996	7,922	19,651	–	–	23,323	–	–
Net Cash Provided by Financing Activities	22,796	2,968	17,254	–	–	23,323	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-127

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
Cash Flows From Operating Activities
Net Loss	$(12,839)	$–	$(36,848)	$(36,592)	$(26,712)	$(30,656)	$(55,193)	$(151,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,875	–	6,496	1,613	14,280	28,350	9,414	49,870
Loss/(gain) on disposal of horse ownership	–	–	–	32,903	–	–	33,474	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	(1,890)	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	849	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	1,890	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(4,964)	–	(29,502)	(2,075)	(12,432)	(2,306)	(12,306)	(101,680)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	20,000	–	–	(2,500)	–
Net Cash Used In Investing Activities	–	–	–	20,000	–	–	(2,500)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	342,639
Distributions from horse series	(2,535)	–	–	(26,859)	–	(17,820)	(74,059)	–
Capital contributions	–	–	–	9,750	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	7,499	–	29,502	(816)	12,432	20,126	88,864	(240,959)
Net Cash Provided by Financing Activities	4,964	–	29,502	(17,925)	12,432	2,306	14,806	101,680

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-128

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
Cash Flows From Operating Activities
Net Loss	$(115,523)	$(20,345)	$32,774	$(25,219)	$(29,483)	$(29,624)	$(25,224)	$(26,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	52,500	7,067	2,315	15,750	19,690	10,417	17,083	16,112
Loss/(gain) on disposal of horse ownership	–	–	5,257	–	–	–	–	1,675
Gain on debt forgiveness	–	–	(42,894)	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	1,200	(49)	–	–	–	–	(37)
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	49	–	–	–	–	37
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(63,023)	(12,078)	(2,549)	(9,469)	(9,792)	(19,207)	(8,141)	(8,593)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	12,177	–	–	–	–	10,215
Net Cash Used In Investing Activities	–	–	12,177	–	–	–	–	10,215

Cash Flows From Financing Activities
Subscriptions received in horse series	144,576	–	–	–	–	–	–	–
Distributions from horse series	–	(8,450)	–	(17,316)	–	–	(8,036)	(78,700)
Capital contributions	–	13,500	–	–	–	–	–	–
Proceeds from debt - related party	–	–	2,182	–	–	–	16,784	11,973
Repayments on debt - related party	–	–	(12,177)	–	–	–	–	(8,165)
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(81,553)	7,028	367	26,785	9,792	19,207	(608)	73,270
Net Cash Provided by Financing Activities	63,023	12,078	(9,628)	9,469	9,792	19,207	8,141	(1,622)

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-129

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Cash Flows From Operating Activities
Net Loss	$(39,047)	$–	$–	$–	$(12,512)	$(22,264)	$(137,111)	$(72,842)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,889	–	–	–	6,563	16,667	26,250	46,282
Loss/(gain) on disposal of horse ownership	32,963	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	(79,334)	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	2,805	(79,334)	–	–	(5,949)	(5,597)	(110,861)	(26,559)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	(5,500)
Proceeds from horse disposition	35,000	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	35,000	–	–	–	–	–	–	(5,500)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	390,500	–
Distributions from horse series	(47,856)	(470,804)	–	(64,741)	–	(14,557)	–	–
Capital contributions	12,000	–	–	–	–	7,125	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(1,948)	550,138	–	64,741	5,949	13,029	(279,639)	32,059
Net Cash Provided by Financing Activities	(37,805)	79,334	–	–	5,949	5,597	110,861	32,059

Net Change In Cash	1	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$1	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-130

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
Cash Flows From Operating Activities
Net Loss	$(80,177)	$–	$(35,155)	$(82,419)	$(40,654)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	43,750	–	20,833	4,688	25,500	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	69,969	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(35)	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	35	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(36,427)	–	(14,322)	(7,762)	(15,154)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	21,375	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	21,375	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	992	–	–	–	–
Distributions from horse series	–	–	–	(103,475)	(13,260)	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	21,692	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	36,427	–	14,322	88,870	6,722	–	–	–
Net Cash Provided by Financing Activities	36,427	–	14,322	(13,613)	15,154	–	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-131

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
Cash Flows From Operating Activities
Net Loss	$(5,473)	$–	$–	$–	$–	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,305	–	–	–	–	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(4,200)	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	329	–	–	–	–	–	–	–
Change in accrued expense	4,200	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	6,161	–	–	–	–	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(30,180)	–	–	–	–	–	(2,146)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	24,019	–	–	–	–	–	2,146	–
Net Cash Provided by Financing Activities	(6,161)	–	–	–	–	–	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-132

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
Cash Flows From Operating Activities
Net Loss	$(35,853)	$–	$16,840	$–	$(3,966)	$–	$–	$(48,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,600	–	19,250	–	18,333	–	–	26,250
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	(1,680)	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	(1,553)	1,680	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(11,253)	(1,553)	36,090	–	14,368	–	–	(22,268)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(68,917)	(59,420)	–	(41,925)	(37,483)	–	–
Capital contributions	–	–	–	–	23,250	–	–	–
Proceeds from debt - related party	7,845	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	3,408	70,470	23,330	–	4,307	37,483	–	22,268
Net Cash Provided by Financing Activities	11,253	1,553	(36,090)	–	(14,368)	–	–	22,268

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-133

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
Cash Flows From Operating Activities
Net Loss	$–	$(38,931)	$–	$(12,246)	$–	$–	$(38,466)	$(40,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	18,375	–	8,531	–	–	14,000	17,500
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(20,556)	–	(3,714)	–	–	(24,466)	(22,909)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	(18,550)	–	–	(4,540)	(5,240)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	20,556	–	22,264	–	–	29,006	28,149
Net Cash Provided by Financing Activities	–	20,556	–	3,714	–	–	24,466	22,909

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-134

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
Cash Flows From Operating Activities
Net Loss	$(12,894)	$(42,677)	$–	$–	$–	$–	$(32,188)	$(38,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,821	17,167	–	–	–	–	15,000	14,077
Loss/(gain) on disposal of horse ownership	(240)	–	–	–	–	–	–	13,589
Gain on debt forgiveness	–	–	–	–	–	–	–	(17)
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(479)	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	1,073	–	–	–	–	–	–	2,238
Change in accrued expense	479	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(4,240)	(25,511)	–	–	–	–	(17,188)	(9,057)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	28,800	–	–	–	–	–	–	11,250
Net Cash Used In Investing Activities	28,800	–	–	–	–	–	–	11,250

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	16,634	3,000	–	–	–	–	18,750	55,909
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(41,193)	22,511	–	–	–	–	(1,562)	(58,102)
Net Cash Provided by Financing Activities	(24,560)	25,511	–	–	–	–	17,188	(2,193)

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-135

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
Cash Flows From Operating Activities
Net Loss	$(83,257)	$(32,495)	$(34,014)	$–	$(128,247)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,614	10,500	8,667	–	56,000	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	1,050	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(60,643)	(21,995)	(24,297)	–	(72,247)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	186,676	–	66,000	–	136,591	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(126,033)	21,995	(41,703)	–	(64,344)	–	–	–
Net Cash Provided by Financing Activities	60,643	21,995	24,297	–	72,247	–	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-136

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
Cash Flows From Operating Activities
Net Loss	$43,766	$(143,235)	$(22,362)	$(103,016)	$–	$–	$–	$(75,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	43,750	109,375	2,032	48,125	–	–	–	49,088
Loss/(gain) on disposal of horse ownership	–	–	14,038	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	87,516	(33,860)	(6,292)	(54,891)	–	–	–	(26,168)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	22,500	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	22,500	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	76,928	–	–	–	–
Distributions from horse series	(63,600)	–	(63,155)	–	–	–	–	(2,652)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	23,620
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(23,916)	33,860	46,947	(22,037)	–	–	–	5,200
Net Cash Provided by Financing Activities	(87,516)	33,860	(16,208)	54,891	–	–	–	26,168

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-137

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
Cash Flows From Operating Activities
Net Loss	$(85,120)	$–	$(58,019)	$–	$–	$(22,711)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	52,500	–	26,775	–	–	16,800	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(32,620)	–	(31,244)	–	–	(5,911)	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	59,869	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(12,810)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	32,620	–	(28,625)	–	–	18,721	–	–
Net Cash Provided by Financing Activities	32,620	–	31,244	–	–	5,911	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-138

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
Cash Flows From Operating Activities
Net Loss	$–	$–	$–	$(34,926)	$–	$–	$(12,236)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	–	12,780	–	–	4,979	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	(108)	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	(130)	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	130	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	–	(22,146)	–	–	(7,366)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	29,706	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	29,706	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	–	–	600	17,100	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	5,604	–
Repayments on debt - related party	–	–	–	–	–	–	(33,478)	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	(600)	5,046	–	–	5,534	–
Net Cash Provided by Financing Activities	–	–	–	22,146	–	–	(22,340)	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-139

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
Cash Flows From Operating Activities
Net Loss	$–	$(76,606)	$–	$(377,109)	$(1,380)	$(26,302)	$(397)	$(59,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	14,875	–	87,138	2,957	10,000	–	34,260
Loss/(gain) on disposal of horse ownership	–	–	–	–	9,700	–	–	–
Gain on debt forgiveness	–	–	–	–	(13,200)	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	2,436	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	411	–	–	–
Change in accrued expense	–	–	(25,707)	–	–	–	(2,436)	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(61,731)	(25,707)	(289,971)	(1,512)	(16,302)	(397)	(25,323)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(61,533)	–	–	–	(14,400)
Proceeds from horse disposition	–	–	–	–	2,250	–	–	–
Net Cash Used In Investing Activities	–	–	–	(61,533)	2,250	–	–	(14,400)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	1,020,504	–	–	–	–
Distributions from horse series	–	–	(6,970)	–	–	–	–	–
Capital contributions	–	–	–	–	–	10,500	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	61,731	32,677	(669,000)	(738)	5,802	397	39,723
Net Cash Provided by Financing Activities	–	61,731	25,707	351,504	(738)	16,302	397	39,723

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-140

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
Cash Flows From Operating Activities
Net Loss	$(28,797)	$–	$–	$–	$–	$(33,670)	$(65,456)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,500	–	–	–	–	24,500	8,750	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	37,143	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	1,500	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(14,797)	–	–	–	–	(9,171)	(19,563)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	(10,060)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	14,797	–	–	–	–	19,231	19,563	–
Net Cash Provided by Financing Activities	14,797	–	–	–	–	9,171	19,563	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-141

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	Retired MRH Series
Cash Flows From Operating Activities
Net Loss	$(71,557)	$(52,723)	$–	$–	$(29,421)	$(89,912)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	53,550	40,163	–	–	16,667	25,900	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	62,222	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	(308)	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	308	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(18,007)	(12,560)	–	–	(12,754)	(1,790)	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	21,600	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	21,600	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	(2,244)	(9,078)	–	–	(1,600)	(13,380)	–	–
Capital contributions	–	–	–	–	12,000	–	–	–
Proceeds from debt - related party	–	19,000	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	20,251	2,638	–	–	2,354	(6,430)	–	–
Net Cash Provided by Financing Activities	18,007	12,560	–	–	12,754	(19,810)	–	–

Net Change In Cash	–	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-142

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Total Series Total Edge Classic Colt Package	Series Edge Crown It 21	Series Edge High Speed Goldie 21	Series Edge More Than Magic 21	Series MRH Adaay in Asia	Series MRH Alliford Bay 21	Series MRH Blues Corner 21
Cash Flows From Operating Activities
Net Loss	$(94,530)	$(42,218)	$(23,830)	$(32,100)	$(29,799)	$(15,599)	$(25,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	31,398	8,479	9,194	7,467	14,733	7,333	14,667
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(6,245)	(3,650)	(2,035)	(2,190)	–	–	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(69,377)	(37,389)	(16,672)	(26,824)	(15,066)	(8,266)	(11,100)

Cash Flows From Investing Activities
Purchase of horse assets	(392,000)	(138,750)	(108,000)	(126,000)	(204,000)	(120,000)	(240,000)
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(392,000)	(138,750)	(108,000)	(126,000)	(204,000)	(120,000)	(240,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	569,520	203,000	30,000	135,000	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(108,143)	(26,861)	94,672	17,824	219,066	128,266	251,100
Net Cash Provided by Financing Activities	461,377	176,139	124,672	152,824	219,066	128,266	251,100

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-143

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2023 (Continued)

	Series MRH Bullish Sentiment 21	Series MRH Giant Mover 21	Series MRH Lovesick 21	Series MRH Tamboz 21	FY 06.30.2023 Consolidated Total
Cash Flows From Operating Activities
Net Loss	$(20,315)	$(9,126)	$(25,147)	$(28,608)	$(5,007,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,505	4,203	14,816	19,906	2,744,838
Loss/(gain) on disposal of horse ownership	–	–	–	–	476,824
Gain on debt forgiveness	–	–	–	–	(124,772)
Interest capitalized to loan	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	(5,172)
Change in prepaid expense	–	–	–	–	–
Change in other assets	–	–	–	–	(4,760)
Change in accrued expense	–	–	–	–	(103,444)
Change in accrued interest payable	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–
Net Cash Used In Operating Activities	(10,809)	(4,924)	(10,331)	(8,702)	(2,023,517)

Cash Flows From Investing Activities
Purchase of horse assets	(102,000)	(45,100)	(250,013)	(341,250)	(2,148,546)
Proceeds from horse disposition	–	–	–	–	292,091
Net Cash Used In Investing Activities	(102,000)	(45,100)	(250,013)	(341,250)	(1,856,455)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	3,392,795
Distributions from horse series	–	–	–	–	(1,766,232)
Capital contributions	–	–	–	–	227,867
Proceeds from debt - related party	–	–	–	–	146,105
Repayments on debt - related party	–	–	–	–	(53,821)
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–
Net advances/(repayments) in amount due to manager	112,809	50,024	260,344	349,952	1,933,257
Net Cash Provided by Financing Activities	112,809	50,024	260,344	349,952	3,879,972

Net Change In Cash	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-144

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19
Cash Flows From Operating Activities
Net Loss	$–	$(27,327)	$–	$(18,100)	$–	$–	$(74,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	3,136	–	7,858	–	–	51,319
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	(1,733)	–	(88)	–	–	(2,867)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(25,924)	–	(10,329)	–	–	(25,735)

Cash Flows From Investing Activities
Purchase of horse assets	–	(87,500)	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(87,500)	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	135,000	–	–	–	–	–
Distributions from horse series	–	–	–	(2,657)	–	(15,715)	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	9,557	–	–	13,336
Net advances/(repayments) in amount due to manager	–	(21,576)	–	3,429	–	15,715	12,399
Net Cash Provided by Financing Activities	–	113,424	–	10,329	–	–	25,735

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-145

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Ashlees Empire 20	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica
Cash Flows From Operating Activities
Net Loss	$(3,921)	$791	$(643,822)	$(56,247)	$–	$(202,034)	$13
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	510	2,098	522,880	33,000	–	78,750	–
Loss/(gain) on disposal of horse ownership	–	(7,807)	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	(13)
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	30,835	(1,110)	–	(3,420)	24
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(3,411)	(4,917)	(90,106)	(24,356)	–	(126,704)	24

Cash Flows From Investing Activities
Purchase of horse assets	(39,375)	–	–	–	–	–	–
Proceeds from horse disposition	–	31,500	–	–	–	–	–
Net Cash Used In Investing Activities	(39,375)	31,500	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	575,120	–
Distributions from horse series	–	(18,199)	–	(4,356)	–	–	–
Capital contributions	–	24,527	–	–	–	–	16,469
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	(47,545)	17,639	25,130	–	–	13
Net advances/(repayments) in amount due to manager	42,786	14,634	72,467	3,583	–	(448,416)	(16,506)
Net Cash Provided by Financing Activities	42,786	(26,583)	90,106	24,356	–	126,704	(24)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-146

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Big Mel	Series Black Escort 19	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19
Cash Flows From Operating Activities
Net Loss	$–	$(36,019)	$–	$(113,657)	$–	$(91,205)	$(28,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	9,167	–	49,088	–	53,726	41,000
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	–	(2,132)	–	1,124	(2,399)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(26,852)	–	(66,701)	–	(36,356)	10,002

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	25,000	–	270,727	–	109,484	–
Distributions from horse series	–	(2,791)	–	–	–	(3,570)	(32,062)
Capital contributions	–	23,400	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	23,702
Net advances/(repayments) in amount due to manager	–	(18,757)	–	(204,026)	–	(69,558)	(1,642)
Net Cash Provided by Financing Activities	–	26,852	–	66,701	–	36,356	(10,002)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-147

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20	Series Classic Cut	Series Classofsixtythree 19	Series Co Cola 19	Series Collusion Illusion
Cash Flows From Operating Activities
Net Loss	$(22,264)	$(354,823)	$(4,310)	$(69,863)	$(25,324)	$(59,907)	$(268,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,509	105,604	1,565	42,000	20,833	55,781	51,944
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	219,056
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(1,540)	2,208	–	(1,824)	(1,219)	(1,028)	2,445
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(21,295)	(247,011)	(2,745)	(29,687)	(5,710)	(5,154)	4,496

Cash Flows From Investing Activities
Purchase of horse assets	(70,000)		(73,500)	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	64,125
Net Cash Used In Investing Activities	(70,000)	–	(73,500)	–	–	–	64,125

Cash Flows From Financing Activities
Subscriptions received in horse series	112,000	1,170,000	–	–	–	–	–
Distributions from horse series	–	–	–	–	(13,340)	(18,156)	(57,691)
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	16,427	–	(18,981)
Net advances/(repayments) in amount due to manager	(20,705)	(922,989)	76,245	29,687	2,622	23,310	8,051
Net Cash Provided by Financing Activities	91,295	247,011	76,245	29,687	5,710	5,154	(68,621)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-148

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover
Cash Flows From Operating Activities
Net Loss	$6,151	$(47,535)	$(15,954)	$(5,631)	$(29,895)	$–	$(5,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,269	40,250	5,338	14,167	7,875	–	13,667
Loss/(gain) on disposal of horse ownership	(10,590)	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	(998)	(78)	–	(342)	–	(2,308)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(3,171)	(8,283)	(10,694)	8,536	(22,362)	–	5,968

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	28,092	–	–	–	–	–	–
Net Cash Used In Investing Activities	28,092	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	101,250	–	–
Distributions from horse series	(15,863)	(28,100)	–	(30,428)	–	–	–
Capital contributions	–	–	–	22,800	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	(20,550)	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	11,491	36,383	10,694	(908)	(78,888)	–	(5,968)
Net Cash Provided by Financing Activities	(24,921)	8,283	10,694	(8,536)	22,362	–	(5,968)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-149

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21	Series Elarose 21	Series Escape Route
Cash Flows From Operating Activities
Net Loss	$(24,068)	$(25,471)	$(57,213)	$(10,679)	$–	$–	$3,606
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,000	14,280	28,350	1,062	–	–	7,067
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	(1,463)	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	(796)	(1,580)	(1,515)	–	–	–
Change in accrued expense	–	–	1,463	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(9,068)	(11,986)	(30,442)	(11,132)	–	–	10,673

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(44,100)	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	(44,100)	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	1,809	123,714	70,000	–	–	–
Distributions from horse series	(17,160)	(6,763)	(13,740)	–	–	–	(39,545)
Capital contributions	21,600	–	–	–	–	–	12,000
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	4,628	16,940	(79,532)	(14,768)	–	–	16,872
Net Cash Provided by Financing Activities	9,068	11,986	30,442	55,232	–	–	(10,673)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-150

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable	Series Gentleman Gerry
Cash Flows From Operating Activities
Net Loss	$(32,890)	$(63,778)	$(7,478)	$(25,918)	$(14,636)	$(74,673)	$(31,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,350	6,213	1,953	5,824	17,083	52,090	6,481
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	6,161	–
Gain on debt forgiveness	–	–	–	–	–	(3,425)	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(839)	(1,185)	–	(1,158)	(999)	(1,822)	(2,165)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(19,379)	(58,751)	(5,525)	(21,252)	1,448	(21,669)	(26,710)

Cash Flows From Investing Activities
Purchase of horse assets	–	(94,500)	(124,049)	(62,500)	–	–	(100,000)
Proceeds from horse disposition	–	–	–	–	–	12,791	–
Net Cash Used In Investing Activities	–	(94,500)	(124,049)	(62,500)	–	12,791	(100,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	242,400	–	100,000	–	–	139,500
Distributions from horse series	–	–	–	–	(17,958)	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	14,293	–	–	–	14,489	22,792	–
Net advances/(repayments) in amount due to manager	5,086	(89,149)	129,574	(16,248)	2,021	(13,914)	(12,790)
Net Cash Provided by Financing Activities	19,379	153,251	129,574	83,752	(1,448)	8,879	126,710

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-151

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Cash Flows From Operating Activities
Net Loss	$(41,557)	$–	$(54,283)	$(27,357)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	56,667	–	26,250	6,563	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	752	–	(607)	(285)	–	–	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	15,861	–	(28,640)	(21,079)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	90,871	–	–	–
Distributions from horse series	(44,778)	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	28,917	–	28,640	(69,792)	–	–	–
Net Cash Provided by Financing Activities	(15,861)	–	28,640	21,079	–	–	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-152

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love
Cash Flows From Operating Activities
Net Loss	$(11,374)	$(37,257)	$–	$(4,959)	$36,444	$(12,527)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,347	15,925	–	2,406	25,500	5,552	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	5,659	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	(898)	–	–	(7,760)	2,743	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(6,026)	(22,230)	–	(2,552)	54,184	1,427	–

Cash Flows From Investing Activities
Purchase of horse assets	(262,500)	–	–	(118,125)	–	–	–
Proceeds from horse disposition	–	–	–	–	–	73,151	–
Net Cash Used In Investing Activities	(262,500)	–	–	(118,125)	–	73,151	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	3,474	–	–	–	–	–
Distributions from horse series	–	–	–	–	(109,201)	(83,912)	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	32,806	–	–
Net advances/(repayments) in amount due to manager	268,526	18,756	–	120,677	22,211	9,334	–
Net Cash Provided by Financing Activities	268,526	22,230	–	120,677	(54,184)	(74,578)	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-153

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Kichiro	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas
Cash Flows From Operating Activities
Net Loss	$–	$(95,444)	$(34,951)	$–	$(109,141)	$(64,821)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	65,444	10,101	–	16,333	38,250	–
Loss/(gain) on disposal of horse ownership	–	–	26,305	–	–	–	–
Gain on debt forgiveness	–	–	(14,044)	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	(1,619)	–	–	(1,580)	(770)	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(31,619)	(12,588)	–	(94,388)	(27,341)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	(252,000)	–	–
Proceeds from horse disposition	–	–	9,343	–	–	–	–
Net Cash Used In Investing Activities	–	–	9,343	–	(252,000)	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	384,615	–	–
Distributions from horse series	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	(3,343)	–	–	19,839	–
Net advances/(repayments) in amount due to manager	–	31,619	6,588	–	(38,227)	7,502	–
Net Cash Provided by Financing Activities	–	31,619	3,245	–	346,388	27,341	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-154

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Madiera Wine	Series Major Implications	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19
Cash Flows From Operating Activities
Net Loss	$(7,075)	$–	$(43,172)	$(43,184)	$(101,159)	$(10,442)	$(12,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,063	–	24,600	27,333	19,250	17,467	18,333
Loss/(gain) on disposal of horse ownership	(1,063)	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	(2,734)	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	(1,439)	8,170	(1,072)	(948)	–
Change in accrued expense	–	–	–	–	–	2,734	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(7,075)	–	(20,011)	(7,681)	(82,981)	6,077	5,402

Cash Flows From Investing Activities
Purchase of horse assets	(35,000)	–	–	–	–	–	–
Proceeds from horse disposition	35,000	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	50,000	–	–	–	330,008	–	–
Distributions from horse series	(42,925)	–	–	(6,626)	–	–	(41,244)
Capital contributions	–	–	–	–	–	–	21,600
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	13,235	14,388	–	–	–
Net advances/(repayments) in amount due to manager	–	–	6,776	(82)	(247,026)	(6,077)	14,241
Net Cash Provided by Financing Activities	7,075	–	20,011	7,681	82,982	(6,077)	(5,402)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-155

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20
Cash Flows From Operating Activities
Net Loss	$(20,866)	$7	$(43,873)	$–	$(12,133)	$–	$(5,057)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,300	–	26,250	–	3,952	–	1,789
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(720)	–	(1,463)	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(9,285)	7	(19,085)	–	(8,181)	–	(3,268)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	(110,250)	–	(51,188)
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	(110,250)	–	(51,188)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	58,428	–	–	–	–
Distributions from horse series	–	–	(16,740)	–	–	–	–
Capital contributions	–	734	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	4,759	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	4,527	(741)	(22,603)	–	118,431	–	54,455
Net Cash Provided by Financing Activities	9,285	(7)	19,085	–	118,431	–	54,455

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-156

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20	Series Naismith	Series National Road	Series New York Claiming Package
Cash Flows From Operating Activities
Net Loss	$–	$–	$(51,396)	$(6,320)	$(58,623)	$(43,109)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	14,000	2,333	27,375	16,667	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	(35)	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	(780)	–	987	–	–
Change in accrued expense	–	–	–	–	35	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	(38,176)	(3,986)	(30,261)	(26,442)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(105,000)	–	(15,000)	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	(105,000)	–	(15,000)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	64,527	–	–	140,000	–
Distributions from horse series	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	(26,351)	108,986	30,261	(98,558)	–
Net Cash Provided by Financing Activities	–	–	38,176	108,986	30,261	41,442	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-157

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta	Series One Last Night 21	Series Our Miss Jones 19
Cash Flows From Operating Activities
Net Loss	$–	$–	$–	$(38,746)	$(89,125)	$–	$(60,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	–	8,790	35,833	–	10,500
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	–	(1,650)	2,567	–	(585)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	–	(31,605)	(50,724)	–	(50,414)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(90,000)	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	(90,000)	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	126,000	–	–	187,200
Distributions from horse series	–	–	–	–	–	–	(8,136)
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	–	(4,395)	50,724	–	(128,650)
Net Cash Provided by Financing Activities	–	–	–	121,605	50,724	–	50,414

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-158

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19	Series Race Hunter 19
Cash Flows From Operating Activities
Net Loss	$–	$–	$–	$–	$10	$(44,614)	$(38,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	–	–	–	21,000	43,750
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	(1,170)	(4,846)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	–	–	10	(24,784)	757

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	52
Distributions from horse series	–	–	–	–	–	–	(61,600)
Capital contributions	–	–	–	–	30,389	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	–	–	(30,399)	24,784	60,791
Net Cash Provided by Financing Activities	–	–	–	–	(10)	24,784	(757)

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-159

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
Cash Flows From Operating Activities
Net Loss	$(201,742)	$(14,932)	$–	$–	$–	$–	$(48,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	109,375	14,000	–	–	–	–	49,088
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(4,826)	(780)	–	–	–	–	(1,833)
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(97,193)	(1,712)	–	–	–	–	(944)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	342,720	–	–	–	–	–	–
Distributions from horse series	–	(31,590)	–	–	–	–	(35,554)
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	30,818
Net advances/(repayments) in amount due to manager	(245,527)	33,302	–	–	–	–	5,680
Net Cash Provided by Financing Activities	97,193	1,712	–	–	–	–	944

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-160

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight
Cash Flows From Operating Activities
Net Loss	$–	$–	$–	$–	$–	$(65,572)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	–	–	–	6,440	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	(1,580)	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	–	–	–	(60,712)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	(100,800)	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	(100,800)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	252,000	–
Distributions from horse series	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	–	–	–	(90,488)	–
Net Cash Provided by Financing Activities	–	–	–	–	–	161,512	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-161

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Storm Shooter	Series Street Band	Series Sunny 18	Series Sunsanddrinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared
Cash Flows From Operating Activities
Net Loss	$(66,715)	$–	$–	$(47,220)	$271,460	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,387	–	–	9,306	13,544	–	–
Loss/(gain) on disposal of horse ownership	35,946	–	–	–	(229,188)	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	2,208	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(5,174)	–	–	(37,914)	55,816	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(70,000)	–	–	–
Proceeds from horse disposition	27,000	–	–	–	243,033	–	–
Net Cash Used In Investing Activities	27,000	–	–	(70,000)	243,033	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	100,000	–	–	–
Distributions from horse series	–	–	–	(402)	(306,211)	–	–
Capital contributions	–	–	–	10,200	12,000	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(21,826)	–	–	(1,884)	(4,638)	–	–
Net Cash Provided by Financing Activities	(21,826)	–	–	107,914	(298,849)	–	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-162

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Tapitry 19	Series Tavasco Road	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes
Cash Flows From Operating Activities
Net Loss	$(39,996)	$–	$(28,922)	$(37,910)	$430,118	$–	$(43,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,600	–	14,000	14,875	59,136	–	16,667
Loss/(gain) on disposal of horse ownership	–	–	–	–	(262,463)	–	–
Gain on debt forgiveness	–	–	–	–	(274,518)	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(1,439)	–	–	(829)	19,750	–	861
Change in accrued expense	–	–	–	–	35,000	–	–
Change in accrued interest payable	–	–	–	–	(46,933)	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(16,835)	–	(14,922)	(23,864)	(39,910)	–	(26,072)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	540,192.00	–	–
Net Cash Used In Investing Activities	–	–	–	–	540,192	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	97,554	–	–	–
Distributions from horse series	–	–	–	(23,700)	–	–	–
Capital contributions	–	–	14,400	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	9,977	–	–	–	(171,725)	–	–
Net advances/(repayments) in amount due to manager	6,858	–	522	(49,990)	(328,557)	–	26,072
Net Cash Provided by Financing Activities	16,836	–	14,922	23,864	(500,282)	–	26,072

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-163

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Timeless Trick 20	Series Tizamagician	Series Tufnel	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknboutpractice
Cash Flows From Operating Activities
Net Loss	$(18,785)	$(37,047)	$(44,180)	$–	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,500	13,505	27,300	–	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	(1,299)	(3,555)	(1,186)	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(16,584)	(27,097)	(18,066)	–	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	(60,000)	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(60,000)	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	62,000	–	992	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	14,584	27,097	17,074	–	–	–	–
Net Cash Provided by Financing Activities	76,584	27,097	18,066	–	–	–	–

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-164

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O	Series Who Runs the World	Series Who'sbeeninmybed 19	Series Without Delay
Cash Flows From Operating Activities
Net Loss	$(4,355)	$(44,635)	$(84,339)	$–	$(130,894)	$(48,738)	$(38,053)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	24,500	15,750	–	53,550	40,163	15,000
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	(1,815)	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–
Change in other assets	3,555	(826)	(878)	–	(2,326)	(2,238)	–
Change in accrued expense	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(800)	(20,961)	(71,282)	–	(79,669)	(10,814)	(23,053)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	179	189,946	–	366,912	–	28,000
Distributions from horse series	(88,782)	–	–	–	–	(18,819)	(12,071)
Capital contributions	–	–	–	–	–	–	19,200
Proceeds from debt - related party	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	1,815	–	–	19,759	–
Net advances/(repayments) in amount due to manager	89,582	20,782	(120,479)	–	(287,243)	9,873	(12,076)
Net Cash Provided by Financing Activities	800	20,961	71,282	–	79,669	10,814	23,053

Net Change In Cash	–	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-165

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month period ended June 30, 2022 (Continued)

	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	Retired MRH Series	6.30.2022 Consolidated Total
Cash Flows From Operating Activities
Net Loss	$(126,360)	$(39,774)	$(65,885)	$–	$–	$(4,326,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	16,061	16,667	42,000	–	–	2,614,422
Loss/(gain) on disposal of horse ownership	92,414	–	–	–	–	(125,570)
Gain on debt forgiveness	–	–	–	–	–	(293,815)
Interest capitalized to loan	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	(4,232)
Change in prepaid expense	–	–	–	–	–	–
Change in other assets	–	–	(2,340)	–	–	(11,038)
Change in accrued expense	–	–	–	–	–	39,232
Change in accrued interest payable	–	–	–	–	–	(46,933)
Change in deferred revenue	–	–	–	–	–	–
Net Cash Used In Operating Activities	(17,885)	(23,107)	(26,225)	–	–	(2,153,952)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	(1,965,387)
Proceeds from horse disposition	–	–	–	–	–	1,064,227
Net Cash Used In Investing Activities	–	–	–	–	–	(901,160)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	6,051,482
Distributions from horse series	(108,209)	–	–	–	–	(1,378,592)
Capital contributions	–	16,800	–	–	–	246,118
Proceeds from debt - related party	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	42,632
Net advances/(repayments) in amount due to manager	126,095	6,307	26,225	–	–	(1,906,529)
Net Cash Provided by Financing Activities	17,885	23,107	26,225	–	–	3,055,112

Net Change In Cash	–	–	–	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–
Cash at End of Period	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–	$–	$–

Supplemental Disclosure of Non-Cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–	$–	$–	$–	$–
Non-cash management fees	$–	$–	$–	$–	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements

F-166

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2023 and December 31, 2022 and for the six-month periods ended June 30, 2023 and 2022

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in Series LLCs with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

As a Nevada Series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Nevada law.

The following are the Series included under the Company which were formed under the laws of Nevada:

Series Name
Series Action Bundle
Series Adjust 20
Series Amandrea
Series Ambleside Park 19
Series Amers
Series Apple Down Under 19
Series Ari the Adventurer 19
Series Ashlees Empire 20
Series Athenian Beauty 19
Series Authentic
Series Awe Hush 19
Series Bajan Bashert
Series Balletic
Series Bella Chica
Series Big Mel
Series Black Escort 19
Series Bullion
Series Cable Boss
Series Cairo Kiss

F-167

Series Carrothers
Series Cayala 19
Series Arch Support 20
Series Chad Brown Bundle
Series Chasing the Moon 20
Series Classic Cut
Series Classofsixtythree 19
Series Co Cola 19
Series Collusion Illusion
Series Consecrate 19
Series Courtisane 19
Series Daddy's Joy
Series Dancing Crane
Series Daring Dancer 20
Series De Mystique 17
Series Deep Cover
Series Demogorgon
Series Desire Street 19
Series Echo Warrior 19
Series Edge Racing Summer Fun
Series Enchante 21
Series Elarose 21
Series Escape Route
Series Exonerated 19
Series Fenwick Hall 20
Series Forever Rose
Series Flora Dora 20
Series Frosted Oats
Series Future Stars Stable
Series Gentleman Gerry

F-168

Series Going to Vegas
Series Got Stormy
Series Grand Traverse Bay 19
Series Grand Traverse Bay 20
Series Heaven Street
Series Kindle 21
Series Knarsdale 21
Series I'm a Looker 20
Series Into Summer 19
Series Ishvana 21
Series Jeanne's Speight 20
Series Just Louise 19
Series Keertana 18
Series Kiana's Love
Series Kichiro
Series Lane Way
Series Latte Da 19
Series Lazy Daisy
Series Le Relais 20
Series Lost Empire 19
Series Madarnas
Series Madiera Wine
Series Major Implications
Series Man Among Men
Series Margaret Reay 19
Series Margarita Friday 19
Series Martita Sangrita 17
Series Mayan Milagra 19
Series Midnight Sweetie 19
Series Miss Puzzle
Series Miss Sakamoto
Series Mo Mischief

F-169

Series Mo Temptation
Series Monomoy Girl
Series Moonbow 20
Series Moonless Sky
Series Motion Emotion
Series Mrs Whistler
Series My Fast One 20
Series Naismith
Series National Road
Series New York Claiming Package
Series Night of Idiots
Series Nileist
Series Noble Goddess
Series Northern Smile 20
Series NY Exacta
Series One Last Night 21
Series Our Miss Jones 19
Series Our Jenny B
Series Palace Foal
Series Patsys Kim 21
Series Popular Demand
Series Power Up Paynter
Series Queen Amira 19
Series Race Hunter 19
Series Rosie's Alibi
Series Salute to America
Series Sarrocchi 21
Series Sauce On Side
Series Shake It Up Baby
Series Sigesmund
Series Silverpocketsfull 19

F-170

Series Smart Shopping 21
Series Social Dilemma
Series Song of Lark 21
Series Soul Beam
Series Speightstown Belle 19
Series Spirit 20
Series Squared Straight
Series Storm Shooter
Series Street Band
Series Sunny 18
Series Sunsanddrinkinhand
Series Sweet Sweet Annie 19
Series Swiss Minister
Series Takeo Squared
Series Tapitry 19
Series Tavasco Road
Series Tell All 19
Series Tell the Duchess 19
Series The Filly Four
Series The Royal Duet
Series Thirteen Stripes
Series Timeless Trick 20
Series Tizamagician
Series Tufnel
Series Twirl Girl 21
Series Two Trail Sioux 17
Series Two Trail Sioux 17K
Series Utalknboutpractice
Series Vertical Threat
Series Vow
Series War Safe

F-171

Series Wayne O
Series Who Runs the World
Series Who'sbeeninmybed 19
Series Without Delay
Series Wonder Upon a Star 19
Series Yes This Time
Series You Make Luvin Fun 19
Series Zestful
My Racehorse CA
Series Edge Classic Colt Package
Series Edge Crown It 21
Series Edge High Speed Goldie 21
Series Edge More Than Magic 21
Series MRH Adaay in Asia
Series MRH Alliford Bay 21
Series MRH Blues Corner 21
Series MRH Bullish Sentiment 21
Series MRH Giant Mover 21
Series MRH Lovesick 21
Series MRH Tamboz 21

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These consolidated and consolidating financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

F-172

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company adopted the calendar year as its basis for reporting.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, including delayed implementation dates from those applicable to public business entities.

Unaudited Interim Consolidated and Consolidating Financial Information

The accompanying consolidating and consolidated balance sheets as of June 30, 2023 and 2022 and the statements of operations, members’ equity/(deficit) and cash flows for the six-month periods ended June 30, 2023 and 2022 are unaudited. The unaudited interim consolidated and consolidating financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of consolidated and consolidating financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company and each of its listed Series consider short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2023 and December 31, 2022, the Company and each of its listed Series had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company and each of its listed Series believe that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of June 30, 2023 and December 31, 2022, the Company and its listed Series have $70,251 and $65,079 outstanding accounts receivable, respectively.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

F-173

The Company and each of its listed Series review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of June 30, 2023 and December 31, 2022, the Company and its listed Series have $13,068,713 and $17,659,407, respectively, recorded at cost in horse assets.

As of June 30, 2023, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2023	Total
Edge Bajan Bashert	$112,000	$(21,176)	$90,824
Edge Captain Sparrow	70,000	(25,842)	44,158
Edge Blues Corner 21	160,000	(9,778)	150,222
Edge Bullish Sentiment 21	68,000	(6,337)	61,663
Edge Giant Mover 21	164,000	(15,283)	148,717
Edge Crown It 21	138,750	(8,479)	130,271
Edge Escape Route	42,400	(38,487)	3,913
Edge Heaven Street	100,000	(32,437)	67,563
Edge High Speed Goldie 21	108,000	(9,194)	98,806
Edge In Due Time	76,000	(55,765)	20,235
Edge Interstellar	60,000	(23,500)	36,500
Edge Jai Ho	87,500	(32,303)	55,197
Edge More Than Magic 21	126,000	(7,467)	118,533
Edge National Road	100,000	(64,329)	35,671
Edge Our Jenny B 21	52,000	(13,530)	38,470
Edge Pep Rally	90,000	(38,790)	51,210
Edge Spun Intended	62,500	(26,658)	35,842
ESF-Picture of a Lady	44,100	(15,762)	28,338
Edge Tepeu	110,000	(80,259)	29,741
Edge Twirl Girl 21	75,000	(19,444)	55,556
Edge Yes This Time	100,000	(83,692)	16,308
MRH Adaay in Asia	204,000	(14,733)	189,267
MRH Alliford Bay 21	120,000	(7,333)	112,667

F-174

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2023	Total
MRH Always Hopeful	85,680	(61,036)	24,645
MRH Balletic	472,500	(298,065)	174,435
MRH Blues Corner 21	240,000	(14,667)	225,333
MRH Boppy	47,250	(28,481)	18,769
MRH Bullish Sentiment 21	102,000	(9,505)	92,495
MRH Cable Boss	294,525	(185,794)	108,731
MRH CB Bundle	30,173	(16,763)	13,410
CB-Three Jewels	240,000	(142,889)	97,111
MRH Celebrity News	63,000	(45,958)	17,042
MRH Chasing Time	262,500	(192,188)	70,313
MRH Classic Cut	252,000	(159,194)	92,806
MRH Cumberland Falls	51,188	(18,851)	32,336
MRH Duke of Love	89,250	(63,145)	26,105
MRH Forbidden Kingdom	153,000	(143,367)	9,633
MRH Forever Rose	118,142	(42,318)	75,824
MRH Frosted Oats	102,500	(95,572)	6,928
MRH Future Stars Stable	335,500	(329,209)	6,291
MRH Giant Mover 21	45,100	(4,203)	40,897
MRH Hero Status	170,100	(129,861)	40,239
MRH Inspector	94,500	(37,713)	56,788
MRH Iron Works	294,525	(215,634)	78,891
MRH Ishvana 21	125,000	(31,713)	93,287
MRH Kanthari	307,913	(233,142)	74,771
MRH Kindle 21	157,500	(41,708)	115,792
MRH Knarsdale 21	280,500	(75,157)	205,343
MRH Lady Blitz	336,000	(100,559)	235,441
MRH Lovesick 21	250,013	(14,816)	235,197
MRH Man Among Men	147,600	(137,623)	9,977
MRH Micro Share	240,975	(176,216)	64,759
MRH Miss Sakamoto	157,500	(115,174)	42,326
MRH Mo Temptation	110,250	(40,702)	69,548
MRH Mrs Whistler	84,000	(61,352)	22,648
MRH One Fast Dream	105,000	(37,333)	67,667
MRH One Last Night 21	135,684	(40,608)	95,076
MRH Phantom Ride	100,800	(40,040)	60,760

F-175

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2023	Total
MRH Pioneer Prince	262,500	(92,847)	169,653
MRH Rosie's Alibi	656,250	(414,567)	241,683
MRH Sarrocchi 21	288,750	(77,267)	211,483
MRH Search Engine	334,688	(244,449)	90,239
MRH Secret Crush	315,000	(84,000)	231,000
MRH Seize the Grey	315,000	(94,274)	220,726
MRH Enchante 21	299,220	(79,515)	219,705
MRH Sixtythreecaliber	125,000	(116,319)	8,681
MRH Song of the Lark 21	160,650	(42,691)	117,959
MRH Straight No Chaser	115,500	(81,716)	33,784
MRH Sun Valley Road	39,375	(23,464)	15,911
MRH Tamboz 21	341,250	(19,906)	321,344
MRH Tap the Gavel	241,500	(176,387)	65,114
MRH La Cuvee 21	56,189	(12,865)	43,323
MRH San Saria 21	518,925	(125,303)	393,622
MRH Tufnel	178,200	(101,622)	76,578
MRH Vow	147,000	(107,366)	39,634
MRH Who Runs the World	321,300	(202,684)	118,616
TOTAL	$13,068,713	$(6,128,372)	$6,940,341

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

F-176

Revenue Recognition

The Company and each of its listed Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made.

The Company and each of its listed Series determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Certain of the Company’s Series are under contracts that require payments to be made in advance of future sales proceeds if and upon achievement of certain milestones. These payments will be recognized to realized gains/(losses) in the statements of operation upon sale of the associated horses. The amount held in deferred revenue as of both June 30, 2023 and December 31, 2022 was $60,000.

Cost of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated. The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated and consolidating financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

F-177

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each of its listed Series is a business that has not yet generated profits since inception, has sustained a net loss of $5,007,031 during the six-month period ended June 30, 2023, and is dependent upon its Manager for financing its operations. The Company’s and each of its listed Series’ financial performance is impacted by several key factors. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition; however, series revenues will not commence until the horses begin racing sometime during their two-year-old season. Additionally, as horses continue to mature, the series will have increased opportunity to generate greater revenue to offset their ongoing expenses. These factors, among others, raise substantial doubt about the ability of the Company and each of its listed Series to continue as a going concern for a reasonable period of time.

In making this assessment, management weighed the significance of the factors, conditions, and events considered. Management based the conclusion primarily on the inception-to-date cumulative losses. These factors were determined to be the primary drivers of the Company’s and each of its listed Series’ ability to sustain its operating costs in the near term. Management also performed an analysis of its operations through the issuance of these consolidated and consolidating financial statements and funding options currently available to it, including a line of credit available to its Manager and its Manager’s ability and intent to fund any operational needs for the coming year.

Management concluded that its plans successfully alleviate the substantial doubt to the ability of the Company and each of its listed Series to continue as a going concern within one year after the date that the consolidated and consolidating financial statements are issued. No assurance can be given that the Company and each of its listed Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each of its listed Series be unable to continue as a going concern.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The Manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date, the Manager has waived the interest due from the series.  The Company and each of its listed Series will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company and each of its listed Series will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-178

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager per Series:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Edge Bajan Bashert	$22,282	$–	$22,282
Edge Captain Sparrow	9,753	–	9,753
Edge Classic Colt Package	511,219	–	511,219
Edge Blues Corner 21	(163,917)		(163,917)
Edge Bullish Sentiment 21	(71,502)		(71,502)
Edge Giant Mover 21	(167,657)		(167,657)
Edge Crown It 21	102,761	75,900	26,861
Edge Demogorgon	4,950	–	4,950
Edge Escape Route	(15,275)	–	(15,275)
Edge Halofied	(1,200)	–	(1,200)
Edge Heaven Street	(347)	–	(347)
Edge High Speed Goldie 21	36,248	130,920	(94,672)
Edge In Due Time	(9,922)	–	(9,922)
Edge Interstellar	(9,082)	–	(9,082)
Edge Jai Ho	7,349	–	7,349
Edge More Than Magic 21	20,876	38,700	(17,824)
Edge National Road	(20,010)	–	(20,010)
Edge Our Jenny B 21	28,351	–	28,351
Edge Pep Rally	(6,429)	–	(6,429)
Edge Spun Intended	(17,946)	–	(17,946)
Edge Summer Fun-d 1	(50,889)	–	(50,889)
ESF-Lady Quinn	18,998		18,998
ESF-Picture of a Lady	(22,927)		(22,927)
ESF-Swift Tap	69,266		69,266
Edge Tepeu	(8,774)	–	(8,774)
Edge Twirl Girl 21	32,880	87,165	(54,285)
Edge Yes This Time	(9,537)	–	(9,537)
MRH Above Suspicion	7,713	–	7,713
MRH Adaay in Asia	(15,066)	204,000	(219,066)
MRH Alliford Bay 21	(8,266)	120,000	(128,266)

F-179

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Always Hopeful	14,189	–	14,189
MRH Authentic	(291,071)	–	(291,071)
MRH Balletic	46,278	–	46,278
MRH Blues Corner 21	(11,100)	240,000	(251,100)
MRH Boppy	14,424	–	14,424
MRH Bullish Sentiment 21	(10,809)	102,000	(112,809)
MRH Cable Boss	39,900	–	39,900
MRH CB Bundle	124,318	(603,450)	727,768
CB-Ein Gedi	30,224	303,450	(273,226)
CB-Night Combat	(47,577)	60,000	(107,577)
CB-Three Jewels	(64,816)	240,000	(304,816)
MRH Celebrity News	3,284	–	3,284
MRH Chasing Time	48,998	–	48,998
MRH Classic Cut	63,397	–	63,397
MRH Cumberland Falls	67,452	–	67,452
MRH Deep Cover	(27,622)	–	(27,622)
MRH Duke of Love	(22,228)	–	(22,228)
MRH Forbidden Kingdom	(10,617)	–	(10,617)
MRH Forever Rose	(28,260)	118,142	(146,402)
MRH Frosted Oats	17,341	–	17,341
MRH Future Stars Stable	30,621	–	30,621
MRH Giant Mover 21	(4,924)	45,100	(50,024)
MRH Helicopter Money	73,145	–	73,145
MRH Hero Status	21,878	–	21,878
MRH Infinite Empire	4,691	–	4,691
MRH Inspector	38,349	–	38,349
MRH Iron Works	55,366	–	55,366
MRH Ishvana 21	(29,604)	125,000	(154,604)
MRH Kanthari	12,506	–	12,506
MRH Kindle 21	110,849	–	110,849
MRH Knarsdale 21	(48,048)	275,000	(323,048)
MRH Lady Blitz	108,302	–	108,302
MRH Lane Way	8,658	–	8,658
MRH Lovesick 21	(10,331)	250,013	(260,344)

F-180

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Magical Ways	52,906	–	52,906
MRH Man Among Men	6,927	–	6,927
MRH Micro Share	45,889	–	45,889
MRH Miss Sakamoto	13,394	(46)	13,440
MRH Mo Temptation	75,843	–	75,843
MRH Mrs Whistler	28,292	(349)	28,642
MRH Ocean Magic 18	(6,171)		(6,171)
MRH One Fast Dream	97,563	–	97,563
MRH One Last Night 21	86,103	–	86,103
MRH Phantom Ride	51,854	–	51,854
MRH Pioneer Prince	118,369	–	118,369
MRH Rosie's Alibi	61,867	–	61,867
MRH Sarrocchi 21	145,811	–	145,811
MRH Search Engine	23,378	–	23,378
MRH Secret Crush	127,202	–	127,202
MRH Seize the Grey	111,385	–	111,385
MRH Simply Enchanting	118,262	5,984	112,278
MRH Sixtythreecaliber	17,249	–	17,249
MRH Song of the Lark 21	78,132	–	78,132
MRH Stay Fabulous	6,750	–	6,750
MRH Straight No Chaser	42,307	–	42,307
MRH Sun Valley Road	13,586	(103)	13,688
MRH Tamboz 21	(8,702)	341,250	(349,952)
MRH Tap the Gavel	28,030	–	28,030
MRH The Royal Duet	211,815	7,514	204,301
MRH La Cuvee 21	(20,473)	–	(20,473)
MRH San Saria 21	(58,220)	–	(58,220)
MRH Tizamagician	13,514	–	13,514
MRH Tufnel	20,190	–	20,190
MRH Vow	44,691	–	44,691
MRH War Safe	42,543	–	42,543

F-181

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Who Runs the World	49,960	–	49,960
P-Edge Dancing Crane	(600)	–	(600)
P-Edge Golden Quality	(2,400)	–	(2,400)
P-Edge Sunsanddrinkinhand	1,266	–	1,266
P-Edge Walk the Talk	(600)	–	(600)
P-MRH Filly Four	(342,237)		(342,237)
FF-MRH Joyful Addiction	2,082	–	2,082
FF-MRH Lady Valentine	1,535	–	1,535
FF-MRH Moonlight d'Oro	364,201	–	364,201
FF-MRH Shared Empire	(25,581)	–	(25,581)
P-MRH Provocateur	519	–	519
TOTAL	$2,239,494	$2,166,190	$73,304

All Series not presented in the table above had $0 balances due to/from the Manager as of June 30, 2023. During the six-month periods ended June 30, 2023, the Manager forgave $13,217 of balances due to it.

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit-participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit-participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit-participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder. $15,606 was outstanding on this loan as of both June 30, 2023 and December 31, 2022.

In 2020, with the purchase of the MRH Authentic horse asset the Company agreed to pay purchase (kickers) upon the achievement of certain milestones.  Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%. The net horse income applied as repayments against this loan in 2022 was $644,503 and interest expense of $29,111 was recorded against this loan in 2022. As of both June 30, 2023 and December 31, 2022, the outstanding balance of the loan was $1,278,082.

The Company’s Manager was entitled to certain unpaid management fees related to the MRH Authentic horse, which totaled $213,958 and $213,958 in June 30, 2023 and December 2022, respectively, and remained outstanding to the Manager for a total amount of $288,958 as of both June 30, 2023 and December 31, 2022.

F-182

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  The balance outstanding as of December 31, 2021 was $446,051. The related party forgave principal of $247,649 and accrued interest of $26,869 for total loan forgiveness of $274,518 during the year ended December 31, 2022. The balance of the loan of $198,401 and accrued interest of $23,319 was repaid in 2022.

The Company’s Manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2021 and 2022.  As of June 30, 2023 and December 31, 2022, $590,544 and $609,814 remained outstanding on these agreements, respectively. The note will be repaid at the close of the series from the residual value upon the sale of the horse.  During the period ended June 30, 2023, loans balances of $111,554 were forgiven, loan balances of $53,821 were repaid, and costs of $146,105 were incurred against these loans.

Interest expense totaled $0 and $21,759 for the six-month periods ended June 30, 2023 and 2022.

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC Series as of June 30, 2023.

Series Name	Units Offered	Units Tendered	Series Subscriptions
Series Action Bundle	10,000	10,000	$310,000
Series Aday in Asia	5,100	–	–
Series Adjust 20	10	10	135,000
Series Aliford Bay 21	3,750	–	–
Series Amandrea	550	550	162,250
Series Ambleside Park 19	410	410	84,050
Series Amers	75	75	10,500
Series Apple Down Under 19	600	600	103,800
Series Ari the Adventurer 19	5,100	5,100	433,500
Series Ashlees Empire 20	3,000	3,000	201,000
Series Athenian Beauty 19	1,800	1,800	84,600
Series Authentic	12,500	12,500	2,575,000
Series Awe Hush 19	1,800	1,800	295,200
Series Bajan Bashert	16	16	160,000
Series Balletic	10,000	10,000	800,000
Series Bella Chica	100	100	38,000
Series Big Mel	6,000	6,000	726,000
Series Black Escort 19	20	20	100,000
Series Blues Corner 21	6,000	–	–
Series Bullion	25	25	11,750
Series Bullish Sentiment 21	3,000	–	–

F-183

Series Name	Units Offered	Units Tendered	Series Subscriptions
Series Cable Boss	5,100	5,100	494,700
Series Cairo Kiss	80	80	44,400
Series Carrothers	5,100	5,100	515,100
Series Cayala 19	4,100	4,100	373,100
Series Arch Support 20	10	10	112,000
Series Chad Brown Bundle	5,000	5,000	1,170,000
Series Chasing the Moon 20	1,250	–	–
Series Classic Cut	10,000	10,000	510,000
Series Classic Colt Package	40	40	569,520
Series Classofsixtythree 19	1,000	1,000	193,000
Series Co Cola 19	5,100	5,100	540,600
Series Collusion Illusion	25,000	25,000	750,000
Series Consecrate 19	410	410	64,370
Series Courtisane 19	10,000	10,000	490,000
Series Crown It 21	15	14	203,000
Series Daddy's Joy	600	600	108,000
Series Dancing Crane	20	20	122,000
Series Daring Dancer 20	750	750	101,250
Series De Mystique 17	250	250	35,000
Series Deep Cover	800	800	176,000
Series Demogorgon	20	20	128,000
Series Desire Street 19	1,020	1,020	205,020
Series Echo Warrior 19	6,000	6,000	348,000
Series Edge Racing Summer Fun	50	50	250,000
Series Enchante 21	6,000	5,922	586,278
Series Elarose 21	10,000	10,000	640,000
Series Escape Route	10	10	62,952
Series Exonerated 19	820	820	138,580
Series Fenwick Hall 20	1,200	1,200	242,400
Series Forever Rose	1,250	–	–
Series Flora Dora 20	10	10	100,000
Series Frosted Oats	4,100	4,100	172,200
Series Future Stars Stable	10,000	10,000	500,000
Series Gentleman Gerry	20	20	155,000
Series Going to Vegas	5,100	5,100	438,600

F-184

Series Name	Units Offered	Units Tendered	Series Subscriptions
Series Got Stormy	5,100	5,100	229,500
Series Grand Traverse Bay 19	750	750	335,250
Series Grand Traverse Bay 20	750	751	90,871
Series Heaven Street	20	20	150,000
Series High Speed Goldie 21	13	3	30,000
Series Kindle 21	5,500	5,500	390,500
Series Knarsdale 21	5,100	–	–
Series Lovesick 21	13,333	–	–
Series I'm a Looker 20	4,000	4,000	580,000
Series Into Summer 19	650	650	250,900
Series Ishvana 21	2,500	–	–
Series Jeanne's Speight 20	2,500	2,500	310,000
Series Just Louise 19	1,020	1,020	233,580
Series Keertana 18	5,100	5,100	510,000
Series Kiana's Love	200	200	24,000
Series Kichiro	200	200	26,000
Series Lane Way	6,000	6,000	540,000
Series Latte Da 19	4,100	4,100	143,500
Series Lazy Daisy	1,250	1,250	143,750
Series Le Relais 20	3,000	3,000	495,000
Series Lost Empire 19	10,200	10,200	357,000
Series Madarnas	50	50	17,500
Series Madiera Wine	20	20	50,000
Series Major Implications	20	20	4,600
Series Man Among Men	820	820	223,860
Series Margaret Reay 19	820	820	246,820
Series Margarita Friday 19	2,000	2,000	332,000
Series Martita Sangrita 17	600	600	192,000
Series Mayan Milagra 19	20	20	170,000
Series Midnight Sweetie 19	820	820	121,360
Series Miss Puzzle	125	125	31,250
Series Miss Sakamoto	6,000	6,001	324,054
Series Mo Mischief	5,100	5,100	382,500

F-185

Series Name	Units Offered	Units Tendered	Series Subscriptions
Series Mo Temptation	3,500	3,500	304,500
Series Monomoy Girl	10,200	10,200	469,200
Series Moonbow 20	2,500	2,500	215,000
Series Moonless Sky	200	200	22,000
Series Motion Emotion	1,020	1,020	85,680
Series Mrs Whistler	2,000	2,003	274,411
Series My Fast One 20	2,000	2,000	330,000
Series Naismith	2,000	2,000	304,000
Series National Road	20	20	140,000
Series New York Claiming Package	510	510	71,400
Series Night of Idiots	80	80	20,000
Series Nileist	45	45	23,850
Series Noble Goddess	300	300	33,000
Series Northern Smile 20	20	20	140,000
Series NY Exacta	2,000	2,000	456,000
Series One Last Night 21	3,000	3,000	339,000
Series Our Miss Jones 19	1,200	1,200	187,200
Series Our Jenny B	20	20	120,000
Series Palace Foal	510	–	–
Series Patsys Kim 21	5,000	5,000	665,000
Series Popular Demand	1,020	1,020	248,880
Series Power Up Paynter	600	600	114,000
Series Queen Amira 19	2,000	2,000	330,000
Series Race Hunter 19	10,000	10,000	520,000
Series Rosie's Alibi	10,000	10,000	1,050,000
Series Salute to America	1,000	1,000	273,000
Series Sarrocchi 21	5,000	5,000	640,000
Series Sauce On Side	125	125	30,000
Series Shake It Up Baby	250	250	32,500
Series Sigesmund	200	200	20,000
Series Silverpocketsfull 19	5,100	5,100	453,900
Series Smart Shopping 21	5,000	5,000	635,000
Series Social Dilemma	510	510	85,170
Series Song of Lark 21	2,550	2,550	349,350

F-186

Series Name	Units Offered	Units Tendered	Series Subscriptions
Series Soul Beam	65	65	39,650
Series Speightstown Belle 19	900	900	125,100
Series Spirit 20	3,000	3,000	252,000
Series Squared Straight	150	150	40,500
Series Storm Shooter	2,000	2,000	324,000
Series Street Band	50	50	61,500
Series Sunny 18	6,000	6,000	390,000
Series Sunsanddrinkinhand	20	20	100,000
Series More than Magic 21	12	9	135,000
Series Sweet Sweet Annie 19	20	20	150,000
Series Swiss Minister	50	50	14,000
Series Takeo Squared	100	100	27,000
Series Tamboz 21	6,500	–	–
Series Tapitry 19	820	820	223,860
Series Tavasco Road	80	80	18,400
Series Tell All 19	12	12	126,000
Series Tell the Duchess 19	2,000	2,000	284,000
Series The Filly Four	8,000	8,000	1,440,000
Series The Royal Duet	5,100	5,052	1,020,504
Series Thirteen Stripes	1,000	1,000	229,000
Series Timeless Trick 20	12	12	93,000
Series Tizamagician	600	600	192,000
Series Tufnel	5,200	5,200	322,400
Series Twirl Girl 21	20	7	52,500
Series Two Trail Sioux 17	450	450	135,000
Series Two Trail Sioux 17K	1	1	29,720
Series Utalknboutpractice	100	100	30,000
Series Vertical Threat	600	600	126,000
Series Vow	2,000	2,000	358,000
Series War Safe	2,000	2,000	292,000
Series Wayne O	6,000	6,000	570,000
Series Who Runs the World	5,100	5,100	530,400
Series Who'sbeeninmybed 19	5,100	5,100	377,400
Series Without Delay	20	20	140,000
Series Wonder Upon a Star 19	10,000	10,000	370,000
Series Yes This Time	10	10	129,520
Series You Make Luvin Fun 19	6,000	6,000	450,000
Series Zestful	100	100	32,000
Total Subscriptions	436,434	387,993	$41,918,010
Less: Distributions to Date			7,570,854
Net of Distributions			$34,347,156

F-187

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

Distributions are recorded when declared. When a declared distribution is not yet paid as of a balance sheet date, it is recorded as a distribution payable liability. Distributions payable amounted to $666 and $716,840 as of June 30, 2023 and December 31, 2022, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company and each of its listed Series adopted this standard in 2022 and it had no effect on the Company’s consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company and each of its listed Series will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

The Company and each of its listed Series is not currently involved with and does not know of any pending or threatening litigation against the Company, each of its listed Series, or its member.

F-188

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan that bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal.

During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company and each of its listed Series is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2023.

Management’s Evaluation

Management has evaluated subsequent events through September 27, 2023, the date the consolidated and consolidating financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated and consolidating financial statements.

F-189

INDEPENDENT AUDITOR’S REPORT

June 14, 2023

To: Experiential Squared, Inc as manager of My Racehorse CA LLC and its Series

Re: 2022 and 2021 Consolidated and Consolidating Financial Statement Audit

We have audited the accompanying financial statements of MY RACEHORSE CA, LLC (a series limited liability company organized in Nevada) (the “Company”), on a consolidated basis and for each listed Series on a consolidating basis balance sheets as of December 31, 2022 and 2021, and the related consolidated and consolidating statements of operations, changes in members’ equity, and cash flows for the calendar year periods ended December 31, 2022 and 2021, and the related notes to such consolidated and consolidating financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We are required to be independent with respect to the Company on a consolidated basis and for each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We conducted our audit of the Company and each Series’ financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated and consolidating financial statements referred to above present fairly, in all material respects, the financial position of the Company and each listed Series as of December 31, 2022 and 2021, and the results of its consolidated and consolidating operations, changes in members’ equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company and each listed series will continue as a going concern. However, there is substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the consolidated and consolidating financial statements. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

We have served as the Company’s auditor since 2018.

IndigoSpire CPA Group, LLC

Aurora, Colorado

June 14, 2023

F-190

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	12,438	–	–	–	–	22,438	91,770
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	12,438	–	–	–	–	22,438	91,770
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	69,780	–	–	–	–	126,090	32,302
Total Non-Current Assets	–	69,780	–	–	–	–	126,090	32,302

TOTAL ASSETS	$–	$82,218	$–	$–	$–	$–	$148,527	$124,073

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	52,354	–
Total Long-term Liabilities	–	–	–	–	–	–	52,354	–

Total Liabilities	–	–	–	–	–	–	52,354	–

Members' Equity:
Capital Contribution	–	–	24,272	33,786	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	147,299	135,000	157,908	74,719	8,998	77,255	421,566	200,850
Accumulated deficit	(147,299)	(52,782)	(182,180)	(108,505)	(8,998)	(77,255)	(325,393)	(76,777)
Total Members' Equity	–	82,218	–	–	–	–	96,173	124,073

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$82,218	$–	$–	$–	$–	$148,527	$124,073

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-191

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	1,200
Horse reserve funds receivable from Manager (see Note 4)	–	(189,569)	–	18,982	87,248	–	–	11,542
Prepaid expense	–	–	–	1,911	–	–	–	–
Total Current Assets	–	(189,569)	–	20,893	87,248	–	–	12,742
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	699,923	–	109,491	253,185	–	–	–
Total Non-Current Assets	–	699,923	–	109,491	253,185	–	–	–

TOTAL ASSETS	$–	$510,354	$–	$130,384	$340,434	$–	$–	$12,742

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$25,800	$–	$–	$–	$–
Accrued expense	–	4,925	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	12,742
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	4,925	–	25,800	–	–	–	12,742

Long-term Liabilities:
Long-term debt - related party	–	1,567,040	–	–	–	–	–	–
Total Long-term Liabilities	–	1,567,040	–	–	–	–	–	–

Total Liabilities	–	1,571,965	–	25,800	–	–	–	12,742

Members' Equity:
Capital Contribution	24,527	–	40,192	–	–	16,469	48,373	36,000
Subscriptions in series, net of distributions (See Note 6)	66,401	2,099,833	264,846	130,000	794,100	38,000	726,000	84,467
Accumulated deficit	(90,928)	(3,161,443)	(305,037)	(25,416)	(453,666)	(54,469)	(774,373)	(120,467)
Total Members' Equity	–	(1,061,611)	–	104,584	340,434	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$510,354	$–	$130,384	$340,434	$–	$–	$12,742

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-192

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	63,107	–	21,631	31,124	7,715	189,967	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	63,107	–	21,631	31,124	7,715	189,967	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	157,819	–	–	–	55,824	376,744	–
Total Non-Current Assets	–	157,819	–	–	–	55,824	376,744	–

TOTAL ASSETS	$–	$220,926	$–	$21,631	$31,124	$63,539	$566,711	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	708	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	21,631	30,416	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	21,631	31,124	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	21,631	31,124	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	11,750	494,700	44,400	470,927	283,931	110,111	1,170,000	–
Accumulated deficit	(11,750)	(273,774)	(44,400)	(470,927)	(283,931)	(46,571)	(603,289)	–
Total Members' Equity	–	220,926	–	–	–	63,539	566,711	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$220,926	$–	$21,631	$31,124	$63,539	$566,711	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-193

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Classic Cut	Series Classofsixty- three 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	600
Horse reserve funds receivable from Manager (see Note 4)	99,394	25,172	43,029	–	–	51,353	–	(600)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	99,394	25,172	43,029	–	–	51,353	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	134,806	29,514	146,020	–	–	105,363	–	–
Total Non-Current Assets	134,806	29,514	146,020	–	–	105,363	–	–

TOTAL ASSETS	$234,200	$54,685	$189,049	$–	$–	$156,716	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	50,000	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	50,000	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	73,900	–	–	–	–	–	–
Total Long-term Liabilities	–	73,900	–	–	–	–	–	–

Total Liabilities	–	123,900	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	60,000
Subscriptions in series, net of distributions (See Note 6)	510,000	58,960	505,563	686,309	46,629	457,099	106,872	39,711
Accumulated deficit	(275,800)	(128,175)	(316,514)	(686,309)	(46,629)	(300,382)	(106,872)	(99,711)
Total Members' Equity	234,200	(69,215)	189,049	–	–	156,716	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$234,200	$54,685	$189,049	$–	$–	$156,716	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-194

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	4,800	–	5,925	–	–
Horse reserve funds receivable from Manager (see Note 4)	21,923	–	1,880	4,134	26,621	42,004	92,512	142,831
Prepaid expense	–	–	849	–	–	–	–	–
Total Current Assets	21,923	–	2,730	8,934	26,621	47,929	92,512	142,831
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	26,644	–	6,496	54,516	38,925	68,589	79,526	269,575
Total Non-Current Assets	26,644	–	6,496	54,516	38,925	68,589	79,526	269,575

TOTAL ASSETS	$48,567	$–	$9,226	$63,450	$65,546	$116,518	$172,038	$412,406

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$271,512
Accrued expense	–	–	–	–	–	5,925	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	324	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	324	–	5,925	–	271,512

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	324	–	5,925	–	271,512

Members' Equity:
Capital Contribution	–	–	–	48,000	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	101,250	26,026	176,000	110,840	197,798	289,860	250,000	243,639
Accumulated deficit	(52,683)	(26,026)	(166,774)	(95,714)	(132,253)	(179,267)	(77,962)	(102,745)
Total Members' Equity	48,567	–	9,226	63,126	65,546	110,593	172,038	140,894

TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,567	$–	$9,226	$63,450	$65,546	$116,518	$172,038	$412,406

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-195

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	3,600	241	–	–	–	–	562
Horse reserve funds receivable from Manager (see Note 4)	157,696	(8,247)	8,080	65,134	(18,468)	1,262	16,733	103,891
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	157,696	(4,647)	8,320	65,134	(18,468)	1,262	16,733	104,454
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	283,500	10,980	19,748	72,538	95,515	46,259	24,012	34,294
Total Non-Current Assets	283,500	10,980	19,748	72,538	95,515	46,259	24,012	34,294

TOTAL ASSETS	$441,196	$6,333	$28,069	$137,671	$77,047	$47,521	$40,745	$138,747

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$112,046	$–	$–	$–	$118,142	$–	$–	$–
Accrued expense	–	–	241	–	–	–	–	562
Deferred revenue	–	–	–	–	–	–	–	10,000
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	112,046	–	241	–	118,142	–	–	10,562

Long-term Liabilities:
Long-term debt - related party	–	–	52,890	–	–	–	56,953	65,340
Total Long-term Liabilities	–	–	52,890	–	–	–	56,953	65,340

Total Liabilities	112,046	–	53,130	–	118,142	–	56,953	75,902

Members' Equity:
Capital Contribution	–	72,000	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	495,424	(38,426)	137,137	240,300	–	79,553	144,402	469,700
Accumulated deficit	(166,275)	(27,241)	(162,199)	(102,629)	(41,095)	(32,033)	(160,610)	(406,854)
Total Members' Equity	329,149	6,333	(25,062)	137,671	(41,095)	47,521	(16,208)	62,846

TOTAL LIABILITIES AND MEMBERS' EQUITY	$441,196	$6,333	$28,069	$137,671	$77,047	$47,521	$40,745	$138,747

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-196

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(1,948)	550,138	–	64,741	19,535	12,682	102,460	(15,989)
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	(1,948)	550,138	–	64,741	19,535	12,682	102,460	(15,989)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	76,852	–	–	–	22,474	84,229	142,042	246,125
Total Non-Current Assets	76,852	–	–	–	22,474	84,229	142,042	246,125

TOTAL ASSETS	$74,904	$550,138	$–	$64,741	$42,009	$96,911	$244,502	$230,136

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$(103)	$–	$271,250	$275,000
Accrued expense	–	79,334	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	470,804	–	64,741	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	550,138	–	64,741	(103)	–	271,250	275,000

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	550,138	–	64,741	(103)	–	271,250	275,000

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	155,000	(236,882)	70,877	268,087	90,729	144,965	–	–
Accumulated deficit	(80,096)	236,882	(70,877)	(268,087)	(48,617)	(48,054)	(26,748)	(44,864)
Total Members' Equity	74,904	–	–	–	42,112	96,911	(26,748)	(44,864)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$74,904	$550,138	$–	$64,741	$42,009	$96,911	$244,502	$230,136

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-197

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	2,606	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	154,796	–	(15,282)	96,414	(3,896)	–	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	154,796	–	(15,282)	96,414	(1,290)	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	213,403	–	114,120	96,031	35,133	–	–	–
Total Non-Current Assets	213,403	–	114,120	96,031	35,133	–	–	–

TOTAL ASSETS	$368,198	$–	$98,839	$192,445	$33,843	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$125,000	$794	$–	$–	$–	$–
Accrued expense	–	–	–	–	2,606	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	125,000	794	2,606	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	92,503	–	–	–
Total Long-term Liabilities	–	–	–	–	92,503	–	–	–

Total Liabilities	–	–	125,000	794	95,109	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	10,973
Subscriptions in series, net of distributions (See Note 6)	580,000	199,520	–	307,333	73,379	426,088	20,025	26,000
Accumulated deficit	(211,802)	(199,520)	(26,161)	(115,681)	(134,644)	(426,088)	(20,025)	(36,973)
Total Members' Equity	368,198	–	(26,161)	191,652	(61,265)	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$368,198	$–	$98,839	$192,445	$33,843	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-198

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	12,306	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	32,677	–	–	–	–	–	2,146	–
Prepaid expense	329	–	–	–	–	–	–	–
Total Current Assets	45,312	–	–	–	–	–	2,146	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	11,305	–	–	–	–	–	–	–
Total Non-Current Assets	11,305	–	–	–	–	–	–	–

TOTAL ASSETS	$56,617	$–	$–	$–	$–	$–	$2,146	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	12,306	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	2,146	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	12,306	–	–	–	–	–	2,146	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	12,306	–	–	–	–	–	2,146	–

Members' Equity:
Capital Contribution	–	–	6,446	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	526,222	127,231	143,750	141,076	327,772	9,294	7,075	3,824
Accumulated deficit	(481,910)	(127,231)	(150,196)	(141,076)	(327,772)	(9,294)	(7,075)	(3,824)
Total Members' Equity	44,311	–	–	–	–	(0)	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$56,617	$–	$–	$–	$–	$(0)	$2,146	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-199

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	1,515	–	6,076	–	6,000	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	10,335	70,470	65,637	–	(4,467)	37,483	–	35,662
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	11,850	70,470	71,713	–	1,533	37,483	–	35,662
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	34,577	–	53,034	–	48,074	–	–	68,576
Total Non-Current Assets	34,577	–	53,034	–	48,074	–	–	68,576

TOTAL ASSETS	$46,427	$70,470	$124,747	$–	$49,608	$37,483	$–	$104,238

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$(46)
Accrued expense	1,515	1,553	6,076	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	68,917	–	–	–	37,483	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	1,515	70,470	6,076	–	–	37,483	–	(46)

Long-term Liabilities:
Long-term debt - related party	51,777	–	–	–	–	–	–	–
Total Long-term Liabilities	51,777	–	–	–	–	–	–	–

Total Liabilities	53,292	70,470	6,076	–	–	37,483	–	(46)

Members' Equity:
Capital Contribution	–	–	–	–	48,000	–	734	–
Subscriptions in series, net of distributions (See Note 6)	209,395	132,253	275,520	179,649	62,858	83,877	31,250	304,314
Accumulated deficit	(216,261)	(132,253)	(156,849)	(179,649)	(61,250)	(83,877)	(31,984)	(200,030)
Total Members' Equity	(6,865)	–	118,671	–	49,608	–	–	104,284

TOTAL LIABILITIES AND MEMBERS' EQUITY	$46,427	$70,470	$124,747	$–	$49,608	$37,483	$–	$104,238

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-200

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	96,399	–	89,716	–	–	57,298	125,712
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	96,399	–	89,716	–	–	57,298	125,712
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	87,923	–	40,867	–	–	36,648	85,167
Total Non-Current Assets	–	87,923	–	40,867	–	–	36,648	85,167

TOTAL ASSETS	$–	$184,323	$–	$130,583	$–	$–	$93,946	$210,879

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$(349)	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	(349)	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	(349)	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	355,378	304,500	223,434	214,925	21,628	26,129	271,291	330,000
Accumulated deficit	(355,378)	(120,177)	(223,434)	(84,342)	(21,628)	(26,129)	(176,995)	(119,121)
Total Members' Equity	–	184,323	–	130,583	–	–	94,296	210,879

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$184,323	$–	$130,583	$–	$–	$93,946	$210,879

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-201

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	2,262	3,000	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(41,193)	2,500	–	–	–	–	(7,991)	(58,119)
Prepaid expense	1,073	–	–	–	–	–	–	2,238
Total Current Assets	(37,859)	5,500	–	–	–	–	(7,991)	(55,881)
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	36,382	52,838	–	–	–	–	66,210	38,916
Total Non-Current Assets	36,382	52,838	–	–	–	–	66,210	38,916

TOTAL ASSETS	$(1,477)	$58,338	$–	$–	$–	$–	$58,219	$(16,965)

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	2,262	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	2,262	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	2,262	–	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	36,000	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	304,000	103,963	21,100	20,000	23,850	33,000	140,000	454,720
Accumulated deficit	(307,739)	(81,625)	(21,100)	(20,000)	(23,850)	(33,000)	(81,781)	(471,685)
Total Members' Equity	(3,739)	58,338	–	–	–	–	58,219	(16,965)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$(1,477)	$58,338	$–	$–	$–	$–	$58,219	$(16,965)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-202

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	104,736	25,280	46,528	(6,171)	149,796	–	–	–
Prepaid expense	–	–	1,511	–	–	–	–	–
Total Current Assets	104,736	25,280	48,039	(6,171)	149,796	–	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	117,690	27,542	47,137	–	291,441	–	–	–
Total Non-Current Assets	117,690	27,542	47,137	–	291,441	–	–	–

TOTAL ASSETS	$222,426	$52,821	$95,176	$(6,171)	$441,237	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$144,666	$–	$59,880	$–	$105,838	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	23	–	–	–	–
Total Current Liabilities	144,666	–	59,880	23	105,838	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	15,606	–	–	–	–
Total Long-term Liabilities	–	–	–	15,606	–	–	–	–

Total Liabilities	144,666	–	59,880	15,629	105,838	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	1,741	30,389	–
Subscriptions in series, net of distributions (See Note 6)	152,324	179,064	54,000	–	528,409	248,880	95,535	219,885
Accumulated deficit	(74,563)	(126,243)	(18,704)	(21,801)	(193,010)	(250,621)	(125,924)	(219,885)
Total Members' Equity	77,761	52,821	35,296	(21,801)	335,399	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$222,426	$52,821	$95,176	$(6,171)	$441,237	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-203

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silver- pocketsfull 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	25,082	95,726	46,947	183,394	–	–	–	60,565
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	25,082	95,726	46,947	183,394	–	–	–	60,565
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	114,063	351,058	38,570	259,608	–	–	–	127,978
Total Non-Current Assets	114,063	351,058	38,570	259,608	–	–	–	127,978

TOTAL ASSETS	$139,145	$446,785	$85,517	$443,001	$–	$–	$–	$188,544

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$59,619	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	59,619	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	61,330
Total Long-term Liabilities	–	–	–	–	–	–	–	61,330

Total Liabilities	–	–	–	59,619	–	–	–	61,330

Members' Equity:
Capital Contribution	–	–	–	–	–	–	22,953	–
Subscriptions in series, net of distributions (See Note 6)	357,900	998,800	233,910	563,072	23,290	19,776	20,000	418,346
Accumulated deficit	(218,755)	(552,015)	(148,393)	(179,690)	(23,290)	(19,776)	(42,953)	(291,132)
Total Members' Equity	139,145	446,785	85,517	383,382	–	–	–	127,214

TOTAL LIABILITIES AND MEMBERS' EQUITY	$139,145	$446,785	$85,517	$443,001	$–	$–	$–	$188,544

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-204

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	144,006	–	95,883	–	–	70,575	–	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	144,006	–	95,883	–	–	70,575	–	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	273,226	–	144,734	–	–	77,560	–	–
Total Non-Current Assets	273,226	–	144,734	–	–	77,560	–	–

TOTAL ASSETS	$417,231	$–	$240,616	$–	$–	$148,135	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$46,375	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	46,375	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	46,375	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	25,979	–
Subscriptions in series, net of distributions (See Note 6)	635,000	28,570	289,481	34,881	44,555	242,070	40,500	265,079
Accumulated deficit	(217,769)	(28,570)	(95,240)	(34,881)	(44,555)	(93,935)	(66,479)	(265,079)
Total Members' Equity	417,231	–	194,241	–	–	148,135	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$417,231	$–	$240,616	$–	$–	$148,135	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-205

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand drinkinhand	Series Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	1,200	7,200	–	–	549	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	666	(4,876)	–	–	10,224	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	1,866	2,324	–	–	10,773	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	33,016	–	–	34,577	–
Total Non-Current Assets	–	–	–	33,016	–	–	34,577	–

TOTAL ASSETS	$–	$–	$1,866	$35,340	$–	$–	$45,350	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	1,200	1,800	–	–	549	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	666	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	1,866	1,800	–	–	549	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	50,750	–
Total Long-term Liabilities	–	–	–	–	–	–	50,750	–

Total Liabilities	–	–	1,866	1,800	–	–	51,299	–

Members' Equity:
Capital Contribution	–	–	12,000	48,000	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	(3,317)	373,619	98,606	(200,712)	14,000	11,983	212,995	16,483
Accumulated deficit	3,317	(373,619)	(110,606)	186,252	(14,000)	(11,983)	(218,945)	(16,483)
Total Members' Equity	–	–	–	33,540	–	0	(5,950)	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$1,866	$35,340	$–	$0	$45,350	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-206

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	600	–	–	–	–	–	2,436	–
Horse reserve funds receivable from Manager (see Note 4)	(600)	39,504	32,677	(2,062)	(13,938)	(3,280)	13,911	59,914
Prepaid expense	–	–	–	–	411	–	–	–
Total Current Assets	–	39,504	32,677	(2,062)	(13,527)	(3,280)	16,347	59,914
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	40,981	–	462,551	14,907	46,500	–	96,438
Total Non-Current Assets	–	40,981	–	462,551	14,907	46,500	–	96,438

TOTAL ASSETS	$–	$80,484	$32,677	$460,489	$1,380	$43,219	$16,347	$156,352

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$541,331	$–	$–	$–	$–
Accrued expense	–	–	25,707	–	–	–	2,436	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	6,970	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	32,677	541,331	–	–	2,436	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	32,677	541,331	–	–	2,436	–

Members' Equity:
Capital Contribution	21,600	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	126,000	106,360	995,885	–	229,000	93,000	29,679	322,400
Accumulated deficit	(147,600)	(25,876)	(995,885)	(80,842)	(227,620)	(49,781)	(15,768)	(166,048)
Total Members' Equity	–	80,484	–	(80,842)	1,380	43,219	13,911	156,352

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$80,484	$32,677	$460,489	$1,380	$43,219	$16,347	$156,352

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-207

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	47,677	–	–	–	–	63,922	62,106	–
Prepaid expense	2,158	–	–	–	–	–	–	–
Total Current Assets	49,835	–	–	–	–	63,922	62,106	–
	–	–	–	–	–	–	–	–
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	68,056	–	–	–	–	64,134	45,893	–
Total Non-Current Assets	68,056	–	–	–	–	64,134	45,893	–

TOTAL ASSETS	$117,891	$–	$–	$–	$–	$128,056	$107,999	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$87,165	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	87,165	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	87,165	–	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	7,724	–	–	–	–	–	33,825
Subscriptions in series, net of distributions (See Note 6)	52,500	135,000	40,069	21,569	(35,487)	338,880	281,700	550,381
Accumulated deficit	(21,774)	(142,724)	(40,069)	(21,569)	35,487	(210,824)	(173,701)	(584,206)
Total Members' Equity	30,726	–	–	–	–	128,056	107,999	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$117,891	$–	$–	$–	$–	$128,056	$107,999	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-208

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2022 (Continued)

	Series Who Runs the World	Series Who'sbeen inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA	FY 2022 Consolidated Total
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	2,400	–	–	–	–	–	65,079
Horse reserve funds receivable from Manager (see Note 4)	70,211	48,528	(2,400)	–	(7,183)	46,476	–	–	4,226,464
Prepaid expense	–	–	–	–	–	–	–	–	10,481
Total Current Assets	70,211	48,528	–	–	(7,183)	46,476	–	–	4,302,024
	–	–	–	–	–	–	–	–	(1)
Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	172,166	104,922	–	–	32,975	109,722	–	–	8,316,347
Total Non-Current Assets	172,166	104,922	–	–	32,975	109,722	–	–	8,316,347

TOTAL ASSETS	$242,377	$153,450	$–	$–	$25,792	$156,198	$–	$–	$12,618,371

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–	$2,243,920
Accrued expense	–	–	–	–	–	–	–	–	149,708
Deferred revenue	–	–	–	–	–	–	–	–	60,000
Distributions payable	–	–	–	–	–	–	–	–	716,840
Interest payable	–	–	–	–	–	–	–	–	23
Total Current Liabilities	–	–	–	–	–	–	–	–	3,170,491

Long-term Liabilities:
Long-term debt - related party	–	52,018	–	–	–	–	–	–	2,192,460
Total Long-term Liabilities	–	52,018	–	–	–	–	–	–	2,192,460

Total Liabilities	–	52,018	–	–	–	–	–	–	5,362,951

Members' Equity:
Capital Contribution	–	–	36,000	–	84,000	–	–	11,843	841,824
Subscriptions in series, net of distributions (See Note 6)	530,400	355,521	110,389	261,791	(117,343)	448,440	25,194	–	32,004,419
Accumulated deficit	(288,023)	(254,089)	(146,389)	(261,791)	59,135	(292,242)	(25,194)	(11,843)	(25,590,823)
Total Members' Equity	242,377	101,432	–	–	25,792	156,198	(0)	–	7,255,420

TOTAL LIABILITIES AND MEMBERS' EQUITY	$242,377	$153,450	$–	$–	$25,792	$156,198	(0)	$–	$12,618,371

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-209

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	12,298	–	15,715	38,119	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	–	12,298	–	15,715	38,119	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	27,024	–	–	228,727	–
Total Non-Current Assets	–	–	–	27,024	–	–	228,727	–

TOTAL ASSETS	$–	$–	$–	$39,322	$–	$15,715	$266,847	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	25,104	–	–	20,534	–
Total Long-term Liabilities	–	–	–	25,104	–	–	20,534	–

Total Liabilities	–	–	–	25,104	–	–	20,534	–

Members' Equity:
Capital Contribution	–	–	24,272	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	147,299	–	157,908	83,743	8,998	92,970	433,500	–
Accumulated deficit	(147,299)	–	(182,180)	(69,525)	(8,998)	(77,255)	(187,187)	–
Total Members' Equity	–	–	–	14,218	–	15,715	246,313	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$39,322	$–	$15,715	$266,847	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-210

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	14,634	(275,776)	25,063	–	181,899	(16,506)	–	2,691
Prepaid expense	–	57,223	–	–	–	24	–	–
Total Current Assets	14,634	(218,553)	25,063	–	181,899	(16,481)	–	2,691

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	25,792	1,949,330	113,117	–	410,685	0	–	42,370
Total Non-Current Assets	25,792	1,949,330	113,117	–	410,685	0	–	42,370

TOTAL ASSETS	$40,426	$1,730,777	$138,179	$–	$592,585	$(16,481)	$–	$45,061

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$488,988	$–	$–	$22,050
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	488,988	–	–	22,050

Long-term Liabilities:
Long-term debt - related party	47,545	1,968,474	39,684	–	–	–	–	–
Total Long-term Liabilities	47,545	1,968,474	39,684	–	–	–	–	–

Total Liabilities	47,545	1,968,474	39,684	–	488,988	–	–	22,050

Members' Equity:
Capital Contribution	–	–	–	–	–	–	48,373	–
Subscriptions in series, net of distributions (See Note 6)	84,600	2,524,083	295,200	–	224,720	38,000	726,000	75,000
Accumulated deficit	(91,719)	(2,761,780)	(196,705)	–	(121,123)	(54,481)	(774,373)	(51,989)
Total Members' Equity	(7,119)	(237,698)	98,495	–	103,597	(16,481)	–	23,011

TOTAL LIABILITIES AND MEMBERS' EQUITY	$40,426	$1,730,777	$138,179	$–	$592,585	$(16,481)	$–	$45,061

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-211

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	109,777	–	54,026	34,775	–	323,639	–
Prepaid expense	–	–	–	1,665	–	–	6,711	–
Total Current Assets	–	109,777	–	55,690	34,775	–	330,350	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	255,994	–	231,853	140,311	–	587,952	–
Total Non-Current Assets	–	255,994	–	231,853	140,311	–	587,952	–

TOTAL ASSETS	$–	$365,771	$–	$287,543	$175,086	$–	$918,301	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$230,118	$–	$93,061	$–	$–	$994,500	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	230,118	–	93,061	–	–	994,500	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	31,524	–	–	–
Total Long-term Liabilities	–	–	–	–	31,524	–	–	–

Total Liabilities	–	230,118	–	93,061	31,524	–	994,500	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	11,750	223,973	44,400	405,616	366,540	–	–	–
Accumulated deficit	(11,750)	(88,320)	(44,400)	(211,135)	(222,979)	–	(76,199)	–
Total Members' Equity	–	135,653	–	194,481	143,562	–	(76,199)	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$365,771	$–	$287,543	$175,086	$–	$918,301	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-212

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	155,443	18,601	84,970	8,051	11,491	115,344	(13,907)	(605)
Prepaid expense	–	–	–	2,445	–	–	100	–
Total Current Assets	155,443	18,601	84,970	10,496	11,491	115,344	(13,807)	(605)

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	218,806	71,181	257,582	335,125	18,771	185,863	5,338	60,293
Total Non-Current Assets	218,806	71,181	257,582	335,125	18,771	185,863	5,338	60,293

TOTAL ASSETS	$374,250	$89,781	$342,552	$345,621	$30,262	$301,208	$(8,469)	$59,688

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	26,925	–	18,981	20,550	–	–	–
Total Long-term Liabilities	–	26,925	–	18,981	20,550	–	–	–

Total Liabilities	–	26,925	–	18,981	20,550	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	36,000
Subscriptions in series, net of distributions (See Note 6)	510,000	193,000	538,611	744,000	62,492	486,499	106,872	96,853
Accumulated deficit	(135,750)	(130,144)	(196,059)	(417,359)	(52,780)	(185,291)	(115,341)	(73,165)
Total Members' Equity	374,250	62,856	342,552	326,641	9,712	301,208	(8,469)	59,688

TOTAL LIABILITIES AND MEMBERS' EQUITY	$374,250	$89,781	$342,552	$345,621	$30,262	$301,208	$(8,469)	$59,688

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-213

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	29,717	–	7,639	5,598	63,161	94,050	–	–
Prepaid expense	–	–	516	–	–	–	–	–
Total Current Assets	29,717	–	8,155	5,598	63,161	94,050	–	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	42,394	–	33,830	84,516	67,485	125,289	–	–
Total Non-Current Assets	42,394	–	33,830	84,516	67,485	125,289	–	–

TOTAL ASSETS	$72,111	$–	$41,985	$90,114	$130,645	$219,339	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$81,000	$–	$–	$–	$1,538	$105,157	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	81,000	–	–	–	1,538	105,157	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	81,000	–	–	–	1,538	105,157	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	–	26,026	176,000	128,000	203,211	224,286	–	–
Accumulated deficit	(8,889)	(26,026)	(134,015)	(37,886)	(74,103)	(110,104)	–	–
Total Members' Equity	(8,889)	–	41,985	90,114	129,108	114,182	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$72,111	$–	$41,985	$90,114	$130,645	$219,339	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-214

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	23,489	15,485	–	–	–	24,375	49,619
Prepaid expense	–	–	–	–	–	–	–	1,193
Total Current Assets	–	23,489	15,485	–	–	–	24,375	50,812

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	25,113	48,448	–	–	–	58,178	190,750
Total Non-Current Assets	–	25,113	48,448	–	–	–	58,178	190,750

TOTAL ASSETS	$–	$48,602	$63,934	$–	$–	$–	$82,553	$241,562

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	24,522	–	–	–	25,273	71,596
Total Long-term Liabilities	–	–	24,522	–	–	–	25,273	71,596

Total Liabilities	–	–	24,522	–	–	–	25,273	71,596

Members' Equity:
Capital Contribution	–	46,800	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	–	7,076	138,580	–	–	–	163,344	484,800
Accumulated deficit	–	(5,274)	(99,168)	–	–	–	(106,064)	(314,834)
Total Members' Equity	–	48,602	39,412	–	–	–	57,280	169,966

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$48,602	$63,934	$–	$–	$–	$82,553	$241,562

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-215

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	42,836	–	89,610	29,460	–	–	–
Prepaid expense	–	3,786	–	–	–	–	–	–
Total Current Assets	–	46,622	–	89,610	29,460	–	–	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	229,629	–	121,415	35,599	–	–	–
Total Non-Current Assets	–	229,629	–	121,415	35,599	–	–	–

TOTAL ASSETS	$–	$276,250	$–	$211,026	$65,059	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$72,600	$–	$–	$–
Accrued expense	–	51,000	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	51,000	–	–	72,600	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	51,000	–	–	72,600	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	–	352,242	70,877	335,250	–	–	–	–
Accumulated deficit	–	(126,992)	(70,877)	(124,224)	(7,541)	–	–	–
Total Members' Equity	–	225,250	–	211,026	(7,541)	–	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$276,250	$–	$211,026	$65,059	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-216

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	85,080	–	–	23,801	9,334	–	–
Prepaid expense	–	–	–	–	–	2,743	–	–
Total Current Assets	–	85,080	–	–	23,801	12,077	–	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	73,622	–	–	86,133	84,363	–	–
Total Non-Current Assets	–	73,622	–	–	86,133	84,363	–	–

TOTAL ASSETS	$–	$158,701	$–	$–	$109,934	$96,439	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$2,953	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	2,953	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	37,912	–	–	–
Total Long-term Liabilities	–	–	–	–	37,912	–	–	–

Total Liabilities	–	2,953	–	–	37,912	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	10,973
Subscriptions in series, net of distributions (See Note 6)	–	247,374	–	–	204,347	510,000	20,025	26,000
Accumulated deficit	–	(91,626)	–	–	(132,325)	(413,561)	(20,025)	(36,973)
Total Members' Equity	–	155,749	–	–	72,022	96,439	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$158,701	$–	$–	$109,934	$96,439	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-217

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(14,839)	22,857	–	–	40,324	–	–	–
Prepaid expense	685	–	–	–	–	–	–	–
Total Current Assets	(14,154)	22,857	–	–	40,324	–	–	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	142,238	45,749	–	–	129,200	–	–	–
Total Non-Current Assets	142,238	45,749	–	–	129,200	–	–	–

TOTAL ASSETS	$128,084	$68,607	$–	$–	$169,524	$–	$–	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	17,386	–	–	32,627	–	–	–
Total Long-term Liabilities	–	17,386	–	–	32,627	–	–	–

Total Liabilities	–	17,386	–	–	32,627	–	–	–

Members' Equity:
Capital Contribution	–	–	6,446	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	526,222	143,500	143,750	–	357,000	9,294	–	3,824
Accumulated deficit	(398,138)	(92,280)	(150,196)	–	(220,102)	(9,294)	–	(3,824)
Total Members' Equity	128,084	51,220	–	–	136,898	(0)	–	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$128,084	$68,607	$–	$–	$169,524	$(0)	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-218

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	19,853	13,825	138,487	(39,137)	7,670	14,472	(741)	88,070
Prepaid expense	–	10,756	0	911	–	–	–	–
Total Current Assets	19,853	24,582	138,487	(38,226)	7,670	14,472	(741)	88,070

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	83,777	93,541	91,534	17,467	84,741	42,230	–	121,076
Total Non-Current Assets	83,777	93,541	91,534	17,467	84,741	42,230	–	121,076

TOTAL ASSETS	$103,630	$118,122	$230,020	$(20,759)	$92,411	$56,702	$(741)	$209,146

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$281,353	$–	$–	$–	$–	$49,618
Accrued expense	–	–	–	9,300	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	281,353	9,300	–	–	–	49,618

Long-term Liabilities:
Long-term debt - related party	23,201	40,656	–	–	–	22,376	–	–
Total Long-term Liabilities	23,201	40,656	–	–	–	22,376	–	–

Total Liabilities	23,201	40,656	281,353	9,300	–	22,376	–	49,618

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	223,860	213,831	996	179,649	170,000	121,360	31,250	265,626
Accumulated deficit	(143,431)	(136,366)	(52,329)	(209,707)	(77,589)	(87,035)	(31,991)	(106,098)
Total Members' Equity	80,429	77,466	(51,333)	(30,059)	92,411	34,325	(741)	159,528

TOTAL LIABILITIES AND MEMBERS' EQUITY	$103,630	$118,122	$230,020	$(20,759)	$92,411	$56,702	$(741)	$209,146

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-219

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	–	–	–	113,577	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	–	–	–	–	113,577	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	–	–	–	64,648	–
Total Non-Current Assets	–	–	–	–	–	–	64,648	–

TOTAL ASSETS	$–	$–	$–	$–	$–	$–	$178,225	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$54,615	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	54,615	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	54,615	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	355,378	–	223,434	–	21,628	26,129	209,747	–
Accumulated deficit	(355,378)	–	(223,434)	–	(21,628)	(26,129)	(86,137)	–
Total Members' Equity	–	–	–	–	–	–	123,610	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$–	$–	$–	$178,225	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-220

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	8,314	3,489	–	–	–	–	–	34,103
Prepaid expense	1,072	–	–	–	–	–	–	2,990
Total Current Assets	9,386	3,489	–	–	–	–	–	37,093

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	91,132	71,671	–	–	–	–	–	110,582
Total Non-Current Assets	91,132	71,671	–	–	–	–	–	110,582

TOTAL ASSETS	$100,518	$75,160	$–	$–	$–	$–	$–	$147,675

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$109,990	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	109,990	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	109,990	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	304,000	–	21,100	20,000	23,850	33,000	–	454,720
Accumulated deficit	(203,482)	(34,830)	(21,100)	(20,000)	(23,850)	(33,000)	–	(307,045)
Total Members' Equity	100,518	(34,830)	–	–	–	–	–	147,675

TOTAL LIABILITIES AND MEMBERS' EQUITY	$100,518	$75,160	$–	$–	$–	$–	$–	$147,675

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-221

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	74,151	–	(6,171)	–	–	(30,399)	115,811
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	74,151	–	(6,171)	–	–	(30,399)	115,811

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	48,542	–	–	–	–	–	99,693
Total Non-Current Assets	–	48,542	–	–	–	–	–	99,693

TOTAL ASSETS	$–	$122,693	$–	$(6,171)	$–	$–	$(30,399)	$215,504

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$161,160	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	23	–	–	–	–
Total Current Liabilities	–	161,160	–	23	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	15,606	–	–	–	–
Total Long-term Liabilities	–	–	–	15,606	–	–	–	–

Total Liabilities	–	161,160	–	15,629	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	1,741	–	–
Subscriptions in series, net of distributions (See Note 6)	–	–	–	–	–	248,880	95,535	327,940
Accumulated deficit	–	(38,467)	–	(21,801)	–	(250,621)	(125,934)	(112,436)
Total Members' Equity	–	(38,467)	–	(21,801)	–	–	(30,399)	215,504

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$122,693	$–	$(6,171)	$–	$–	$(30,399)	$215,504

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-222

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	124,529	198,118	108,755	–	–	–	–	71,245
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	124,529	198,118	108,755	–	–	–	–	71,245

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	201,563	569,809	66,570	–	–	–	–	226,153
Total Non-Current Assets	201,563	569,809	66,570	–	–	–	–	226,153

TOTAL ASSETS	$326,092	$767,927	$175,324	$–	$–	$–	$–	$297,398

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$44	$291,312	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	44	291,312	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	21,004
Total Long-term Liabilities	–	–	–	–	–	–	–	21,004

Total Liabilities	44	291,312	–	–	–	–	–	21,004

Members' Equity:
Capital Contribution	–	–	–	–	–	–	22,953	–
Subscriptions in series, net of distributions (See Note 6)	437,148	707,280	273,000	–	23,290	19,776	20,000	453,900
Accumulated deficit	(111,101)	(230,665)	(97,676)	–	(23,290)	(19,776)	(42,953)	(177,507)
Total Members' Equity	326,048	476,615	175,324	–	–	–	–	276,393

TOTAL LIABILITIES AND MEMBERS' EQUITY	$326,092	$767,927	$175,324	$–	$–	$–	$–	$297,398

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-223

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speights- town Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	–	–	–	–	(470)
Prepaid expense	–	–	–	–	–	–	–	2,208
Total Current Assets	–	–	–	–	–	–	–	1,738

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	–	–	–	–	86,333
Total Non-Current Assets	–	–	–	–	–	–	–	86,333

TOTAL ASSETS	$–	$–	$–	$–	$–	$–	$–	$88,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	–	–	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	25,979	–
Subscriptions in series, net of distributions (See Note 6)	–	28,570	–	34,881	44,555	–	40,500	287,099
Accumulated deficit	–	(28,570)	–	(34,881)	(44,555)	–	(66,479)	(199,028)
Total Members' Equity	–	–	–	–	–	–	–	88,071

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$–	$–	$–	$–	$88,071

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-224

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	(5,677)	–	–	19,869	–
Prepaid expense	–	–	–	–	–	–	–	–
Total Current Assets	–	–	–	(5,677)	–	–	19,869	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	73,185	–	–	83,777	–
Total Non-Current Assets	–	–	–	73,185	–	–	83,777	–

TOTAL ASSETS	$–	$–	$–	$67,508	$–	$–	$103,646	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$–	$–	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	–	–	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	25,057	–
Total Long-term Liabilities	–	–	–	–	–	–	25,057	–

Total Liabilities	–	–	–	–	–	–	25,057	–

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	(3,317)	373,619	–	123,680	14,000	11,983	218,350	16,483
Accumulated deficit	3,317	(373,619)	–	(56,172)	(14,000)	(11,983)	(139,761)	(16,483)
Total Members' Equity	–	–	–	67,508	–	0	78,588	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$67,508	$–	$0	$103,646	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-225

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tiza- magician	Series Tufnel
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	(2,114)	102,081	13,645	–	25,528	–	12,114	93,794
Prepaid expense	–	6,206	19,750	–	1,767	–	3,417	–
Total Current Assets	(2,114)	108,287	33,395	–	27,295	–	15,531	93,794

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	62,022	70,731	336,865	–	48,241	–	13,505	151,038
Total Non-Current Assets	62,022	70,731	336,865	–	48,241	–	13,505	151,038

TOTAL ASSETS	$59,908	$179,018	$370,260	$–	$75,535	$–	$29,036	$244,832

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$82,921	$–	$–	$–	$–	$–	$3,004
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	46,933	–	–	–	–	–
Total Current Liabilities	–	82,921	46,933	–	–	–	–	3,004

Long-term Liabilities:
Long-term debt - related party	–	–	446,243	–	–	–	–	–
Total Long-term Liabilities	–	–	446,243	–	–	–	–	–

Total Liabilities	–	82,921	493,176	–	–	–	–	3,004

Members' Equity:
Capital Contribution	–	–	–	–	–	–	–	–
Subscriptions in series, net of distributions (See Note 6)	126,000	154,826	1,312,374	–	229,000	–	29,679	318,866
Accumulated deficit	(66,092)	(58,729)	(1,435,290)	–	(153,465)	–	(643)	(77,038)
Total Members' Equity	59,908	96,097	(122,916)	–	75,535	–	29,036	241,828

TOTAL LIABILITIES AND MEMBERS' EQUITY	$59,908	$179,018	$370,260	$–	$75,535	$–	$29,036	$244,832

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-226

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	–	–	–	–	139,563	113,250	130,270	–
Prepaid expense	–	–	–	–	3,555	–	–	–
Total Current Assets	–	–	–	–	143,118	113,250	130,270	–

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	–	–	–	–	–	113,134	77,393	–
Total Non-Current Assets	–	–	–	–	–	113,134	77,393	–

TOTAL ASSETS	$–	$–	$–	$–	$143,118	$226,384	$207,663	$–

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$–	$–	$–	$–	$–	$152	$161,454	$–
Accrued expense	–	–	–	–	–	–	–	–
Deferred revenue	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–
Total Current Liabilities	–	–	–	–	–	152	161,454	–

Long-term Liabilities:
Long-term debt - related party	–	–	–	–	–	–	–	–
Total Long-term Liabilities	–	–	–	–	–	–	–	–

Total Liabilities	–	–	–	–	–	152	161,454	–

Members' Equity:
Capital Contribution	–	7,724	–	–	–	–	–	33,825
Subscriptions in series, net of distributions (See Note 6)	–	135,000	40,069	21,569	93,843	348,761	102,054	550,381
Accumulated deficit	–	(142,724)	(40,069)	(21,569)	49,275	(122,529)	(55,845)	(584,206)
Total Members' Equity	–	–	–	–	143,118	226,232	46,209	–

TOTAL LIABILITIES AND MEMBERS' EQUITY	$–	$–	$–	$–	$143,118	$226,384	$207,663	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-227

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2021 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA	FY 2021 Consolidated Total
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–	$–	$–	$–	$–	$–	$–	$–
Accounts receivable	–	–	–	–	–	–	–	–	–
Horse reserve funds receivable from Manager (see Note 4)	111,546	62,342	12,071	126,095	18,364	96,692	–	–	3,668,322
Prepaid expense	–	–	–	–	–	–	–	–	129,722
Total Current Assets	111,546	62,342	12,071	126,095	18,364	96,692	–	–	3,798,044

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	279,266	185,247	73,167	108,475	66,308	193,722	–	–	10,897,198
Total Non-Current Assets	279,266	185,247	73,167	108,475	66,308	193,722	–	–	10,897,198

TOTAL ASSETS	$390,812	$247,588	$85,238	$234,570	$84,672	$290,414	$–	$–	$14,695,242

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$313,113	$–	$24,200	$–	$–	$139,613	$–	$–	$3,764,514
Accrued expense	–	–	–	–	–	–	–	–	60,302
Deferred revenue	–	–	–	–	–	–	–	–	–
Distributions payable	–	–	–	–	–	–	–	–	–
Interest payable	–	–	–	–	–	–	–	–	46,956
Total Current Liabilities	313,113	–	24,200	–	–	139,613	–	–	3,871,772

Long-term Liabilities:
Long-term debt - related party	–	20,026	–	–	–	–	–	–	3,022,807
Total Long-term Liabilities	–	20,026	–	–	–	–	–	–	3,022,807

Total Liabilities	313,113	20,026	24,200	–	–	139,613	–	–	6,894,579

Members' Equity:
Capital Contribution	–	–	–	–	48,000	–	–	11,843	324,928
Subscriptions in series, net of distributions (See Note 6)	162,032	374,340	112,000	370,000	(99,881)	285,750	25,194	–	24,572,224
Accumulated deficit	(84,333)	(146,778)	(50,962)	(135,430)	136,553	(134,948)	(25,194)	(11,843)	(17,096,489)
Total Members' Equity	77,699	227,562	61,038	234,570	84,672	150,802	(0)	–	7,800,663

TOTAL LIABILITIES AND MEMBERS' EQUITY	$390,812	$247,588	$85,238	$234,570	$84,672	$290,414	$(0)	$–	$14,695,242

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-228

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20

Revenues	$–	$–	$–	$3,762	$–	$–	$18,360	$563
Cost of revenues	–	(15,768)	–	(12,142)	–	–	(44,892)	(24,867)
Gross Profit/(Loss)	–	(15,768)	–	(8,380)	–	–	(26,532)	(24,305)

Operating Expenses:
Depreciation	–	17,720	–	7,901	–	–	102,638	7,073
Management charges	–	19,294	–	376	–	–	1,836	40,200
General and administrative	–	–	–	3,200	–	–	7,200	5,200
Total Operating Expenses	–	37,014	–	11,477	–	–	111,674	52,473

Loss from Operations	–	(52,782)	–	(19,857)	–	–	(138,206)	(76,777)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(19,123)	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(19,123)	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(52,782)	$–	$(38,980)	$–	$–	$(138,206)	$(76,777)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-229

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19

Revenues	$7,740	$1,226,662	$21,491	$–	$8,400	$–	$–	$21,454
Cost of revenues	(10,683)	(189,550)	(37,558)	(4,707)	(89,111)	–	–	(45,412)
Gross Profit/(Loss)	(2,943)	1,037,112	(16,067)	(4,707)	(80,711)	–	–	(23,958)

Operating Expenses:
Depreciation	2,098	1,249,407	37,258	2,509	157,500	0	–	17,496
Management charges	774	153,333	2,149	18,200	87,132	–	–	2,950
General and administrative	1,200	4,925	4,000	–	7,200	–	–	4,200
Total Operating Expenses	4,072	1,407,664	43,407	20,709	251,832	0	–	24,646

Loss from Operations	(7,016)	(370,552)	(59,474)	(25,416)	(332,543)	(0)	–	(48,603)

Other Income/(Expense):
Gain/(loss) on disposition of horses	7,807	–	(48,859)	–	–	–	–	(19,875)
Debt forgiveness	–	–	–	–	–	(0)	–	–
Interest expense	–	(29,111)	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	13	–	–
Total Other Expenses	7,807	(29,111)	(48,859)	–	–	13	–	(19,875)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$791	$(399,663)	$(108,333)	$(25,416)	$(332,543)	$13	$–	$(68,478)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-230

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20

Revenues	$–	$–	$–	$32,763	$85,077	$2,100	$405	$–
Cost of revenues	–	(39,470)	–	(45,879)	(65,505)	(19,061)	(133,548)	–
Gross Profit/(Loss)	–	(39,470)	–	(13,116)	19,572	(16,961)	(133,142)	–

Operating Expenses:
Depreciation	–	98,175	–	99,364	72,081	14,176	211,208	–
Management charges	–	40,609	–	19,699	8,508	15,435	175,541	–
General and administrative	–	7,200	–	6,600	6,708	–	7,200	–
Total Operating Expenses	–	145,984	–	125,663	87,296	29,611	393,948	–

Loss from Operations	–	(185,454)	–	(138,779)	(67,724)	(46,571)	(527,091)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(121,014)	4,417	–	–	–
Debt forgiveness	–	–	–	–	2,354	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(121,014)	6,772	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(185,454)	$–	$(259,793)	$(60,952)	$(46,571)	$(527,091)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-231

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane

Revenues	$–	$135,266	$51,742	$275	$3,690	$44,425	$25,014	$50,400
Cost of revenues	(48,850)	(67,554)	(48,261)	4,403	(5,292)	(67,374)	(41,019)	(44,673)
Gross Profit/(Loss)	(48,850)	67,712	3,482	4,678	(1,602)	(22,949)	(16,005)	5,727

Operating Expenses:
Depreciation	84,000	41,667	111,563	51,944	1,269	80,500	5,338	16,909
Management charges	–	18,477	5,174	27	369	4,443	2,501	190
General and administrative	7,200	5,600	7,200	2,600	1,200	7,200	2,300	4,100
Total Operating Expenses	91,200	65,743	123,937	54,572	2,838	92,142	10,139	21,199

Loss from Operations	(140,050)	1,969	(120,455)	(49,894)	(4,440)	(115,092)	(26,144)	(15,472)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	(219,056)	(11,598)	–	–	(12,984)
Debt forgiveness	–	–	–	–	22,188	–	34,614	1,910
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	(219,056)	10,590	–	34,614	(11,074)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(140,050)	$1,969	$(120,455)	$(268,950)	$6,151	$(115,092)	$8,469	$(26,546)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-232

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21

Revenues	$–	$–	$84,875	$21,160	$11,266	$84,648	$80,613	$–
Cost of revenues	(8,056)	–	(79,935)	(46,888)	(34,657)	(61,289)	(85,357)	(14,869)
Gross Profit/(Loss)	(8,056)	–	4,940	(25,728)	(23,391)	23,359	(4,744)	(14,869)

Operating Expenses:
Depreciation	15,750	–	27,333	30,000	28,560	56,700	23,160	29,645
Management charges	15,188	–	7,831	–	1,398	27,022	29,895	54,831
General and administrative	4,800	–	2,535	2,100	4,800	8,800	–	3,400
Total Operating Expenses	35,738	–	37,699	32,100	34,758	92,522	53,054	87,876

Loss from Operations	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(57,798)	(102,745)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	(20,164)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	(20,164)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(43,794)	$–	$(32,759)	$(57,828)	$(58,149)	$(69,163)	$(77,962)	$(102,745)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-233

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable

Revenues	$–	$65,696	$3,436	$4,843	$–	$27,100	$27,675	$73,017
Cost of revenues	(19,904)	(66,130)	(31,822)	(32,429)	(14,668)	(27,690)	(38,052)	(90,324)
Gross Profit/(Loss)	(19,904)	(434)	(28,386)	(27,586)	(14,668)	(590)	(10,377)	(17,307)

Operating Expenses:
Depreciation	31,500	14,133	28,700	21,963	22,628	16,241	34,167	90,776
Management charges	111,470	4,500	344	48,480	–	14,402	2,768	8,302
General and administrative	3,400	2,900	5,600	4,600	3,800	800	7,235	7,254
Total Operating Expenses	146,370	21,533	34,644	75,043	26,428	31,443	44,169	106,331

Loss from Operations	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(123,638)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	8,320
Debt forgiveness	–	–	–	–	–	–	–	23,298
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	31,618

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(166,275)	$(21,967)	$(63,030)	$(102,629)	$(41,095)	$(32,033)	$(54,546)	$(92,020)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-234

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21

Revenues	$1,105	$222,360	$–	$6,323	$191	$7,935	$–	$–
Cost of revenues	(38,053)	(134,719)	–	(42,292)	(9,692)	(20,218)	(8,690)	(12,589)
Gross Profit/(Loss)	(36,948)	87,641	–	(35,970)	(9,501)	(12,283)	(8,690)	(12,589)

Operating Expenses:
Depreciation	23,148	95,777	–	45,161	13,125	15,771	15,458	28,875
Management charges	20,000	18,666	–	632	13,650	20,000	–	–
General and administrative	–	86,134	–	4,000	4,800	–	2,600	3,400
Total Operating Expenses	43,148	200,577	–	49,794	31,575	35,771	18,058	32,275

Loss from Operations	(80,096)	(112,936)	–	(85,763)	(41,076)	(48,054)	(26,748)	(44,864)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	476,810	–	(58,099)	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	476,810	–	(58,099)	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(80,096)	$363,874	$–	$(143,862)	$(41,076)	$(48,054)	$(26,748)	$(44,864)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-235

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro

Revenues	$–	$325	$–	$2,344	$221,085	$–	$–	$–
Cost of revenues	(41,504)	(21,153)	(14,282)	(30,330)	(144,696)	(516)	–	–
Gross Profit/(Loss)	(41,504)	(20,828)	(14,282)	(27,986)	76,389	(516)	–	–

Operating Expenses:
Depreciation	49,097	16,439	10,880	22,094	51,000	5,552	–	–
Management charges	116,000	554	–	61,802	22,109	–	–	–
General and administrative	5,200	12,892	1,000	3,800	5,600	800	–	–
Total Operating Expenses	170,297	29,884	11,880	87,695	78,709	6,352	–	–

Loss from Operations	(211,802)	(50,711)	(26,161)	(115,681)	(2,320)	(6,869)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(57,183)	–	–	–	(5,659)	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(57,183)	–	–	–	(5,659)	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(211,802)	$(107,894)	$(26,161)	$(115,681)	$(2,320)	$(12,527)	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-236

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications

Revenues	$175,800	$–	$–	$–	$765	$–	$6,510	$–
Cost of revenues	(107,260)	(7,927)	–	(27,826)	(24,786)	–	(5,585)	–
Gross Profit/(Loss)	68,540	(7,927)	–	(27,826)	(24,021)	–	925	–

Operating Expenses:
Depreciation	130,932	10,101	–	24,237	43,185	–	1,063	–
Management charges	17,580	–	–	74,250	77	–	7,000	–
General and administrative	3,800	4,662	–	27,000	6,200	–	1,000	–
Total Operating Expenses	152,312	14,763	–	125,487	49,462	–	9,063	–

Loss from Operations	(83,772)	(22,690)	–	(153,313)	(73,483)	–	(8,138)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(26,305)	–	12,237	(86,015)	–	1,063	–
Debt forgiveness	–	14,044	–	–	51,828	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(12,261)	–	12,237	(34,187)	–	1,063	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(83,772)	$(34,951)	$–	$(141,076)	$(107,670)	$–	$(7,075)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-237

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto

Revenues	$21,648	$22,010	$86,800	$45,744	$144,360	$–	$–	$30,678
Cost of revenues	(37,512)	(46,008)	(88,089)	(43,310)	(80,333)	(9,373)	7	(53,078)
Gross Profit/(Loss)	(15,864)	(23,998)	(1,289)	2,434	64,027	(9,373)	7	(22,400)

Operating Expenses:
Depreciation	49,200	46,437	38,500	17,467	36,667	21,029	–	52,500
Management charges	2,165	2,201	58,330	4,574	8,921	–	–	11,832
General and administrative	5,600	5,588	6,400	4,296	2,100	4,000	–	7,200
Total Operating Expenses	56,965	54,226	103,230	26,337	47,688	25,029	–	71,532

Loss from Operations	(72,829)	(78,224)	(104,520)	(23,903)	16,339	(34,402)	7	(93,932)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	82,337	–	9,414	–	37,560	–	–
Debt forgiveness	–	–	–	44,548	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	82,337	–	53,962	–	37,560	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(72,829)	$4,112	$(104,520)	$30,059	$16,339	$3,158	$7	$(93,932)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-238

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20

Revenues	$–	$–	$–	$750	$–	$–	$5,590	$–
Cost of revenues	–	(32,151)	–	(27,572)	–	–	(53,390)	(29,488)
Gross Profit/(Loss)	–	(32,151)	–	(26,822)	–	–	(47,800)	(29,488)

Operating Expenses:
Depreciation	–	22,327	–	10,320	–	–	28,000	19,833
Management charges	–	60,900	–	43,000	–	–	10,259	66,000
General and administrative	–	4,800	–	4,200	–	–	4,800	3,800
Total Operating Expenses	–	88,027	–	57,520	–	–	43,059	89,633

Loss from Operations	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(120,177)	$–	$(84,342)	$–	$–	$(90,858)	$(119,121)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-239

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta

Revenues	$33,660	$48,164	$–	$–	$–	$–	$1,040	$62,924
Cost of revenues	(74,001)	(65,183)	–	–	–	–	(41,031)	(144,570)
Gross Profit/(Loss)	(40,341)	(17,019)	–	–	–	–	(39,991)	(81,646)

Operating Expenses:
Depreciation	54,750	33,833	–	–	–	–	23,790	71,667
Management charges	3,366	20,000	–	–	–	–	18,000	6,292
General and administrative	5,800	800	–	–	–	–	–	5,035
Total Operating Expenses	63,916	54,633	–	–	–	–	41,790	82,994

Loss from Operations	(104,257)	(71,653)	–	–	–	–	(81,781)	(164,640)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	24,858	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	24,858	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(104,257)	$(46,795)	$–	$–	$–	$–	$(81,781)	$(164,640)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-240

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19

Revenues	$–	$13,200	$–	$–	$–	$–	$–	$690
Cost of revenues	(18,290)	(45,775)	(8,833)	–	(26,579)	–	10	(27,653)
Gross Profit/(Loss)	(18,290)	(32,575)	(8,833)	–	(26,579)	–	10	(26,963)

Operating Expenses:
Depreciation	17,994	21,000	4,863	–	44,559	–	–	25,065
Management charges	34,280	29,400	5,008	–	118,872	–	–	69
General and administrative	4,000	4,800	–	–	3,000	–	–	3,225
Total Operating Expenses	56,274	55,200	9,871	–	166,431	–	–	28,359

Loss from Operations	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(55,321)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(52,128)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(52,128)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(74,563)	$(87,775)	$(18,704)	$–	$(193,010)	$–	$10	$(107,449)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-241

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpockets- full 19

Revenues	$150,300	$79,665	$62,270	$–	$–	$–	$–	$50,711
Cost of revenues	(148,019)	(115,691)	(73,961)	(20,456)	–	–	–	(53,890)
Gross Profit/(Loss)	2,281	(36,026)	(11,691)	(20,456)	–	–	–	(3,180)

Operating Expenses:
Depreciation	87,500	218,750	28,000	29,142	–	–	–	98,175
Management charges	15,038	59,375	6,227	126,691	–	–	–	5,071
General and administrative	7,398	7,200	4,800	3,400	–	–	–	7,200
Total Operating Expenses	109,936	285,325	39,027	159,234	–	–	–	110,446

Loss from Operations	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(107,655)	$(321,350)	$(50,718)	$(179,690)	$–	$–	$–	$(113,626)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-242

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter

Revenues	$25	$–	$–	$–	$–	$12,876	$–	$16,498
Cost of revenues	(29,169)	–	(11,801)	–	–	(28,321)	–	(21,521)
Gross Profit/(Loss)	(29,144)	–	(11,801)	–	–	(15,445)	–	(5,023)

Operating Expenses:
Depreciation	41,774	–	15,916	–	–	23,240	–	23,387
Management charges	142,850	–	65,123	–	–	50,400	–	1,576
General and administrative	4,000	–	2,400	–	–	4,850	–	119
Total Operating Expenses	188,624	–	83,439	–	–	78,490	–	25,082

Loss from Operations	(217,769)	–	(95,240)	–	–	(93,935)	–	(30,105)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(35,946)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(35,946)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(217,769)	$–	$(95,240)	$–	$–	$(93,935)	$–	$(66,051)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-243

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road

Revenues	$–	$–	$6,990	$129,920	$–	$–	$7,839	$–
Cost of revenues	–	–	(37,648)	(75,117)	–	–	(31,439)	–
Gross Profit/(Loss)	–	–	(30,658)	54,803	–	–	(23,599)	–

Operating Expenses:
Depreciation	–	–	13,518	26,324	–	–	49,200	–
Management charges	–	–	14,378	11,642	–	–	784	–
General and administrative	–	–	3,070	3,600	–	–	5,600	–
Total Operating Expenses	–	–	30,966	41,566	–	–	55,584	–

Loss from Operations	–	–	(61,625)	13,237	–	–	(79,183)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(48,982)	229,188	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	(48,982)	229,188	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$–	$(110,606)	$242,424	$–	$–	$(79,183)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-244

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel

Revenues	$–	$258,102	$21,504	$–	$5,445	$360	$34,800	$–
Cost of revenues	(18,857)	(150,255)	(26,327)	(26,412)	(38,022)	(24,640)	(55,182)	(26,680)
Gross Profit/(Loss)	(18,857)	107,847	(4,823)	(26,412)	(32,577)	(24,280)	(20,382)	(26,680)

Operating Expenses:
Depreciation	21,452	29,750	59,136	51,030	33,333	13,500	13,505	54,600
Management charges	–	40,443	2,150	–	545	12,000	3,599	530
General and administrative	4,200	4,800	27,347	3,400	7,700	–	10,040	7,200
Total Operating Expenses	25,652	74,993	88,633	54,430	41,578	25,500	27,143	62,330

Loss from Operations	(44,508)	32,853	(93,456)	(80,842)	(74,155)	(49,781)	(47,525)	(89,010)

Other Income/(Expense):
Gain/(loss) on disposition of horses	(40,570)	–	262,463	–	–	–	32,400	–
Debt forgiveness	3,570	–	274,518	–	–	–	–	–
Interest expense	–	–	(4,120)	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	(37,000)	–	532,861	–	–	–	32,400	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(81,508)	$32,853	$439,406	$(80,842)	$(74,155)	$(49,781)	$(15,125)	$(89,010)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-245

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O

Revenues	$–	$–	$–	$–	$–	$13,800	$16,987	$–
Cost of revenues	(9,265)	–	–	–	(3,555)	(46,888)	(70,167)	–
Gross Profit/(Loss)	(9,265)	–	–	–	(3,555)	(33,088)	(53,180)	–

Operating Expenses:
Depreciation	6,944	–	–	–	–	49,000	31,500	–
Management charges	5,565	–	–	–	–	1,407	30,191	–
General and administrative	–	–	–	–	10,233	4,800	4,800	–
Total Operating Expenses	12,509	–	–	–	10,233	55,207	66,491	–

Loss from Operations	(21,774)	–	–	–	(13,788)	(88,295)	(119,671)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	1,815	–
Total Other Expenses	–	–	–	–	–	–	1,815	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(21,774)	$–	$–	$–	$(13,788)	$(88,295)	$(117,856)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-246

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2022 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	FY 2022 Consolidated Total

Revenues	$–	$31,416	$23,076	$–	$18,700	$4,140	$–	$4,331,342
Cost of revenues	(34,135)	(47,261)	(42,331)	(6,910)	(59,732)	(45,168)	–	(4,771,984)
Gross Profit/(Loss)	(34,135)	(15,845)	(19,255)	(6,910)	(41,032)	(41,028)	–	(440,642)

Operating Expenses:
Depreciation	107,100	80,325	27,500	16,061	33,333	84,000	–	5,569,738
Management charges	55,255	3,142	3,800	–	–	25,052	–	2,502,264
General and administrative	7,200	8,000	4,205	10,975	3,053	7,215	–	595,392
Total Operating Expenses	169,555	91,467	35,505	27,036	36,386	116,267	–	8,667,394

Loss from Operations	(203,690)	(107,311)	(54,760)	(33,946)	(77,418)	(157,294)	–	(9,108,036)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(40,667)	(92,414)	–	–	–	147,376
Debt forgiveness	–	–	–	–	–	–	–	497,729
Interest expense	–	–	–	–	–	–	–	(33,231)
Insurance recoveries	–	–	–	–	–	–	–	1,828
Total Other Expenses	–	–	(40,667)	(92,414)	–	–	–	613,702

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(203,690)	$(107,311)	$(95,426)	$(126,360)	$(77,418)	$(157,294)	$–	$(8,494,334)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-247

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20

Revenues	$108,820	$–	$4,750	$900	$–	$15,049	$–	$–
	(155,367)	–	(15,648)	(23,064)	–	(28,518)	(36,952)	–
Gross Profit/(Loss)	(46,547)	–	(10,898)	(22,164)	–	(13,469)	(36,952)	–

Operating Expenses:
Depreciation	–	–	20,492	15,717	–	19,500	79,185	–
Management charges	57,382	–	475	90	–	1,505	65,025	–
General and administrative	2,400	–	825	5,600	–	5,200	6,025	–
Total Operating Expenses	59,782	–	21,792	21,407	–	26,205	150,235	–

Loss from Operations	(106,329)	–	(32,690)	(43,571)	–	(39,674)	(187,187)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(42,083)	–	–	(5,883)	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	(42,083)	–	–	(5,883)	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(106,329)	$–	$(74,773)	$(43,571)	$–	$(45,558)	$(187,187)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-248

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19

Revenues	$225	$–	$–	$–	$–	$784	$–	$–
	(43,256)	(350,467)	(38,943)	–	(22,601)	(8,192)	(25,002)	(30,509)
Gross Profit/(Loss)	(43,031)	(350,467)	(38,943)	–	(22,601)	(7,408)	(25,002)	(30,509)

Operating Expenses:
Depreciation	15,000	1,656,698	66,000	–	61,815	8,333	132,540	12,630
Management charges	23	–	–	–	33,708	–	–	8,850
General and administrative	5,600	8,970	5,600	–	3,000	2,300	800	–
Total Operating Expenses	20,623	1,665,668	71,600	–	98,523	10,633	133,340	21,480

Loss from Operations	(63,653)	(2,016,136)	(110,543)	–	(121,123)	(18,041)	(158,342)	(51,989)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	(223,996)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	(28,340)	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(28,340)	–	–	–	–	(223,996)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(63,653)	$(2,044,475)	$(110,543)	$–	$(121,123)	$(18,041)	$(382,338)	$(51,989)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-249

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20

Revenues	$–	$–	$–	$669	$8,538	$–	$–	$–
	–	(13,193)	–	(53,767)	(34,930)	–	(29,328)	–
Gross Profit/(Loss)	–	(13,193)	–	(53,098)	(26,392)	–	(29,328)	–

Operating Expenses:
Depreciation	–	38,531	–	90,502	82,000	–	45,671	–
Management charges	–	33,596	–	60,909	922	–	–	–
General and administrative	–	3,000	–	6,625	8,000	–	1,200	–
Total Operating Expenses	–	75,127	–	158,037	90,922	–	46,871	–

Loss from Operations	–	(88,320)	–	(211,135)	(117,314)	–	(76,199)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(88,320)	$–	$(211,135)	$(117,314)	$–	$(76,199)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-250

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane

Revenues	$–	$–	$2,466	$1,125	$3,132	$5,250	$17,070	$24,276
	(23,057)	(27,619)	(34,508)	(42,037)	(17,748)	(55,454)	(35,933)	(53,454)
Gross Profit/(Loss)	(23,057)	(27,619)	(32,042)	(40,912)	(14,615)	(50,204)	(18,863)	(29,178)

Operating Expenses:
Depreciation	33,194	41,667	77,105	183,333	10,932	55,637	15,998	24,707
Management charges	76,500	–	81,337	113	360	74,025	1,707	18,480
General and administrative	3,000	5,600	5,575	8,800	5,600	5,425	2,300	800
Total Operating Expenses	112,694	47,267	164,017	192,246	16,892	135,087	20,005	43,987

Loss from Operations	(135,750)	(74,886)	(196,059)	(233,158)	(31,508)	(185,291)	(38,868)	(73,165)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(135,750)	$(74,886)	$(196,059)	$(233,158)	$(31,508)	$(185,291)	$(38,868)	$(73,165)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-251

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21

Revenues	$–	$–	$38,500	$2,160	$566	$–	$–	$–
	(2,433)	–	(55,911)	(14,727)	(22,736)	(24,850)	–	–
Gross Profit/(Loss)	(2,433)	–	(17,411)	(12,567)	(22,169)	(24,850)	–	–

Operating Expenses:
Depreciation	4,856	–	27,167	5,484	18,196	44,811	–	–
Management charges	–	–	3,850	19,660	30,538	33,643	–	–
General and administrative	1,600	–	2,500	175	3,200	6,800	–	–
Total Operating Expenses	6,456	–	33,517	25,319	51,934	85,254	–	–

Loss from Operations	(8,889)	–	(50,927)	(37,886)	(74,103)	(110,104)	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(8,889)	$–	$(50,927)	$(37,886)	$(74,103)	$(110,104)	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-252

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable

Revenues	$–	$78,000	$–	$–	$–	$–	$12,608	$20,116
	–	(64,618)	(22,569)	–	–	–	(24,542)	(80,094)
Gross Profit/(Loss)	–	13,382	(22,569)	–	–	–	(11,935)	(59,978)

Operating Expenses:
Depreciation	–	14,133	23,575	–	–	–	29,698	113,375
Management charges	–	3,210	–	–	–	–	1,261	2,844
General and administrative	–	800	5,600	–	–	–	8,000	8,000
Total Operating Expenses	–	18,143	29,175	–	–	–	38,959	124,219

Loss from Operations	–	(4,761)	(51,744)	–	–	–	(50,894)	(184,197)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	8,500
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	8,500

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(4,761)	$(51,744)	$–	$–	$–	$(50,894)	$(175,697)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-253

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21

Revenues	$–	$213,304	$227,983	$1,125	$–	$–	$–	$–
	–	(156,054)	(216,760)	(35,240)	(2,165)	–	–	–
Gross Profit/(Loss)	–	57,250	11,223	(34,115)	(2,165)	–	–	–

Operating Expenses:
Depreciation	–	89,121	–	36,085	3,776	–	–	–
Management charges	–	87,120	57,223	50,400	–	–	–	–
General and administrative	–	8,000	14,100	3,625	1,600	–	–	–
Total Operating Expenses	–	184,242	71,323	90,110	5,376	–	–	–

Loss from Operations	–	(126,992)	(60,100)	(124,224)	(7,541)	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(126,992)	$(60,100)	$(124,224)	$(7,541)	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-254

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro

Revenues	$–	$650	$–	$–	$43,095	$612	$–	$34
	–	(28,768)	–	–	(47,049)	(34,571)	–	(2,170)
Gross Profit/(Loss)	–	(28,118)	–	–	(3,954)	(33,959)	–	(2,136)

Operating Expenses:
Depreciation	–	21,928	–	–	51,000	107,950	–	931
Management charges	–	37,179	–	–	4,584	61	–	–
General and administrative	–	4,400	–	–	5,600	2,300	–	–
Total Operating Expenses	–	63,507	–	–	61,184	110,311	–	931

Loss from Operations	–	(91,626)	–	–	(65,139)	(144,271)	–	(3,066)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(4,528)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(4,528)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(91,626)	$–	$–	$(65,139)	$(144,271)	$–	$(7,594)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-255

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications

Revenues	$40,068	$–	$–	$–	$–	$–	$–	$–
	(58,994)	(16,199)	–	–	(35,097)	–	–	–
Gross Profit/(Loss)	(18,926)	(16,199)	–	–	(35,097)	–	–	–

Operating Expenses:
Depreciation	130,797	32,280	–	–	76,500	–	–	–
Management charges	4,007	–	–	–	399	–	–	–
General and administrative	3,800	7,200	–	–	8,000	–	–	–
Total Operating Expenses	138,604	39,480	–	–	84,899	–	–	–

Loss from Operations	(157,530)	(55,679)	–	–	(119,996)	–	–	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	8,713	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	8,713	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(157,530)	$(55,679)	$8,713	$–	$(119,996)	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-256

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto

Revenues	$–	$50,020	$–	$5,880	$–	$–	$–	$–
	(22,610)	(49,335)	(24,213)	(30,112)	(29,250)	(20,028)	(4,571)	(24,405)
Gross Profit/(Loss)	(22,610)	685	(24,213)	(24,232)	(29,250)	(20,028)	(4,571)	(24,405)

Operating Expenses:
Depreciation	49,200	54,667	23,966	42,325	25,259	24,600	3,343	36,424
Management charges	–	5,002	150	588	23,080	–	–	39,844
General and administrative	5,600	5,600	4,000	2,300	–	5,600	2,681	5,425
Total Operating Expenses	54,800	65,269	28,116	45,213	48,339	30,200	6,023	81,693

Loss from Operations	(77,410)	(64,584)	(52,329)	(69,445)	(77,589)	(50,228)	(10,594)	(106,098)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	7,851	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	7,851	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(77,410)	$(64,584)	$(52,329)	$(69,445)	$(77,589)	$(50,228)	$(2,743)	$(106,098)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-257

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20

Revenues	$17,710	$–	$178,500	$–	$–	$10,032	$–	$–
	(30,924)	–	(285,659)	–	–	(16,821)	(31,723)	–
Gross Profit/(Loss)	(13,214)	–	(107,159)	–	–	(6,790)	(31,723)	–

Operating Expenses:
Depreciation	62,333	–	–	–	–	–	19,352	–
Management charges	3,046	–	88,230	–	–	13,855	31,462	–
General and administrative	2,550	–	4,200	–	–	1,200	3,600	–
Total Operating Expenses	67,929	–	92,430	–	–	15,055	54,414	–

Loss from Operations	(81,143)	–	(199,589)	–	–	(21,845)	(86,137)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	(112,968)	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	(112,968)	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(194,111)	$–	$(199,589)	$–	$–	$(21,845)	$(86,137)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-258

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta

Revenues	$10,980	$–	$–	$–	$–	$–	$–	$41,800
	(52,342)	(20,701)	–	–	–	–	–	(108,054)
Gross Profit/(Loss)	(41,362)	(20,701)	–	–	–	–	–	(66,254)

Operating Expenses:
Depreciation	50,000	13,329	–	–	–	–	–	71,667
Management charges	1,098	–	–	–	–	–	–	4,180
General and administrative	5,662	800	–	–	–	–	–	3,931
Total Operating Expenses	56,760	14,129	–	–	–	–	–	79,778

Loss from Operations	(98,121)	(34,830)	–	–	–	–	–	(146,032)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(98,121)	$(34,830)	$–	$–	$–	$–	$–	$(146,032)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-259

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19

Revenues	$–	$–	$–	$–	$–	$–	$6,501	$5,650
	–	(20,384)	–	–	–	(18,168)	(33,746)	(38,489)
Gross Profit/(Loss)	–	(20,384)	–	–	–	(18,168)	(27,245)	(32,839)

Operating Expenses:
Depreciation	–	14,458	–	4,769	–	42,520	18,548	26,307
Management charges	–	–	–	–	–	–	650	50,065
General and administrative	–	3,625	–	–	–	5,800	1,550	3,225
Total Operating Expenses	–	18,083	–	4,769	–	48,320	20,748	79,597

Loss from Operations	–	(38,467)	–	(4,769)	–	(66,488)	(47,994)	(112,436)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	(86,491)	(9,785)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	(86,491)	(9,785)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(38,467)	$–	$(4,769)	$–	$(152,979)	$(57,779)	$(112,436)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-260

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpockets- full 19

Revenues	$119,460	$–	$1,050	$–	$–	$–	$20	$–
	(74,110)	(35,132)	(37,015)	–	–	–	867	(34,850)
Gross Profit/(Loss)	45,350	(35,132)	(35,965)	–	–	–	887	(34,850)

Operating Expenses:
Depreciation	60,937	86,442	17,430	–	–	–	–	68,372
Management charges	89,938	106,092	41,055	–	–	–	–	68,085
General and administrative	5,575	3,000	3,225	–	–	–	–	6,200
Total Operating Expenses	156,451	195,534	61,710	–	–	–	–	142,657

Loss from Operations	(111,101)	(230,665)	(97,676)	–	–	–	887	(177,507)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(111,101)	$(230,665)	$(97,676)	$–	$–	$–	$887	$(177,507)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-261

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter

Revenues	$–	$59,474	$–	$–	$–	$–	$2,048	$28,640
	–	(59,070)	–	–	(11,028)	–	(3,961)	(51,519)
Gross Profit/(Loss)	–	405	–	–	(11,028)	–	(1,914)	(22,879)

Operating Expenses:
Depreciation	–	–	–	–	9,130	–	1,472	60,000
Management charges	–	18,723	–	–	–	–	–	2,864
General and administrative	–	6,763	–	–	2,000	–	800	4,250
Total Operating Expenses	–	25,485	–	–	11,130	–	2,272	67,114

Loss from Operations	–	(25,081)	–	–	(22,158)	–	(4,185)	(89,993)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	17,236	–	(4,153)	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	17,236	–	(4,153)	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(25,081)	$–	$–	$(4,922)	$–	$(8,339)	$(89,993)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-262

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road

Revenues	$–	$–	$–	$34,500	$–	$–	$7,175	$–
	–	(20,359)	–	(48,637)	–	–	(25,444)	–
Gross Profit/(Loss)	–	(20,359)	–	(14,137)	–	–	(18,269)	–

Operating Expenses:
Depreciation	–	39,282	–	21,815	–	–	49,200	–
Management charges	–	–	–	20,220	–	–	718	–
General and administrative	–	800	–	–	–	–	5,600	–
Total Operating Expenses	–	40,082	–	42,035	–	–	55,518	–

Loss from Operations	–	(60,441)	–	(56,172)	–	–	(73,786)	–

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(119,421)	–	–	–	–	–	–
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(119,421)	–	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(179,861)	$–	$(56,172)	$–	$–	$(73,786)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-263

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel

Revenues	$–	$51,355	$271,309	$–	$38,498	$–	$325,800	$–
	(25,158)	(55,262)	(218,243)	–	(59,093)	–	(140,622)	(13,446)
Gross Profit/(Loss)	(25,158)	(3,907)	53,066	–	(20,596)	–	185,178	(13,446)

Operating Expenses:
Depreciation	21,978	18,519	516,868	–	32,228	–	40,515	12,762
Management charges	18,156	33,102	27,131	–	3,850	–	32,580	47,830
General and administrative	800	3,200	7,198	–	6,600	–	2,300	3,000
Total Operating Expenses	40,934	54,822	551,197	–	42,678	–	75,395	63,592

Loss from Operations	(66,092)	(58,729)	(498,132)	–	(63,274)	–	109,783	(77,038)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	(29,870)	–	–	–	–	–
Debt forgiveness	–	–	97,621	–	–	–	–	–
Interest expense	–	–	(28,939)	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	38,812	–	–	–	–	–

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(66,092)	$(58,729)	$(459,319)	$–	$(63,274)	$–	$109,783	$(77,038)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-264

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O

Revenues	$–	$–	$–	$–	$54,840	$12,600	$–	$2,140
	–	(4,654)	(1,541)	–	(70,755)	(42,555)	(21,030)	(5,934)
Gross Profit/(Loss)	–	(4,654)	(1,541)	–	(15,915)	(29,955)	(21,030)	(3,794)

Operating Expenses:
Depreciation	–	4,258	3,482	–	18,701	33,866	17,107	11,694
Management charges	–	–	–	–	5,484	54,933	15,308	214
General and administrative	–	800	800	–	20,163	3,775	2,400	(750)
Total Operating Expenses	–	5,058	4,282	–	44,348	92,574	34,815	11,158

Loss from Operations	–	(9,712)	(5,823)	–	(60,264)	(122,529)	(55,845)	(14,952)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	(28,742)	(7,518)	–	169,211	–	–	(213,306)
Debt forgiveness	–	–	–	–	–	–	–	–
Interest expense	–	–	–	–	–	–	–	–
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	(28,742)	(7,518)	–	169,211	–	–	(213,306)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$–	$(38,454)	$(13,341)	$–	$108,948	$(122,529)	$(55,845)	$(228,258)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-265

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2021 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	FY 2022 Consolidated Total

Revenues	$–	$4,284	$–	$–	$396,425	$–	$–	$2,608,565
	(14,819)	(32,095)	(18,929)	(35,230)	(168,276)	(28,383)	–	(4,362,914)
Gross Profit/(Loss)	(14,819)	(27,811)	(18,929)	(35,230)	228,149	(28,383)	–	(1,754,349)

Operating Expenses:
Depreciation	42,034	55,728	16,833	38,525	33,692	58,278	–	5,593,064
Management charges	24,305	57,038	15,200	55,500	56,433	42,863	–	1,949,857
General and administrative	3,175	6,200	–	6,175	–	5,425	–	374,367
Total Operating Expenses	69,514	118,967	32,033	100,200	90,124	106,565	–	7,917,288

Loss from Operations	(84,333)	(146,778)	(50,962)	(135,430)	138,025	(134,948)	–	(9,671,637)

Other Income/(Expense):
Gain/(loss) on disposition of horses	–	–	–	–	–	–	–	(677,233)
Debt forgiveness	–	–	–	–	–	–	–	97,621
Interest expense	–	–	–	–	–	–	–	(57,279)
Insurance recoveries	–	–	–	–	–	–	–	–
Total Other Expenses	–	–	–	–	–	–	–	(636,891)

Provision for Income Taxes	–	–	–	–	–	–	–	–

Net Loss	$(84,333)	$(146,778)	$(50,962)	$(135,430)	$138,025	$(134,948)	$–	$(10,308,528)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-266

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	24,272	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	24,272	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	33,786	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$24,272	$33,786	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$157,908	$84,050	$8,998	$103,800	$–	$–

Subscriptions received in horse series	310,000	–	–	–	–	–	433,500	–
Distributions from horse series	(162,701)	–	–	(308)	–	(10,830)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	147,299	–	157,908	83,743	8,998	92,970	433,500	–

Subscriptions received in horse series	–	135,000	–	–	–	–	–	201,000
Distributions from horse series	–	–	–	(9,023)	–	(15,715)	(11,934)	(150)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$147,299	$135,000	$157,908	$74,719	$8,998	$77,255	$421,566	$200,850

Accumulated Deficit
Balance at December 31, 2020	$(40,970)	$–	$(107,406)	$(25,954)	$(8,998)	$(31,698)	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(106,329)	–	(74,773)	(43,571)	–	(45,558)	(187,187)	–
Balance at December 31, 2021	(147,299)	–	(182,180)	(69,525)	(8,998)	(77,255)	(187,187)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(52,782)	–	(38,980)	–	–	(138,206)	(76,777)
Balance at December 31, 2022	$(147,299)	$(52,782)	$(182,180)	$(108,505)	$(8,998)	$(77,255)	$(325,393)	$(76,777)

Total Members' Equity
Balance at December 31, 2020	$(40,970)	$–	$50,502	$58,096	$–	$72,102	$–	$–

Subscriptions received in horse series	310,000	–	–	–	–	–	433,500	–
Distributions from horse series	(162,701)	–	–	(308)	–	(10,830)	–	–
Contributions	–	–	24,272	–	–	–	–	–
Net loss	(106,329)	–	(74,773)	(43,571)	–	(45,558)	(187,187)	–
Balance at December 31, 2021	–	–	–	14,218	–	15,715	246,313	–

Subscriptions received in horse series	–	135,000	–	–	–	–	–	201,000
Distributions from horse series	–	–	–	(9,023)	–	(15,715)	(11,934)	(150)
Contributions	–	–	–	33,786	–	–	–	–
Net loss	–	(52,782)	–	(38,980)	–	–	(138,206)	(76,777)
Balance at December 31, 2022	$–	$82,218	$–	$–	$–	$(0)	$96,173	$124,073

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-267

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	48,373	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	48,373	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	24,527	–	40,192	–	–	16,469	–	36,000
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$24,527	$–	$40,192	$–	$–	$16,469	$48,373	$36,000

Subscriptions in Series
Balance at December 31, 2020	$84,600	$2,524,083	$295,200	$–	$–	$38,000	$726,000	$–

Subscriptions received in horse series	–	–	–	–	224,720	–	–	75,000
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	84,600	2,524,083	295,200	–	224,720	38,000	726,000	75,000

Subscriptions received in horse series	–	–	–	130,000	575,280	–	–	25,000
Distributions from horse series	(18,199)	(424,250)	(30,354)	–	(5,900)	–	–	(15,533)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$66,401	$2,099,833	$264,846	$130,000	$794,100	$38,000	$726,000	$84,467

Accumulated Deficit
Balance at December 31, 2020	$(28,066)	$(717,305)	$(86,161)	$–	$–	$(36,440)	$(392,034)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(63,653)	(2,044,475)	(110,543)	–	(121,123)	(18,041)	(382,338)	(51,989)
Balance at December 31, 2021	(91,719)	(2,761,780)	(196,705)	–	(121,123)	(54,481)	(774,373)	(51,989)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	791	(399,663)	(108,333)	(25,416)	(332,543)	13	–	(68,478)
Balance at December 31, 2022	$(90,928)	$(3,161,443)	$(305,037)	$(25,416)	$(453,666)	$(54,469)	$(774,373)	$(120,467)

Total Members' Equity
Balance at December 31, 2020	$56,534	$1,806,778	$209,039	$–	$–	$1,560	$333,966	$–

Subscriptions received in horse series	–	–	–	–	224,720	–	–	75,000
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	48,373	–
Net loss	(63,653)	(2,044,475)	(110,543)	–	(121,123)	(18,041)	(382,338)	(51,989)
Balance at December 31, 2021	(7,119)	(237,698)	98,495	–	103,597	(16,481)	–	23,011

Subscriptions received in horse series	–	–	–	130,000	575,280	–	–	25,000
Distributions from horse series	(18,199)	(424,250)	(30,354)	–	(5,900)	–	–	(15,533)
Contributions	24,527	–	40,192	–	–	16,469	–	36,000
Net loss	791	(399,663)	(108,333)	(25,416)	(332,543)	13	–	(68,478)
Balance at December 31, 2022	$0	$(1,061,611)	$–	$104,584	$340,434	$0	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-268

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$11,750	$–	$44,400	$–	$372,645	$–	$–	$–

Subscriptions received in horse series	–	223,973	–	405,616	455	–	–	–
Distributions from horse series	–	–	–	–	(6,560)	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	11,750	223,973	44,400	405,616	366,540	–	–	–

Subscriptions received in horse series	–	270,727	–	109,484	–	112,000	1,170,000	–
Distributions from horse series	–	–	–	(44,173)	(82,609)	(1,889)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$11,750	$494,700	$44,400	$470,927	$283,931	$110,111	$1,170,000	$–

Accumulated Deficit
Balance at December 31, 2020	$(11,750)	$–	$(44,400)	$–	$(105,664)	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(88,320)	–	(211,135)	(117,314)	–	(76,199)	–
Balance at December 31, 2021	(11,750)	(88,320)	(44,400)	(211,135)	(222,979)	–	(76,199)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(185,454)	–	(259,793)	(60,952)	(46,571)	(527,091)	–
Balance at December 31, 2022	$(11,750)	$(273,774)	$(44,400)	$(470,927)	$(283,931)	$(46,571)	$(603,289)	$–

Total Members' Equity
Balance at December 31, 2020	$–	$–	$–	$–	$266,981	$–	$–	$–

Subscriptions received in horse series	–	223,973	–	405,616	455	–	–	–
Distributions from horse series	–	–	–	–	(6,560)	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(88,320)	–	(211,135)	(117,314)	–	(76,199)	–
Balance at December 31, 2021	–	135,653	–	194,481	143,562	–	(76,199)	–

Subscriptions received in horse series	–	270,727	–	109,484	–	112,000	1,170,000	–
Distributions from horse series	–	–	–	(44,173)	(82,609)	(1,889)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(185,454)	–	(259,793)	(60,952)	(46,571)	(527,091)	–
Balance at December 31, 2022	$–	$220,926	$–	$–	$–	$63,539	$566,711	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-269

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	36,000
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	36,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	24,000
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$–	$60,000

Subscriptions in Series
Balance at December 31, 2020	$–	$193,000	$–	$745,250	$64,056	$–	$106,872	$–

Subscriptions received in horse series	510,000	–	540,600	–	314	490,000	–	122,000
Distributions from horse series	–	–	(1,989)	(1,250)	(1,878)	(3,501)	–	(25,147)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	510,000	193,000	538,611	744,000	62,492	486,499	106,872	96,853

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(134,040)	(33,048)	(57,691)	(15,863)	(29,400)	–	(57,142)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$510,000	$58,960	$505,563	$686,309	$46,629	$457,099	$106,872	$39,711

Accumulated Deficit
Balance at December 31, 2020	$–	$(55,258)	$–	$(184,202)	$(21,272)	$–	$(76,473)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(135,750)	(74,886)	(196,059)	(233,158)	(31,508)	(185,291)	(38,868)	(73,165)
Balance at December 31, 2021	(135,750)	(130,144)	(196,059)	(417,359)	(52,780)	(185,291)	(115,341)	(73,165)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(140,050)	1,969	(120,455)	(268,950)	6,151	(115,092)	8,469	(26,546)
Balance at December 31, 2022	$(275,800)	$(128,175)	$(316,514)	$(686,309)	$(46,629)	$(300,382)	$(106,872)	$(99,711)

Total Members' Equity
Balance at December 31, 2020	$–	$137,742	$–	$561,048	$42,784	$–	$30,399	$–

Subscriptions received in horse series	510,000	–	540,600	–	314	490,000	–	122,000
Distributions from horse series	–	–	(1,989)	(1,250)	(1,878)	(3,501)	–	(25,147)
Contributions	–	–	–	–	–	–	–	36,000
Net loss	(135,750)	(74,886)	(196,059)	(233,158)	(31,508)	(185,291)	(38,868)	(73,165)
Balance at December 31, 2021	374,250	62,856	342,552	326,641	9,712	301,208	(8,469)	59,688

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(134,040)	(33,048)	(57,691)	(15,863)	(29,400)	–	(57,142)
Contributions	–	–	–	–	–	–	–	24,000
Net loss	(140,050)	1,969	(120,455)	(268,950)	6,151	(115,092)	8,469	(26,546)
Balance at December 31, 2022	$234,200	$(69,215)	$189,049	$–	$–	$156,716	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-270

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	48,000	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$48,000	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$26,026	$176,000	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	128,000	203,211	224,286	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	26,026	176,000	128,000	203,211	224,286	–	–

Subscriptions received in horse series	101,250	–	–	–	1,809	123,714	250,000	243,639
Distributions from horse series	–	–	–	(17,160)	(7,222)	(58,140)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$101,250	$26,026	$176,000	$110,840	$197,798	$289,860	$250,000	$243,639

Accumulated Deficit
Balance at December 31, 2020	$–	$(26,026)	$(83,088)	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(8,889)	–	(50,927)	(37,886)	(74,103)	(110,104)	–	–
Balance at December 31, 2021	(8,889)	(26,026)	(134,015)	(37,886)	(74,103)	(110,104)	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(77,962)	(102,745)
Balance at December 31, 2022	$(52,683)	$(26,026)	$(166,774)	$(95,714)	$(132,253)	$(179,267)	$(77,962)	$(102,745)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$92,912	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	128,000	203,211	224,286	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(8,889)	–	(50,927)	(37,886)	(74,103)	(110,104)	–	–
Balance at December 31, 2021	(8,889)	–	41,985	90,114	129,108	114,182	–	–

Subscriptions received in horse series	101,250	–	–	–	1,809	123,714	250,000	243,639
Distributions from horse series	–	–	–	(17,160)	(7,222)	(58,140)	–	–
Contributions	–	–	–	48,000	–	–	–	–
Net loss	(43,794)	–	(32,759)	(57,828)	(58,149)	(69,163)	(77,962)	(102,745)
Balance at December 31, 2022	$48,567	$–	$9,226	$63,126	$65,546	$110,593	$172,038	$140,894

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-271

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	46,800	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	46,800	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	25,200	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$72,000	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$54,341	$138,580	$–	$–	$–	$172,200	$494,450

Subscriptions received in horse series	–	–	–	–	–	–	–	5,550
Distributions from horse series	–	(47,265)	–	–	–	–	(8,856)	(15,200)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	7,076	138,580	–	–	–	163,344	484,800

Subscriptions received in horse series	495,424	–	–	242,400	–	100,000	–	–
Distributions from horse series	–	(45,502)	(1,443)	(2,100)	–	(20,447)	(18,942)	(15,100)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$495,424	$(38,426)	$137,137	$240,300	$–	$79,553	$144,402	$469,700

Accumulated Deficit
Balance at December 31, 2020	$–	$(512)	$(47,425)	$–	$–	$–	$(55,170)	$(139,137)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(4,761)	(51,744)	–	–	–	(50,894)	(175,697)
Balance at December 31, 2021	–	(5,274)	(99,168)	–	–	–	(106,064)	(314,834)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(92,020)
Balance at December 31, 2022	$(166,275)	$(27,241)	$(162,199)	$(102,629)	$(41,095)	$(32,033)	$(160,610)	$(406,854)

Total Members' Equity
Balance at December 31, 2020	$–	$53,829	$91,155	$–	$–	$–	$117,030	$355,313

Subscriptions received in horse series	–	–	–	–	–	–	–	5,550
Distributions from horse series	–	(47,265)	–	–	–	–	(8,856)	(15,200)
Contributions	–	46,800	–	–	–	–	–	–
Net loss	–	(4,761)	(51,744)	–	–	–	(50,894)	(175,697)
Balance at December 31, 2021	–	48,602	39,412	–	–	–	57,280	169,966

Subscriptions received in horse series	495,424	–	–	242,400	–	100,000	–	–
Distributions from horse series	–	(45,502)	(1,443)	(2,100)	–	(20,447)	(18,942)	(15,100)
Contributions	–	25,200	–	–	–	–	–	–
Net loss	(166,275)	(21,967)	(63,030)	(102,629)	(41,095)	(32,033)	(54,546)	(92,020)
Balance at December 31, 2022	$329,149	$6,333	$(25,062)	$137,671	$(41,095)	$47,521	$(16,208)	$62,846

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-272

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	438,600	229,500	335,250	–	–	–	–
Distributions from horse series	–	(86,358)	(158,623)	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	352,242	70,877	335,250	–	–	–	–

Subscriptions received in horse series	155,000	–	–	–	90,871	150,000	–	–
Distributions from horse series	–	(589,124)	–	(67,163)	(143)	(5,035)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$155,000	$(236,882)	$70,877	$268,087	$90,729	$144,965	$–	$–

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$(10,777)	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(126,992)	(60,100)	(124,224)	(7,541)	–	–	–
Balance at December 31, 2021	–	(126,992)	(70,877)	(124,224)	(7,541)	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(80,096)	363,874	–	(143,862)	(41,076)	(48,054)	(26,748)	(44,864)
Balance at December 31, 2022	$(80,096)	$236,882	$(70,877)	$(268,087)	$(48,617)	$(48,054)	$(26,748)	$(44,864)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$(10,777)	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	438,600	229,500	335,250	–	–	–	–
Distributions from horse series	–	(86,358)	(158,623)	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(126,992)	(60,100)	(124,224)	(7,541)	–	–	–
Balance at December 31, 2021	–	225,250	–	211,026	(7,541)	–	–	–

Subscriptions received in horse series	155,000	–	–	–	90,871	150,000	–	–
Distributions from horse series	–	(589,124)	–	(67,163)	(143)	(5,035)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(80,096)	363,874	–	(143,862)	(41,076)	(48,054)	(26,748)	(44,864)
Balance at December 31, 2022	$74,904	$–	$–	$–	$42,112	$96,911	$(26,748)	$(44,864)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-273

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	10,973
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	10,973

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$–	$10,973

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$231,748	$510,000	$20,025	$26,000

Subscriptions received in horse series	–	247,426	–	–	1,832	–	–	–
Distributions from horse series	–	(52)	–	–	(29,233)	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	247,374	–	–	204,347	510,000	20,025	26,000

Subscriptions received in horse series	580,000	3,474	–	309,008	–	–	–	–
Distributions from horse series	–	(51,328)	–	(1,675)	(130,968)	(83,912)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$580,000	$199,520	$–	$307,333	$73,379	$426,088	$20,025	$26,000

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$(67,186)	$(269,290)	$(20,025)	$(29,379)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(91,626)	–	–	(65,139)	(144,271)	–	(7,594)
Balance at December 31, 2021	–	(91,626)	–	–	(132,325)	(413,561)	(20,025)	(36,973)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(211,802)	(107,894)	(26,161)	(115,681)	(2,320)	(12,527)	–	–
Balance at December 31, 2022	$(211,802)	$(199,520)	$(26,161)	$(115,681)	$(134,644)	$(426,088)	$(20,025)	$(36,973)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$–	$–	$164,562	$240,710	$–	$(3,379)

Subscriptions received in horse series	–	247,426	–	–	1,832	–	–	–
Distributions from horse series	–	(52)	–	–	(29,233)	–	–	–
Contributions	–	–	–	–	–	–	–	10,973
Net loss	–	(91,626)	–	–	(65,139)	(144,271)	–	(7,594)
Balance at December 31, 2021	–	155,749	–	–	72,022	96,439	–	–

Subscriptions received in horse series	580,000	3,474	–	309,008	–	–	–	–
Distributions from horse series	–	(51,328)	–	(1,675)	(130,968)	(83,912)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(211,802)	(107,894)	(26,161)	(115,681)	(2,320)	(12,527)	–	–
Balance at December 31, 2022	$368,198	$–	$(26,161)	$191,652	$(61,265)	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-274

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	6,446	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	6,446	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$6,446	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$526,222	$143,500	$143,750	$–	$354,340	$9,294	$–	$3,824

Subscriptions received in horse series	–	–	–	–	2,660	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	526,222	143,500	143,750	–	357,000	9,294	–	3,824

Subscriptions received in horse series	–	–	–	495,000	–	–	50,000	–
Distributions from horse series	–	(16,269)	–	(353,924)	(29,228)	–	(42,925)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$526,222	$127,231	$143,750	$141,076	$327,772	$9,294	$7,075	$3,824

Accumulated Deficit
Balance at December 31, 2020	$(240,608)	$(36,601)	$(158,909)	$–	$(100,106)	$(9,294)	$–	$(3,824)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(157,530)	(55,679)	8,713	–	(119,996)	–	–	–
Balance at December 31, 2021	(398,138)	(92,280)	(150,196)	–	(220,102)	(9,294)	–	(3,824)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(83,772)	(34,951)	–	(141,076)	(107,670)	–	(7,075)	–
Balance at December 31, 2022	$(481,910)	$(127,231)	$(150,196)	$(141,076)	$(327,772)	$(9,294)	$(7,075)	$(3,824)

Total Members' Equity
Balance at December 31, 2020	$285,614	$106,899	$(15,159)	$–	$254,234	$(0)	$–	$–

Subscriptions received in horse series	–	–	–	–	2,660	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	6,446	–	–	–	–	–
Net loss	(157,530)	(55,679)	8,713	–	(119,996)	–	–	–
Balance at December 31, 2021	128,084	51,220	–	–	136,898	(0)	–	–

Subscriptions received in horse series	–	–	–	495,000	–	–	50,000	–
Distributions from horse series	–	(16,269)	–	(353,924)	(29,228)	–	(42,925)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(83,772)	(34,951)	–	(141,076)	(107,670)	–	(7,075)	–
Balance at December 31, 2022	$44,311	$–	$–	$–	$–	$(0)	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-275

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	48,000	–	734	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$48,000	$–	$734	$–

Subscriptions in Series
Balance at December 31, 2020	$223,860	$246,820	$–	$179,649	$–	$121,360	$31,250	$–

Subscriptions received in horse series	–	–	996	–	170,000	–	–	265,626
Distributions from horse series	–	(32,989)	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	223,860	213,831	996	179,649	170,000	121,360	31,250	265,626

Subscriptions received in horse series	–	–	331,004	–	–	–	–	58,428
Distributions from horse series	(14,465)	(81,578)	(56,480)	–	(107,142)	(37,483)	–	(19,740)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$209,395	$132,253	$275,520	$179,649	$62,858	$83,877	$31,250	$304,314

Accumulated Deficit
Balance at December 31, 2020	$(66,021)	$(71,782)	$–	$(140,263)	$–	$(36,806)	$(29,248)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(77,410)	(64,584)	(52,329)	(69,445)	(77,589)	(50,228)	(2,743)	(106,098)
Balance at December 31, 2021	(143,431)	(136,366)	(52,329)	(209,707)	(77,589)	(87,035)	(31,991)	(106,098)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(72,829)	4,112	(104,520)	30,059	16,339	3,158	7	(93,932)
Balance at December 31, 2022	$(216,261)	$(132,253)	$(156,849)	$(179,649)	$(61,250)	$(83,877)	$(31,984)	$(200,030)

Total Members' Equity
Balance at December 31, 2020	$157,839	$175,038	$–	$39,386	$–	$84,554	$2,002	$–

Subscriptions received in horse series	–	–	996	–	170,000	–	–	265,626
Distributions from horse series	–	(32,989)	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(77,410)	(64,584)	(52,329)	(69,445)	(77,589)	(50,228)	(2,743)	(106,098)
Balance at December 31, 2021	80,429	77,466	(51,333)	(30,059)	92,411	34,325	(741)	159,528

Subscriptions received in horse series	–	–	331,004	–	–	–	–	58,428
Distributions from horse series	(14,465)	(81,578)	(56,480)	–	(107,142)	(37,483)	–	(19,740)
Contributions	–	–	–	–	48,000	–	734	–
Net loss	(72,829)	4,112	(104,520)	30,059	16,339	3,158	7	(93,932)
Balance at December 31, 2022	$(6,865)	$0	$118,671	$–	$49,608	$–	$(0)	$104,284

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-276

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$363,918	$–	$–	$–	$21,628	$–	$–	$–

Subscriptions received in horse series	–	–	469,200	–	–	85,680	209,747	–
Distributions from horse series	(8,540)	–	(245,766)	–	–	(59,551)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	355,378	–	223,434	–	21,628	26,129	209,747	–

Subscriptions received in horse series	–	304,500	–	215,000	–	–	64,664	330,000
Distributions from horse series	–	–	–	(75)	–	–	(3,120)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$355,378	$304,500	$223,434	$214,925	$21,628	$26,129	$271,291	$330,000

Accumulated Deficit
Balance at December 31, 2020	$(161,267)	$–	$(23,846)	$–	$(21,628)	$(4,284)	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(194,111)	–	(199,589)	–	–	(21,845)	(86,137)	–
Balance at December 31, 2021	(355,378)	–	(223,434)	–	(21,628)	(26,129)	(86,137)	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)
Balance at December 31, 2022	$(355,378)	$(120,177)	$(223,434)	$(84,342)	$(21,628)	$(26,129)	$(176,995)	$(119,121)

Total Members' Equity
Balance at December 31, 2020	$202,651	$–	$(23,846)	$–	$–	$(4,284)	$–	$–

Subscriptions received in horse series	–	–	469,200	–	–	85,680	209,747	–
Distributions from horse series	(8,540)	–	(245,766)	–	–	(59,551)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(194,111)	–	(199,589)	–	–	(21,845)	(86,137)	–
Balance at December 31, 2021	–	–	–	–	–	–	123,610	–

Subscriptions received in horse series	–	304,500	–	215,000	–	–	64,664	330,000
Distributions from horse series	–	–	–	(75)	–	–	(3,120)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(120,177)	–	(84,342)	–	–	(90,858)	(119,121)
Balance at December 31, 2022	$–	$184,323	$–	$130,583	$–	$–	$94,296	$210,879

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-277

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	36,000	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$36,000	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$304,000	$–	$21,100	$20,000	$23,850	$33,000	$–	$456,000

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	(1,280)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	304,000	–	21,100	20,000	23,850	33,000	–	454,720

Subscriptions received in horse series	–	140,000	–	–	–	–	140,000	–
Distributions from horse series	–	(36,037)	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$304,000	$103,963	$21,100	$20,000	$23,850	$33,000	$140,000	$454,720

Accumulated Deficit
Balance at December 31, 2020	$(105,361)	$–	$(21,100)	$(20,000)	$(23,850)	$(33,000)	$–	$(161,013)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(98,121)	(34,830)	–	–	–	–	–	(146,032)
Balance at December 31, 2021	(203,482)	(34,830)	(21,100)	(20,000)	(23,850)	(33,000)	–	(307,045)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(104,257)	(46,795)	–	–	–	–	(81,781)	(164,640)
Balance at December 31, 2022	$(307,739)	$(81,625)	$(21,100)	$(20,000)	$(23,850)	$(33,000)	$(81,781)	$(471,685)

Total Members' Equity
Balance at December 31, 2020	$198,639	$–	$–	$–	$–	$–	$–	$294,987

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	(1,280)
Contributions	–	–	–	–	–	–	–	–
Net loss	(98,121)	(34,830)	–	–	–	–	–	(146,032)
Balance at December 31, 2021	100,518	(34,830)	–	–	–	–	–	147,675

Subscriptions received in horse series	–	140,000	–	–	–	–	140,000	–
Distributions from horse series	–	(36,037)	–	–	–	–	–	–
Contributions	–	36,000	–	–	–	–	–	–
Net loss	(104,257)	(46,795)	–	–	–	–	(81,781)	(164,640)
Balance at December 31, 2022	$(3,739)	$58,338	$–	$–	$–	$–	$58,219	$(16,965)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-278

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	1,741	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	1,741	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	30,389	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$1,741	$30,389	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$–	$248,880	$95,535	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	330,000
Distributions from horse series	–	–	–	–	–	–	–	(2,060)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	248,880	95,535	327,940

Subscriptions received in horse series	152,324	187,200	54,000	–	528,409	–	–	–
Distributions from horse series	–	(8,136)	–	–	–	–	–	(108,055)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$152,324	$179,064	$54,000	$–	$528,409	$248,880	$95,535	$219,885

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$(17,032)	$–	$(97,641)	$(68,155)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(38,467)	–	(4,769)	–	(152,979)	(57,779)	(112,436)
Balance at December 31, 2021	–	(38,467)	–	(21,801)	–	(250,621)	(125,934)	(112,436)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(107,449)
Balance at December 31, 2022	$(74,563)	$(126,243)	$(18,704)	$(21,801)	$(193,010)	$(250,621)	$(125,924)	$(219,885)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$–	$(17,032)	$–	$151,239	$27,380	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	330,000
Distributions from horse series	–	–	–	–	–	–	–	(2,060)
Contributions	–	–	–	–	–	1,741	–	–
Net loss	–	(38,467)	–	(4,769)	–	(152,979)	(57,779)	(112,436)
Balance at December 31, 2021	–	(38,467)	–	(21,801)	–	–	(30,399)	215,504

Subscriptions received in horse series	152,324	187,200	54,000	–	528,409	–	–	–
Distributions from horse series	–	(8,136)	–	–	–	–	–	(108,055)
Contributions	–	–	–	–	–	–	30,389	–
Net loss	(74,563)	(87,775)	(18,704)	–	(193,010)	–	10	(107,449)
Balance at December 31, 2022	$77,761	$52,821	$35,296	$(21,801)	$335,399	$–	$(0)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-279

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silverpocketsfull 19
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	22,953	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	22,953	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$22,953	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$23,290	$19,776	$20,000	$–

Subscriptions received in horse series	519,948	707,280	273,000	–	–	–	–	453,900
Distributions from horse series	(82,800)	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	437,148	707,280	273,000	–	23,290	19,776	20,000	453,900

Subscriptions received in horse series	52	342,720	–	563,072	–	–	–	–
Distributions from horse series	(79,300)	(51,200)	(39,090)	–	–	–	–	(35,554)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$357,900	$998,800	$233,910	$563,072	$23,290	$19,776	$20,000	$418,346

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$(23,290)	$(19,776)	$(43,840)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(111,101)	(230,665)	(97,676)	–	–	–	887	(177,507)
Balance at December 31, 2021	(111,101)	(230,665)	(97,676)	–	(23,290)	(19,776)	(42,953)	(177,507)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)
Balance at December 31, 2022	$(218,755)	$(552,015)	$(148,393)	$(179,690)	$(23,290)	$(19,776)	$(42,953)	$(291,132)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$(23,840)	$–

Subscriptions received in horse series	519,948	707,280	273,000	–	–	–	–	453,900
Distributions from horse series	(82,800)	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	22,953	–
Net loss	(111,101)	(230,665)	(97,676)	–	–	–	887	(177,507)
Balance at December 31, 2021	326,048	476,615	175,324	–	–	–	–	276,393

Subscriptions received in horse series	52	342,720	–	563,072	–	–	–	–
Distributions from horse series	(79,300)	(51,200)	(39,090)	–	–	–	–	(35,554)
Contributions	–	–	–	–	–	–	–	–
Net loss	(107,655)	(321,350)	(50,718)	(179,690)	–	–	–	(113,626)
Balance at December 31, 2022	$139,145	$446,785	$85,517	$383,382	$–	$–	$–	$127,214

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-280

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	25,979	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	25,979	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$–	$–	$–	$–	$25,979	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$34,881	$125,100	$–	$40,500	$287,099

Subscriptions received in horse series	–	85,170	–	–	–	–	–	–
Distributions from horse series	–	(56,600)	–	–	(80,545)	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	28,570	–	34,881	44,555	–	40,500	287,099

Subscriptions received in horse series	635,000	–	289,481	–	–	252,000	–	–
Distributions from horse series	–	–	–	–	–	(9,930)	–	(22,020)
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$635,000	$28,570	$289,481	$34,881	$44,555	$242,070	$40,500	$265,079

Accumulated Deficit
Balance at December 31, 2020	$–	$(3,490)	$–	$(34,881)	$(39,633)	$–	$(58,140)	$(109,035)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(25,081)	–	–	(4,922)	–	(8,339)	(89,993)
Balance at December 31, 2021	–	(28,570)	–	(34,881)	(44,555)	–	(66,479)	(199,028)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(217,769)	–	(95,240)	–	–	(93,935)	–	(66,051)
Balance at December 31, 2022	$(217,769)	$(28,570)	$(95,240)	$(34,881)	$(44,555)	$(93,935)	$(66,479)	$(265,079)

Total Members' Equity
Balance at December 31, 2020	$–	$(3,490)	$–	$–	$85,467	$–	$(17,640)	$178,064

Subscriptions received in horse series	–	85,170	–	–	–	–	–	–
Distributions from horse series	–	(56,600)	–	–	(80,545)	–	–	–
Contributions	–	–	–	–	–	–	25,979	–
Net loss	–	(25,081)	–	–	(4,922)	–	(8,339)	(89,993)
Balance at December 31, 2021	–	–	–	–	–	–	–	88,071

Subscriptions received in horse series	635,000	–	289,481	–	–	252,000	–	–
Distributions from horse series	–	–	–	–	–	(9,930)	–	(22,020)
Contributions	–	–	–	–	–	–	–	–
Net loss	(217,769)	–	(95,240)	–	–	(93,935)	–	(66,051)
Balance at December 31, 2022	$417,231	$–	$194,241	$–	$–	$148,135	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-281

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	12,000	48,000	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$12,000	$48,000	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$34,510	$390,000	$–	$–	$14,000	$11,983	$223,860	$16,483

Subscriptions received in horse series	–	–	–	150,000	–	–	–	–
Distributions from horse series	(37,827)	(16,381)	–	(26,320)	–	–	(5,510)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	(3,317)	373,619	–	123,680	14,000	11,983	218,350	16,483

Subscriptions received in horse series	–	–	100,000	–	–	–	–	–
Distributions from horse series	–	–	(1,394)	(324,392)	–	–	(5,355)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$(3,317)	$373,619	$98,606	$(200,712)	$14,000	$11,983	$212,995	$16,483

Accumulated Deficit
Balance at December 31, 2020	$3,317	$(193,758)	$–	$–	$(14,000)	$(11,983)	$(65,975)	$(16,483)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(179,861)	–	(56,172)	–	–	(73,786)	–
Balance at December 31, 2021	3,317	(373,619)	–	(56,172)	(14,000)	(11,983)	(139,761)	(16,483)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	(110,606)	242,424	–	–	(79,183)	–
Balance at December 31, 2022	$3,317	$(373,619)	$(110,606)	$186,252	$(14,000)	$(11,983)	$(218,945)	$(16,483)

Total Members' Equity
Balance at December 31, 2020	$37,827	$196,242	$–	$–	$–	$0	$157,885	$–

Subscriptions received in horse series	–	–	–	150,000	–	–	–	–
Distributions from horse series	(37,827)	(16,381)	–	(26,320)	–	–	(5,510)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(179,861)	–	(56,172)	–	–	(73,786)	–
Balance at December 31, 2021	–	–	–	67,508	–	0	78,588	–

Subscriptions received in horse series	–	–	100,000	–	–	–	–	–
Distributions from horse series	–	–	(1,394)	(324,392)	–	–	(5,355)	–
Contributions	–	–	12,000	48,000	–	–	–	–
Net loss	–	–	(110,606)	242,424	–	–	(79,183)	–
Balance at December 31, 2022	$–	$–	$–	$33,540	$–	$0	$(5,950)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-282

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tizamagician	Series Tufnel
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	–	–	–	–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	21,600	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$21,600	$–	$–	$–	$–	$–	$–	$–

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$1,420,774	$–	$229,000	$–	$157,689	$–

Subscriptions received in horse series	126,000	186,446	–	–	–	–	–	318,866
Distributions from horse series	–	(31,620)	(108,400)	–	–	–	(128,010)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	126,000	154,826	1,312,374	–	229,000	–	29,679	318,866

Subscriptions received in horse series	–	97,554	–	–	–	93,000	–	3,534
Distributions from horse series	–	(146,020)	(316,490)	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$126,000	$106,360	$995,885	$–	$229,000	$93,000	$29,679	$322,400

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$(975,971)	$–	$(90,191)	$–	$(110,426)	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(66,092)	(58,729)	(459,319)	–	(63,274)	–	109,783	(77,038)
Balance at December 31, 2021	(66,092)	(58,729)	(1,435,290)	–	(153,465)	–	(643)	(77,038)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(81,508)	32,853	439,406	(80,842)	(74,155)	(49,781)	(15,125)	(89,010)
Balance at December 31, 2022	$(147,600)	$(25,876)	$(995,885)	$(80,842)	$(227,620)	$(49,781)	$(15,768)	$(166,048)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$444,803	$–	$138,809	$–	$47,263	$–

Subscriptions received in horse series	126,000	186,446	–	–	–	–	–	318,866
Distributions from horse series	–	(31,620)	(108,400)	–	–	–	(128,010)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(66,092)	(58,729)	(459,319)	–	(63,274)	–	109,783	(77,038)
Balance at December 31, 2021	59,908	96,097	(122,916)	–	75,535	–	29,036	241,828

Subscriptions received in horse series	–	97,554	–	–	–	93,000	–	3,534
Distributions from horse series	–	(146,020)	(316,490)	–	–	–	–	–
Contributions	21,600	–	–	–	–	–	–	–
Net loss	(81,508)	32,853	439,406	(80,842)	(74,155)	(49,781)	(15,125)	(89,010)
Balance at December 31, 2022	$–	$80,484	$–	$(80,842)	$1,380	$43,219	$13,911	$156,352

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-283

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$–

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	7,724	–	–	–	–	–	33,825
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	7,724	–	–	–	–	–	33,825

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$7,724	$–	$–	$–	$–	$–	$33,825

Subscriptions in Series
Balance at December 31, 2020	$–	$135,000	$37,728	$30,000	$93,843	$–	$–	$550,381

Subscriptions received in horse series	–	–	–	–	–	357,821	102,054	–
Distributions from horse series	–	–	2,341	(8,431)	–	(9,060)	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	135,000	40,069	21,569	93,843	348,761	102,054	550,381

Subscriptions received in horse series	52,500	–	–	–	–	179	189,946	–
Distributions from horse series	–	–	–	–	(129,330)	(10,060)	(10,300)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$52,500	$135,000	$40,069	$21,569	$(35,487)	$338,880	$281,700	$550,381

Accumulated Deficit
Balance at December 31, 2020	$–	$(104,269)	$(26,728)	$(21,569)	$(59,673)	$–	$–	$(355,948)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	–	(38,454)	(13,341)	–	108,948	(122,529)	(55,845)	(228,258)
Balance at December 31, 2021	–	(142,724)	(40,069)	(21,569)	49,275	(122,529)	(55,845)	(584,206)

Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(21,774)	–	–	–	(13,788)	(88,295)	(117,856)	–
Balance at December 31, 2022	$(21,774)	$(142,724)	$(40,069)	$(21,569)	$35,487	$(210,824)	$(173,701)	$(584,206)

Total Members' Equity
Balance at December 31, 2020	$–	$30,731	$11,000	$8,431	$34,170	$–	$–	$194,433

Subscriptions received in horse series	–	–	–	–	–	357,821	102,054	–
Distributions from horse series	–	–	2,341	(8,431)	–	(9,060)	–	–
Contributions	–	7,724	–	–	–	–	–	33,825
Net loss	–	(38,454)	(13,341)	–	108,948	(122,529)	(55,845)	(228,258)
Balance at December 31, 2021	–	–	–	–	143,118	226,232	46,209	–

Subscriptions received in horse series	52,500	–	–	–	–	179	189,946	–
Distributions from horse series	–	–	–	–	(129,330)	(10,060)	(10,300)	–
Contributions	–	–	–	–	–	–	–	–
Net loss	(21,774)	–	–	–	(13,788)	(88,295)	(117,856)	–
Balance at December 31, 2022	$30,726	$–	$–	$–	$–	$128,056	$107,999	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-284

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	My Racehorse CA	FY 2022 Consolidated Total
Membership in My Racehorse CA LLC
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$–	$11,843	$11,843

Subscriptions received in horse series	–	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	48,000	–	–	–	313,085
Net loss	–	–	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	–	–	48,000	–	–	11,843	324,928

Subscriptions received in horse series	–	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–	–
Contributions	–	–	36,000	–	36,000	–	–	–	516,896
Net loss	–	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$–	$–	$36,000	$–	$84,000	$–	$–	$11,843	$841,824

Subscriptions in Series
Balance at December 31, 2020	$–	$–	$–	$–	$–	$–	$25,194	$–	$14,902,854

Subscriptions received in horse series	162,032	377,400	112,000	370,000	129,520	285,750	–	–	11,400,929
Distributions from horse series	–	(3,060)	–	–	(229,401)	–	–	–	(1,731,559)
Contributions	–	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–	–
Balance at December 31, 2021	162,032	374,340	112,000	370,000	(99,881)	285,750	25,194	–	24,572,224

Subscriptions received in horse series	368,368	–	28,000	–	–	164,250	–	–	11,805,265
Distributions from horse series	–	(18,819)	(29,611)	(108,209)	(17,462)	(1,560)	–	–	(4,373,070)
Contributions	–	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–	–
Balance at December 31, 2022	$530,400	$355,521	$110,389	$261,791	$(117,343)	$448,440	$25,194	$–	$32,004,418

Accumulated Deficit
Balance at December 31, 2020	$–	$–	$–	$–	$(1,472)	$–	$(25,194)	$(11,843)	$(6,787,961)

Subscriptions received in horse series	–	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–	–
Net loss	(84,333)	(146,778)	(50,962)	(135,430)	138,025	(134,948)	–	–	(10,308,528)
Balance at December 31, 2021	(84,333)	(146,778)	(50,962)	(135,430)	136,553	(134,948)	(25,194)	(11,843)	(17,096,489)

Subscriptions received in horse series	–	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–	–
Contributions	–	–	–	–	–	–	–	–	–
Net loss	(203,690)	(107,311)	(95,426)	(126,360)	(77,418)	(157,294)	–	–	(8,494,334)
Balance at December 31, 2022	$(288,023)	$(254,089)	$(146,389)	$(261,791)	$59,135	$(292,242)	$(25,194)	$(11,843)	$(25,590,823)

Total Members' Equity
Balance at December 31, 2020	$–	$–	$–	$–	$(1,472)	$–	$(0)	$–	$8,126,736

Subscriptions received in horse series	162,032	377,400	112,000	370,000	129,520	285,750	–	–	11,400,929
Distributions from horse series	–	(3,060)	–	–	(229,401)	–	–	–	(1,731,559)
Contributions	–	–	–	–	48,000	–	–	–	313,085
Net loss	(84,333)	(146,778)	(50,962)	(135,430)	138,025	(134,948)	–	–	(10,308,528)
Balance at December 31, 2021	77,699	227,562	61,038	234,570	84,672	150,802	(0)	–	7,800,663

Subscriptions received in horse series	368,368	–	28,000	–	–	164,250	–	–	11,805,265
Distributions from horse series	–	(18,819)	(29,611)	(108,209)	(17,462)	(1,560)	–	–	(4,373,070)
Contributions	–	–	36,000	–	36,000	–	–	–	516,896
Net loss	(203,690)	(107,311)	(95,426)	(126,360)	(77,418)	(157,294)	–	–	(8,494,334)
Balance at December 31, 2022	$242,377	$101,432	$–	$–	$25,792	$156,198	$(0)	$–	$7,255,420

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-285

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
Cash Flows From Operating Activities
Net Loss	$–	$(52,782)	$–	$(38,980)	$–	$–	$(138,206)	$(76,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	17,720	–	7,901	–	–	102,638	7,073
Loss/(gain) on disposal of horse ownership	–	–	–	19,123	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(35,062)	–	(11,956)	–	–	(35,568)	(69,705)

Cash Flows From Investing Activities
Purchase of horse assets	–	(87,500)	–	–	–	–	–	(39,375)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(87,500)	–	–	–	–	–	(39,375)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	135,000	–	–	–	–	–	201,000
Distributions from horse series	–	–	–	(9,023)	–	(15,715)	(11,934)	(150)
Capital contributions	–	–	–	33,786	–	–	–	–
Proceeds from debt - related party	–	–	–	11,236	–	–	31,821	–
Repayments on debt - related party	–	–	–	(36,341)	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	(12,438)	–	12,298	–	15,715	15,682	(91,770)
Net Cash Provided by Financing Activities	–	122,562	–	11,956	–	–	35,568	109,080

Net Change In Cash	–	0	–	0	–	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$–	$0	$–	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-286

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
Cash Flows From Operating Activities
Net Loss	$791	$(399,663)	$(108,333)	$(25,416)	$(332,543)	$13	$–	$(68,478)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,098	1,249,407	37,258	2,509	157,500	0	–	17,496
Loss/(gain) on disposal of horse ownership	(7,807)	–	48,859	–	–	–	–	19,875
Gain on debt forgiveness	–	–	–	–	–	0	–	–
Interest capitalized to loan	–	29,111	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	(1,200)
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	57,223	–	(1,911)	–	24	–	–
Change in accrued expense	–	4,925	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(4,917)	941,002	(22,216)	(24,818)	(175,043)	37	–	(32,308)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(112,000)	–	–	–	–
Proceeds from horse disposition	31,500	–	27,000	–	–	–	–	5,000
Net Cash Used In Investing Activities	31,500	–	27,000	(112,000)	–	–	–	5,000

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	130,000	575,280	–	–	25,000
Distributions from horse series	(18,199)	(424,250)	(30,354)	–	(5,900)	–	–	(2,791)
Capital contributions	24,527	–	40,192	–	–	16,469	–	36,000
Proceeds from debt - related party	8,482	213,958	29,198	–	–	–	–	–
Repayments on debt - related party	(56,027)	(644,503)	(68,882)	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	14,634	(86,207)	25,063	6,818	(394,337)	(16,506)	–	(30,901)
Net Cash Provided by Financing Activities	(26,583)	(941,002)	(4,784)	136,818	175,043	(37)	–	27,308

Net Change In Cash	0	(0)	(0)	–	(0)	–	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$(0)	$–	$(0)	$–	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-287

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
Cash Flows From Operating Activities
Net Loss	$–	$(185,454)	$–	$(259,793)	$(60,952)	$(46,571)	$(527,091)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	98,175	–	99,364	72,081	14,176	211,208	–
Loss/(gain) on disposal of horse ownership	–	–	–	121,014	(4,417)	–	–	–
Gain on debt forgiveness	–	–	–	–	(2,354)	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	1,665	–	–	6,711	–
Change in accrued expense	–	–	–	–	708	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(87,279)	–	(37,751)	5,065	(32,396)	(309,172)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	(70,000)	–	–
Proceeds from horse disposition	–	–	–	11,475	72,648	–	–	–
Net Cash Used In Investing Activities	–	–	–	11,475	72,648	(70,000)	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	270,727	–	109,484	–	112,000	1,170,000	–
Distributions from horse series	–	–	–	(22,542)	(52,193)	(1,889)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	45,652	–	–	–
Repayments on debt - related party	–	–	–	–	(74,822)	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	(183,448)	–	(60,666)	3,651	(7,715)	(860,828)	–
Net Cash Provided by Financing Activities	–	87,279	–	26,276	(77,713)	102,396	309,172	–

Net Change In Cash	–	0	–	(0)	0	(0)	(0)	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$–	$(0)	$0	$(0)	$(0)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-288

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
Cash Flows From Operating Activities
Net Loss	$(140,050)	$1,969	$(120,455)	$(268,950)	$6,151	$(115,092)	$8,469	$(26,546)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	84,000	41,667	111,563	51,944	1,269	80,500	5,338	16,909
Loss/(gain) on disposal of horse ownership	–	–	–	219,056	11,598	–	–	12,984
Gain on debt forgiveness	–	–	–	–	(22,188)	–	(34,614)	(1,910)
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	(600)
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	2,445	–	–	100	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	50,000	–	–	–	–	–	–
Net Cash Used In Operating Activities	(56,050)	93,636	(8,893)	4,496	(3,171)	(34,592)	(20,707)	837

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	64,125	5,904	–	–	30,400
Net Cash Used In Investing Activities	–	–	–	64,125	5,904	–	–	30,400

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	(134,040)	(33,048)	(57,691)	(15,863)	(29,400)	–	(57,142)
Capital contributions	–	–	–	–	–	–	–	24,000
Proceeds from debt - related party	–	46,975	–	7,777	5,309	–	–	–
Repayments on debt - related party	–	–	–	(26,757)	(3,670)	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	56,050	(6,571)	41,941	8,051	11,491	63,992	20,707	1,905
Net Cash Provided by Financing Activities	56,050	(93,636)	8,893	(68,621)	(2,733)	34,592	20,707	(31,237)

Net Change In Cash	(0)	0	(0)	0	(0)	(0)	(0)	0

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$0	$(0)	$0	$(0)	$(0)	$(0)	$0

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-289

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
Cash Flows From Operating Activities
Net Loss	$(43,794)	$–	$(32,759)	$(57,828)	$(58,149)	$(69,163)	$(77,962)	$(102,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,750	–	27,333	30,000	28,560	56,700	23,160	29,645
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	20,164	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	(4,800)	–	(5,925)	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	(333)	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	5,925	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(28,044)	–	(5,758)	(32,628)	(29,589)	(12,463)	(34,638)	(73,100)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	(147,850)	(299,220)
Proceeds from horse disposition	–	–	–	–	–	–	25,000	–
Net Cash Used In Investing Activities	–	–	–	–	–	–	(122,850)	(299,220)

Cash Flows From Financing Activities
Subscriptions received in horse series	101,250	–	–	–	1,809	123,714	250,000	243,639
Distributions from horse series	–	–	–	(16,836)	(7,222)	(58,140)	–	–
Capital contributions	–	–	–	48,000	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(73,206)	–	5,758	1,464	35,002	(53,111)	(92,512)	128,681
Net Cash Provided by Financing Activities	28,044	–	5,758	32,628	29,589	12,463	157,488	372,320

Net Change In Cash	(0)	–	0	0	0	(0)	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$–	$0	$0	$0	$(0)	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-290

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
Cash Flows From Operating Activities
Net Loss	$(166,275)	$(21,967)	$(63,030)	$(102,629)	$(41,095)	$(32,033)	$(54,546)	$(92,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	31,500	14,133	28,700	21,963	22,628	16,241	34,167	90,776
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	(8,320)
Gain on debt forgiveness	–	–	–	–	–	–	–	(23,298)
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	(3,600)	(241)	–	–	–	–	(562)
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	1,193
Change in accrued expense	–	–	241	–	–	–	–	562
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	10,000
Net Cash Used In Operating Activities	(134,775)	(11,434)	(34,330)	(80,666)	(18,468)	(15,792)	(20,379)	(21,670)

Cash Flows From Investing Activities
Purchase of horse assets	(315,000)	–	–	(94,500)	(118,142)	(62,500)	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	74,000
Net Cash Used In Investing Activities	(315,000)	–	–	(94,500)	(118,142)	(62,500)	–	74,000

Cash Flows From Financing Activities
Subscriptions received in horse series	495,424	–	–	242,400	–	100,000	–	–
Distributions from horse series	–	(45,502)	(1,443)	(2,100)	–	(20,447)	(18,942)	(15,100)
Capital contributions	–	25,200	–	–	–	–	–	–
Proceeds from debt - related party	–	–	56,393	–	–	–	31,680	78,162
Repayments on debt - related party	–	–	(28,025)	–	–	–	–	(59,822)
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(45,649)	31,736	7,406	(65,134)	136,610	(1,262)	7,641	(55,571)
Net Cash Provided by Financing Activities	449,775	11,434	34,330	175,166	136,610	78,292	20,379	(52,331)

Net Change In Cash	(0)	(0)	(0)	0	(0)	(0)	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$(0)	$(0)	$0	$(0)	$(0)	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-291

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Cash Flows From Operating Activities
Net Loss	$(80,096)	$363,874	$–	$(143,862)	$(41,076)	$(48,054)	$(26,748)	$(44,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,148	95,777	–	45,161	13,125	15,771	15,458	28,875
Loss/(gain) on disposal of horse ownership	–	(476,810)	–	58,099	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	3,786	–	–	–	–	–	–
Change in accrued expense	–	28,334	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(56,948)	14,961	–	(40,602)	(27,951)	(32,283)	(11,290)	(15,989)

Cash Flows From Investing Activities
Purchase of horse assets	(100,000)	–	–	–	–	(100,000)	(157,500)	(275,000)
Proceeds from horse disposition	–	610,662	–	18,155	–	–	–	–
Net Cash Used In Investing Activities	(100,000)	610,662	–	18,155	–	(100,000)	(157,500)	(275,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	155,000	–	–	–	90,871	150,000	–	–
Distributions from horse series	–	(118,320)	–	(2,423)	(143)	(5,035)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	1,948	(507,302)	–	24,870	(62,778)	(12,682)	168,790	290,989
Net Cash Provided by Financing Activities	156,948	(625,622)	–	22,447	27,951	132,283	168,790	290,989

Net Change In Cash	0	0	–	0	(0)	0	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$0	$–	$0	$(0)	$0	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-292

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
Cash Flows From Operating Activities
Net Loss	$(211,802)	$(107,894)	$(26,161)	$(115,681)	$(2,320)	$(12,527)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49,097	16,439	10,880	22,094	51,000	5,552	–	–
Loss/(gain) on disposal of horse ownership	–	57,183	–	–	–	5,659	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	(2,606)	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	2,743	–	–
Change in accrued expense	–	–	–	–	2,606	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(162,704)	(34,273)	(15,282)	(93,588)	48,680	1,427	–	–

Cash Flows From Investing Activities
Purchase of horse assets	(262,500)	–	(125,000)	(118,125)	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	73,151	–	–
Net Cash Used In Investing Activities	(262,500)	–	(125,000)	(118,125)	–	73,151	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	580,000	3,474	–	309,008	–	–	–	–
Distributions from horse series	–	(51,328)	–	(1,675)	(130,968)	(83,912)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	54,591	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(154,796)	82,127	140,282	(95,620)	27,697	9,334	–	–
Net Cash Provided by Financing Activities	425,204	34,273	140,282	211,713	(48,680)	(74,578)	–	–

Net Change In Cash	0	(0)	(0)	(0)	(0)	0	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$(0)	$(0)	$(0)	$0	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-293

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
Cash Flows From Operating Activities
Net Loss	$(83,772)	$(34,951)	$–	$(141,076)	$(107,670)	$–	$(7,075)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	130,932	10,101	–	24,237	43,185	–	1,063	–
Loss/(gain) on disposal of horse ownership	–	26,305	–	(12,237)	86,015	–	(1,063)	–
Gain on debt forgiveness	–	(14,044)	–	–	(51,828)	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(12,306)	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	356	–	–	–	–	–	–	–
Change in accrued expense	12,306	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	47,516	(12,588)	–	(129,076)	(30,298)	–	(7,075)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(252,000)	–	–	(35,000)	–
Proceeds from horse disposition	–	9,343	–	240,000	–	–	35,000	–
Net Cash Used In Investing Activities	–	9,343	–	(12,000)	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	495,000	–	–	50,000	–
Distributions from horse series	–	(16,269)	–	(353,924)	(29,228)	–	(40,778)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	17,418	–	–	21,601	–	–	–
Repayments on debt - related party	–	(20,761)	–	–	(2,400)	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(47,516)	22,857	–	–	40,324	–	(2,146)	–
Net Cash Provided by Financing Activities	(47,516)	3,245	–	141,076	30,298	–	7,075	–

Net Change In Cash	0	0	–	0	(0)	–	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$0	$–	$0	$(0)	$–	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-294

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
Cash Flows From Operating Activities
Net Loss	$(72,829)	$4,112	$(104,520)	$30,059	$16,339	$3,158	$7	$(93,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49,200	46,437	38,500	17,467	36,667	21,029	–	52,500
Loss/(gain) on disposal of horse ownership	–	(82,337)	–	(9,414)	–	(37,560)	–	–
Gain on debt forgiveness	–	–	–	(44,548)	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(1,515)	–	(6,076)	–	(6,000)	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	10,756	0	911	–	–	–	–
Change in accrued expense	1,515	1,553	6,076	(9,300)	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(23,629)	(19,478)	(66,020)	(14,825)	47,006	(13,373)	7	(41,432)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	129,440	–	9,414	–	58,761	–	–
Net Cash Used In Investing Activities	–	129,440	–	9,414	–	58,761	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	331,004	–	–	–	–	58,428
Distributions from horse series	(14,465)	(12,661)	(56,480)	–	(107,142)	–	–	(19,740)
Capital contributions	–	–	–	–	48,000	–	734	–
Proceeds from debt - related party	28,575	31,855	–	1,996	–	6,905	–	–
Repayments on debt - related party	–	(72,512)	–	–	–	(29,282)	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	9,519	(56,645)	(208,504)	3,415	12,136	(23,011)	(741)	2,744
Net Cash Provided by Financing Activities	23,629	(109,963)	66,020	5,411	(47,006)	(45,388)	(7)	41,432

Net Change In Cash	0	(0)	0	0	0	0	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$0	$0	$0	$0	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-295

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
Cash Flows From Operating Activities
Net Loss	$–	$(120,177)	$–	$(84,342)	$–	$–	$(90,858)	$(119,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	22,327	–	10,320	–	–	28,000	19,833
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(97,851)	–	(74,022)	–	–	(62,858)	(99,288)

Cash Flows From Investing Activities
Purchase of horse assets	–	(110,250)	–	(51,188)	–	–	–	(105,000)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(110,250)	–	(51,188)	–	–	–	(105,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	304,500	–	215,000	–	–	64,664	330,000
Distributions from horse series	–	–	–	(75)	–	–	(3,120)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	(96,399)	–	(89,716)	–	–	1,314	(125,712)
Net Cash Provided by Financing Activities	–	208,101	–	125,209	–	–	62,858	204,288

Net Change In Cash	–	(0)	–	(0)	–	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$(0)	$–	$(0)	$–	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-296

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
Cash Flows From Operating Activities
Net Loss	$(104,257)	$(46,795)	$–	$–	$–	$–	$(81,781)	$(164,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	54,750	33,833	–	–	–	–	23,790	71,667
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	(24,858)	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(2,262)	(3,000)	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	(0)	–	–	–	–	–	–	752
Change in accrued expense	2,262	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(49,507)	(40,819)	–	–	–	–	(57,991)	(92,222)

Cash Flows From Investing Activities
Purchase of horse assets	–	(15,000)	–	–	–	–	(90,000)	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(15,000)	–	–	–	–	(90,000)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	140,000	–	–	–	–	140,000	–
Distributions from horse series	–	(36,037)	–	–	–	–	–	–
Capital contributions	–	36,000	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	49,507	(84,143)	–	–	–	–	7,991	92,222
Net Cash Provided by Financing Activities	49,507	55,819	–	–	–	–	147,991	92,222

Net Change In Cash	0	0	–	–	–	–	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$0	$–	$–	$–	$–	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-297

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
Cash Flows From Operating Activities
Net Loss	$(74,563)	$(87,775)	$(18,704)	$–	$(193,010)	$–	$10	$(107,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,994	21,000	4,863	–	44,559	–	–	25,065
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	52,128
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	(1,511)	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(56,569)	(66,775)	(15,352)	–	(148,451)	–	10	(30,257)

Cash Flows From Investing Activities
Purchase of horse assets	(135,684)	–	(52,000)	–	(336,000)	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	22,500
Net Cash Used In Investing Activities	(135,684)	–	(52,000)	–	(336,000)	–	–	22,500

Cash Flows From Financing Activities
Subscriptions received in horse series	152,324	187,200	54,000	–	528,409	–	–	–
Distributions from horse series	–	(8,136)	–	–	–	–	–	(108,055)
Capital contributions	–	–	–	–	–	–	30,389	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	39,930	(112,289)	13,352	–	(43,958)	–	(30,399)	115,811
Net Cash Provided by Financing Activities	192,254	66,775	67,352	–	484,451	–	(10)	7,757

Net Change In Cash	0	0	(0)	–	(0)	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$0	$(0)	$–	$(0)	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-298

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silver- pocketsfull 19
Cash Flows From Operating Activities
Net Loss	$(107,655)	$(321,350)	$(50,718)	$(179,690)	$–	$–	$–	$(113,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	87,500	218,750	28,000	29,142	–	–	–	98,175
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(20,155)	(102,600)	(22,718)	(150,548)	–	–	–	(15,451)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(288,750)	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	(288,750)	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	52	342,720	–	563,072	–	–	–	–
Distributions from horse series	(79,300)	(51,200)	(39,090)	–	–	–	–	(35,554)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	40,326
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	99,403	(188,920)	61,808	(123,774)	–	–	–	10,679
Net Cash Provided by Financing Activities	20,155	102,600	22,718	439,298	–	–	–	15,451

Net Change In Cash	(0)	0	(0)	(0)	–	–	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$0	$(0)	$(0)	$–	$–	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-299

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
Cash Flows From Operating Activities
Net Loss	$(217,769)	$–	$(95,240)	$–	$–	$(93,935)	$–	$(66,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	41,774	–	15,916	–	–	23,240	–	23,387
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	35,946
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	2,208
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(175,994)	–	(79,324)	–	–	(70,695)	–	(4,510)

Cash Flows From Investing Activities
Purchase of horse assets	(315,000)	–	(160,650)	–	–	(100,800)	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	27,000
Net Cash Used In Investing Activities	(315,000)	–	(160,650)	–	–	(100,800)	–	27,000

Cash Flows From Financing Activities
Subscriptions received in horse series	635,000	–	289,481	–	–	252,000	–	–
Distributions from horse series	–	–	–	–	–	(9,930)	–	(22,020)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(144,006)	–	(49,507)	–	–	(70,575)	–	(470)
Net Cash Provided by Financing Activities	490,994	–	239,974	–	–	171,495	–	(22,490)

Net Change In Cash	0	–	(0)	–	–	0	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$–	$(0)	$–	$–	$0	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-300

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
Cash Flows From Operating Activities
Net Loss	$–	$–	$(110,606)	$242,424	$–	$–	$(79,183)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	13,518	26,324	–	–	49,200	–
Loss/(gain) on disposal of horse ownership	–	–	48,982	(229,188)	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	(1,200)	(7,200)	–	–	(549)	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	1,200	1,800	–	–	549	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	–	(48,106)	34,161	–	–	(29,983)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	(70,000)	–	–	–	–	–
Proceeds from horse disposition	–	–	7,500	243,033	–	–	–	–
Net Cash Used In Investing Activities	–	–	(62,500)	243,033	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	100,000	–	–	–	–	–
Distributions from horse series	–	–	(728)	(324,392)	–	–	(5,355)	–
Capital contributions	–	–	12,000	48,000	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	25,693	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	–	(666)	(801)	–	–	9,645	–
Net Cash Provided by Financing Activities	–	–	110,606	(277,194)	–	–	29,983	–

Net Change In Cash	–	–	0	0	–	–	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$–	$0	$0	$–	$–	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-301

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tiza- magician	Series Tufnel
Cash Flows From Operating Activities
Net Loss	$(81,508)	$32,853	$439,406	$(80,842)	$(74,155)	$(49,781)	$(15,125)	$(89,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,452	29,750	59,136	51,030	33,333	13,500	13,505	54,600
Loss/(gain) on disposal of horse ownership	40,570	–	(262,463)	–	–	–	(32,400)	–
Gain on debt forgiveness	(3,570)	–	(274,518)	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	(600)	–	–	–	–	–	(2,436)	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	6,206	19,750	–	1,355	–	3,417	–
Change in accrued expense	–	–	25,707	–	–	–	2,436	–
Change in accrued interest payable	–	–	(20,064)	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(23,657)	68,809	(13,046)	(29,812)	(39,466)	(36,280)	(30,603)	(34,410)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	192	(513,581)	–	(60,000)	–	–
Proceeds from horse disposition	–	–	540,000	–	–	–	32,400	–
Net Cash Used In Investing Activities	–	–	540,192	(513,581)	–	(60,000)	32,400	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	97,554	–	–	–	93,000	–	3,534
Distributions from horse series	–	(146,020)	(309,520)	–	–	–	–	–
Capital contributions	21,600	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	(192)	–	–	–	–	–
Repayments on debt - related party	–	–	(198,401)	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	2,057	(20,343)	(19,033)	543,393	39,466	3,280	(1,797)	30,876
Net Cash Provided by Financing Activities	23,657	(68,809)	(527,146)	543,393	39,466	96,280	(1,797)	34,410

Net Change In Cash	(0)	(0)	0	0	0	0	0	0

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$(0)	$0	$0	$0	$0	$0	$0

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-302

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
Cash Flows From Operating Activities
Net Loss	$(21,774)	$–	$–	$–	$(13,788)	$(88,295)	$(117,856)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,944	–	–	–	–	49,000	31,500	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	(2,158)	–	–	–	3,555	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(16,988)	–	–	–	(10,233)	(39,295)	(86,356)	–

Cash Flows From Investing Activities
Purchase of horse assets	(75,000)	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(75,000)	–	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	52,500	–	–	–	–	179	189,946	–
Distributions from horse series	–	–	–	–	(129,330)	(10,060)	(10,300)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	39,488	–	–	–	139,563	49,176	(93,290)	–
Net Cash Provided by Financing Activities	91,988	–	–	–	10,233	39,295	86,356	–

Net Change In Cash	0	–	–	–	–	0	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$–	$–	$–	$–	$0	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-303

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2022 (Continued)

	Series Who Runs the World	Series Who'sbee- ninmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	FY 2022 Consolidated Total
Cash Flows From Operating Activities
Net Loss	$(203,690)	$(107,311)	$(95,426)	$(126,360)	$(77,418)	$(157,294)	$–	$(8,494,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	107,100	80,325	27,500	16,061	33,333	84,000	–	5,569,738
Loss/(gain) on disposal of horse ownership	–	–	40,667	92,414	–	–	–	(147,376)
Gain on debt forgiveness	–	–	–	–	–	–	–	(497,729)
Interest capitalized to loan	–	–	–	–	–	–	–	29,111
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	(2,400)	–	–	–	–	(65,079)
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	119,241
Change in accrued expense	–	–	–	–	–	–	–	89,403
Change in accrued interest payable	–	–	–	–	–	–	–	(20,064)
Change in deferred revenue	–	–	–	–	–	–	–	60,000
Net Cash Used In Operating Activities	(96,590)	(26,986)	(29,660)	(17,885)	(44,085)	(73,294)	–	(3,357,089)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	(5,249,921)
Proceeds from horse disposition	–	–	5,000	–	–	–	–	2,408,411
Net Cash Used In Investing Activities	–	–	5,000	–	–	–	–	(2,841,510)

Cash Flows From Financing Activities
Subscriptions received in horse series	368,368	–	28,000	–	–	164,250	–	11,805,265
Distributions from horse series	–	(18,819)	(29,611)	(108,209)	(17,462)	(1,560)	–	(3,656,230)
Capital contributions	–	–	36,000	–	36,000	–	–	516,896
Proceeds from debt - related party	–	31,991	–	–	–	–	–	827,401
Repayments on debt - related party	–	–	–	–	–	–	–	(1,322,202)
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	(271,778)	13,814	(9,729)	126,095	25,547	(89,396)	–	(1,972,531)
Net Cash Provided by Financing Activities	96,590	26,986	24,660	17,885	44,085	73,294	–	6,198,599

Net Change In Cash	(0)	0	(0)	0	0	0	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$0	$(0)	$0	$0	$0	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-304

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021

	Series Action Bundle	Series Adjust 20	Series Amandrea	Series Ambleside Park 19	Series Amers	Series Apple Down Under 19	Series Ari the Adventurer 19	Series Ashlees Empire 20
Cash Flows From Operating Activities
Net Loss	$(106,329)	$–	$(74,773)	$(43,571)	$–	$(45,558)	$(187,187)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	20,492	15,717	–	19,500	79,185	–
Loss/(gain) on disposal of horse ownership	–	–	42,083	–	–	5,883	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	3,338	–	990	472	–	456	–	–
Change in other assets	41,250	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(61,741)	–	(11,209)	(27,382)	–	(19,718)	(108,002)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	(307,913)	–
Proceeds from horse disposition	–	–	1,592	–	–	30,000	–	–
Net Cash Used In Investing Activities	–	–	1,592	–	–	30,000	(307,913)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	310,000	–	–	–	–	–	433,500	–
Distributions from horse series	(162,701)	–	–	(308)	–	(10,830)	–	–
Capital contributions	–	–	24,272	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	21,495	–	(4,831)	20,534	–
Net advances/(repayments) in amount due to manager	(85,558)	–	(14,655)	6,194	–	5,380	(38,119)	–
Net Cash Provided by Financing Activities	61,741	–	9,617	27,382	–	(10,282)	415,914	–

Net Change In Cash	0	–	0	(0)	–	0	(0)	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$–	$0	$(0)	$–	$0	$(0)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-305

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Athenian Beauty 19	Series Authentic	Series Awe Hush 19	Series Bajan Bashert	Series Balletic	Series Bella Chica	Series Big Mel	Series Black Escort 19
Cash Flows From Operating Activities
Net Loss	$(63,653	$(2,044,475)	$(110,543)	$–	$(121,123)	$(18,041)	$(382,338)	$(51,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,000	1,656,698	66,000	–	61,815	8,333	132,540	12,630
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	223,996	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	342	(10,816)	1,505	–	–	58	2,064	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(48,311)	(398,593)	(43,038)	–	(59,309)	(9,650)	(23,738)	(39,359)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	(472,500)	–	–	(55,000)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	(472,500)	–	–	(55,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	224,720	–	–	75,000
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	48,373	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	41,465	28,340	33,298	–	–	–	–	–
Net advances/(repayments) in amount due to manager	6,846	370,254	9,740	–	307,089	9,650	(24,634)	19,359
Net Cash Provided by Financing Activities	48,311	398,593	43,038	–	531,809	9,650	23,738	94,359

Net Change In Cash	0	0	0	–	(0)	(0)	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$0	$0	$–	$(0)	$(0)	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-306

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Bullion	Series Cable Boss	Series Cairo Kiss	Series Carrothers	Series Cayala 19	Series Arch Support 20	Series Chad Brown Bundle	Series Chasing the Moon 20
Cash Flows From Operating Activities
Net Loss	$–	$(88,320)	$–	$(211,135)	$(117,314)	$–	$(76,199)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	38,531	–	90,502	82,000	–	45,671	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	(1,665)	2,093	–	(6,711)	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(49,789)	–	(122,297)	(33,221)	–	(37,239)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	(294,525)	–	(322,355)	–	–	(633,623)	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(294,525)	–	(322,355)	–	–	(633,623)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	223,973	–	405,616	455	–	–	–
Distributions from horse series	–	–	–	–	(6,560)	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	26,999	–	–	–
Net advances/(repayments) in amount due to manager	–	120,341	–	39,036	12,327	–	670,861	–
Net Cash Provided by Financing Activities	–	344,314	–	444,652	33,221	–	670,861	–

Net Change In Cash	–	(0)	–	(0)	0	–	(0)	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$(0)	$–	$(0)	$0	$–	$(0)	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-307

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Classic Cut	Series Classof- sixtythree 19	Series Co Cola 19	Series Collusion Illusion	Series Consecrate 19	Series Courtisane 19	Series Daddy's Joy	Series Dancing Crane
Cash Flows From Operating Activities
Net Loss	$(135,750)	$(74,886)	$(196,059)	$(233,158)	$(31,508)	$(185,291)	$(38,868)	$(73,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	33,194	41,667	77,105	183,333	10,932	55,637	15,998	24,707
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	1,026	–	0	279	–	374	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(102,557)	(32,193)	(118,954)	(49,824)	(20,297)	(129,654)	(22,495)	(48,458)

Cash Flows From Investing Activities
Purchase of horse assets	(252,000)	–	(334,688)	–	–	(241,500)	–	(85,000)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(252,000)	–	(334,688)	–	–	(241,500)	–	(85,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	510,000	–	540,600	–	314	490,000	–	122,000
Distributions from horse series	–	–	(1,989)	(1,250)	(1,878)	(3,501)	–	(25,147)
Capital contributions	–	–	–	–	–	–	–	36,000
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	22,460	–	17,224	16,634	–	–	–
Net advances/(repayments) in amount due to manager	(155,443)	9,733	(84,970)	33,850	5,226	(115,344)	22,495	605
Net Cash Provided by Financing Activities	354,557	32,193	453,641	49,824	20,297	371,154	22,495	133,458

Net Change In Cash	(0)	0	(0)	0	(0)	0	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$0	$(0)	$0	$(0)	$0	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-308

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Daring Dancer 20	Series De Mystique 17	Series Deep Cover	Series Demogorgon	Series Desire Street 19	Series Echo Warrior 19	Series Edge Racing Summer Fun	Series Enchante 21
Cash Flows From Operating Activities
Net Loss	$(8,889)	$–	$(50,927)	$(37,886)	$(74,103)	$(110,104)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,856	–	27,167	5,484	18,196	44,811	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	172	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(4,033)	–	(23,589)	(32,402)	(55,908)	(65,293)	–	–

Cash Flows From Investing Activities
Purchase of horse assets	(47,250)	–	(2,000)	(90,000)	(85,680)	(170,100)	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(47,250)	–	(2,000)	(90,000)	(85,680)	(170,100)	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	128,000	203,211	224,286	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	51,283	–	25,589	(5,598)	(61,623)	11,107	–	–
Net Cash Provided by Financing Activities	51,283	–	25,589	122,402	141,588	235,393	–	–

Net Change In Cash	0	–	(0)	(0)	(0)	0	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$–	$(0)	$(0)	$(0)	$0	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-309

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Elarose 21	Series Escape Route	Series Exonerated 19	Series Fenwick Hall 20	Series Forever Rose	Series Flora Dora 20	Series Frosted Oats	Series Future Stars Stable
Cash Flows From Operating Activities
Net Loss	$–	$(4,761)	$(51,744)	$–	$–	$–	$(50,894)	$(175,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	14,133	23,575	–	–	–	29,698	113,375
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	(8,500)
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	1,540	733	–	–	–	872	265
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	10,912	(27,436)	–	–	–	(20,323)	(70,558)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	8,500
Net Cash Used In Investing Activities	–	–	–	–	–	–	–	8,500

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	5,550
Distributions from horse series	–	(47,265)	–	–	–	–	(8,856)	(15,200)
Capital contributions	–	46,800	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	(1,194)	20,607	–	–	–	21,370	64,986
Net advances/(repayments) in amount due to manager	–	(9,253)	6,829	–	–	–	7,810	6,722
Net Cash Provided by Financing Activities	–	(10,912)	27,436	–	–	–	20,323	62,058

Net Change In Cash	–	0	0	–	–	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$0	$–	$–	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-310

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Gentleman Gerry	Series Going to Vegas	Series Got Stormy	Series Grand Traverse Bay 19	Series Grand Traverse Bay 20	Series Heaven Street	Series Kindle 21	Series Knarsdale 21
Cash Flows From Operating Activities
Net Loss	$–	$(126,992)	$(60,100)	$(124,224)	$(7,541)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	89,121	–	36,085	3,776	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	(3,786)	7,500	–	–	–	–	–
Change in other assets	–	–	115,927	–	–	–	–	–
Change in accrued expense	–	51,000	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	9,344	63,327	(88,140)	(3,765)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	–	(318,750)	–	(157,500)	(39,375)	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(318,750)	–	(157,500)	(39,375)	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	438,600	229,500	335,250	–	–	–	–
Distributions from horse series	–	(86,358)	(158,623)	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	(42,836)	(134,204)	(89,610)	43,140	–	–	–
Net Cash Provided by Financing Activities	–	309,406	(63,327)	245,640	43,140	–	–	–

Net Change In Cash	–	0	(0)	(0)	0	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$(0)	$(0)	$0	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-311

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series I'm a Looker 20	Series Into Summer 19	Series Ishvana 21	Series Jeanne's Speight 20	Series Just Louise 19	Series Keertana 18	Series Kiana's Love	Series Kichiro
Cash Flows From Operating Activities
Net Loss	$–	$(91,626)	$–	$–	$(65,139)	$(144,271)	$–	$(7,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	21,928	–	–	51,000	107,950	–	931
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	4,528
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	1,163	6,305	–	153
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(69,697)	–	–	(12,976)	(30,015)	–	(1,983)

Cash Flows From Investing Activities
Purchase of horse assets	–	(95,550)	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	1,000
Net Cash Used In Investing Activities	–	(95,550)	–	–	–	–	–	1,000

Cash Flows From Financing Activities
Subscriptions received in horse series	–	247,426	–	–	1,832	–	–	–
Distributions from horse series	–	(52)	–	–	(29,233)	–	–	–
Capital contributions	–	–	–	–	–	–	–	10,973
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	34,446	–	–	–
Net advances/(repayments) in amount due to manager	–	(82,127)	–	–	5,931	30,015	–	(9,991)
Net Cash Provided by Financing Activities	–	165,247	–	–	12,976	30,015	–	983

Net Change In Cash	–	0	–	–	(0)	0	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$–	$–	$(0)	$0	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-312

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Lane Way	Series Latte Da 19	Series Lazy Daisy	Series Le Relais 20	Series Lost Empire 19	Series Madarnas	Series Madiera Wine	Series Major Implications
Cash Flows From Operating Activities
Net Loss	$(157,530)	$(55,679)	$8,713	$–	$(119,996)	$–	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	130,797	32,280	–	–	76,500	–	–	–
Loss/(gain) on disposal of horse ownership	–	–	(8,713)	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	475	680	–	–	1,744	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(26,258)	(22,719)	–	–	(41,752)	–	–	–

Cash Flows From Investing Activities
Purchase of horse assets	(0)	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	8,713	–	–	–	–	–
Net Cash Used In Investing Activities	(0)	–	8,713	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	2,660	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	–
Capital contributions	–	–	6,446	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	13,344	–	–	28,418	–	–	–
Net advances/(repayments) in amount due to manager	26,258	9,375	(15,159)	–	10,674	–	–	–
Net Cash Provided by Financing Activities	26,258	22,719	(8,713)	–	41,752	–	–	–

Net Change In Cash	(0)	(0)	–	–	0	–	–	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$(0)	$–	$–	$0	$–	$–	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-313

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Man Among Men	Series Margaret Reay 19	Series Margarita Friday 19	Series Martita Sangrita 17	Series Mayan Milagra 19	Series Midnight Sweetie 19	Series Miss Puzzle	Series Miss Sakamoto
Cash Flows From Operating Activities
Net Loss	$(77,410)	$(64,584)	$(52,329)	$(69,445)	$(77,589)	$(50,228)	$(2,743)	$(106,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49,200	54,667	23,966	42,325	25,259	24,600	3,343	36,424
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	(7,851)	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	1,256	(9,361)	(0)	1,367	–	628	528	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(26,955)	(19,278)	(28,363)	(25,753)	(52,330)	(25,000)	(6,724)	(69,674)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	(115,500)	–	(110,000)	–	–	(157,500)
Proceeds from horse disposition	–	–	–	–	–	–	9,326	–
Net Cash Used In Investing Activities	–	–	(115,500)	–	(110,000)	–	9,326	(157,500)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	996	–	170,000	–	–	265,626
Distributions from horse series	–	(32,989)	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	18,676	36,177	–	–	–	18,461	–	–
Net advances/(repayments) in amount due to manager	8,279	16,090	142,867	25,753	(7,670)	6,539	(2,602)	(38,452)
Net Cash Provided by Financing Activities	26,955	19,278	143,863	25,753	162,330	25,000	(2,602)	227,174

Net Change In Cash	(0)	(0)	(0)	0	0	0	0	0

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$(0)	$(0)	$0	$0	$0	$0	$0

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-314

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Mo Mischief	Series Mo Temptation	Series Monomoy Girl	Series Moonbow 20	Series Moonless Sky	Series Motion Emotion	Series Mrs Whistler	Series My Fast One 20
Cash Flows From Operating Activities
Net Loss	$(194,111)	$–	$(199,589)	$–	$–	$(21,845)	$(86,137)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	62,333	–	–	–	–	–	19,352	–
Loss/(gain) on disposal of horse ownership	112,968	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	2,193	–	21,000	–	–	2,363	–	–
Change in other assets	–	–	278,226	–	–	23,185	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(16,617)	–	99,637	–	–	3,703	(66,785)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	(84,000)	–
Proceeds from horse disposition	12,750	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	12,750	–	–	–	–	–	(84,000)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	469,200	–	–	85,680	209,747	–
Distributions from horse series	(8,540)	–	(245,766)	–	–	(59,551)	–	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	12,406	–	(323,071)	–	–	(29,832)	(58,962)	–
Net Cash Provided by Financing Activities	3,867	–	(99,637)	–	–	(3,703)	150,785	–

Net Change In Cash	(0)	–	(0)	–	–	(0)	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$–	$(0)	$–	$–	$(0)	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-315

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Naismith	Series National Road	Series New York Claiming Package	Series Night of Idiots	Series Nileist	Series Noble Goddess	Series Northern Smile 20	Series NY Exacta
Cash Flows From Operating Activities
Net Loss	$(98,121)	$(34,830)	$–	$–	$–	$–	$–	$(146,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	50,000	13,329	–	–	–	–	–	71,667
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	17,488	–	–	–	–	–	–	1,621
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(30,633)	(21,501)	–	–	–	–	–	(72,744)

Cash Flows From Investing Activities
Purchase of horse assets	(14,250)	(85,000)	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(14,250)	(85,000)	–	–	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	–
Distributions from horse series	–	–	–	–	–	–	–	(1,280)
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	44,883	106,501	–	–	–	–	–	74,024
Net Cash Provided by Financing Activities	44,883	106,501	–	–	–	–	–	72,744

Net Change In Cash	0	(0)	–	–	–	–	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$–	$–	$–	$–	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-316

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series One Last Night 21	Series Our Miss Jones 19	Series Our Jenny B	Series Palace Foal	Series Patsys Kim 21	Series Popular Demand	Series Power Up Paynter	Series Queen Amira 19
Cash Flows From Operating Activities
Net Loss	$–	$(38,467)	$–	$(4,769)	$–	$(152,979)	$(57,779)	$(112,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	14,458	–	4,769	–	42,520	18,548	26,307
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	86,491	9,785	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	2,262	1,139	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(24,009)	–	–	–	(21,706)	(28,307)	(86,129)

Cash Flows From Investing Activities
Purchase of horse assets	–	(63,000)	–	–	–	–	–	(126,000)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	(63,000)	–	–	–	–	–	(126,000)

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	–	–	330,000
Distributions from horse series	–	–	–	–	–	–	–	(2,060)
Capital contributions	–	–	–	–	–	1,741	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	87,009	–	–	–	19,966	28,307	(115,811)
Net Cash Provided by Financing Activities	–	87,009	–	–	–	21,706	28,307	212,129

Net Change In Cash	–	(0)	–	–	–	0	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$(0)	$–	$–	$–	$0	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-317

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Race Hunter 19	Series Rosie's Alibi	Series Salute to America	Series Sarrocchi 21	Series Sauce On Side	Series Shake It Up Baby	Series Sigesmund	Series Silver- pocketsfull 19
Cash Flows From Operating Activities
Net Loss	$(111,101)	$(230,665)	$(97,676)	$–	$–	$–	$887	$(177,507)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	60,937	86,442	17,430	–	–	–	–	68,372
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(50,163)	(144,224)	(80,245)	–	–	–	887	(109,135)

Cash Flows From Investing Activities
Purchase of horse assets	(262,500)	(656,250)	(84,000)	–	–	–	–	(294,525)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(262,500)	(656,250)	(84,000)	–	–	–	–	(294,525)

Cash Flows From Financing Activities
Subscriptions received in horse series	519,948	707,280	273,000	–	–	–	–	453,900
Distributions from horse series	(82,800)	–	–	–	–	–	–	–
Capital contributions	–	–	–	–	–	–	22,953	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	21,004
Net advances/(repayments) in amount due to manager	(124,485)	93,194	(108,755)	–	–	–	(23,840)	(71,244)
Net Cash Provided by Financing Activities	312,663	800,474	164,245	–	–	–	(887)	403,660

Net Change In Cash	0	(0)	0	–	–	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$0	$–	$–	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-318

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Smart Shopping 21	Series Social Dilemma	Series Song of Lark 21	Series Soul Beam	Series Speightstown Belle 19	Series Spirit 20	Series Squared Straight	Series Storm Shooter
Cash Flows From Operating Activities
Net Loss	$–	$(25,081)	$–	$–	$(4,922)	$–	$(8,339)	$(89,993)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–	–	–	9,130	–	1,472	60,000
Loss/(gain) on disposal of horse ownership	–	–	–	–	(17,236)	–	4,153	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	2,363	–	–	581	–	774	1,563
Change in other assets	–	23,185	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	467	–	–	(12,447)	–	(1,939)	(28,430)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	–	–	–
Proceeds from horse disposition	–	–	–	–	76,500	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	76,500	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	85,170	–	–	–	–	–	–
Distributions from horse series	–	(56,600)	–	–	(80,545)	–	–	–
Capital contributions	–	–	–	–	–	–	25,979	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	(5,251)	–	–	–
Net advances/(repayments) in amount due to manager	–	(29,038)	–	–	21,743	–	(24,040)	28,430
Net Cash Provided by Financing Activities	–	(467)	–	–	(64,053)	–	1,939	28,430

Net Change In Cash	–	(0)	–	–	(0)	–	0	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$(0)	$–	$–	$(0)	$–	$0	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-319

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Street Band	Series Sunny 18	Series Sunsand- drinkinhand	Series Sweet Sweet Annie 19	Series Swiss Minister	Series Takeo Squared	Series Tapitry 19	Series Tavasco Road
Cash Flows From Operating Activities
Net Loss	$–	$(179,861)	$–	$(56,172)	$–	$–	$(73,786)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	39,282	–	21,815	–	–	49,200	–
Loss/(gain) on disposal of horse ownership	–	119,421	–	–	–	–	–	–
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	6,478	–	–	–	–	1,256	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(14,681)	–	(34,357)	–	–	(23,330)	–

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	(95,000)	–	–	–	–
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	–	–	–	(95,000)	–	–	–	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	150,000	–	–	–	–
Distributions from horse series	(37,827)	(16,381)	–	(26,320)	–	–	(5,510)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	20,578	–
Net advances/(repayments) in amount due to manager	37,827	31,061	–	5,677	–	–	8,263	–
Net Cash Provided by Financing Activities	–	14,681	–	129,357	–	–	23,330	–

Net Change In Cash	–	(0)	–	0	–	–	0	–

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$(0)	$–	$0	$–	$–	$0	$–

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-320

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Tell All 19	Series Tell the Duchess 19	Series The Filly Four	Series The Royal Duet	Series Thirteen Stripes	Series Timeless Trick 20	Series Tiza- magician	Series Tufnel
Cash Flows From Operating Activities
Net Loss	$(66,092)	$(58,729)	$(459,319)	$–	$(63,274)	$–	$109,783	$(77,038)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,978	18,519	516,868	–	32,228	–	40,515	12,762
Loss/(gain) on disposal of horse ownership	–	–	29,870	–	–	–	–	–
Gain on debt forgiveness	–	–	(97,621)	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	(6,206)	(1,975)	–	6,099	–	(1,310)	–
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	20,187	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(44,114)	(46,416)	8,009	–	(24,947)	–	148,988	(64,276)

Cash Flows From Investing Activities
Purchase of horse assets	(84,000)	(89,250)	–	–	–	–	–	(163,800)
Proceeds from horse disposition	–	–	–	–	–	–	–	–
Net Cash Used In Investing Activities	(84,000)	(89,250)	–	–	–	–	–	(163,800)

Cash Flows From Financing Activities
Subscriptions received in horse series	126,000	186,446	–	–	–	–	–	318,866
Distributions from horse series	–	(31,620)	(108,400)	–	–	–	(128,010)	–
Capital contributions	–	–	–	–	–	–	–	–
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	8,945	–	–	–	–	–
Net advances/(repayments) in amount due to manager	2,114	(19,160)	91,447	–	24,947	–	(20,978)	(90,790)
Net Cash Provided by Financing Activities	128,114	135,666	(8,009)	–	24,947	–	(148,988)	228,076

Net Change In Cash	(0)	(0)	0	–	(0)	–	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$(0)	$(0)	$0	$–	$(0)	$–	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-321

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Twirl Girl 21	Series Two Trail Sioux 17	Series Two Trail Sioux 17K	Series Utalknbout- practice	Series Vertical Threat	Series Vow	Series War Safe	Series Wayne O
Cash Flows From Operating Activities
Net Loss	$–	$(38,454)	$(13,341)	$–	$108,948	$(122,529)	$(55,845)	$(228,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	4,258	3,482	–	18,701	33,866	17,107	11,694
Loss/(gain) on disposal of horse ownership	–	28,742	7,518	–	(169,211)	–	–	213,306
Gain on debt forgiveness	–	–	–	–	–	–	–	–
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	(2,416)	–	–	2,212
Change in other assets	–	–	–	–	–	–	–	–
Change in accrued expense	–	–	–	–	–	–	–	–
Change in accrued interest payable	–	–	–	–	–	–	–	–
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	–	(5,454)	(2,341)	–	(43,978)	(88,663)	(38,738)	(1,046)

Cash Flows From Investing Activities
Purchase of horse assets	–	–	–	–	–	(147,000)	(94,500)	–
Proceeds from horse disposition	–	–	–	–	180,000	–	–	–
Net Cash Used In Investing Activities	–	–	–	–	180,000	(147,000)	(94,500)	–

Cash Flows From Financing Activities
Subscriptions received in horse series	–	–	–	–	–	357,821	102,054	–
Distributions from horse series	–	–	2,341	(8,431)	–	(9,060)	–	–
Capital contributions	–	7,724	–	–	–	–	–	33,825
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	–	–	–	–	–	–	–
Net advances/(repayments) in amount due to manager	–	(2,269)	–	8,431	(136,022)	(113,098)	31,184	(32,779)
Net Cash Provided by Financing Activities	–	5,454	2,341	–	(136,022)	235,663	133,238	1,046

Net Change In Cash	–	0	(0)	–	0	0	(0)	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$–	$0	$(0)	$–	$0	$0	$(0)	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-322

MY RACEHORSE CA LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2021 (Continued)

	Series Who Runs the World	Series Who'sbeen- inmybed 19	Series Without Delay	Series Wonder Upon a Star 19	Series Yes This Time	Series You Make Luvin Fun 19	Series Zestful	FY 2021 Consolidated Total
Cash Flows From Operating Activities
Net Loss	$(84,333)	$(146,778)	$(50,962)	$(135,430)	$138,025	$(134,948)	$–	$(10,308,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	42,034	55,728	16,833	38,525	33,692	58,278	–	5,593,064
Loss/(gain) on disposal of horse ownership	–	–	–	–	–	–	–	677,233
Gain on debt forgiveness	–	–	–	–	–	–	–	(97,621)
Interest capitalized to loan	–	–	–	–	–	–	–	–
Changes in operating assets and liabilities:
Change in accounts receivables	–	–	–	–	–	–	–	–
Change in prepaid expense	–	–	–	–	–	–	–	63,523
Change in other assets	–	–	–	–	–	–	–	481,774
Change in accrued expense	–	–	–	–	–	–	–	51,002
Change in accrued interest payable	–	–	–	–	–	–	–	20,187
Change in deferred revenue	–	–	–	–	–	–	–	–
Net Cash Used In Operating Activities	(42,299)	(91,050)	(34,129)	(96,905)	171,717	(76,670)	–	(3,519,366)

Cash Flows From Investing Activities
Purchase of horse assets	(321,300)	(240,975)	(90,000)	(147,000)	–	(252,000)	–	(7,782,659)
Proceeds from horse disposition	–	–	–	–	–	–	–	328,379
Net Cash Used In Investing Activities	(321,300)	(240,975)	(90,000)	(147,000)	–	(252,000)	–	(7,454,280)

Cash Flows From Financing Activities
Subscriptions received in horse series	162,032	377,400	112,000	370,000	129,520	285,750	–	11,400,929
Distributions from horse series	–	(3,060)	–	–	(229,401)	–	–	(1,731,559)
Capital contributions	–	–	–	–	48,000	–	–	313,085
Proceeds from debt - related party	–	–	–	–	–	–	–	–
Repayments on debt - related party	–	–	–	–	–	–	–	–
Horse revenues, net of expenses, applied to related party loans	–	20,026	–	–	–	–	–	544,210
Net advances/(repayments) in amount due to manager	201,567	(62,342)	12,129	(126,095)	(119,836)	42,920	–	446,981
Net Cash Provided by Financing Activities	363,599	332,025	124,129	243,905	(171,717)	328,670	–	10,973,646

Net Change In Cash	0	(0)	–	0	0	0	–	(0)

Cash at Beginning of Period	–	–	–	–	–	–	–	–
Cash at End of Period	$0	$(0)	$–	$0	$0	$0	$–	$(0)

See accompanying Independent Auditor’s report.

See accompanying notes, which are an integral part of these financial statements.

F-323

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in Series LLCs with other like-minded fans. The Company is headquartered in Lexington, KY. The Company was formed in 2016.

As a Nevada Series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Nevada law.

The following are the Series included under the Company which were formed under the laws of Nevada:

Series Name
Series Action Bundle
Series Adjust 20
Series Amandrea
Series Ambleside Park 19
Series Amers
Series Apple Down Under 19
Series Ari the Adventurer 19
Series Ashlees Empire 20
Series Athenian Beauty 19
Series Authentic
Series Awe Hush 19
Series Bajan Bashert
Series Balletic
Series Bella Chica
Series Big Mel
Series Black Escort 19
Series Bullion
Series Cable Boss
Series Cairo Kiss
Series Carrothers
Series Cayala 19
Series Arch Support 20
Series Chad Brown Bundle
Series Chasing the Moon 20
Series Classic Cut
Series Classofsixtythree 19
Series Co Cola 19
Series Collusion Illusion
Series Consecrate 19
Series Courtisane 19
Series Daddy's Joy
Series Dancing Crane

See accompanying Independent Auditor’s report.

F-324

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Daring Dancer 20
Series De Mystique 17
Series Deep Cover
Series Demogorgon
Series Desire Street 19
Series Echo Warrior 19
Series Edge Racing Summer Fun
Series Enchante 21
Series Elarose 21
Series Escape Route
Series Exonerated 19
Series Fenwick Hall 20
Series Forever Rose
Series Flora Dora 20
Series Frosted Oats
Series Future Stars Stable
Series Gentleman Gerry
Series Going to Vegas
Series Got Stormy
Series Grand Traverse Bay 19
Series Grand Traverse Bay 20
Series Heaven Street
Series Kindle 21
Series Knarsdale 21
Series I'm a Looker 20
Series Into Summer 19
Series Ishvana 21
Series Jeanne's Speight 20
Series Just Louise 19
Series Keertana 18
Series Kiana's Love
Series Kichiro
Series Lane Way
Series Latte Da 19
Series Lazy Daisy
Series Le Relais 20
Series Lost Empire 19
Series Madarnas
Series Madiera Wine
Series Major Implications
Series Man Among Men
Series Margaret Reay 19
Series Margarita Friday 19
Series Martita Sangrita 17
Series Mayan Milagra 19
Series Midnight Sweetie 19

See accompanying Independent Auditor’s report.

F-325

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Miss Puzzle
Series Miss Sakamoto
Series Mo Mischief
Series Mo Temptation
Series Monomoy Girl
Series Moonbow 20
Series Moonless Sky
Series Motion Emotion
Series Mrs Whistler
Series My Fast One 20
Series Naismith
Series National Road
Series New York Claiming Package
Series Night of Idiots
Series Nileist
Series Noble Goddess
Series Northern Smile 20
Series NY Exacta
Series One Last Night 21
Series Our Miss Jones 19
Series Our Jenny B
Series Palace Foal
Series Patsys Kim 21
Series Popular Demand
Series Power Up Paynter
Series Queen Amira 19
Series Race Hunter 19
Series Rosie's Alibi
Series Salute to America
Series Sarrocchi 21
Series Sauce On Side
Series Shake It Up Baby
Series Sigesmund
Series Silverpocketsfull 19
Series Smart Shopping 21
Series Social Dilemma
Series Song of Lark 21
Series Soul Beam
Series Speightstown Belle 19
Series Spirit 20
Series Squared Straight
Series Storm Shooter
Series Street Band
Series Sunny 18
Series Sunsanddrinkinhand
Series Sweet Sweet Annie 19

See accompanying Independent Auditor’s report.

F-326

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Swiss Minister
Series Takeo Squared
Series Tapitry 19
Series Tavasco Road
Series Tell All 19
Series Tell the Duchess 19
Series The Filly Four
Series The Royal Duet
Series Thirteen Stripes
Series Timeless Trick 20
Series Tizamagician
Series Tufnel
Series Twirl Girl 21
Series Two Trail Sioux 17
Series Two Trail Sioux 17K
Series Utalknboutpractice
Series Vertical Threat
Series Vow
Series War Safe
Series Wayne O
Series Who Runs the World
Series Who'sbeeninmybed 19
Series Without Delay
Series Wonder Upon a Star 19
Series Yes This Time
Series You Make Luvin Fun 19
Series Zestful
My Racehorse CA

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company adopted the calendar year as its basis of reporting.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, including delayed implementation dates from those applicable to public business entities.

See accompanying Independent Auditor’s report.

F-327

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Principles of Consolidation

These consolidated financial statements include the accounts of My Racehorse CA LLC and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation. The Company presents its series level financial statements in consolidating format.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company and each Series consider all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s and each Series' cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and 2021, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2022 and 2021, the Company has $65,079 and $0 outstanding accounts receivable, respectively, as delineated by series in the consolidated and consolidating balance sheets.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2022 and 2021, the Company has $17,659,407 and $20,953,945 respectively, recorded at cost in horse assets.

See accompanying Independent Auditor’s report.

F-328

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

As of December 31, 2022, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2022	Total
Series Adjust 20	$87,500	$(17,720)	$69,780
Series Ari the Adventurer 19	307,913	(181,823)	126,090
Series Ashlees Empire 20	39,375	(7,073)	32,302
Series Authentic	4,359,157	(3,659,235)	699,923
Series Bajan Bashert	112,000	(2,509)	109,491
Series Balletic	472,500	(219,315)	253,185
Series Cable Boss	294,525	(136,706)	157,819
Series Arch Support 20	70,000	(14,176)	55,824
Series Chad Brown Bundle	633,623	(256,878)	376,744
Series Classic Cut	252,000	(117,194)	134,806
Series Classofsixtythree 19	125,000	(95,486)	29,514
Series Co Cola 19	334,688	(188,668)	146,020
Series Courtisane 19	241,500	(136,137)	105,363
Series Daring Dancer 20	47,250	(20,606)	26,644
Series Deep Cover	82,000	(75,504)	6,496
Series Demogorgon	90,000	(35,484)	54,516
Series Desire Street 19	85,680	(46,756)	38,925
Series Echo Warrior 19	170,100	(101,511)	68,589
Series Edge Racing Summer Fun	94,850	(15,324)	79,526
Series Enchante 21	299,220	(29,645)	269,575
Series Elarose 21	315,000	(31,500)	283,500
Series Escape Route	42,400	(31,420)	10,980
Series Exonerated 19	86,100	(66,352)	19,748
Series Fenwick Hall 20	94,500	(21,963)	72,538
Series Forever Rose	118,142	(22,628)	95,515
Series Flora Dora 20	62,500	(16,241)	46,259
Series Frosted Oats	102,500	(78,488)	24,012
Series Future Stars Stable	335,500	(301,206)	34,294
Series Gentleman Gerry	100,000	(23,148)	76,852
Series Grand Traverse Bay 20	39,375	(16,901)	22,474
Series Heaven Street	$100,000	$(15,771)	$84,229
Series Kindle 21	$157,500	$(15,458)	$142,042
Series Knarsdale 21	275,000	(28,875)	246,125
Series I'm a Looker 20	262,500	(49,097)	213,403
Series Ishvana 21	125,000	(10,880)	114,120
Series Jeanne's Speight 20	118,125	(22,094)	96,031
Series Just Louise 19	153,000	(117,867)	35,133
Series Lane Way	392,932	(381,627)	11,305
Series Man Among Men	147,600	(113,023)	34,577
Series Margarita Friday 19	115,500	(62,466)	53,034
Series Mayan Milagra 19	110,000	(61,926)	48,074
Series Miss Sakamoto	157,500	(88,924)	68,576
Series Mo Temptation	110,250	(22,327)	87,923
Series Moonbow 20	51,188	(10,320)	40,867
Series Mrs Whistler	84,000	(47,352)	36,648

See accompanying Independent Auditor’s report.

F-329

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2022	Total
Series My Fast One 20	105,000	(19,833)	85,167
Series Naismith	164,250	(127,868)	36,382
Series National Road	100,000	(47,162)	52,838
Series Northern Smile 20	90,000	(23,790)	66,210
Series NY Exacta	215,000	(176,084)	38,916
Series One Last Night 21	135,684	(17,994)	117,690
Series Our Miss Jones 19	63,000	(35,458)	27,542
Series Our Jenny B	52,000	(4,863)	47,137
Series Patsys Kim 21	336,000	(44,559)	291,441
Series Race Hunter 19	262,500	(148,437)	114,063
Series Rosie's Alibi	656,250	(305,192)	351,058
Series Salute to America	84,000	(45,430)	38,570
Series Sarrocchi 21	288,750	(29,142)	259,608
Series Silverpocketsfull 19	294,525	(166,547)	127,978
Series Smart Shopping 21	315,000	(41,774)	273,226
Series Song of Lark 21	160,650	(15,916)	144,734
Series Spirit 20	100,800	(23,240)	77,560
Series Sweet Sweet Annie 19	76,000	(42,984)	33,016
Series Tapitry 19	147,600	(113,023)	34,577
Series Tell the Duchess 19	89,250	(48,269)	40,981
Series The Royal Duet	513,581	(51,030)	462,551
Series Thirteen Stripes	100,000	(85,093)	14,907
Series Timeless Trick 20	$60,000	$(13,500)	$46,500
Series Tufnel	163,800	(67,362)	96,438
Series Twirl Girl 21	75,000	(6,944)	68,056
Series Vow	147,000	(82,866)	64,134
Series War Safe	94,500	(48,607)	45,893
Series Who Runs the World	321,300	(149,134)	172,166
Series Who'sbeeninmybed 19	240,975	(136,053)	104,922
Series Yes This Time	100,000	(67,025)	32,975
Series You Make Luvin Fun 19	252,000	(142,278)	109,722
TOTAL	$17,659,407	$(9,343,059)	$8,316,347

See accompanying Independent Auditor’s report.

F-330

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated and consolidating balance sheets approximate their fair value.

Revenue Recognition

The Company and each Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made.

The Company and each Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Certain of the Company’s Series are under contracts that require payments to be made in advance of future sales proceeds if and upon achievement of certain milestones. These payments will be recognized to realized gains/(losses) in the statements of operation upon sale of the associated horses. The amount held in deferred revenue as of December 31, 2022 and 2021 was $60,000 and $0, respectively, as delineated by series in the consolidated and consolidating balance sheets.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

See accompanying Independent Auditor’s report.

F-331

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated. The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Reclassifications of Prior Year Balances

Certain amounts in the 2021 financial statements were reclassified to conform to current period presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted the ASU it did not have any effect on its consolidated financial statements and each Series' financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard it did not have a material impact on their consolidated financial statements and each Series' financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and each Series' financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

See accompanying Independent Auditor’s report.

F-332

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a consolidated net loss of $8,600,539 during the year ended December 31, 2022, and is dependent upon its Manager for financing its operations. The Company’s and each Series’ financial performance is impacted by several key factors. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition, however; series revenues will not commence until the horses begin racing sometime during their two-year-old season. Additionally, as horses continue to mature the series will have increased opportunity to generate greater revenue to offset their ongoing expenses. These factors, among others, raise substantial doubt about the ability of the Company and each of its Series to continue as a going concern for a reasonable period of time.

In making this assessment, management weighed the significance of the factors, conditions, and events considered. Management based the conclusion primarily on the inception-to-date cumulative losses. These factors were determined to be the primary drivers of the Company’s and each Series’ ability to sustain its operating costs in the near term. Management also performed an analysis of its operations through the issuance of these financial statements and funding options currently available to it, including a line of credit available to its Manager and its Manager’s ability and intent to fund any operational needs for the coming year.

Management concluded that its plans successfully alleviate the substantial doubt to the ability of the Company and each Series to continue as a going concern within one year after the date that the consolidated and consolidating financial statements are issued. No assurance can be given that the Company and each Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The Manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date, the Manager has waived the interest due from the series.  The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/ (by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/ (by) Series
Series Adjust 20	$12,438	$–	$12,438
Series Ari the Adventurer 19	22,438	–	22,438
Series Ashlees Empire 20	91,770	–	91,770
Series Authentic	(189,569)	–	(189,569)
Series Bajan Bashert	18,982	25,800	(6,818)
Series Balletic	$87,248	$–	$87,248
Series Black Escort 19	$11,542	$–	$11,542
Series Cable Boss	63,107	–	63,107
Series Carrothers	21,631	–	21,631

See accompanying Independent Auditor’s report.

F-333

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Horse reserve account owed to/ (by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/ (by) Series
Series Cayala 19	31,124	–	31,124
Series Arch Support 20	7,715	–	7,715
Series Chad Brown Bundle	189,967	–	189,967
Series Classic Cut	99,394	–	99,394
Series Classofsixtythree 19	25,172	–	25,172
Series Co Cola 19	43,029	–	43,029
Series Courtisane 19	51,353	–	51,353
Series Dancing Crane	(600)	–	(600)
Series Daring Dancer 20	21,923	–	21,923
Series Deep Cover	1,880	–	1,880
Series Demogorgon	4,134	–	4,134
Series Desire Street 19	26,621	–	26,621
Series Echo Warrior 19	42,004	–	42,004
Series Edge Racing Summer Fun	92,512	–	92,512
Series Enchante 21	142,831	271,512	(128,681)
Series Elarose 21	157,696	112,046	45,649
Series Escape Route	(8,247)	–	(8,247)
Series Exonerated 19	8,080	–	8,080
Series Fenwick Hall 20	65,134	–	65,134
Series Forever Rose	(18,468)	118,142	(136,610)
Series Flora Dora 20	1,262	–	1,262
Series Frosted Oats	16,733	–	16,733
Series Future Stars Stable	103,891	–	103,891
Series Gentleman Gerry	(1,948)	–	(1,948)
Series Going to Vegas	550,138	–	550,138
Series Grand Traverse Bay 19	64,741	–	64,741
Series Grand Traverse Bay 20	19,535	(103)	19,638
Series Heaven Street	12,682	–	12,682
Series Kindle 21	102,460	271,250	(168,790)
Series Knarsdale 21	(15,989)	275,000	(290,989)
Series I'm a Looker 20	154,796	–	154,796
Series Ishvana 21	(15,282)	125,000	(140,282)
Series Jeanne's Speight 20	96,414	794	95,620
Series Just Louise 19	(3,896)	–	(3,896)
Series Lane Way	32,677	–	32,677
Series Madiera Wine	2,146	–	2,146
Series Man Among Men	10,335	–	10,335
Series Margaret Reay 19	70,470	–	70,470
Series Margarita Friday 19	65,637	–	65,637
Series Mayan Milagra 19	(4,467)	–	(4,467)
Series Midnight Sweetie 19	37,483	–	37,483
Series Miss Sakamoto	35,662	(46)	35,708
Series Mo Temptation	96,399	–	96,399
Series Moonbow 20	89,716	–	89,716

See accompanying Independent Auditor’s report.

F-334

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Horse reserve account owed to/ (by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/ (by) Series
Series Mrs Whistler	57,298	(349)	57,647
Series My Fast One 20	125,712	–	125,712
Series Naismith	(41,193)	–	(41,193)
Series National Road	2,500	–	2,500
Series Northern Smile 20	(7,991)	–	(7,991)
Series NY Exacta	(58,119)	–	(58,119)
Series One Last Night 21	104,736	144,666	(39,930)
Series Our Miss Jones 19	25,280	–	25,280
Series Our Jenny B	46,528	59,880	(13,352)
Series Palace Foal	(6,171)	–	(6,171)
Series Patsys Kim 21	149,796	105,838	43,958
Series Race Hunter 19	25,082	–	25,082
Series Rosie's Alibi	95,726	–	95,726
Series Salute to America	46,947	–	46,947
Series Sarrocchi 21	183,394	59,619	123,774
Series Silverpocketsfull 19	60,565	–	60,565
Series Smart Shopping 21	144,006	–	144,006
Series Song of Lark 21	95,883	46,375	49,507
Series Spirit 20	70,575	–	70,575
Series Sunsanddrinkinhand	666	–	666
Series Sweet Sweet Annie 19	(4,876)	–	(4,876)
Series Tapitry 19	10,224	–	10,224
Series Tell All 19	(600)	–	(600)
Series Tell the Duchess 19	39,504	–	39,504
Series The Filly Four	32,677	–	32,677
Series The Royal Duet	(2,062)	541,331	(543,393)
Series Thirteen Stripes	(13,938)	–	(13,938)
Series Timeless Trick 20	(3,280)	–	(3,280)
Series Tizamagician	13,911	–	13,911
Series Tufnel	59,914	–	59,914
Series Twirl Girl 21	47,677	87,165	(39,488)
Series Vow	63,922	–	63,922
Series War Safe	62,106	–	62,106
Series Who Runs the World	70,211	–	70,211
Series Who'sbeeninmybed 19	48,528	–	48,528
Series Without Delay	(2,400)	–	(2,400)
Series Yes This Time	(7,183)	–	(7,183)
Series You Make Luvin Fun 19	46,476	–	46,476
TOTAL	$4,226,464	$2,243,920	$1,982,544

All Series not presented in the table above had $0 balances due to/from the Manager as of December 31, 2022.

See accompanying Independent Auditor’s report.

F-335

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder. $15,606 was outstanding on this loan as of both December 31, 2022 and 2021.

In 2020, with the purchase of the MRH Authentic horse asset the Company agreed to pay purchase bonuses (kickers) upon the achievement of certain milestones.  Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%.  The net horse income applied against this loan in 2021 was $0 and interest expense of $28,340 was recorded against this loan in 2021.  The net horse income applied as repayments against this loan in 2022 was $644,503 and interest expense of $29,111 was recorded against this loan in 2022. As of December 31, 2022 and 2021, the outstanding balance of the loan was $1,278,082 and $1,893,474, respectively.

The Company’s Manager was entitled to certain unpaid management fees related to the MRH Authentic horse, which totaled $213,958 and $0 in 2022 and 2021, respectively, and remained outstanding to the Manager for a total amount of $288,958 and $75,000 as of December 31, 2022 and 2021, respectively.

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  The balance outstanding as of December 31, 2021 was $446,051. The related party forgave principal of $247,649 and accrued interest of $26,869 for total loan forgiveness of $274,518 during the year ended December 31, 2022. The balance of the loan of $198,401 and accrued interest of $23,319 was repaid in 2022.

The Company’s Manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2021 and 2022.  As of December 31, 2022 and 2021, $609,814 and $592,676 remained outstanding on these agreements, respectively. The note will be repaid at the close of the series from the residual value upon the sale of the horse.  During the year ended December 31, 2022 loans balances of $117,006 were forgiven, loan balances of $479,298 were repaid, and costs of $613,443 were incurred against these loans.

Interest expense totaled $33,231 and $57,279 for the years ended December 31, 2022 and 2021, respectively, as delineated by Series in the consolidated and consolidating statements of operations.

See accompanying Independent Auditor’s report.

F-336

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2022.

Series Name	Units Offered	Units Tendered	Subscription Amount
Series Action Bundle	10,000	10,000	$310,000
Series Adjust 20	10	10	135,000
Series Amandrea	550	550	162,250
Series Ambleside Park 19	410	410	84,050
Series Amers	75	75	10,500
Series Apple Down Under 19	600	600	103,800
Series Ari the Adventurer 19	5,100	5,100	433,500
Series Ashlees Empire 20	3,000	3,000	201,000
Series Athenian Beauty 19	1,800	1,800	84,600
Series Authentic	12,500	12,500	2,575,000
Series Awe Hush 19	1,800	1,800	295,200
Series Bajan Bashert	16	13	130,000
Series Balletic	10,000	10,000	800,000
Series Bella Chica	100	100	38,000
Series Big Mel	6,000	6,000	726,000
Series Black Escort 19	20	20	100,000
Series Bullion	25	25	11,750
Series Cable Boss	5,100	5,100	270,727
Series Cairo Kiss	80	80	44,400
Series Carrothers	5,100	5,100	515,100
Series Cayala 19	4,100	4,100	373,100
Series Arch Support 20	10	10	112,000
Series Chad Brown Bundle	5,000	5,000	1,170,000
Series Classic Cut	10,000	10,000	510,000
Series Classofsixtythree 19	1,000	1,000	193,000
Series Co Cola 19	5,100	5,100	540,600
Series Collusion Illusion	25,000	25,000	750,000
Series Consecrate 19	410	410	64,370
Series Courtisane 19	10,000	10,000	490,000
Series Daddy's Joy	600	600	108,000
Series Dancing Crane	20	20	122,000
Series Daring Dancer 20	750	750	101,250
Series De Mystique 17	250	250	35,000
Series Deep Cover	800	800	176,000
Series Demogorgon	20	20	128,000
Series Desire Street 19	1,020	1,020	205,020
Series Echo Warrior 19	6,000	6,000	348,000
Series Edge Racing Summer Fun	50	50	250,000
Series Enchante 21	6,000	2,461	243,639

See accompanying Independent Auditor’s report.

F-337

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Units Offered	Units Tendered	Subscription Amount
Series Elarose 21	10,000	7,741	495,424
Series Escape Route	10	10	62,952
Series Exonerated 19	820	820	138,580
Series Fenwick Hall 20	1,200	1,200	242,400
Series Forever Rose	1,250	–	–
Series Flora Dora 20	10	10	100,000
Series Frosted Oats	4,100	4,100	172,200
Series Future Stars Stable	10,000	10,000	500,000
Series Gentleman Gerry	20	20	155,000
Series Going to Vegas	5,100	5,100	438,600
Series Got Stormy	5,100	5,100	229,500
Series Grand Traverse Bay 19	750	750	335,250
Series Grand Traverse Bay 20	750	751	90,871
Series Heaven Street	20	20	150,000
Series I'm a Looker 20	4,000	4,000	580,000
Series Into Summer 19	650	650	250,900
Series Jeanne's Speight 20	2,500	2,492	309,008
Series Just Louise 19	1,020	1,020	233,580
Series Keertana 18	5,100	5,100	510,000
Series Kiana's Love	200	200	24,000
Series Kichiro	200	200	26,000
Series Lane Way	6,000	6,000	540,000
Series Latte Da 19	4,100	4,100	143,500
Series Lazy Daisy	1,250	1,250	143,750
Series Le Relais 20	3,000	3,000	495,000
Series Lost Empire 19	10,200	10,200	357,000
Series Madarnas	50	50	17,500
Series Madiera Wine	20	20	50,000
Series Major Implications	20	20	4,600
Series Man Among Men	820	820	223,860
Series Margaret Reay 19	820	820	246,820
Series Margarita Friday 19	2,000	2,000	332,000
Series Martita Sangrita 17	600	600	192,000
Series Mayan Milagra 19	20	20	170,000
Series Midnight Sweetie 19	820	820	121,360
Series Miss Puzzle	125	125	31,250
Series Miss Sakamoto	6,000	6,001	324,054
Series Mo Mischief	5,100	5,100	382,500
Series Mo Temptation	3,500	3,500	304,500
Series Monomoy Girl	10,200	10,200	469,200
Series Moonbow 20	2,500	2,500	215,000
Series Moonless Sky	200	200	22,000
Series Motion Emotion	1,020	1,020	85,680
Series Mrs Whistler	2,000	2,003	274,411
Series My Fast One 20	2,000	2,000	330,000

See accompanying Independent Auditor’s report.

F-338

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Units Offered	Units Tendered	Subscription Amount
Series Naismith	2,000	2,000	304,000
Series National Road	20	20	140,000
Series New York Claiming Package	510	510	71,400
Series Night of Idiots	80	80	20,000
Series Nileist	45	45	23,850
Series Noble Goddess	300	300	33,000
Series Northern Smile 20	20	20	140,000
Series NY Exacta	2,000	2,000	456,000
Series One Last Night 21	3,000	1,348	152,324
Series Our Miss Jones 19	1,200	1,200	187,200
Series Our Jenny B	20	9	54,000
Series Patsys Kim 21	5,000	3,973	528,409
Series Popular Demand	1,020	1,020	248,880
Series Power Up Paynter	600	600	114,000
Series Queen Amira 19	2,000	2,000	330,000
Series Race Hunter 19	10,000	10,000	520,000
Series Rosie's Alibi	10,000	10,000	1,050,000
Series Salute to America	1,000	1,000	273,000
Series Sarrocchi 21	5,000	4,399	563,072
Series Sauce On Side	125	125	30,000
Series Shake It Up Baby	250	250	32,500
Series Sigesmund	200	200	20,000
Series Silverpocketsfull 19	5,100	5,100	453,900
Series Smart Shopping 21	5,000	5,000	635,000
Series Social Dilemma	510	510	85,170
Series Song of Lark 21	2,550	2,113	513,454
Series Soul Beam	65	65	39,650
Series Speightstown Belle 19	900	900	125,100
Series Spirit 20	3,000	3,000	252,000
Series Squared Straight	150	150	40,500
Series Storm Shooter	2,000	2,000	324,000
Series Street Band	50	50	61,500
Series Sunny 18	6,000	6,000	390,000
Series Sunsanddrinkinhand	20	20	100,000
Series Sweet Sweet Annie 19	20	20	150,000
Series Swiss Minister	50	50	14,000
Series Takeo Squared	100	100	27,000
Series Tapitry 19	820	820	223,860
Series Tavasco Road	80	80	18,400
Series Tell All 19	12	12	126,000
Series Tell the Duchess 19	2,000	2,000	284,000
Series The Filly Four	8,000	8,000	1,440,000
Series Thirteen Stripes	1,000	1,000	229,000
Series Timeless Trick 20	12	12	93,000

See accompanying Independent Auditor’s report.

F-339

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

Series Name	Units Offered	Units Tendered	Subscription Amount
Series Tizamagician	600	600	192,000
Series Tufnel	5,200	5,200	322,400
Series Twirl Girl 21	20	7	52,500
Series Two Trail Sioux 17	450	450	135,000
Series Two Trail Sioux 17K	1	1	29,720
Series Utalknboutpractice	100	100	30,000
Series Vertical Threat	600	600	126,000
Series Vow	2,000	2,000	358,000
Series War Safe	2,000	2,000	292,000
Series Wayne O	6,000	6,000	570,000
Series Who Runs the World	5,100	5,100	530,400
Series Who'sbeeninmybed 19	5,100	5,100	377,400
Series Without Delay	20	20	140,000
Series Wonder Upon a Star 19	10,000	10,000	370,000
Series Yes This Time	10	10	129,520
Series You Make Luvin Fun 19	6,000	6,000	450,000
Series Zestful	100	100	32,000
Total			38,525,215
Less: Distributions to Date			6,520,796
Net of Distributions			$32,004,419

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

Distributions are recorded when declared. When a declared distribution is not yet paid as of a balance sheet date, it is recorded as a distribution payable liability. Distributions payable amounted to $716,840 and $0 as of December 31, 2022 and 2021, respectively, as delineated by Series in the consolidated and consolidating statements of changes in members’ equity/(deficit).

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

See accompanying Independent Auditor’s report.

F-340

MY RACEHORSE CA LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard in 2022 and it had no effect on the Company’s consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan that bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2023.

Management’s Evaluation

Management has evaluated subsequent events through June 14, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s report.

F-341

EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Second Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.41	Series Agreement for Adaay in Asia (9)
Exhibit 3.43	Series Agreement for Knarsdale 21 (9)
Exhibit 3.45	Series Agreement for Alliford Bay 21 (9)
Exhibit 3.47	Series Agreement for Lovesick 21 (9)
Exhibit 3.48	Series Agreement for Tamboz 21 (9)
Exhibit 3.49	Series Agreement for Savvy Sassy 22*
Exhibit 3.50	Series Agreement for Ishvana 21*
Exhibit 3.51	Series Agreement for Blue Curl 22*
Exhibit 4.1	Form of Subscription Agreement (3)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (1)
Exhibit 6.3	Vertalo Subscription Agreement by and between My Racehorse CA LLC and Vertalo, Inc. (1)
Exhibit 6.36	First Amendment to Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.76	Profit Participation Convertible Promissory Note for Adaay in Asia (9)
Exhibit 6.77	Equine Co-Ownership Agreement for Adaay in Asia (9)
Exhibit 6.79	Profit Participation Convertible Promissory Note for Seismic Beauty (9)
Exhibit 6.80	Equine Co-Ownership Agreement for Seismic Beauty (9)
Exhibit 6.83	Profit Participation Convertible Note for Alliford Bay 21 (9)
Exhibit 6.84	Equine Co-Ownership Agreement for Alliford Bay 21 (9)
Exhibit 6.86	Profit Participation Convertible Note for Lovesick 21 (9)
Exhibit 6.87	Equine Co-Ownership Agreement for Lovesick 21 (9)
Exhibit 6.88	Profit Participation Convertible Note for Tamboz 21 (9)
Exhibit 6.89	Equine Co-Ownership Agreement for Tamboz 21 (9)
Exhibit 6.90	Profit Participation Convertible Note for Savvy Sassy 22*
Exhibit 6.91	Equine Co-Ownership Agreement for Savvy Sassy 22*
Exhibit 6.92	Profit Participation Convertible Note for Ishvana 21*
Exhibit 6.93	Equine Co-Ownership Agreement for Ishvana 21*
Exhibit 6.94	Profit Participation Convertible Note for Blue Curl 22 *
Exhibit 6.95	Equine Co-Ownership Agreement for Blue Curl 22*
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC*
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Additional Exhibits	Additional Exhibits – Part I, Item 6 *

 _______________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated February 22, 2022 and incorporated by reference herein.
(2)	Filed with the Company’s Post Qualification Amendment No. 1 to Form 1-A dated May 6, 2022 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated June 24, 2022 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 5 to Form 1-A dated August 22, 2022 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 6 to Form 1-A dated September 16, 2022 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 7 to Form 1-A dated October 27, 2022 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 8 to Form 1-A, dated November 18, 2022 and incorporated by reference.
(8)	Filed with the Company’s Post Qualification Amendment No. 9 to Form 1-A, dated February 17, 2023 and incorporated by reference.
(9)	Filed with the Company’s Post Qualification Amendment No. 10 to Form 1-A, dated May 3, 2023 and incorporated by reference.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on October 13, 2023.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	October 13, 2023
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	October 13, 2023

III-2